 Exhibit 2

Documento di Economia e Finanza

2023
Minstero dell’Economica e delle Finanze	Sezione I Programma di Stabilità

Documento di Economia e Finanza

2023

Sezione I Programma di Stabilità

Presentato dal Presidente del Consiglio dei Ministri

Giorgia Meloni

e dal Ministro dell’Economia e delle Finanze

Giancarlo Giorgetti

Minstero dell’Economica e delle Finanze	Deliberato dal Consiglio dei Ministri l’11 aprile 2023

PREMESSA
Il Documento di Economia e Finanza (DEF) vede la luce in un quadro economico che resta incerto e non privo di rischi. Negli ultimi tempi la morsa della pandemia e del caro energia si è allentata, ma la guerra in Ucraina non conosce tregua, le tensioni geopolitiche restano elevate e il rialzo dei tassi di interesse e il drenaggio di liquidità operato dalle banche centrali hanno fatto affiorare sacche di crisi nel sistema bancario internazionale.
Malgrado una situazione così incerta, l’economia italiana continua tuttavia a mostrare notevole resilienza e vitalità. Nel 2022 il PIL è cresciuto del 3,7 per cento e gli investimenti fissi lordi sono aumentati del 9,4 per cento in termini reali, salendo al 21,8 per cento del PIL, un livello che non si registrava da oltre venti anni. Sebbene la crescita congiunturale del PIL sia rallentata nella seconda metà dell’anno scorso, con una lieve contrazione nel quarto trimestre, i più recenti indicatori suggeriscono che già nei primi tre mesi dell’anno sia ripresa la crescita economica. Le indagini presso le imprese, inoltre, segnalano un miglioramento delle attese su ordinativi e produzione e un incremento degli investimenti rispetto allo scorso anno.
Anche per quanto riguarda la finanza pubblica, il 2022 è stato positivo in termini di andamento del fabbisogno del settore pubblico, sceso al 3,3 per cento del PIL, e del debito lordo della PA, che si è ridotto arrivando al 144,4 per cento del PIL dal 149,9 per cento di fine 2021. Dei risultati assai rimarchevoli se si tengono in considerazione i ripetuti interventi di politica fiscale adottati per sostenere le famiglie e le imprese esposte, in particolare, al caro energia, che secondo le valutazioni più aggiornate sono stati pari al 2,8 per cento del PIL in termini lordi.
La recente riclassificazione dei crediti fiscali legati ai bonus edilizi da parte di ISTAT, in accordo con Eurostat, ha comportato il passaggio dal criterio di cassa a quello di competenza, determinando un notevole peggioramento dell’indebitamento netto (deficit) del 2022, il quale si è attestato all’8,0 per cento del PIL anziché a un valore prossimo all’obiettivo programmatico del 5,6 per cento. Per effetto di tale cambiamento contabile e delle recenti modifiche alla disciplina dei bonus edilizi, l’andamento del deficit della PA tenderà peraltro a migliorare nei prossimi anni.
I crediti fiscali detenuti dal settore privato inizieranno ad avere un impatto significativo sul fabbisogno di cassa e renderanno comunque più complesso, quantomeno fino al 2026, il proseguimento della rapida riduzione del rapporto debito/PIL che ha caratterizzato gli ultimi due anni. Alla luce di tale quadro, la politica di bilancio è chiamata ad assicurare la piena sostenibilità della finanza pubblica, pur restando pronta a rispondere a nuove emergenze che dovessero manifestarsi.

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Date queste premesse, il primo obiettivo del Governo è superare gradualmente alcune delle misure straordinarie di politica fiscale attuate negli ultimi tre anni, e individuare nuovi interventi sia per il sostegno ai soggetti più vulnerabili che per il rilancio dell’economia.
La scelta, operata con la legge di bilancio per il 2023, di porre termine ad alcune misure emergenziali quali i tagli delle accise sui carburanti, mantenendo al contempo un elevato grado di supporto alle famiglie e alle imprese per contrastare il caro energia per tutto il primo trimestre, si è rivelata vincente. Il costo delle misure di contrasto al caro energia, in particolare, a favore delle imprese è risultato inferiore alle stime della legge di bilancio per circa cinque miliardi.
Tali risorse hanno consentito di finanziare nuove misure a sostegno delle famiglie, delle imprese, nonché del sistema sanitario nazionale e dei suoi operatori. Gli interventi contenuti nel decreto-legge n. 34 del 30 marzo 2023 hanno prorogato per il secondo trimestre, rimodulandole, le misure di contrasto al caro energia. È stato inoltre previsto uno stanziamento di un miliardo per finanziare, nel quarto trimestre dell’anno, un ulteriore intervento di mitigazione del costo dell’energia per le famiglie, che si attiverà qualora il prezzo del gas naturale sia superiore a 45 euro/MWh. Restano inoltre in vigore e sono stati potenziati per i nuclei con almeno quattro figli i cosiddetti bonus sociali energetici a favore delle famiglie a rischio di povertà. Sempre con lo stesso decreto-legge vengono coperte esigenze aggiuntive del sistema sanitario.
Includendo le nuove misure, l’entità degli interventi di contrasto al caro energia per il 2023 risulta pari all’1,2 per cento del PIL. Oltre metà di tale importo è indirizzato a favore delle fasce più deboli della popolazione e delle imprese più esposte agli alti prezzi dell’energia, in linea con la raccomandazione del Consiglio europeo di privilegiare misure ‘targeted’.
La normalizzazione della politica di bilancio passa anche attraverso la revisione degli incentivi edilizi, in particolare il cosiddetto ‘superbonus 110 per cento’ per l’efficientamento energetico e antisismico e il ‘bonus facciate’. Il tiraggio di queste due misure è stato nettamente superiore alle stime originarie. In considerazione della loro onerosità, il Governo è intervenuto dapprima riducendo al 90 per cento, salvo alcune specifiche fattispecie, l’aliquota del superbonus relativamente alle spese sostenute nel 2023.
Successivamente, con il decreto-legge n. 11 del 16 febbraio 2023 è stata abolita la possibilità di optare per la cessione del credito o lo sconto in fattura in luogo della fruizione diretta della detrazione, con l’esclusione di alcune fattispecie. Peraltro, la progressiva saturazione della capacità di acquisto del sistema bancario aveva di per sé rallentato, de facto, la cessione dei crediti, comportando in molti casi una carenza di liquidità per le imprese della filiera delle costruzioni. Per far ripartire il mercato dei crediti, il Governo ha elaborato una serie di misure che sono state inserite nella legge di conversione del suddetto decreto-legge.
Superata questa fase, il Governo intende rivedere l’intera materia degli incentivi edilizi in modo tale da combinare la spinta all’efficientamento

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PREMESSA

energetico e antisismico degli immobili con la sostenibilità dei relativi oneri di finanza pubblica e l’equità distributiva.

Il secondo obiettivo della programmazione economico-finanziaria è ridurre gradualmente, ma in misura sostenuta nel tempo, il deficit e il debito della PA in rapporto al PIL. Con immutata coerenza, il Governo, quindi, conferma gli obiettivi di indebitamento netto in rapporto al PIL già dichiarati a novembre nel Documento Programmatico di Bilancio (DPB), ossia 4,5 per cento quest’anno, 3,7 per cento nel 2024 e 3,0 per cento nel 2025. L’obiettivo per il 2026 viene posto al 2,5 per cento.
Il corrispondente andamento del saldo primario (ovvero l’indebitamento netto esclusi i pagamenti per interessi) evidenzia un lieve surplus (0,3 per cento del PIL) già nel 2024 e poi valori nettamente positivi nel biennio successivo, l’1,2 per cento del PIL nel 2025 e il 2,0 per cento del PIL nel 2026.
In termini di saldo strutturale (ossia aggiustato per l’output gap e le misure una tantum e le altre misure temporanee), il sentiero di riduzione del deficit è coerente con le attuali regole del Patto di stabilità e crescita (PSC) relativamente sia al cosiddetto braccio correttivo (fino al raggiungimento del 3 per cento di deficit in rapporto al PIL) sia a quello preventivo (una volta che il deficit scenda al disotto del 3 per cento).
Dopo diversi anni, la Commissione europea ha deciso di riattivare il PSC già a partire dal 2024. Al contempo, lo scorso novembre ha presentato una proposta di revisione delle regole di bilancio e degli altri aspetti della governance economica, ivi compresa la procedura sugli squilibri macroeconomici (MIP). Lo scorso 14 marzo, il Consiglio Ecofin ha approvato una risoluzione che invita la Commissione a presentare in tempi rapidi le relative proposte legislative in modo tale da poterle approvare entro la fine dell’anno.
La proposta di riforma del PSC della Commissione è incentrata su una regola di spesa i cui obiettivi sono modulati in base alla sostenibilità del debito pubblico di ciascun Stato membro. Coerentemente con la risoluzione parlamentare dello scorso 9 marzo, nel dibattito in seno all’Ecofin e ai suoi sottocomitati, il Governo ha sostenuto le linee principali della proposta dalla Commissione pur evidenziandone alcuni punti critici (ad esempio la categorizzazione degli Stati membri in base alla severità delle ‘sfide’ di finanza pubblica) e proponendo l’adozione di un trattamento preferenziale per gli investimenti pubblici per contrastare i cambiamenti climatici e promuovere la transizione digitale (i due pillar del PNRR), nonché la spesa per la difesa derivante da impegni assunti nelle sedi internazionali. Il Governo sostiene, inoltre, la necessità di una maggiore simmetria della MIP e continuerà ad attenersi a tali posizioni nel negoziato che seguirà la presentazione delle proposte legislative della Commissione.

Il terzo obiettivo prioritario che ispira la politica economica del Governo è continuare a sostenere la ripresa dell’economia italiana e il conseguimento di tassi di crescita del PIL e del benessere economico dei cittadini più elevati di quelli registrati nei due decenni scorsi.

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Le previsioni di crescita del PIL del presente Documento sono di natura estremamente prudenziale, essendo finalizzate all’elaborazione di proiezioni di bilancio ispirate a cautela e affidabilità, il che ne è valsa la validazione da parte dell’Ufficio Parlamentare di Bilancio. Nello scenario tendenziale a legislazione vigente, il PIL è previsto crescere in termini reali dello 0,9 per cento nel 2023 ― dato rivisto al rialzo in confronto al Documento programmatico di bilancio (DPB) di novembre, in cui la crescita del 2023 era fissata allo 0,6 per cento ― e quindi all’1,4 per cento nel 2024, all’1,3 per cento nel 2025 e all’1,1 per cento nel 2026.
La previsione tendenziale per il 2024 viene rivista al ribasso (dall’1,9 per cento) a causa di una configurazione delle variabili esogene meno favorevole in confronto allo scorso novembre. La proiezione per il 2025, invece, è in linea con il DPB, mentre l’ulteriore decelerazione prevista per il 2026 è dovuta alla prassi secondo cui via via che la proiezione si spinge più in là nel futuro il tasso di crescita previsto converge verso la stima di crescita del PIL potenziale, stimata pari a poco più dell’1 per cento secondo la metodologia definita a livello di Unione europea.
Sebbene tali previsioni siano prudenti, rimane confermata la volontà e l’ambizione di questo Governo riguardo alla crescita dell’economia italiana. Nel breve termine si opererà per sostenere la ripartenza della crescita segnalata dagli ultimi dati, nonché per il contenimento dell’inflazione. A fronte di una stima di deficit tendenziale per l’anno in corso pari al 4,35 per cento del PIL, il mantenimento dell’obiettivo di deficit esistente (4,5 per cento) permetterà di introdurre, con un provvedimento normativo di prossima adozione, un taglio dei contributi sociali a carico dei lavoratori dipendenti con redditi medio-bassi di oltre 3 miliardi per quest’anno. Ciò sosterrà il potere d’acquisto delle famiglie e contribuirà alla moderazione della crescita salariale. Unitamente ad analoghe misure contenute nella legge di bilancio, questa decisione testimonia l’attenzione del Governo alla tutela del potere d’acquisto dei lavoratori e, al contempo, alla moderazione salariale per prevenire una pericolosa spirale salari-prezzi.
Anche per il 2024, le proiezioni di finanza pubblica indicano che, dato un deficit tendenziale del 3,5 per cento, il mantenimento dell’obiettivo del 3,7 per cento del PIL crei uno spazio di bilancio di circa 0,2 punti di PIL, che verrà destinato al Fondo per la riduzione della pressione fiscale. Al finanziamento delle cosiddette politiche invariate a partire dal 2024, nonché alla continuazione del taglio della pressione fiscale nel 2025-2026, concorreranno un rafforzamento della revisione della spesa pubblica e una maggiore collaborazione tra fisco e contribuente.
Grazie alle nuove misure fiscali per il 2023 e 2024 qui tratteggiate, la crescita del PIL nello scenario programmatico è prevista pari all’1,0 per cento quest’anno e all’1,5 per cento nel 2024. Poiché le attuali proiezioni di deficit indicano la necessità di una postura più neutrale della politica di bilancio nel biennio 2025-2026, le relative previsioni di crescita programmatica del PIL sono pari a quelle tendenziali. Questo punto sarà riconsiderato se future revisioni delle proiezioni di deficit indicheranno l’esistenza di margini di manovra senza che ciò pregiudichi i già citati obiettivi di indebitamento netto.

VIII	MINISTERO DELL’ECONOMIA E DELLE FINANZE

PREMESSA

Un contributo assai più rilevante all’innalzamento della crescita nel periodo coperto dal presente Documento proverrà dagli investimenti e dalle riforme previste dal Piano Nazionale di Ripresa e Resilienza (PNRR). Il Governo è al lavoro per ottenere la terza rata del PNRR entro il mese di aprile e per rivedere o rimodulare alcuni progetti del Piano per poterne poi accelerare l’attuazione. È inoltre in fase di elaborazione il programma previsto dall’iniziativa europea REPowerEU, che comprenderà, tra l’altro, nuovi investimenti nelle reti di trasmissione dell’energia e nelle filiere produttive legate alle fonti energetiche rinnovabili.
L’avvio del PNRR ha risentito della complessità e dell’innovatività di alcuni progetti, dei rincari e della scarsità di componenti e materiali, nonché di lentezze burocratiche. Tuttavia, nuovi interventi sono stati recentemente attuati per riorganizzare la gestione del PNRR e adeguare le procedure sulla base dei primi elementi emersi in sede di attuazione. Una volta perfezionata la revisione di alcune linee progettuali, vi sono tutte le condizioni per accelerare l’attuazione di riforme e investimenti che produrranno non solo favorevoli impatti socioeconomici, ma innalzeranno anche il potenziale di crescita dell’economia, unitamente all’espletamento degli effetti della riforma del Codice degli appalti e ad altre riforme in programma, quali quella del fisco e della finanza per la crescita.
Per rendere il nostro Paese più dinamico, innovativo e inclusivo non basta soltanto il PNRR. È necessario, infatti, investire anche per rafforzare la capacità produttiva nazionale e lavorare su un orizzonte temporale più esteso di quello del Piano tale da consentire la creazione di condizioni adeguate a evitare nuove fiammate inflazionistiche. È questo un tema che deve essere affrontato non solo in Italia, ma anche in Europa.
In questo quadro, è pertanto del tutto realistico puntare per i prossimi anni a un aumento del tasso di crescita del PIL e dell’occupazione che vada ben oltre le previsioni del presente Documento, lungo un sentiero di innovazione e investimento all’insegna della transizione ecologica e digitale e dello sviluppo delle infrastrutture per la trasmissione dell’energia pulita e la mobilità sostenibile.

La riduzione dell’inflazione e il recupero del potere d’acquisto delle retribuzioni è il quarto obiettivo chiave della politica economica del Governo. Le misure di contenimento del caro energia hanno fornito un contributo determinante ad arginare la salita dell’inflazione da metà 2021 in poi. La caduta del prezzo del gas naturale che si è registrata dalla fine della scorsa estate ha trainato al ribasso anche il prezzo dell’energia elettrica. Il prezzo del petrolio ha subìto notevoli oscillazioni, ma sebbene a gennaio le accise siano state riportate ai livelli precrisi, i prezzi dei carburanti sono rientrati su livelli solo lievemente superiori al secondo semestre del 2021.
Il tasso di inflazione secondo l’indice nazionale NIC ha toccato un massimo dell’11,8 per cento a ottobre e novembre ed è poi sceso fino al 7,7 per cento a marzo. Malgrado la crescita dei prezzi alimentari resti molto elevata (13,2 per cento), il ribasso dei prezzi energetici porta a prevedere un ulteriore calo

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dell’inflazione nel prosieguo dell’anno. L’inflazione di fondo (al netto dell’energia e degli alimentari freschi) ha continuato a salire, fino al 6,4 per cento a marzo, ma è prevista anch’essa decelerare nei prossimi mesi.
Relativamente al deflatore dei consumi, la previsione del presente Documento è che l’inflazione scenda da una media del 7,4 per cento nel 2022, al 5,7 per cento quest’anno e quindi al 2,7 per cento nel 2024 e all’2,0 per cento nel biennio 2025-2026. Alla discesa dell’inflazione si accompagnerà il graduale recupero delle retribuzioni in termini reali, recupero che dovrà avvenire progressivamente e non in modo meccanico, ma di pari passo con l’aumento della produttività del lavoro.

Gli obiettivi qui riassunti e illustrati più compiutamente nel Programma di Stabilità e nel Programma Nazionale di Riforma sono finalizzati al miglioramento del benessere dei cittadini e dell’equità della nostra società, i cui indicatori sono analizzati e proiettati fino al 2026 nell’apposito Allegato al DEF. Abbiamo di fronte a noi grandi sfide, dai cambiamenti climatici alla crisi demografica della popolazione italiana, ma anche notevoli opportunità di aprire una fase di sviluppo del nostro Paese all’insegna dell’innovazione e della sostenibilità ambientale e che investa non solo la sfera economica, ma anche l’inclusione per ridurre i divari siano essi generazionali, territoriali o di genere.
Le riforme avviate, a cominciare da quella fiscale, intendono riaccendere la fiducia degli italiani nel futuro, tutelando le famiglie e la natalità e, riconoscendo lo spirito imprenditoriale quale motore di sviluppo economico, promuovendo il lavoro quale espressione essenziale dell’essere persona. La prudenza di questo Documento è, quindi, ambizione responsabile.

Giancarlo Giorgetti
Ministro dell’Economia e delle Finanze

X	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE
I.	QUADRO COMPLESSIVO E POLITICA DI BILANCIO
I.1	Tendenze recenti dell’economia e della finanza pubblica
I.2	Quadro macroeconomico tendenziale
I.3	Finanza pubblica tendenziale
I.4	Quadro macroeconomico e di finanza pubblica programmatico
I.5	Scenari di rischio per la previsione
I.6	Collegati alla decisione di bilancio

II.	QUADRO MACROECONOMICO
II.1	L’economia internazionale
II.2	Economia italiana: tendenze recenti
II.3	Economia italiana: prospettive
II.4	Scenario programmatico

III.	INDEBITAMENTO NETTO E DEBITO PUBBLICO
III.1	Indebitamento netto: dati di consuntivo e previsioni tendenziali
III.2	Percorso programmatico di finanza pubblica
III.3	Impatto finanziario degli interventi adottati da aprile 2022
III.4	Evoluzione del rapporto debito/PIL
III.5	La regola del debito e gli altri fattori rilevanti

IV.	SENSITIVITÀ E SOSTENIBILITÀ DELLE FINANZE PUBBLICHE
IV.1	Analisi di sensitività e rischio di breve periodo
IV.2	Analisi di sostenibilità del debito pubblico

V.	AZIONI INTRAPRESE E LINEE DI TENDENZA
V.1	La manovra di finanza pubblica 2023-2025
V.2	I principali provvedimenti adottati nel 2023

VI.	ASPETTI ISTITUZIONALI DELLE FINANZE PUBBLICHE
VI.1	Revisione della spesa dei Ministeri (Riforma 1.13 del PNRR)
VI.2	Il risalto sugli stanziamenti di cassa nella fase di programmazione e gestione delle risorse pubbliche
VI.3	La regola dell’equilibrio di bilancio per le amministrazioni locali
VI.4	Il patto per la salute e i tetti alla spesa farmaceutica

APPENDICE
Tavola A1 Effetti netti della manovra di finanza pubblica sull’indebitamento netto della PA

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DOCUMENTO DI ECONOMIA E FINANZA - SEZ. I	PROGRAMMA DI STABILITÀ

INDICE DELLE TAVOLE

Tavola I.1	Quadro macroeconomico tendenziale sintetico
Tavola I.2	Quadro macroeconomico programmatico sintetico
Tavola I.3	Indicatori di finanza pubblica
Tavola II.1	Quadro macroeconomico tendenziale
Tavola II.2	Ipotesi di base
Tavola II.3a	Prospettive macroeconomiche
Tavola II.3b	Prezzi
Tavola II.3c	Mercato del lavoro
Tavola II.3d	Conti settoriali
Tavola III.1	Evoluzione dei principali aggregati delle Amministrazioni pubbliche
Tavola III.2	Impatto del RRF sulle previsioni – Sovvenzioni
Tavola III.3	Impatto del RRF sulle previsioni – Prestiti
Tavola III.4	Scenario a politiche invariate
Tavola III.5	Spese da escludere dalla regola di spesa
Tavola III.6	Differenze rispetto al precedente Programma di Stabilità
Tavola III.7	Saldi di cassa
Tavola III.8	La finanza pubblica corretta per il ciclo
Tavola III.9	Deviazioni significative
Tavola III.10	Tendenze della spesa corrente rispetto al benchmark di spesa
Tavola III.11	Impatto sull’indebitamento netto degli interventi adottati in risposta alle Raccomandazioni 2022
Tavola III.12	Determinanti del rapporto debito/PIL
Tavola III.13	Debito delle Amministrazioni pubbliche per sottosettore
Tavola IV.1	Heat map sulle variabili sottostanti a S0 per il 2023
Tavola IV.2	Sensitività alla crescita
Tavola IV.3	Spesa per pensioni, sanità, long-term care (LTC) e istruzione (2010-2070)
Tavola V.1	Effetti della manovra di finanza pubblica 2023-2025 sull’indebitamento netto della PA, sul fabbisogno e sul saldo netto da finanziare
Tavola V.2	Effetti netti del D.L. 34/2023 sull’indebitamento netto della PA
Tavola VI.1	Obiettivi di risparmio dei Ministeri in termini di indebitamento netto delle AP (milioni di euro) – DPCM del 4 novembre 2022
Tavola VI.2	Le riduzioni di spesa per missioni del bilancio dello Stato 2023-2025
Tavola VI.3	Pagamenti utenze per gas ed energia elettrica dei comuni per fascia di popolazione

XII	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE

INDICE DELLE FIGURE

Figura I.1	Prodotto interno lordo e produzione industriale
Figura I.2	Prezzi all’ingrosso del gas naturale e dell’energia elettrica
Figura I.3	Indice armonizzato dei prezzi al consumo
Figura I.4	Indici di fiducia delle imprese italiane
Figura I.5	Indebitamento netto e debito lordo della PA in rapporto al PIL
Figura II.1	Prezzi del Brent e gas naturale
Figura II.2	Indici dei prezzi delle principali commodities
Figura II.3	Inflazione al consumo dei maggiori paesi
Figura II.4	PIL reale delle maggiori economie
Figura II.5	Inflazione al consumo dell’eurozona
Figura II.6	Tassi di policy delle principali banche centrali
Figura II.7	Indice PMI globale composito e per paese
Figura II.8	Nuovi casi confermati di Covid-19 per un milione di abitanti
Figura II.9	Contributi alla crescita del PIL
Figura II.10	Tasso di disoccupazione e partecipazione
Figura II.11	Prestiti al settore privato
Figura II.12	Esportazioni di beni per i principali settori di attività economica nel 2022
Figura III.1	Indici dei prezzi e saldi a legislazione vigente
Figura III.2	Determinanti del debito pubblico
Figura III.3	Andamento del rapporto debito/PIL al lordo e al netto degli aiuti europei
Figura IV.1	Dinamica del rapporto debito/PIL negli scenari di sensitività
Figura IV.2a	Proiezione stocastica del rapporto debito/PIL con shock ad alta volatilità
Figura IV.2b	Proiezione stocastica del rapporto debito/PIL con shock a volatilità limitata
Figura IV.3	Proiezione di medio termine del rapporto debito/PIL
Figura IV.4	Rapporto debito/PIL nello scenario di riferimento
Figura IV.5	Sensitività del debito pubblico a un aumento della speranza di vita e una riduzione del tasso di fertilità
Figura IV.6	Sensitività del debito pubblico a un aumento/riduzione del flusso netto di immigrati
Figura IV.7	Sensitività del debito pubblico ad una variazione della produttività totale dei fattori
Figura IV.8	Impatto della maggior crescita legata alle riforme
Figura IV.9	Impatto delle riforme pensionistiche
Figura IV.10	Impatto di un percorso di aggiustamento fiscale in linea con la EGR. Sensitività a shock avversi
Figura V.1	Effetti netti della manovra di finanza pubblica sull’indebitamento netto della PA per principali settori di intervento
Figura VI.1	Risparmio lordo e indebitamento netto di regioni, province e comuni
Figura VI.2	Indebitamento netto e debito delle Amministrazioni locali

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Figura VI.3	Pagamenti per utenze degli enti locali e contributo straordinario dello Stato erogato nel 2022
Figura VI.4	Contributi alla crescita degli investimenti fissi lordi della PA

INDICE DEI BOX

Capitolo II	Gli effetti umanitari della guerra in Ucraina e le sanzioni verso la Russia
Inflazione e dinamica dei prezzi dei beni energetici e alimentari
L’evoluzione degli scambi commerciali con la Russia: impatto settoriale e territoriale
Gli errori di previsione sul 2022 e la revisione delle stime per il 2023 e gli anni seguenti
Un’analisi di rischio (o di sensibilità) sulle variabili esogene

Capitolo III	Superbonus 110: impatto della riclassificazione contabile, soluzioni temporanee e prospettive di lungo periodo
Le recenti iniziative adottate in risposta al caro energia
Confronto con le previsioni di finanza pubblica della Commissione europea
La riforma della governance economica europea e le linee guida per la programmazione fiscale per il 2024
Capitolo IV	Garanzie pubbliche
Le tendenze di medio-lungo periodo del sistema pensionistico italiano
Capitolo V	Contrasto all’evasione fiscale
Aiuto Pubblico allo Sviluppo (APS)

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I.1	TENDENZE RECENTI DELL’ECONOMIA E DELLA FINANZA PUBBLICA
Nel 2022 l’Italia ha proseguito la fase di recupero dell’attività economica e di consolidamento della finanza pubblica avviata l’anno precedente. Nonostante il difficile contesto economico, il prodotto interno lordo (PIL) è cresciuto del 3,7 per cento in termini reali, superando così il livello pre-pandemico del 2019 sulla scia del forte recupero avvenuto nel 2021 (7,0 per cento).
L’indebitamento netto delle Amministrazioni pubbliche si è ridotto di circa un punto percentuale: 8,0 per cento dal 9,0 per cento registrato nel 2021. L’elevato livello del deficit è imputabile alla revisione contabile dei crediti fiscali legati ai bonus edilizi, senza la quale il dato sarebbe stato pari al 5,4 per cento, considerando solo l’effetto sulla spesa, e prossimo all’obiettivo ufficiale del 5,6 per cento del PIL, considerando anche l’effetto sulle entrate fiscali. Il rapporto debito/PIL è risultato pari al 144,4 per cento, 1,3 punti percentuali inferiore rispetto alla previsione del Documento programmatico di bilancio (DPB) dello scorso novembre. La sostenuta crescita del PIL nominale (6,8 per cento) ha contribuito alla netta riduzione del rapporto debito/PIL, pari a 5,5 punti percentuali rispetto al 2021. Nel biennio 2021-22 il calo è stato pari a 10,5 punti percentuali, riassorbendo più della metà dell’incremento del debito del 2020 dovuto alla crisi pandemica.
La crescita complessiva nel corso del 2022 è stata guidata principalmente dalla ripresa dei servizi, grazie all’allentamento delle misure anti-Covid, e dalla capacità di spesa delle famiglie, favorita sia dal precedente accumulo di risparmi che dalle politiche governative di sostegno ai redditi. La produzione industriale ha invece subìto un graduale indebolimento, coerentemente con un quadro macroeconomico internazionale in deterioramento a causa della guerra in Ucraina, dell’incremento dei prezzi dei beni energetici e della progressiva normalizzazione della politica monetaria.
L’economia italiana si è mantenuta su un sentiero di espansione fino all’estate del 2022, dimostrando una notevole resilienza; tuttavia, i fattori di rallentamento prima ricordati hanno prodotto una leggera contrazione del PIL nel trimestre di chiusura.
Nei primi mesi di quest’anno gli indicatori del ciclo internazionale si orientano verso una fase di moderata ripresa, in concomitanza con il rallentamento dell’inflazione. Quest’ultimo è causato sia dalla riduzione dei prezzi energetici, sia dai primi effetti delle politiche monetarie sulle condizioni di finanziamento delle famiglie e delle imprese.
A più di un anno dall’inizio del conflitto in Ucraina, il costo umanitario della guerra continua a crescere. Secondo i dati dell’agenzia dell’ONU, circa 17,6 milioni di persone hanno attualmente bisogno di protezione e assistenza umanitaria. Per isolare e indebolire l’economia della Russia, una parte considerevole della comunità

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internazionale, in primis l’Unione Europea, ha inasprito le sanzioni contro questo Paese.

FIGURA I.1: PRODOTTO INTERNO LORDO E PRODUZIONE INDUSTRIALE

Fonte: Istat.

I Paesi europei, e l’Italia in particolare, hanno fronteggiato la crisi energetica dovuta al calo delle importazioni di gas russo attraverso una cospicua riduzione della domanda e una diversificazione delle fonti di approvvigionamento. Dopo i picchi registrati in estate in concomitanza con il riempimento degli stoccaggi, il prezzo del gas europeo si è drasticamente ridotto.

FIGURA I.2: PREZZI ALL’INGROSSO DEL GAS NATURALE E DELL’ENERGIA ELETTRICA

Fonte: GME - Gestore Mercati Energetici.

2	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

Nel 2022, l’indice nazionale dei prezzi al consumo per l’intera collettività (NIC) è cresciuto dell’8,1 per cento, accelerando significativamente rispetto al 2021 (1,9 per cento). Nonostante l’inflazione complessiva sia in rallentamento da dicembre, le stime preliminari dell’Istat per marzo evidenziano una componente di fondo (che esclude i beni alimentari non lavorati e i beni energetici) ancora in accelerazione, al 6,4 per cento tendenziale. Al contrario, a marzo l’indice armonizzato per i paesi dell’Unione europea (IPCA) mostra una prima seppur lieve diminuzione della componente di fondo, al 6,9 per cento dal 7,0 di febbraio.

FIGURA I.3: INDICE ARMONIZZATO DEI PREZZI AL CONSUMO (% A/A)

Fonte: Istat.

Per contrastare le spinte inflattive nell’area dell’euro, lo scorso luglio la Banca Centrale Europea (BCE) ha iniziato un ciclo restrittivo della politica monetaria, che sta avendo i primi sensibili effetti sul mercato del credito e conseguentemente sulla quantità di moneta.

FIGURA I.4: INDICI DI FIDUCIA DELLE IMPRESE ITALIANE

Fonte: Istat e stime MEF per il mese di aprile 2020, in cui l’indagine non è stata pubblicata.

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Dopo alcune tensioni sul differenziale di rendimento tra i titoli di Stato italiani e il Bund durante la scorsa estate, da ottobre lo spread è diminuito e si è recentemente mantenuto su valori relativamente stabili. Inoltre, le recenti turbolenze finanziarie hanno causato una revisione al ribasso delle aspettative di mercato sui tassi guida della BCE.

Nonostante il contesto di grande incertezza sia sul fronte geopolitico che economico, la fiducia delle famiglie e delle imprese italiane è in forte ripresa da ottobre, e si consolida nei mesi di febbraio e marzo. In particolare, in un quadro di progressivo miglioramento delle valutazioni sull’evoluzione dei prezzi, le attese delle famiglie sulla situazione economica dell’Italia e sulla disoccupazione risultano più ottimistiche. Il miglioramento della fiducia delle imprese è altrettanto significativo, e registra nel mese di marzo aumenti in tutti i settori. Nel commercio al dettaglio, in particolare, tocca un nuovo massimo.

Riguardo alla finanza pubblica, la stima di consuntivo dell’indebitamento netto del 2022, pari all’8,0 per cento del PIL, risulta superiore di circa 2,4 punti percentuali rispetto all’obiettivo del 5,6 per cento fissato nel DPB dello scorso novembre. Come già accennato, il divario è dovuto alla revisione del trattamento contabile dei crediti di imposta relativi ad alcune agevolazioni edilizie, che ha anticipato al triennio 2020-2022 gli effetti finanziari che in base al precedente trattamento statistico si sarebbero invece spalmati nei prossimi anni. Per lo stesso motivo, anche le stime del rapporto deficit/PIL del 2020 e 2021 sono state riviste al rialzo, rispettivamente di circa 0,2 e 1,8 punti percentuali. Escludendo l’impatto di questa revisione contabile (di cui si tratterà più dettagliatamente nel successivo capitolo 3), l’indebitamento netto nel 2022 sarebbe risultato prossimo all’obiettivo programmato del 5,6 per cento (includendo anche l’effetto sulle entrate fiscali) e in netta riduzione rispetto al 7,2 per cento del PIL nel 2021, nonostante l’aumento della spesa per interessi.

FIGURA I.5: INDEBITAMENTO NETTO E DEBITO LORDO DELLA PA IN RAPPORTO AL PIL

Fonte: Istat, Banca d’Italia.

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I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

Infatti, la forte inflazione ha esercitato pressione sui titoli indicizzati, che hanno inciso sull’aumento della spesa per interessi, risultata pari al 4,4 per cento del PIL, un livello superiore rispetto al 4,1 per cento previsto nel DPB e al 3,6 per cento registrato nel 2021. L’elevata vita media dei titoli di Stato (intorno ai sette anni) ha limitato l’impatto dell’aumento dei tassi sul costo medio del debito a reddito fisso.
D’altro canto, la salita dell’inflazione ha contribuito all’aumento del 7,9 per cento delle entrate finali, trainate anche dalla crescita economica. Queste, unitamente all’andamento contenuto della spesa primaria, hanno consentito un miglioramento del saldo primario, dal -5,5 del 2021 al -3,6 per cento del PIL nel 2022, nonostante le considerevoli risorse stanziate per mitigare gli effetti dei rincari dei prezzi energetici su famiglie e imprese.
Il buon andamento della finanza pubblica si riscontra anche dai dati del fabbisogno di cassa del settore statale, che si è ridotto da circa 106,3 miliardi del 2021 a circa 66,8 miliardi nel 2022 (un calo del 37,2 per cento), contribuendo alla discesa del rapporto debito/PIL. La riduzione del fabbisogno risulta notevole, pari a 28,5 miliardi (24,7 per cento), anche escludendo le sovvenzioni del Dispositivo per la ripresa e la resilienza ricevute ad agosto 2021 (quasi 9 miliardi) e aprile e novembre 2022 (nel complesso 20 miliardi)1.
I.2	QUADRO MACROECONOMICO TENDENZIALE
Partendo da una stima Istat di crescita del PIL reale nel 2022 identica a quanto previsto a novembre nella Nota di Aggiornamento del DEF (NADEF) rivista e aggiornata, e pari al 3,7 per cento, la previsione tendenziale per il 2023 viene rivista al rialzo, allo 0,9 per cento, dallo 0,6 per cento del DPB. La revisione prende atto dei più recenti indicatori congiunturali, che segnalano una ripresa dell’attività economica più rapida rispetto a quanto previsto nella NADEF, già a partire dal primo trimestre. La nuova previsione di crescita per il 2023 tiene anche conto della pronunciata riduzione dei prezzi energetici e della migliorata intonazione del contesto interazionale recentemente osservata, a cui si è accennato nel paragrafo precedente.
La crescita del PIL attesa per l’anno in corso risulta guidata dalla domanda interna al netto delle scorte (0,8 punti percentuali) e dalle esportazioni nette (0,3 punti percentuali); le esportazioni continuano ancora a mostrare un sostanziale aumento (+3,2 per cento), come ormai avviene da diversi anni. Le scorte, invece, fornirebbero un contributo leggermente negativo. Le prospettive di crescita si fondano sull’ipotesi che le imprese, con la marcata discesa dei prezzi del petrolio e del gas, e beneficiando anche delle risorse previste nel PNRR, sostengano la domanda d’investimenti, trainati dalla componente dei macchinari e attrezzature e dalle costruzioni. Le imprese, inoltre, potrebbero risentire solo parzialmente dell’aumento dei tassi di interesse grazie alla possibilità di autofinanziamento derivante dai recenti elevati margini di profitto.

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1 Le sovvenzioni, a differenza dei prestiti, sono infatti contabilizzate a riduzione del fabbisogno.

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La nuova previsione macroeconomica si caratterizza anche per un tasso di inflazione leggermente più elevato di quanto previsto a novembre scorso. Il deflatore dei consumi delle famiglie è previsto aumentare del 5,7 per cento nel 2023, contro una previsione del 5,5 per cento nella NADEF, comunque in decelerazione dal 7,4 per cento osservato nel 2022. La previsione di crescita del deflatore del PIL, al 4,1 per cento nella NADEF, viene rivista al 4,8 per cento. Ciò porta la nuova previsione di crescita del PIL nominale al 5,7 per cento.
Nonostante il rallentamento della dinamica dei prezzi, il potere d’acquisto dei consumatori sarà ancora condizionato da un’inflazione complessivamente elevata. A partire dalla seconda parte dell’anno, tuttavia, il reddito reale è atteso aumentare moderatamente grazie alla resilienza del mercato del lavoro e alla ripresa dei salari nel settore privato, oltre che al graduale rientro dell’inflazione. Il tasso di disoccupazione scenderebbe dall’8,1 per cento nella media del 2022, al 7,7 nell’anno in corso.

TAVOLA I.1: QUADRO MACROECONOMICO TENDENZIALE SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2022	2023	2024	2025	2026
PIL	3,7	0,9	1,4	1,3	1,1
Deflatore PIL	3,0	4,8	2,7	2,0	2,0
Deflatore consumi	7,4	5,7	2,7	2,0	2,0
PIL nominale	6,8	5,7	4,2	3,4	3,1
Occupazione (ULA) (2)	3,5	0,9	1,0	0,9	0,8
Occupazione (FL) (3)	2,4	1,0	1,0	0,7	0,8
Tasso di disoccupazione	8,1	7,7	7,5	7,4	7,2
Bilancia partite correnti (saldo in % PIL)	-0,7	0,8	1,3	1,6	1,6
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
La base dati è stata aggiornata con le informazioni disponibili al 5 aprile.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA).
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

Per quanto riguarda i prossimi anni, la previsione di crescita del PIL per il 2024 è rivista al ribasso in confronto alla NADEF (all’1,4 per cento, dall’1,9 per cento). La previsione per il 2025 è invariata (1,3 per cento), mentre la previsione per il 2026, non considerata nell’orizzonte della NADEF, è posta all’1,1 per cento; quest’ultimo valore riflette il consueto approccio di far convergere la previsione verso il tasso di crescita potenziale dell’economia italiana, che nella media del quadriennio di programmazione è stimato, utilizzando la metodologia concordata a livello europeo, pari all’1,1 per cento.
Per quanto riguarda la revisione al ribasso del tasso di crescita previsto per il 2024, questa è in parte spiegata da un contesto internazionale meno favorevole, che, al contrario di quanto stimato per l’anno in corso, spingerebbe verso il basso il tasso di crescita dell’economia rispetto ai valori previsti nella NADEF. Gioca un ruolo preminente, in questo senso, la politica monetaria seguita dalle banche centrali dei maggiori paesi occidentali, che ha assunto una intonazione più restrittiva di quanto prefigurato lo scorso autunno in sede di stesura della NADEF.
Come noto, un aumento dei tassi d’interesse trasmette a pieno i suoi effetti sull’economia con un certo ritardo; pertanto, soprattutto nel 2024, la domanda

6	MINISTERO DELL’ECONOMIA E DELLE FINANZE

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interna risulterebbe meno dinamica rispetto alle ultime previsioni a causa dei recenti interventi restrittivi da parte della BCE. Contribuiscono, infine, alla revisione la moderazione del ciclo economico internazionale, che ha comportato proiezioni di commercio internazionale più contenute, e un apprezzamento del tasso di cambio dell’euro nei confronti del dollaro2.
Nel loro insieme le previsioni di crescita economica, tenendo conto anche di ragioni di opportunità e di oculata programmazione dei conti pubblici, risultano caratterizzate da cautela e prudenza.
È certo che il realizzarsi del piano di investimenti e di riforme organico al PNRR crea legittimamente e correttamente delle aspettative di livelli di crescita maggiori rispetto a quelli attualmente prospettati nei documenti ufficiali. Queste aspettative sono supportate da stime effettuate sia dalla Commissione europea3, sia all’interno dei documenti programmatici nazionali e, in particolare, nel PNR4. Per i motivi prudenziali sopra accennati il presente documento incorpora solo parzialmente nelle stime di crescita gli effetti sulla produttività e sull’offerta di lavoro connessi all’attuazione del PNRR. Tuttavia, il Programma di Stabilità analizza l’impatto favorevole sulle finanze pubbliche della maggior crescita economica attribuibile al PNRR nel capitolo IV, all’interno dei paragrafi dedicati all’analisi della sostenibilità di medio e lungo periodo del debito pubblico.
Nel corso degli ultimi anni diverse volte la crescita economica dell’Italia ha sorpreso al rialzo, portando gradualmente i maggiori previsori – inclusi i principali organismi internazionali – a rivedere le loro stime verso l’alto. Il Governo confida che ciò avvenga anche nel corso dei prossimi anni.

La previsione macroeconomica tendenziale è stata validata dall’Ufficio Parlamentare di Bilancio (UPB) con nota del 7 aprile 2023
I.3	FINANZA PUBBLICA TENDENZIALE
L’andamento previsto dell’indebitamento netto e del rapporto debito/PIL
Le previsioni nello scenario a legislazione vigente della finanza pubblica considerano l’aggiornamento del quadro macroeconomico tendenziale e i dati più recenti dell’attività di monitoraggio sull’andamento delle entrate e delle uscite della PA, ivi compresi gli effetti contabili della riclassificazione dei crediti di imposta operata dall’Istat. Includono, inoltre, l’ulteriore riallineamento delle ipotesi relative al profilo temporale delle spese finanziate dal programma Next Generation EU, e i provvedimenti adottati negli ultimi mesi del 2022 e nei primi mesi dell’anno, in particolare quelli per contenere gli effetti dei rincari dei prezzi

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2 Si veda al riguardo il focus del capitolo II ‘Gli errori di previsione sul 2022 e la revisione delle stime per il 2023 e gli anni seguenti’.
3 Ad esempio, in uno studio della Commissione europea del 2021 si diceva: ‘we find that the level of real GDP in the EU-27 can be around 1.5 per cent higher than without NGEU investments (in 2024). A significant part of this impact comes from spillover effects, pointing to the benefits of joint action’.
4 Al riguardo, si rimanda al capitolo II del PNR e, per un maggior dettaglio, all’appendice I (sempre del PNR).

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energetici previsti dalla legge di bilancio 2023-2025 e dal recente decreto-legge n. 34 del 30 marzo 2023.
L’indebitamento netto per l’anno in corso è previsto al 4,4 per cento del PIL, un livello leggermente inferiore all’obiettivo fissato nel DPB, pari al 4,5 per cento, e in netta riduzione rispetto all’8,0 per cento del 2022.
Dal lato del saldo primario, la revisione al rialzo delle previsioni del tasso di inflazione e del PIL, rispetto alle previsioni del DPB, comporta un aumento del gettito, sia da imposte indirette che dirette. L’andamento in riduzione e di progressiva stabilizzazione dei prezzi energetici ha consentito un contenimento degli oneri di finanza pubblica per gli interventi straordinari di sostegno a famiglie e imprese nel primo trimestre. Infatti, il recente decreto-legge n. 34 del 2023 prevede misure per circa 3,6 miliardi in termini lordi, interamente coperti dai risparmi di spesa emersi per le misure di calmierazione nel primo trimestre del 2023, risultando quindi neutrale sui saldi di bilancio. Il saldo primario migliorerebbe quindi al -0,6 per cento del PIL dal -3,6 per cento del PIL del 2022.
Per quanto riguarda la spesa per interessi, la previsione per il 2023 è pari al 3,7 per cento del PIL, in calo rispetto al 2022, in ragione della riduzione del tasso di inflazione che comporta una minore rivalutazione dei titoli indicizzati ai prezzi.
Per il prossimo triennio, al contrario, la spesa per interessi è prevista in aumento al 4,1 per cento del PIL nel 2024, 4,2 per cento nel 2025 e 4,5 per cento nel 2026. Ciò è dovuto al fatto che quote crescenti dello stock di debito pubblico avranno recepito i tassi di rendimento più elevati derivanti dai rialzi dei tassi di riferimento da parte della BCE.
La spesa per prestazioni sociali in denaro è attesa assumere un ritmo di crescita sostenuto soprattutto nel 2023 e nel 2024, in quanto risente dell’indicizzazione ai prezzi delle prestazioni basata sul tasso di inflazione dell’anno precedente.
In aggiunta, dalla rimodulazione dei flussi RRF deriva una maggiore concentrazione della spesa per investimenti pubblici, in particolare nel 2024 e 2025.
Questi aumenti di spesa sono però più che compensati dalla progressiva rimozione delle misure temporanee per il caro energia, e dall’ormai completo azzeramento degli interventi eccezionali per far fronte agli effetti della pandemia. La spesa primaria in rapporto al PIL è prevista ridursi dal 52,4 per cento del 2022 al 45,1 per cento nel 2026.
Come risultato di questi fattori, nello scenario tendenziale a legislazione vigente l’indebitamento netto in rapporto al PIL è previsto su un profilo moderatamente migliore rispetto a quanto prefigurato nel DPB, scendendo al 3,5 per cento nel 2024, al 3,0 per cento nel 2025 e al 2,5 per cento nel 2026, un livello che si colloca sotto la soglia del 3 per cento indicata dal Patto di Stabilità e Crescita.
Nello stesso scenario il rapporto debito/PIL è previsto continuare un percorso in discesa, sebbene ad un ritmo inferiore rispetto alle riduzioni straordinarie osservate negli ultimi due anni (-5,5 punti percentuali registrati nel 2022 rispetto al 2021 e -5,0 punti percentuali registrati nel 2021 rispetto al 2020). Il rapporto è previsto scendere dal 144,4 per cento del 2022 fino al 140,4 per cento nel 2026.

8	MINISTERO DELL’ECONOMIA E DELLE FINANZE

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I.4	QUADRO MACROECONOMICO E DI FINANZA PUBBLICA PROGRAMMATICO
La politica economica impostata dal Governo sin dal suo insediamento è coerente con gli orientamenti espressi dalla Commissione europea, rivolti in primo luogo alla necessità di continuare ad attenuare in modo temporaneo e mirato gli impatti sulle famiglie e le attività economiche dell’aumento del prezzo dei beni energetici causati dalla guerra in Ucraina. Nell’attuale fase di progressiva discesa e stabilizzazione dei prezzi dei beni energetici, iniziata dalla fine del 2022, le misure di sostegno dovrebbero essere gradualmente ritirate, mantenendo una politica fiscale prudente, anche in prospettiva della disattivazione della clausola di salvaguardia generale prevista per la fine dell’anno in corso.
In questo contesto, e alla luce del miglioramento della previsione di indebitamento netto a legislazione vigente, il Governo ha deciso di confermare gli obiettivi programmatici di deficit indicati nel Documento Programmatico di Bilancio dello scorso novembre, pari al 4,5 per cento del PIL nel 2023, 3,7 per cento nel 2024 e 3,0 per cento nel 2025. Per il 2026 il nuovo obiettivo di indebitamento netto è fissato pari al 2,5 per cento del PIL, in linea con la previsione tendenziale e ben al di sotto del limite del 3 per cento previsto dal Patto di Stabilità e Crescita.

TAVOLA I.2: QUADRO MACROECONOMICO PROGRAMMATICO SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2022	2023	2024	2025	2026
PIL	3,7	1,0	1,5	1,3	1,1
Deflatore PIL	3,0	4,8	2,7	2,0	2,0
Deflatore consumi	7,4	5,7	2,7	2,0	2,0
PIL nominale	6,8	5,8	4,3	3,4	3,1
Occupazione (ULA) (2)	3,5	1,0	1,1	0,9	0,8
Occupazione (FL) (3)	2,4	1,1	1,1	0,7	0,8
Tasso di disoccupazione	8,1	7,7	7,5	7,4	7,2
Bilancia partite correnti (saldo in % PIL)	-0,7	0,8	1,2	1,6	1,6
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA).
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

Il margine di bilancio rispetto alle previsioni dello scenario tendenziale sarà destinato a finanziare un taglio del cuneo fiscale sul lavoro dipendente nel 2023 (per oltre 3 miliardi) e allocato al Fondo per la riduzione della pressione fiscale nel 2024 (per oltre 4 miliardi).
In questo modo, il Governo mira a sostenere la domanda privata e contrastare il calo del potere di acquisto delle retribuzioni causato dall’inflazione. La riduzione del cuneo fiscale potrà anche dare slancio al mercato del lavoro per preservare e consolidare i progressi registrati negli ultimi anni. Inoltre, sostenere i redditi delle famiglie tramite una riduzione del cuneo fiscale (in particolare con un taglio dei contributi sociali a loro carico) può limitare la rincorsa salari-prezzi, moderando quindi le aspettative di inflazione degli operatori economici e dei mercati finanziari.

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Nello scenario programmatico, grazie ai suddetti interventi, il tasso di crescita del PIL reale si porta all’1,0 per cento nel 2023 e all’1,5 per cento nel 2024.

TAVOLA I.3: INDICATORI DI FINANZA PUBBLICA (in percentuale del PIL) (1)
	2021	2022	2023	2024	2025	2026
QUADRO PROGRAMMATICO
Indebitamento netto	-9,0	-8,0	-4,5	-3,7	-3,0	-2,5
Saldo primario	-5,5	-3,6	-0,8	0,3	1,2	2,0
Interessi passivi	3,6	4,4	3,7	4,1	4,2	4,5
Indebitamento netto strutturale (2)	-8,3	-8,5	-4,9	-4,1	-3,7	-3,2
Variazione strutturale	-3,3	-0,2	3,6	0,9	0,4	0,6
Debito pubblico (lordo sostegni) (3)	149,9	144,4	142,1	141,4	140,9	140,4
Debito pubblico (netto sostegni) (3)	146,7	141,5	139,3	138,7	138,3	138,0
QUADRO TENDENZIALE
Indebitamento netto	-9,0	-8,0	-4,4	-3,5	-3,0	-2,5
Saldo primario	-5,5	-3,6	-0,6	0,5	1,2	2,0
Interessi passivi	3,6	4,4	3,7	4,1	4,2	4,5
Indebitamento netto strutturale (2)	-8,4	-8,6	-4,9	-4,1	-3,7	-3,2
Variazione strutturale	-3,3	-0,2	3,6	0,9	0,4	0,5
Debito pubblico (lordo sostegni) (3)	149,9	144,4	142,0	141,2	140,8	140,4
Debito pubblico (netto sostegni) (3)	146,7	141,5	139,2	138,5	138,3	137,9

MEMO: NADEF 2022/ DBP 2023 (QUADRO PROGRAMMATICO)
Indebitamento netto	-7,2	-5,6	-4,5	-3,7	-3,0
Saldo primario	-3,7	-1,5	-0,4	0,2	1,1
Interessi passivi	3,6	4,1	4,1	3,9	4,1
Indebitamento netto strutturale (2)	-6,3	-6,1	-4,8	-4,2	-3,6
Variazione del saldo strutturale	-1,3	0,2	1,3	0,6	0,6
Debito pubblico (lordo sostegni)	150,3	145,7	144,6	142,3	141,2
Debito pubblico (netto sostegni)	147,1	142,7	141,8	139,6	138,6
PIL nominale tendenziale (val. assoluti x 1000)	1787,7	1909,2	2018,0	2102,8	2173,3	2241,2
PIL nominale programmatico (val. assoluti x 1000)	1787,7	1909,2	2019,8	2105,7	2176,3	2244,2
(1) Eventuali imprecisioni derivano da arrotondamenti.
(2) Al netto delle misure una tantum e della componente ciclica.
(3) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2022 l'ammontare di tali interventi è stato pari a circa 56,3 miliardi, di cui 42 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito del 15 marzo 2023). Nello scenario programmatico si ipotizzano introiti da dismissioni per lo 0,14 per cento del PIL nel triennio 2024-2026. Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa lo 0,3 per cento del PIL nel 2023, dello 0,2 per cento del PIL nel 2024 e nel 2025 e che rimangano costanti al livello del 2025 nel 2026. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.

Rispetto alla previsione tendenziale, nel 2023 la più elevata crescita del PIL (+0,1 punti percentuali) è da ascrivere al rafforzamento del tasso di espansione dell’attività grazie al taglio contributivo. Nel 2024, la riduzione della pressione fiscale contribuirà a sospingere la crescita del PIL rispetto alla previsione tendenziale prevalentemente tramite l’impulso fornito ai consumi delle famiglie.

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L’allocazione di ulteriori risorse al Fondo per la riduzione della pressione fiscale nel 2024 è coerente con l’ambizioso programma di medio-lungo termine del Governo, che include, in particolare, la riforma complessiva del sistema fiscale, nella quale particolare attenzione sarà data alla tassazione delle famiglie.
Il finanziamento degli interventi di politica di bilancio avverrà individuando le opportune coperture all’interno del bilancio pubblico, al fine di preservare la sostenibilità delle finanze pubbliche.
La proiezione di finanza pubblica a legislazione vigente non comprende le cosiddette politiche invariate, che riguardano spese ricorrenti ma non finanziate dalla legislazione in essere e che di norma vengono finanziate di anno in anno con la legge di bilancio in considerazione di impegni internazionali, di natura contrattuale o relative ad altre occorrenze.
Le amministrazioni centrali dello Stato concorreranno al finanziamento di tali esigenze e dei nuovi interventi che il Governo deciderà di adottare con la manovra di fine anno, continuando nel percorso già avviato dallo scorso anno, di una rinnovata attività di valutazione e revisione della spesa nell’ambito della procedura prevista dall’articolo 22-bis della legge n. 196 del 2009 e del suo profilo di riforma abilitante del PNRR (riforma 1.13). Pertanto, le predette amministrazioni assicureranno il concorso alla prossima manovra di finanza pubblica con risparmi di spesa in termini di indebitamento netto pari a 300 milioni nel 2024, 500 milioni nel 2025 e 700 milioni dal 2026.
Le riduzioni di spesa si aggiungono a quanto già previsto con la precedente legge di bilancio, portando la riduzione complessiva a 1,5 miliardi nel 2024, 2 miliardi nel 2025 e 2,2 miliardi a partire dal 2026. La ripartizione tra i Ministeri e le aree di intervento sarà individuata con decreto del Presidente del Consiglio dei ministri, da adottare entro il 31 maggio su proposta del Ministro dell'economia e delle finanze, previa deliberazione del Consiglio dei ministri.
Il rapporto debito/PIL nello scenario programmatico diminuirà al 142,1 per cento quest’anno, al 141,4 per cento nel 2024, e poi progressivamente fino al 140,4 per cento nel 2026. Poiché l’incidenza dei crediti fiscali legati ai bonus edilizi si dovrebbe ridurre dal 2027 in poi, il sentiero programmatico qui delineato è coerente con l’obiettivo già enunciato nei precedenti documenti programmatici di riportare il rapporto debito/PIL su livelli prossimi a quello pre-crisi (134,1 per cento nel 2019) entro la fine del decennio.
Nel periodo 2023-2025, l’aumento della spesa per interessi sarà compensato dalla crescita economica e dall’andamento dell’inflazione, con la componente snow-ball che si manterrà negativa. Nel 2026, invece, l’attenuarsi della crescita economica prevista e l’ulteriore incremento della spesa per interessi, che sconta il rialzo dei rendimenti sui titoli di Stato, porteranno la componente snow-ball a contribuire all’aumento del rapporto debito/PIL per 0,2 punti percentuali.
Alla riduzione del rapporto debito/PIL contribuirà il crescente miglioramento del saldo primario, previsto tornare in avanzo già dal 2024, pari allo 0,3 per cento del PIL nello scenario programmatico, e salire fino al 2,0 per cento del PIL nel 2026. Tuttavia, non possono tacersi gli effetti di riduzione del rapporto debito/PIL che si sarebbero potuti avere se il superbonus non avesse avuto gli impatti sui saldi di finanza pubblica che sono stati finora registrati.

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I.5	SCENARI DI RISCHIO PER LA PREVISIONE
Il Capitolo II contiene l’analisi della congiuntura internazionale e dei relativi rischi, tradotti in puntuali scenari di sensibilità per le principali variabili esogene della previsione. Appare quindi opportuno concludere questo capitolo di sintesi definendo tali rischi e quantificandone gli impatti sulla economia italiana.
Nonostante l’economia mondiale sia risultata più resiliente di quanto atteso lo scorso autunno e gli indicatori ciclici internazionali offrano una prospettiva di espansione, alcune dinamiche potrebbero indebolire l’attività economica rispetto al quadro macroeconomico ufficiale.
In primo luogo, gli effetti delle politiche monetarie iniziano a influire sulla liquidità, specialmente negli Stati Uniti e in Europa. Mentre il rallentamento della crescita dell’indice generale dei prezzi è stato favorito dalla discesa dei prezzi dei beni energetici, gli interventi sui tassi d’interesse non si sono ancora riflessi in un rallentamento dell’inflazione di fondo. Si presenta quindi il rischio che un nuovo aumento dei prezzi delle materie prime, dettato dalle politiche di offerta del petrolio dell’OPEC+ e dalla ripresa della domanda cinese, possa ricreare delle spinte inflattive in un momento in cui la politica monetaria è già restrittiva.
In secondo luogo, alcuni rischi per il commercio internazionale provengono dall’eventuale materializzarsi di un forte rallentamento dell’economia statunitense e da un clima geopolitico in cui nuovi fronti di tensione potrebbero aggiungersi a quelli in essere. Inoltre, il primo scenario impatterebbe anche sul tasso di cambio, mentre il secondo aggiungerebbe pressione sui prezzi delle materie prime.
Nel valutare le ripercussioni sull’economia italiana del materializzarsi di questi rischi, lo scenario tendenziale è stato opportunamente sottoposto a quattro esercizi di simulazione che modificano l’evoluzione delle variabili esogene principali, utilizzando i modelli econometrici in uso al Dipartimento del Tesoro.
Una prima simulazione riguarda la dinamica dei prezzi delle materie prime energetiche. Oltre ai rischi legati al prezzo del petrolio, condizioni climatiche meno favorevoli (quali ad esempio la siccità nei mesi estivi e un prossimo inverno più rigido) potrebbero far aumentare nuovamente il prezzo del gas e dell’elettricità. Si è ipotizzato quindi che rispetto alla previsione base i prezzi del gas, dell’energia elettrica e del petrolio risultino più elevati del 20 per cento nel secondo semestre del 2023 e nel 2024, declinando negli anni successivi ma rimanendo più elevati dell’ipotesi base. Il materializzarsi di questo scenario di rischio determinerebbe una riduzione dei tassi di crescita rispetto al quadro tendenziale pari a -0,3 punti percentuali nel 2023 e a -0,4 punti nel 2024.
Una seconda simulazione concerne l’indebolimento del commercio mondiale, esito di una maggiore frammentazione degli scambi con l’estero e di un generalizzato calo della domanda internazionale, che si manifesterebbe principalmente nel 2024 e nel 2025. In entrambi gli anni il profilo di crescita del PIL si ridurrebbe di 0,2 punti percentuali.
Anche il tasso di cambio risulta una variabile chiave. A un rallentamento pronunciato dell’economia degli Stati Uniti potrebbe seguire una rimodulazione della politica monetaria. Tassi d’interesse più bassi indebolirebbero il dollaro, favorendo un apprezzamento dell’euro. Avendo gli operatori di mercato modificato recentemente le loro previsioni in tal senso, con un taglio dei tassi di policy

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nell’anno in corso maggiore per la Fed che per la BCE, nello scenario di rischio si fa uso dei tassi di cambio a termine, i quali, per l’appunto, ipotizzano un maggiore apprezzamento dell’euro nei confronti del dollaro rispetto allo scenario di base. Il risultato sulla crescita dell’Italia, operando attraverso il tasso di cambio nominale effettivo, prevede una revisione rispetto al quadro macroeconomico tendenziale di -0,1 punti percentuali nel 2023, -0,3 punti nel 2024 e -0,6 punti nel 2025.
Da ultimo, con riferimento a fattori di rischio legati sia alle condizioni dei mercati finanziari globali sia a fattori idiosincratici, si ipotizza un incremento del tasso di rendimento del BTP decennale di 100 punti base su tutti gli anni di previsione dal 2024 in poi, che causerebbe una riduzione della crescita rispetto al tendenziale pari a -0,1 punti percentuali nel 2024 e -0,4 punti nel 2025.

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I.6	COLLEGATI ALLA DECISIONE DI BILANCIO
A completamento della manovra di bilancio 2023-2025, il Governo dichiara quali collegati alla decisione di bilancio i seguenti disegni di legge:
•	interventi a sostegno della competitività dei capitali;
•	delega al Governo per la riforma fiscale (Atto Camera 1038);
•	misure organiche per la promozione, la valorizzazione e la tutela del Made in Italy;
•	delega al Governo per la realizzazione di un sistema organico degli incentivi alle imprese (Atto Senato 571);
•	misure in materia di semplificazione normativa;
•	revisione del Testo Unico degli Enti locali;
•	semplificazioni in materia scolastica;
•	disciplina della professione di guida turistica;
•	sviluppo e competitività del settore turistico;
•	interventi in materia di disciplina pensionistica;
•	misure a sostegno delle politiche per il lavoro;
•	interventi a favore delle politiche di contrasto alla povertà;
•	misure per il sostegno, la promozione e la tutela delle produzioni agricole nazionali e delle relative filiere agroalimentari e del patrimonio forestale;
•
misure per la realizzazione delle infrastrutture di preminente interesse nazionale e di altri interventi strategici in materia di lavori pubblici nonché per il potenziamento del trasporto e della logistica;

•	disposizioni per l'attuazione dell'autonomia differenziata di cui all'articolo 116, terzo comma, della Costituzione (Atto Senato 615);
•	misure di sostegno alla filiera dell'editoria libraria;
•	Codice in materia di disabilità;
•	rafforzamento del sistema della formazione superiore e della ricerca;
•	revisione delle circoscrizioni giudiziarie, anche con riferimento al Tribunale per le persone, per i minorenni e per le famiglie;
•
rimodulazione delle piante organiche del personale amministrativo degli uffici giudiziari e ridefinizione dei profili professionali, anche con riferimento al Tribunale per le persone, per i minorenni e per le famiglie;

•	interventi di rifunzionalizzazione degli istituti di prevenzione e pena.

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II.1	L’ECONOMIA INTERNAZIONALE
Il commercio internazionale e la crescita mondiale
A più di un anno dall’inizio della guerra in Ucraina, il quadro economico internazionale rimane fortemente condizionato dal conflitto. Nonostante il processo di graduale ritorno alla normalità dalla pandemia, nel 2022 la crescita dell’economia globale ha rallentato (al 3,2 per cento, dal 6 per cento del 2021) a causa dell’elevata incertezza, della crisi energetica e delle crescenti pressioni inflazionistiche che hanno limitato il commercio mondiale (in crescita al 3,3 per cento, dal 10,5 per cento dell’anno precedente).
Tuttavia, rispetto alle aspettative formulate immediatamente dopo lo scoppio del conflitto, le sanzioni adottate nei confronti della Russia hanno influito in misura meno ampia sul commercio e sulla cooperazione globale1. L’andamento degli scambi commerciali è stato più robusto delle attese, grazie a molteplici fattori, tra cui una domanda relativamente sostenuta, la resilienza del mercato del lavoro nelle economie avanzate e l’avvio di una fase di sostituzione della Russia con altri produttori come fornitore di alcune categorie di beni, soprattutto nel settore energetico. D’altra parte, se le maggiori economie avanzate hanno operato tale sostituzione, altri Paesi emergenti (Cina, India e Turchia) sono diventati importanti mercati di sbocco per le merci russe. Tale processo ha determinato l’instaurarsi di nuove relazioni commerciali o il rafforzamento di quelle già in essere, come conseguenza delle tensioni geo-politiche derivanti dalla guerra in Ucraina.
Il principale impatto del conflitto è stato, tuttavia, l’ulteriore e rilevante impulso ai fenomeni inflazionistici già in atto prima di esso. Dopo un lungo ciclo al rialzo, iniziato con le prime riaperture dopo la pandemia2 e intensificatosi con l’avvio del conflitto, negli ultimi mesi i prezzi delle materie prime energetiche e dei beni alimentari hanno intrapreso un percorso discendente.
Secondo l’indice mondiale del FMI, in aggregato i prezzi delle materie prime tra novembre 2020 e agosto 2022 sono raddoppiati; successivamente hanno iniziato a ridursi fino a collocarsi, secondo gli ultimi dati disponibili, a un livello inferiore

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1 Secondo l’Organizzazione mondiale del commercio (OMC), il numero delle misure di restrizione all’esportazione, collegato al conflitto russo-ucraino, è aumentato soprattutto dall’autunno del 2022, pur rimanendo inferiore a quello rilevato durante la crisi dei prezzi dei beni alimentari del 2007-2008. Al 17 febbraio 2023, sono in vigore 95 misure restrittive delle esportazioni su generi alimentari, fertilizzanti e mangimi introdotte dall’inizio della guerra russo-ucraina, e 67 sono ancora attive per un importo di circa 85 miliardi di dollari di beni (Fonte: World Trade Organization, ‘One year of war in Ukraine. Assessing the impact on global trade and development’, 23 febbraio 2023, https://www.wto.org/english/res_e/boooksp_e/oneyukr_e.pdf.
2 Si ricorda che la spinta inziale era stata la conseguenza di una ripresa della domanda, sostenuta anche da una abbondante liquidità, in un contesto di ripresa economica caratterizzato da parziali strozzature nella catena del valore.

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del 25 per cento rispetto al picco3. Tra i beni energetici, le quotazioni del gas hanno mostrato le oscillazioni più pronunciate. Lo scorso agosto il prezzo spot nell’hub olandese TTF ha raggiunto i 320 euro al MWh, quasi quindici volte il prezzo medio nel decennio 2011-2021. La seguente caduta del prezzo del gas è stata altrettanto repentina: nella media di marzo 2023 il prezzo si è collocato poco sotto i 44 euro/MWh4, contribuendo al rallentamento dell’inflazione europea.

FIGURA II.1: PREZZI DEL BRENT E GAS NATURALE

Fonte: EIA e Refinitiv, elaborazioni MEF.

Due fattori hanno principalmente portato alla rapida discesa dei prezzi del gas. In primo luogo, i Paesi europei hanno prontamente diversificato le forniture di gas5, dopo l’inziale corsa all’accaparramento delle scorte che aveva portato al balzo estivo dei prezzi. Come risultato, le importazioni dell’Unione europea dalla Russia sono scese al 7 per cento del totale, da un livello iniziale del 40 per cento. Inoltre, la domanda europea di gas è scesa per l’intero 2022 del 13 per cento rispetto all’anno precedente6. Un così consistente calo, concentrato essenzialmente nella seconda parte dell’anno, è stato reso possibile, nel caso dell’utilizzo domestico, dalle temperature particolarmente miti registrate nei mesi autunnali e nella prima parte dell’inverno, ma anche da un comportamento più attento dei consumatori e dal proseguimento del processo di efficientamento energetico degli edifici. Al calo della domanda di gas per uso domestico si aggiungono la riduzione dell’utilizzo nelle industrie energivore e il passaggio ad altre forme di combustibili. Questi fattori hanno contribuito a mantenere elevato il livello di riempimento degli impianti di stoccaggio, che a fine marzo risulta superiore nella media europea al 50 per cento,

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3 Bloomberg, ‘IMF Word Commodity Price Index’.
4 Bloomberg, ‘TTF Natural Gas Day Ahead Index’.
5 Sono infatti aumentate le forniture dal Regno Unito, dalla Norvegia e ancor di più le importazioni di gas naturale liquefatto (GNL), queste ultime favorite da una domanda più debole dei paesi asiatici e da una loro capacità di sostituirlo con altre fonti energetiche.
6 Eurostat, ‘Inland consumption’.

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un livello doppio rispetto all’anno precedente, agevolando così il processo di riempimento in vista del prossimo anno termico.
Diversamente da precedenti crisi energetiche, la dinamica del prezzo del petrolio è risultata più contenuta7. Dai valori massimi decennali toccati a giugno dello scorso anno, il prezzo del petrolio è costantemente diminuito fino a dicembre, con una riduzione del 30 per cento, per poi stabilizzarsi fino allo scoppio delle recenti turbolenze finanziarie, che ne hanno causato un ulteriore ribasso, portandolo sui valori antecedenti alla guerra in Ucraina. Nonostante la domanda di petrolio sia aumentata rispetto al 2021, la dinamica discendente del prezzo è stata favorita da un eccesso di offerta, portando le scorte mondiali a superare il picco registrato a settembre 20218.

FIGURA II.2: INDICI DEI PREZZI DELLE PRINCIPALI COMMODITIES (indici 2016=100)

Fonte: IMF, Commodity Data Portal.

L’aumento dei prezzi delle materie prime ha generato un processo inflattivo su larga scala che ha coinvolto immediatamente i prezzi alla produzione e poi quelli al consumo, i cui ritmi di crescita hanno iniziato a rallentare nella seconda parte del 2022 in concomitanza con la deflazione dei prezzi delle materie prime e con i primi effetti delle politiche monetarie.
In media d’anno, nei Paesi dell’area dell’OCSE l’inflazione al consumo complessiva ha raggiunto il 9,6 per cento (dal 4,0 per cento del 2021), con incrementi significativi nell’Eurozona e negli Stati Uniti. La dinamica della componente di fondo (al netto dell’energia e degli alimentari freschi) si è collocata su livelli elevati (al 6,8 per cento dal 3,0 per cento dell’anno precedente) e risulta ancora piuttosto persistente9.

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7 Le serie storiche del Primary Commodity Price System del Fondo Monetario Internazionale iniziano dal 1992,
https://data.imf.org/.
8 IEA, ‘Oil Market Report’, marzo 2023, https://www.iea.org/reports/oil-market-report-march-2023.
9 OECD, ‘Consumer Price Index’, News release, 7 marzo 2023, https://www.oecd.org/sdd/prices-ppp/consumer-prices-oecd-03-2023.pdf.

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FOCUS	Gli effetti umanitari della guerra in Ucraina e le sanzioni verso la Russia
Il costo umanitario della guerra ha continuato a crescere: secondo i dati dell’agenzia dell’ONU per i rifugiati (UNHCR), dal 24 febbraio scorso a fine marzo del 2023, circa 19,7 milioni di rifugiati dall’Ucraina si sono diretti verso i Paesi confinanti in cerca di sicurezza e di questi quasi 11,2 milioni sono successivamente rientrati in patria a seguito del miglioramento della situazione nelle regioni centro-occidentali dell’Ucraina[10]. L’ONU stima che circa 17,6 milioni di persone abbiano immediato bisogno di protezione e assistenza umanitaria[11].

Per isolare finanziariamente e indebolire l’economia della Russia, l’UE e altri Paesi del mondo hanno continuato a introdurre nuove sanzioni verso questo Paese. In particolare, dal 24 febbraio del 2022, la Commissione europea ha predisposto un ampio sistema di sanzioni che include 1.473 individui e 205 entità[12].

Nel corso del 2022, il Consiglio europeo ha approvato nove pacchetti di misure restrittive, ampliando la lista delle persone e delle entità assoggettate al congelamento dei beni, inserendo ulteriori divieti di esportare tecnologia a doppio utilizzo (bellico e civile) e nuovi divieti alle transazioni bancarie[13]. Lo scorso febbraio, nell’anniversario del primo anno di guerra, è stato approvato il decimo pacchetto di sanzioni che prevede nuovi divieti in campo finanziario e commerciale, inclusi quelli all’esportazione per oltre 11 miliardi, sottraendo alla Russia beni strategici in campo tecnologico e di tipo industriale[14].

Gli Stati Uniti
Gli Stati Uniti hanno risentito in modo più limitato, degli effetti della crisi energetica, essendo un produttore ed esportatore netto di combustibili fossili. Tuttavia, il repentino e robusto recupero della domanda dall’uscita dalla fase più acuta della pandemia aveva già indotto un aumento dei prezzi delle materie prime e dei costi di trasporto, che si è trasferito sui prezzi al consumo, conducendo il Paese a essere uno dei primi, insieme al Regno Unito, ad avviare una politica monetaria restrittiva.
Nel complesso del 2022, l’economia statunitense è cresciuta del 2,1 per cento, in decelerazione rispetto al 5,9 per cento registrato nel 2021. Tuttavia, nel secondo semestre del 2022 il PIL reale è tornato a crescere più rapidamente, trainato principalmente dai consumi, dalle esportazioni e dagli investimenti non residenziali.
Mentre le principali indagini qualitative presso le imprese statunitensi hanno registrato un peggioramento a partire dagli ultimi mesi del 2022, gli indicatori quantitativi tardano a mostrare segnali di rallentamento (segnalando una possibile imminente recessione). Il mercato del lavoro, in particolare, continua a fornire risultati sorprendenti dimostrandosi molto più resiliente delle attese, con i nuovi occupati che sono tornati ad accelerare in maniera consistente all’inizio del 2023.

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10 UNHCR, ‘Ukraine Situation Flash Update#43’, 24 marzo 2023,
https://data.unhcr.org/en/situations/ukraine#_ga=2.188133992.1774728928.1679913535-991509035.1679913535.
11 UNHCR, https://www.unrefugees.org/emergencies/ukraine/.
12 Le sanzioni verso gli individui e le entità riguardano anche la Bielorussia e l’Iran. Infographic - EU sanctions against Russia over Ukraine (since 2014), 24 marzo 2023, https://www.consilium.europa.eu/en/infographics/eu-sanctions-against-russia-over-ukraine/; EUR Lex, ‘Council Regulation (EU) No 269/2014 of 17 March 2014 concerning restrictive measures in respect of actions undermining or threatening the territorial integrity, sovereignty and independence of Ukraine’, aggiornamento del 25 febbraio 2023, https://eur-lex.europa.eu/legal-content/EN/TXT/?uri=CELEX%3A02014R0269-20220315&qid=1648547512878.
13 European Commission, ‘Ukraine: EU agrees ninth package of sanctions against Russia’, 16 dicembre 2022,
https://ec.europa.eu/commission/presscorner/detail/en/ip_22_7652.
14 European Commission, ‘EU agrees 10th package of sanctions against Russia’, 25 febbraio 2023,
https://ec.europa.eu/commission/presscorner/detail/en/ip_23_1185.

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Anche se il tasso di partecipazione (pari al 62,5 per cento a febbraio) e il tasso di occupazione (60,2 per cento) restano ancora al di sotto dei livelli precedenti la pandemia, il tasso di disoccupazione è sceso al 3,4 per cento a gennaio 2023, come negli anni 1968-69, per poi risalire al 3,6 per cento a febbraio.
Nel contesto attuale di elevata e persistente inflazione, tali risultati hanno indotto la Federal Reserve a proseguire con l’aumento dei tassi d’interesse nel tentativo di frenare l’ascesa dei prezzi. Dopo il picco toccato a giugno del 2022 (8,9 per cento a/a), l’inflazione al consumo negli Stati Uniti ha rallentato nei mesi seguenti, attestandosi in media d’anno all’8,0 per cento e raggiungendo a febbraio 2023 il 6,0 per cento. Desta maggiori preoccupazioni l’inflazione di fondo, che è scesa molto lentamente a causa di una certa inerzia dei prezzi, specialmente nei servizi, passando da una crescita media del 6,1 per cento nel 2022 al 5,5 per cento a febbraio 2023.
In prospettiva, è ancora possibile che l’economia statunitense incorra in una recessione nella seconda metà dell’anno, risentendo degli effetti della stretta monetaria cui si somma il graduale venir meno del sostegno governativo introdotto durante la pandemia15. Secondo l’OCSE, anche l’impatto complessivo sulla domanda aggregata dell’Inflation Reduction Act sarà contenuto fino al 2024, poiché l’introduzione di una imposta minima sulle società16 compenserà l’effetto degli incentivi agli investimenti volti alla mitigazione dei cambiamenti climatici e all’innovazione energetica e dell’estensione dei sussidi per l’assistenza sanitaria17.
La Cina
Nel continente asiatico, l’attività economica nel 2022 è stata in larga parte influenzata dall’andamento dei contagi da Covid-19. L’economia cinese, in particolare, ha risentito delle rigide restrizioni per fronteggiare le ripetute ondate di Covid-19 e, alla fine dell’anno, ha mostrato ancora segnali di debolezza sia dal lato della produzione sia da quello della domanda, registrando nel 2022 una crescita del 3,0 per cento. I primi segnali di ripresa dell’attività economica si osservano nel bimestre gennaio-febbraio 2023, con il recupero della spesa per consumi (3,5 per cento a/a) e l’accelerazione della produzione industriale (2,4 per cento a/a).

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15 Alcuni trasferimenti devono ancora essere spesi completamente e alcune famiglie conservano ancora i risparmi accumulati grazie ai programmi fiscali; tuttavia, a febbraio si sono intravisti i primi segnali di indebolimento della spesa per consumi, con il calo delle vendite al dettaglio (-0,4 per cento m/m).
16 L'Inflation Reduction Act del 2022 (IRA) è una legge federale degli Stati Uniti approvata dal Congresso il 16 agosto 2022 - concepita in parte poggiando sulle basi di un'altra legge approvata dalla Camera nel novembre 2021, il Build Back Better Act (BBBA) - il cui scopo dichiarato è ridurre il deficit e l’inflazione, aumentare la produzione nazionale di energia e ridurre del 40 per cento le emissioni di carbonio (rispetto al 2005) entro il 2030 attraverso misure di politica fiscale, climatica e sociale. L’impianto dell’IRA prevede, da un lato, maggiori spese/minori entrate per 433 miliardi di dollari. Di questi, 369 miliardi sono destinati al contrasto al cambiamento climatico (di cui 270 miliardi di dollari sotto forma di crediti d’imposta). Tra le misure più rilevanti vi sono nove programmi di sussidi alla transizione verde, per un valore totale di 231 miliardi di dollari. D’altra parte, per far fronte alle esigenze di finanziamento di tali misure, l’IRA prevede un risparmio di spesa e maggiori entrate per circa 790 miliardi di dollari. Le maggiori entrate coprono poco più di metà delle misure di finanziamento e derivano per circa due terzi da maggiori imposte sulle imprese. Di primaria importanza è in particolare l’introduzione della cd. Corporate Alternative Minimum Tax (CAMT) che sarà in vigore dal periodo d’imposta successivo a quello in corso al 31 dicembre 2022.
17 OECD Economic Outlook, 2022.

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FIGURA II.3: INFLAZIONE AL CONSUMO DEI MAGGIORI PAESI (variazioni percentuali a/a)

Fonte: Refinitiv.

Le prospettive di mantenere un ritmo di ripresa sostenuto sono ancora incerte a causa del rallentamento dell’economia globale. Diventa cruciale l’orientamento della politica monetaria della People Bank of China (PBoC), tuttora espansivo. D’altronde, l’inflazione cinese è rimasta contenuta nonostante la ripresa economica; non sussistono pressioni importanti dal lato dei costi essendo l’economia relativamente ben isolata dagli shock dei mercati alimentari ed energetici globali. Nella media del 2022, l’indice dei prezzi al consumo è cresciuto del 2,0 per cento a/a, rallentando poi a febbraio all’1 per cento a/a. Tale andamento suggerisce che la riapertura del Paese non aumenterà le pressioni inflazionistiche globali e lascia quindi spazio alla PBoC per proseguire nella strada del sostegno monetario all’economia.
Il governo cinese si è posto un obiettivo di crescita intorno al 5 per cento per il 2023 e intende perseguirlo anche attraverso la prosecuzione di uno stimolo fiscale in continuità con quello dell’anno scorso, puntando sui consumi per guidare la ripresa. Se la Cina riuscirà a far crescere stabilmente la domanda interna, la dinamicità dell’economia cinese costituirà una spinta significativa alla domanda globale, in un contesto di indebolimento delle economie di Stati Uniti ed Europa.
Il Giappone
Nel 2022, l’economia del Giappone ha affrontato un quadro economico complesso. La crescita del PIL è stata pari all’1 per cento, sostenuta dai consumi. A causa del forte aumento dei prezzi internazionali dell’energia, anche in Giappone si è assistito a un tasso di inflazione crescente. Secondo i dati dell’istituto di statistica nazionale, l’inflazione nella media del 2022 è risultata pari al 2,5 per cento (dal –0,2 per cento del 2021), con i primi segnali di rallentamento nel febbraio 2023 (al 3,3 per cento a/a dal 4,3 per cento a/a di gennaio). L’inflazione core,

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invece, sembra non avere raggiunto ancora il suo punto più alto, risultando a febbraio pari al 3,5 per cento a/a (da 3,2 per cento di gennaio).
Come in molti Paesi avanzati, il mercato del lavoro giapponese si è distinto per la sua resilienza; a fronte di un’attività economica debole, il tasso di disoccupazione è in diminuzione dal 2,8 per cento del 2021 al 2,6 per cento del 2022.

FIGURA II.4: PIL REALE DELLE MAGGIORI ECONOMIE (var. % t/t)

Fonte: OCSE.
L’Eurozona
Nonostante il difficile contesto globale, l’Eurozona ha registrato una buona performance nel 2022, crescendo del 3,5 per cento. In chiusura d’anno, il PIL è rimasto stazionario (dallo 0,4 per cento precedente).
Il tasso di disoccupazione durante il 2022 è sempre stato in lieve riduzione, ai livelli più bassi mai registrati per l’Eurozona, segnando un nuovo minimo storico a gennaio e febbraio 2023 (6,6 per cento). Per quanto riguarda i livelli di occupazione, il numero di persone occupate nell’area dell’euro è aumentato del 2,5 per cento durante il 2022. Nonostante la solidità del mercato del lavoro e l’elevata inflazione, la dinamica salariale è risultata relativamente moderata, con un’evoluzione del costo del lavoro sempre inferiore alla dinamica dei prezzi nelle principali economie dell’Eurozona.
L’andamento dell’inflazione è stato notevolmente influenzato dall’aumento dei prezzi dell’energia; l’aumento del prezzo dei beni energetici ha raggiunto il suo valore più elevato in ottobre, con una variazione del 41,5 per cento a/a. Il successivo calo dei prezzi delle materie prime energetiche ha portato l’inflazione a decelerare al 6,9 per cento a marzo 2023 (dall’8,5 per cento di febbraio). Diversa la dinamica dell’inflazione di fondo (al netto dei beni energetici e degli alimentari freschi), che risulta ancora in fase di accelerazione, raggiungendo a marzo un valore pari al 7,5 per cento a/a.

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FIGURA II.5: INFLAZIONE AL CONSUMO DELL’EUROZONA (var. % a/a)

Fonte: Eurostat.
Il Regno Unito
Anche l’economia del Regno Unito nel 2022 ha risentito dell’aumento globale dei prezzi dei prodotti energetici legato alla guerra in Ucraina e della conseguente riduzione dei flussi commerciali con la Russia. Il PIL reale, dopo l’incremento del 7,6 per cento del 2021, è cresciuto del 4,1 per cento. Riguardo al mercato del lavoro, nel 2022 il tasso di disoccupazione, dopo l’aumento sperimentato nel biennio precedente (quando è stato pari al 4,6 per cento in media), è sceso al 3,7, al di sotto dei livelli precedenti alla pandemia.
Nel 2022, il tasso di inflazione annuo del Regno Unito è stato pari al 9,1 per cento, mentre la componente di fondo è stata del 6,3 per cento. Dopo il picco dell’11,1 per cento di ottobre 2022, l’inflazione ha iniziato una fase di decelerazione interrotta con il dato di febbraio 2023 (al 10,4 per cento).
Le politiche monetarie in atto e i mercati finanziari
Per riportare la dinamica dei prezzi in linea con i propri obiettivi di medio termine, la maggior parte delle autorità monetarie ha iniziato, in alcuni casi con ritardo, un ciclo molto rapido di aumento del tasso di policy e una moderata riduzione del proprio bilancio. Quest’ultima manovra riduce l’ammontare di liquidità nel mercato e aumenta l’offerta di titoli obbligazionari (soprattutto governativi) sul mercato secondario, inasprendo ulteriormente le condizioni di finanziamento per l’economia reale. A seguito della crisi di alcuni istituti bancari, gli operatori di mercato hanno iniziato a scommettere su un primo taglio dei tassi nel secondo semestre di quest’anno. Nonostante le spinte inflattive delle componenti di fondo siano ancora forti, i recenti episodi di fragilità e instabilità finanziaria hanno spinto le banche centrali a rafforzare l’approccio data dependent,

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così da monitorare l’evoluzione del grado di stabilità finanziaria del sistema, recentemente scosso dalla crisi di fiducia verso alcuni operatori bancari.
Negli Stati Uniti, a marzo 2022 la Federal Reserve ha iniziato il ciclo di rialzi più intenso dall’epoca Volcker, portando in dodici mesi il limite inferiore sui fed funds da zero al 4,75 per cento. L’ultimo rialzo (+25pb) è avvenuto a ridosso delle crisi di alcune banche regionali, scaturenti dalla riduzione dei loro depositi sull’aspettativa di sostanziali perdite sui titoli detenuti in portafoglio. Per riportare fiducia ai mercati, l’Istituto centrale ha predisposto un nuovo strumento, il Bank Term Funding Program, che consente alle banche di accedere a fondi di emergenza con prestiti garantiti a un anno. La novità dello strumento risiede nel fatto che i titoli a garanzia non saranno valutati al valore di mercato, bensì alla pari. Anche a seguito di questo intervento, il bilancio della FED è velocemente aumentato in poche settimane, riducendo di circa due terzi l’entità del Quantitative Tightening iniziato ad aprile 2022. Gli operatori di mercato hanno modificato le attese sul sentiero dei tassi della FED dopo gli accenni di instabilità finanziaria. I mercati scommettono su un primo taglio al costo del denaro a partire dall’estate, in un percorso che dovrebbe concludersi con il tasso sui fed funds vicino al 4 per cento entro la fine dell’anno18 . Si è quindi notevolmente ampliata la distanza con le proiezioni dei membri del FOMC, i quali prefigurano il tasso al 5 per cento19 , al fine di mantenere le aspettative ancorate all’obiettivo di inflazione del 2 per cento; un tale obiettivo sembra in via di raggiungimento: a marzo l’inflazione media su un orizzonte di 5 anni risulta al 2,4 per cento, scesa in un anno di 1 punto percentuale20.

FIGURA II.6: TASSI DI POLICY DELLE PRINCIPALI BANCHE CENTRALI (%)

Fonte: Refinitiv.

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18 Bloomberg, futures sui fed funds.
19 FOMC, ‘Economic Projections’, 22 marzo 2023.
20 Federal Reserve Bank of St. Louis, 5-Year Breakeven Inflation Rate. Il dato è calcolato utilizzando i titoli governativi a cinque anni con e senza indicizzazione all’inflazione.

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Nell’area dell’euro, la BCE ha iniziato il ciclo restrittivo a luglio dello scorso anno. L’Istituto centrale ha portato il tasso sui depositi, riferimento per il mercato interbancario, dal -0,50 per cento al 3 per cento deciso nella riunione dello scorso marzo. Contemporaneamente, ha ridotto il proprio bilancio di oltre l’11 per cento, attraverso il mancato reinvestimento a partire da marzo di una parte di titoli di debito in scadenza nell’ambito dell’Asset Purchase Program (APP), ma soprattutto con la restituzione anticipata e su base volontaria da parte delle banche dei fondi TLTRO. Dopo aver toccato i 4.964 miliardi a giugno 2022, il valore dei titoli detenuti dalla BCE per scopi di politica monetaria a marzo si è ridotto leggermente, a 4.930 miliardi21. L’irrigidimento delle condizioni monetarie è avvenuto senza eccessive tensioni sui rendimenti sovrani, grazie sia al Transmission Protection Instrument, la cui creazione ha rassicurato i mercati, che alla flessibilità garantita dal PEPP (Pandemic Emergency Purchase Program), i cui reinvestimenti dei titoli in scadenza proseguiranno fino almeno alla fine del 2024.
La Banca d’Inghilterra, la prima tra le maggiori banche centrali a iniziare il ciclo di rialzi, ha portato progressivamente il tasso d’interesse di riferimento dallo 0,10 per cento nel dicembre del 2021 al 4,25 per cento nella riunione dello scorso marzo.
Diversamente dalle maggiori economie occidentali, nelle principali economie asiatiche la politica monetaria è rimasta espansiva. In Giappone, paese che è stato caratterizzato per lungo tempo da un processo deflazionistico, la Banca centrale ha mantenuto la politica cd. ultra-accomodante, al fine di consolidare nell’economia domestica aspettative di inflazione ancorate all’obiettivo del 2 per cento. Il tasso di rifinanziamento principale è fermo allo 0,3 per cento da dicembre 2008 e quello sui depositi al -0,1 per cento da febbraio 2016. Nel dicembre del 2022, nell’ambito della politica di controllo della curva dei tassi d’interesse, la pressione dei mercati ha necessitato una correzione di +25pb del limite superiore del rendimento del titolo governativo decennale, salito allo 0,50 per cento. A febbraio del 2023, inoltre, è stato designato il nuovo Governatore dell’Istituto, Kazuo Ueda, che dovrà probabilmente predisporre una rimodulazione dell’attuale politica espansiva, in quanto l’inflazione core - che da settembre è superiore al 2 per cento - ha raggiunto a febbraio il 3,5 per cento.
Nella seconda economia mondiale, la People Bank of China mantiene invariati i tassi di riferimento sui prestiti a un anno al 3,65 per cento da agosto 2022, stante l’inflazione dei prezzi al consumo al di sotto del 3 per cento a/a dalla metà del 2020. Con l’economia schermata dal ciclo inflattivo, l’Istituto ha potuto operare una politica di bilancio espansiva. A gennaio l’attivo della PBoC risulta aumentato dell’8,6 per cento in soli cinque mesi; l’incremento è pari al 18 per cento rispetto a luglio 2020. Questa espansione va letta non solo come risposta alla crisi pandemica, ma anche nel contesto di un nuovo equilibrio monetario mondiale in cui la Cina prova a rafforzare il ruolo dello yuan come mezzo di pagamento negli scambi internazionali.
Nei mercati finanziari, i primi rallentamenti significativi dell’inflazione avvenuti a ottobre hanno alimentato la risalita delle quotazioni azionarie, che dai massimi di gennaio 2022 avevano perso un quarto del loro valore, fino a dimezzarne

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21 European Central Bank - Statistical Data Warehouse.

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le perdite a inizio febbraio22. Lo slancio si è interrotto quando la tenuta dell’economia e la vischiosità dell’inflazione di fondo hanno convinto i mercati che le banche centrali avrebbero mantenuto più a lungo una stance restrittiva. Quest’aspettativa è stata, a sua volta, rivista con l’insorgenza delle recenti crisi bancarie negli Stati Uniti e in Svizzera che, oltre a far indietreggiare temporaneamente i listini per la paura di risvolti sistemici, ha indotto gli investitori a scommettere su un primo taglio dei tassi di policy a partire dall’anno in corso per salvaguardare la tenuta del sistema finanziario; la volatilità dei tassi obbligazionari ne è risultata significativamente aumentata. Nonostante il recente ribasso23, negli ultimi dodici mesi il rendimento dei titoli governativi statunitense e tedesco è salito, rispettivamente, del 2,3 e 2,7 per cento sulla scadenza a due anni, e dello 0,8 e 1,6 per cento sulla scadenza decennale. La relativa stabilità dei differenziali di rendimento tra i titoli cd. benchmark e quelli di altri emittenti pubblici e privati indica che i movimenti delle curve sono ancora principalmente guidati dalle scelte di politica monetaria. Il recente allargamento degli spread dopo le turbolenze finanziarie ne lascia in ogni caso il valore in linea con le medie di lungo periodo.
Con la riduzione dei prezzi delle materie prime e il raffreddamento dell’inflazione, il mercato valutario ha assistito al deprezzamento del dollaro nei confronti delle principali valute di circa il 10 per cento tra ottobre (massimi dal 2002) e marzo24, con una momentanea inversione di tendenza a inizio febbraio sull’aspettativa di una FED più aggressiva. In particolare, l’euro ha recuperato circa il 12 per cento nei confronti della valuta statunitense, riportandosi in prossimità di quota 1,1 dollari. Anche il cambio multilaterale della valuta europea si è rafforzato (+6 per cento da ottobre), tornando sui valori registrati tra il 2020 e il 2021, superiori alla media decennale.
Le prospettive
La buona performance dell’economia mondiale nel 2022 sembra prolungarsi anche all’inizio del 2023. Infatti, dopo aver superato di poco la soglia di espansione nel 2022, in febbraio l’indice PMI globale è salito a 52,1; le sotto-componenti dell’indice indicano un allentamento delle pressioni inflazionistiche e una normalizzazione dei livelli delle scorte di beni finiti e dei tempi di consegna, confermando un miglioramento lungo le catene globali del valore.
Il contesto internazionale attuale ha condotto l’Organizzazione mondiale del commercio (OMC)25 a rivedere al rialzo le stime relative agli scambi internazionali: rispetto alle previsioni di ottobre, il commercio mondiale crescerebbe dell’1,7 per cento (+0,7 p.p.) nell’anno in corso, per poi rafforzarsi nel 2024 (3,2 per cento), sebbene tali stime risultino molto incerte per i numerosi fattori di rischio.

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22 Bloomberg, ‘MSCI World Index’.
23 Dall’insorgenza delle crisi bancarie, in tre settimane il rendimento del titolo governativo a due anni è diminuito di 100pb negli Stati Uniti e di 70pb in Germania.
24 Bloomberg, ‘U.S. Dollar Index’. Dopo aver toccato a ottobre quota 150 yen (massimo dal 1990), il dollaro ha perso il 12 per cento. Rispetto alla valuta cinese, dai 7,3 yuan per dollaro di ottobre (massimo dal 2008) il deprezzamento è stato del 6 per cento.
25 World Trade Organization, ‘Global Trade Outlook and Statistics’, 5 aprile 2023,
https://www.wto.org/english/res_e/booksp_e/trade_outlook23_e.pdf.

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Le previsioni dei principali previsori diffuse nei primi mesi del 2023 tendono ad aggiornare al rialzo le stime di crescita e a proporre un rallentamento sempre più marcato dell’inflazione nelle maggiori economie.
Le più recenti stime di marzo dell’OCSE26 prevedono la crescita globale al 2,6 per cento nel 2023 e al 2,9 per cento nel 2024, in rialzo rispettivamente di 0,4 p.p. e 0,2 p.p. rispetto alle previsioni di novembre. Per quanto concerne l’inflazione, rispetto al precedente outlook l’OCSE ha ridotto la stima per i paesi del G20 di 0,1 p.p. per il 2023, al 5,9 per cento, e di 0,9 p.p. per il 2024, al 4,5 per cento.
Il tasso di crescita degli Stati Uniti è stato rivisto per il 2023 all’1,5 per cento (+0,5 p.p.) e ritoccato al ribasso nel 2024 allo 0,9 per cento (-0,1 p.p.)27. In merito alla crescita dell’economia cinese, l’OCSE prevede un’accelerazione al 5,3 per cento nel 2023 e al 4,9 per cento nel 2024 (con revisioni al rialzo, rispettivamente, di 0,7 p.p. e 0,8 p.p. da novembre). Per l’area dell’euro, la crescita del PIL è stimata pari allo 0,8 per cento nel 2023 (+0,3 p.p.) e all’1,5 per cento nel 2024 (+0,1 p.p.).

FIGURA II.7: INDICE PMI GLOBALE COMPOSITO E PER PAESE

Fonte: Markit, Refinitiv.
I rischi
Lo scenario economico è gravato da un’estrema incertezza. Se da un lato l’OMS starebbe per dichiarare terminata l’emergenza pandemica da Covid-19, dall’altro non si registrano prospettive di tregua nel conflitto tra Russia e Ucraina. Inoltre, mentre alcuni indicatori continuano a segnalare un rallentamento dell’economia a

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26 OECD, ‘OECD Economic Outlook, Interim Report March 2023: A Fragile Recovery’, marzo 2023, OECD Publishing, Parigi, https://doi.org/10.1787/d14d49eb-en.
27 Le recenti previsioni del Conference Board per gli Stati Uniti stimano che la crescita del PIL reale rallenterà allo 0,7 per cento nel 2023, con una recessione nella seconda metà dell’anno, per poi risalire allo 0,9 per cento nel 2024. The Conference Board, ‘Economic forecast for the U.S. economy’, marzo 2023, https://www.conference-board.org/research/us-forecast.

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partire dall’estate, sono emersi nuovi rischi per la stabilità del sistema finanziario, in seguito alle recenti crisi bancarie negli Stati Uniti e in Svizzera. Infine, le ultime dinamiche geopolitiche potrebbero rallentare ulteriormente l’andamento del commercio mondiale.

Gli effetti delle politiche monetarie iniziano a influire sulla liquidità. L’aggregato monetario M1 negli Stati Uniti è in contrazione da aprile 2022 e presenta variazioni tendenziali negative da ottobre (-5,8 per cento a febbraio), mentre nell’Eurozona è in discesa da settembre (-2,7 per cento a febbraio). In termini reali la contrazione è più pronunciata e contribuisce a condizioni finanziarie restrittive per famiglie e imprese che per entrambe le economie sono simili a quelle del 201128. In questo quadro, le banche centrali saranno chiamate a modulare con precisione eventuali ulteriori interventi restrittivi per evitare il rischio di deprimere la domanda oltre il necessario. Un ulteriore rischio potrebbe arrivare dal manifestarsi di un secondo picco inflattivo, frutto di un nuovo ciclo rialzista delle materie prime, potenzialmente innescabile dall’abbondante liquidità in Asia, o del tentativo di alcuni settori produttivi di mantenere intatti i recenti elevati margini di profitto, che dovranno verosimilmente ridursi con il graduale allineamento dei salari reali. In questi scenari il trade-off tra lotta all’inflazione e stabilità finanziaria si intensificherebbe, creando le condizioni per un rallentamento più pronunciato della crescita.
Ulteriori tensioni sui prezzi potrebbero derivare dal prezzo del petrolio. Infatti, per il 2023, l’OPEC e l’International Energy Agency (IEA) prevedono che la domanda di petrolio possa arrivare in media a 102 milioni di barili al giorno (mb/d), in crescita di oltre 2 mb/d rispetto al 2022, superando così il massimo pre-Covid di 100,5 mb/d registrato nel 201929. A questa crescita contribuiranno principalmente l’economia cinese, sulla scia di politiche sanitarie meno restrittive, e i suoi partner commerciali asiatici; peserà anche un maggior traffico aereo. Si stima inoltre che la maggior domanda sarà coperta principalmente da un incremento di produzione dei paesi non-OPEC+ (Stati Uniti, Brasile, Norvegia, Canada) per 1,2-1,4 mb/d, mentre l’offerta dei paesi dell’OPEC+ si ridurrà di 1,65 mb/d fino alla fine del 2023, come annunciato il 2 aprile. Il taglio di 0,5 mb/d afferente alla Russia, membro del cartello, era stato deciso in precedenza, in risposta all’imposizione del price cap da parte dell’UE, dei paesi del G7 e dell’Australia sulle esportazioni del proprio greggio via mare30. Tutto ciò potrebbe portare il mercato verso un presumibile eccesso di domanda nella seconda parte dell’anno, con un conseguente aumento dei prezzi.

A queste considerazioni di carattere più strettamente economico si devono aggiungere i rischi derivanti dal contesto geopolitico.

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28 Bloomberg, ‘Indice condizioni finanziarie’.
29 IEA, ‘Oil Market Report’, febbraio 2023, https://www.iea.org/reports/oil-market-report-february-2023 e OPEC, ‘Oil Market Report’, febbraio 2023,
https://www.opec.org/opec_web/static_files_project/media/downloads/publications/OPEC_MOMR_February-2023.pdf.
30 In gennaio il prezzo medio di vendita è stato pari a 49,5 dollari al barile, contro il price cap fissato a 60 dollari. A febbraio, i ricavi dall’export di petrolio sono diminuiti del 36 per cento a/a e del 19 per cento m/m, attestandosi a 11,6 miliardi di dollari. Fonte: IEA, ‘Oil Market Report’, febbraio e marzo 2023,
https://www.iea.org/reports/oil-market-report-february-2023 e https://www.iea.org/reports/oil-market-report-march-2023.

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Contemporaneamente, la pandemia da Covid-19 continua a rappresentare un rischio per l’economia mondiale, sebbene in misura più contenuta che in passato, grazie alla diffusione dei vaccini e alla minore pericolosità del virus e delle sue varianti. Secondo l’Organizzazione Mondiale della Sanità (OMS), nel mondo sono stati somministrati circa 13,2 miliardi di vaccini e 69 dei 194 Stati Membri hanno vaccinato più del 70 per cento della loro popolazione, mentre 138 Stati hanno raggiunto oltre il 40 per cento31. Dall’inizio della pandemia il numero di contagi da Covid-19 registrati ha superato i 761 milioni a livello globale, con oltre 6,8 milioni di decessi32 . I risultati raggiunti nell’affrontare la pandemia hanno condotto l’OMS ad affermare che, nel corso del 2023, potrebbe essere dichiarata la fine dell’emergenza sanitaria pubblica di interesse internazionale.

FIGURA II.8: NUOVI CASI CONFERMATI DI COVID-19 PER UN MILIONE DI ABITANTI (dati al 3 aprile 2023)

Fonte: Our World in Data. Note: Media mobile a sette giorni.

La riduzione dei livelli di mortalità e di ospedalizzazione ha favorito la ripresa delle attività produttive e della socialità, portando all’alleggerimento progressivo delle misure preventive in molti Paesi, sebbene permanga la necessità di monitorare l’andamento dei contagi e della continua insorgenza di nuove varianti del virus. Il mantenimento di un alto livello di prevenzione e il proseguimento delle campagne di vaccinazione su scala mondiale rimangono le strategie più efficaci per l’eradicazione completa del Sars-Cov-2 e per contenere il rischio di future epidemie.

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31 World Trade Organization, ‘COVID-19 Vaccination Insights Report’, 27 marzo 2023,
https://www.who.int/publications/m/item/covid-19-vaccine-insights-report---27-march-2023.
32 Dati al 21 marzo 2023.

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II.2	ECONOMIA ITALIANA: TENDENZE RECENTI
Dopo la robusta crescita registrata nel 2021 (7,0 per cento) dovuta al rimbalzo post-pandemia, nel 2022 è proseguita la fase di espansione dell’attività economica, benché a ritmo inferiore: il PIL è cresciuto del 3,7 per cento, in linea con quanto prospettato nella NADEF rivista e integrata33. In un contesto macroeconomico connotato da tensioni geopolitiche, dal marcato incremento dei prezzi dei beni energetici e dall’intonazione via via più restrittiva di politica monetaria, l’attività economica ha beneficiato della vivace ripresa dei servizi. Nonostante la discesa dei prezzi dei beni energetici e il progressivo allentamento delle interruzioni nelle catene di approvvigionamento, nella parte finale dell’anno la propagazione della spinta inflazionistica alla generalità delle voci di spesa ha interrotto la fase di crescita del PIL in corso da sette trimestri, riducendo in particolare i consumi delle famiglie. In concomitanza, si sono rilevati i primi segnali della trasmissione dell’aumento dei tassi di interesse di policy sulle condizioni di offerta del credito al settore privato. Tuttavia, i provvedimenti del Governo di sostegno a famiglie e imprese, unitamente alla resilienza dell’economia italiana, hanno limitato la contrazione dell’attività. In apertura d’anno, malgrado il prevalere di rischi al ribasso, le informazioni disponibili, prevalentemente di natura qualitativa, suggeriscono un quadro macroeconomico in moderata ripresa, favorito dalla prosecuzione della fase di riduzione dei prezzi energetici.
Produzione e domanda aggregata
Nel corso del 2022, dopo un primo trimestre appena positivo, l’attività ha accelerato nel secondo (1,0 per cento t/t), grazie alla completa riapertura dei servizi e alla ripresa dei flussi turistici. Nonostante il deterioramento del contesto internazionale e l’intensificarsi delle spinte inflazionistiche, nel terzo trimestre la crescita è stata ancora positiva, pur perdendo slancio (0,4 per cento t/t); in chiusura d’anno si è registrata una lieve flessione del PIL (-0,1 per cento t/t), legata agli effetti degli elevati prezzi sull’attività produttiva e sui consumi.
La crescita complessiva del 2022 è spiegata dal contributo positivo della domanda interna al netto delle scorte (4,6 punti percentuali), mentre l’apporto delle scorte e della domanda estera netta è risultato negativo (rispettivamente -0,4 e -0,5 punti percentuali).
Nel dettaglio delle componenti della domanda, i consumi delle famiglie hanno registrato una ripresa significativa (4,6 per cento), anche se ancora insufficiente a recuperare i livelli precedenti alla pandemia.
Tale evoluzione è stata determinata dalla robusta ripresa dei consumi in quei settori dei servizi che erano stati maggiormente colpiti dalle restrizioni introdotte a seguito della pandemia da Covid-19, come quelli in alberghi e ristoranti (26,3 per cento) e in ricreazione e cultura (19,6 per cento). Nel corso dell’anno le famiglie

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33 Ministero dell’Economia e delle Finanze, ‘NADEF 2022 – versione rivista e integrata’, 4 novembre 2022,
https://www.dt.mef.gov.it/export/sites/sitodt/modules/documenti_it/analisi_progammazione/documenti_programmatici/nadef_2022/NADEF_2022_VERSIONE_RIVISTA_-E_-INTEGRATA.pdf.

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hanno attinto a una parte dei risparmi accumulati durante la pandemia34; il tasso di risparmio, pari al 10,2 per cento a fine 2021, è sceso al 5,3 per cento a fine 2022. In effetti, nella media dell’anno, nonostante il reddito disponibile lordo delle famiglie sia cresciuto in termini nominali (6,3 per cento), il robusto aumento dei prezzi, misurato dal deflatore dei consumi (7,4 per cento), ha determinato una riduzione del potere di acquisto pari all’1,1 per cento.
Con riferimento alle imprese non finanziarie, in media d’anno si è rilevata una lieve crescita della quota di profitto e un incremento del tasso di investimento, che si è attestato sui valori più alti in serie storica (24,4 per cento). I dati relativi al quarto trimestre indicano che il debito delle imprese in percentuale del PIL si è ridotto, collocandosi al 67,8 per cento (dal 69,6 per cento del 2021), un livello nettamente inferiore rispetto alla media dell’area dell’euro (105,5 per cento).
Gli investimenti hanno registrato un notevole incremento (9,4 per cento), seppur in decelerazione rispetto al 2021. Nel dettaglio, tutte le componenti sono cresciute, sebbene in misura eterogenea. Gli investimenti in costruzioni hanno registrato un incremento maggiore (11,6 per cento), quale effetto anche dei provvedimenti governativi a favore del settore, rispetto a quelli in macchinari e attrezzature (8,6 per cento). I mezzi di trasporto, pur in deciso aumento (8,2 per cento), non hanno ancora colmato il divario con i valori pre-pandemici.

FIGURA II.9: CONTRIBUTI ALLA CRESCITA DEL PIL (p.p. del PIL, scala sx; var. % t/t, scala dx)

Fonte: ISTAT.

Lo slancio degli investimenti in costruzioni si è accompagnato all’andamento positivo del mercato immobiliare, testimoniato dall’aumento dei volumi di compravendita e dalla crescita dei prezzi delle abitazioni. Va tuttavia rilevato che nel quarto trimestre dell’anno si è registrata una flessione delle compravendite,

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34 The impact of the recent rise in inflation on low-income households’, Charalampakis, E., Fagandini, B., Henkel, L., Osbat, C. (2022), in ECB Economic Bulletin No.7/2022, European Central Bank.
https://www.bancaditalia.it/pubblicazioni/bollettino-eco-bce/2022/bol-eco-7-2022/bolleco-BCE-7-2022.pdf.

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verosimilmente connessa all’indebolimento della domanda di abitazioni in un contesto di moderata restrizione delle condizioni di offerta di credito35.
Nel complesso del 2022, l’andamento dell’interscambio commerciale è risultato particolarmente dinamico, pur in presenza di ostacoli nelle catene di approvvigionamento, della scarsità dei materiali e dell’eccezionale incremento dei prezzi dei beni energetici. Le esportazioni di beni e servizi sono cresciute del 9,4 per cento; tuttavia, il contributo della domanda estera netta è stato negativo, dal momento che le importazioni, trainate dalla ripresa della domanda interna, sono aumentate dell’11,8 per cento.
Dal lato dell’offerta si è registrato un incremento generalizzato, benché di entità eterogenea, del valore aggiunto nei diversi settori. L’industria si è mostrata resiliente, beneficiando della robusta espansione del settore delle costruzioni, mentre gli elevati costi dell’energia e la scarsità di materiali hanno rallentato la dinamica dell’attività manifatturiera. L’integrale ripristino delle condizioni di operatività, unitamente alla ripresa dei flussi turistici, ha sostenuto l’attività nei servizi, portandone il valore aggiunto al di sopra dei livelli del 2019.
Nel dettaglio, il valore aggiunto dell’industria manifatturiera ha registrato un lieve aumento (0,3 per cento), in linea con la crescita della produzione industriale (0,4 per cento). Oltre alle implicazioni della guerra in Ucraina connesse alla scarsità e alla difficoltà di approvvigionamento degli input intermedi36, sulla dinamica dell’attività manifatturiera ha pesato il rincaro delle materie prime energetiche. In ragione dell’elevata dipendenza del settore produttivo italiano dal gas naturale, l’incidenza dei costi energetici sul totale dei costi di produzione37 ha strozzato la performance del settore, condizionando l’andamento della produzione nel corso dell’anno38. Il comparto dell’auto, dopo il marcato aumento della produzione nel 2021 (18,7 per cento), ha rallentato vistosamente nel 2022, segnando una crescita dell’1,7 per cento39. È proseguita, anche se a ritmi inferiori rispetto al 2021, la fase di espansione del settore delle costruzioni, il cui valore aggiunto è cresciuto del 10,2 per cento. Il settore dei servizi, beneficiando delle riaperture, ha registrato un incremento notevole di valore aggiunto (4,8 per cento), malgrado la lieve flessione in chiusura d’anno. Grazie anche all’apporto offerto dalla ripresa dei flussi turistici, il comparto del commercio, trasporto e servizi di alloggio e ristorazione ha registrato un notevole aumento (10,4 per cento), ritornando al di sopra dei valori pre-crisi, mentre le attività artistiche e di intrattenimento, pur crescendo

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35 Banca d’Italia, ‘Bollettino Economico n/1 2023’, 20 gennaio 2023,
https://www.bancaditalia.it/pubblicazioni/bollettino-economico/2023-1/index.html.
36 Banca d’Italia, ‘Indagine sulle aspettative di inflazione e crescita - 2° trimestre 2022’, 11 luglio 2022,
https://www.bancaditalia.it/pubblicazioni/indagine-inflazione/2022-indagine-inflazione/06/index.html.
37‘L’impatto della corsa dei prezzi dell’energia sui costi di produzione: settori a confronto tra Italia, Francia e Germania’, Felici, C., Puccioni, C., Rapacciuolo, C., Romano, L. (2022), Nota dal CSC n. 2-2022, Centro Studi Confindustria.
https://www.confindustria.it/wcm/connect/86a84527-4e6f-4eef-a5ce-93ff1497af95/Nota_CSC_prezzi_energia_su_costi_produzione_150622_Confindustria.pdf?MOD=AJPERES&CACHEID=ROOTWORKSPACE-86a84527-4e6f-4eef-a5ce-93ff1497af95-o5Ct.aP.
38 In particolare, nei settori dell’industria del legno e della carta, della metallurgia e della fabbricazione di prodotti chimici.
39‘Rapporto ANFIA, Focus Italia Produzione industriale – settore automotive’, dicembre 2022.
https://www.anfia.it/it/component/jdownloads/send/3-produzione-industria-automotive/359-122022-italia-focus-produzione-industriale-settore-automotive#:~:text=ATECO%2029.3)%20aumenta%20del%2012,crescono%20del%206%2C6%25.

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significativamente rispetto al 2021 (8,1 per cento), non hanno colmato la perdita registrata nel periodo pandemico.
Prezzi
Nel 2022 l’inflazione, misurata dall’Indice armonizzato dei prezzi al consumo (IPCA), è stata pari in media all’8,7 per cento, accelerando significativamente rispetto al 2021 (1,9 per cento). L’entità della variazione è riconducibile allo straordinario incremento dei prezzi dei beni energetici, in particolare del gas e dell’elettricità, in ragione dell’elevata dipendenza energetica dell’Italia. L’impulso inflazionistico, inizialmente circoscritto ai beni energetici, si è poi progressivamente propagato alla generalità delle componenti, interessando in particolar modo i beni alimentari, i trasporti e i servizi ricettivi e di ristorazione. Data l’ampia diffusione delle pressioni inflazionistiche, l’inflazione di fondo – depurata dagli energetici e dagli alimentari freschi – ha registrato un incremento notevole (4,0 per cento dallo 0,8 per cento del 2021).
Nello scorcio finale d’anno, l’attenuazione delle tensioni sul mercato del gas naturale si è riflessa sull’andamento dell’inflazione al consumo; dopo il picco raggiunto in novembre, l’inflazione ha intrapreso un percorso di graduale rallentamento. Tuttavia, stanti i ritardi con cui la riduzione dei prezzi dei beni energetici si trasmette alle componenti più volatili, l’inflazione di fondo è risultata più persistente, proseguendo su un sentiero di salita fino a tutto marzo secondo l’indice NIC, e di solo lieve attenuazione secondo l’IPCA (si veda il focus ‘Inflazione e dinamica dei prezzi dei beni energetici e alimentari’).
Data l’origine della spinta inflazionistica, la crescita dei prezzi dei beni è risultata superiore rispetto a quella dei servizi: ciò ha provocato effetti redistributivi rilevanti, risolvendosi in un ampliamento del differenziale inflazionistico sperimentato dalle famiglie che si collocano agli estremi della distribuzione del reddito. Dividendo i nuclei familiari in base ai quantili di spesa equivalente, si rileva come le famiglie appartenenti al primo quintile di spesa, che destinano una quota maggiore del loro reddito all’acquisto di beni alimentari e a elevato contenuto energetico, abbiano sperimentato un onere inflazionistico relativamente maggiore rispetto alle famiglie più abbienti, appartenenti all’ultimo quintile40. Tuttavia, le misure di sostegno adottate dal Governo a partire da ottobre 2021 hanno mitigato l’impatto dell’inflazione sulle famiglie più esposte41: senza di esse, gli effetti distributivi dello shock inflazionistico (misurati dall’aumento dell’indice di Gini) sarebbero stati più ampi42.

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40 ‘Covid-19, saving rate and the surge in inflation: some evidence on Italian household consumption’, Cassese, D., Ferroni, V., Macauda, V. (2023), Note tematiche del Dipartimento del Tesoro, N.1° marzo 2023, Ministero dell’Economia e delle Finanze,
https://www.dt.mef.gov.it/export/sites/sitodt/modules/documenti_it/analisi_progammazione/note_tematiche/Nota-Tematica-n-1-2023.pdf.
41 Ufficio Parlamentare di Bilancio, ‘Audizione della Presidente dell’Ufficio parlamentare di bilancio nell’ambito dell’esame del DDL C. 3614, recante misure urgenti in materia di politiche energetiche nazionali, produttività delle imprese e attrazione degli investimenti, nonché in materia di politiche sociali e di crisi ucraina’, 2022, https://www.upbilancio.it/wp-content/uploads/2022/05/Audizione-UPB-DL-50-2022.pdf.
42 Ministero dell’Economia e delle Finanze, ‘Gli effetti distributivi degli aumenti dei prezzi energetici: un esercizio di simulazione con e senza interventi di policy’, in Relazione BES 2023,
https://www.dt.mef.gov.it/export/sites/sitodt/modules/documenti_it/analisi_progammazione/documenti_programmatici/Relazione-BES-2023.pdf.

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A fronte dell’aumento dei prezzi al consumo, l’inflazione interna, misurata dal deflatore del PIL, è cresciuta del 3,0 per cento. L’aumento risulta decisamente inferiore rispetto a quello del deflatore dei consumi (7,4 per cento), prevalentemente in ragione del notevole incremento dei prezzi delle importazioni (21,5 per cento), la cui entità risente della significativa quota di importazioni di energia dell’Italia.

FOCUS	INFLAZIONE E DINAMICA DEI PREZZI DEI BENI ENERGETICI E ALIMENTARI
Il 2022 è stato caratterizzato da un’eccezionale crescita dei prezzi, che ha condotto il tasso d’inflazione su livelli che non si registravano da più di tre decenni. Lo scorso anno, i prezzi al consumo, misurati dall’indice NIC (indice nazionale dei prezzi al consumo per l’intera collettività), sono cresciuti dell’8,1 per cento, dall’1,9 per cento del 2021.

La fiammata inflazionistica ha interessato dapprima la cosiddetta componente volatile del paniere di riferimento dei prezzi, che include i beni energetici e i beni alimentari. Queste voci pesano, rispettivamente, per circa il 10 e il 18 per cento all’interno dell’indice della spesa[43]. Le famiglie meno abbienti sono state colpite in maniera maggiore, in quanto una quota proporzionalmente più alta del loro reddito è destinata a questa tipologia di acquisti e utilizzi.

Questo focus entra in maggiore dettaglio sulle cause e la modalità con cui si è verificato l’aumento dei prezzi delle materie prime energetiche, successivamente trasmesso alla inflazione di fondo, e illustra le motivazioni sottostanti la previsione di un graduale rientro del fenomeno contenuta all’interno del Programma di Stabilità.

Lo shock proveniente dai prezzi dell’energia e alimentari
Le prime spinte inflazionistiche si sono verificate già nel 2021; i prezzi del gas e dell’elettricità hanno iniziato a crescere rapidamente nella seconda metà dell’anno raggiungendo livelli considerevoli rispetto al recente passato. L’aumento si è accentuato a seguito della guerra in Ucraina dello scorso 24 febbraio 2022, raggiungendo il picco nel corso dei mesi estivi; ciò in relazione ad un’offerta sempre più limitata da parte della Russia[44] e ad una “corsa” alla costituzione delle scorte da parte dei Paesi europei.

Ad agosto 2022 i prezzi del gas e dell’energia hanno abbondantemente superato di dieci volte il loro valore medio del periodo 2015-2019, riflettendosi anche sulle bollette energetiche. L’incremento dei prezzi dei beni energetici della componente regolamentata di luce e gas in media d’anno è stato del 65,6 per cento, triplicato rispetto a quello sperimentato nel 2021 (+22,1 per cento). La componente non regolamentata dei beni energetici, che comprende, oltre l’energia elettrica e il gas naturale, anche il prezzo dei carburanti, è cresciuta invece del +44,7 per cento, quattro volte la crescita annua sperimentata nel 2021 (+9,9 per cento). In questo contesto, le misure prese nel corso del 2022 volte a ridurre il costo delle bollette e/o a calmierare il livello dei prezzi energetici, quali il bonus sociale, la sterilizzazione degli oneri di sistema e la riduzione dell’IVA sul gas e delle accise sui carburanti, hanno contribuito a contenere l’incremento dei prezzi.

Il conflitto russo-ucraino e le condizioni climatiche avverse hanno influito anche sul settore dei beni alimentari, per il quale nel 2022 la crescita dei prezzi è stata pari all’8,8 per cento, in netta accelerazione rispetto al 2021 (0,5 per cento). Ciò ha fornito un ulteriore impulso all’inflazione. Più nel dettaglio, i maggiori incrementi di prezzo durante il 2022 hanno

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43 In realtà, una parte dei beni alimentari, quella relativa ai prodotti lavorati, rientra nell’inflazione di fondo; quest’ultima pesa per circa l’83 per cento nel paniere complessivo. I beni processati e non processati pesano, rispettivamente per l’11,5 per cento e il 6,6 per cento. I beni energetici pesano complessivamente circa il 10 per cento, di cui l’8 per cento riguarda la componente non regolamentata.
44 Le difficoltà di approvvigionamento provenivano da attività di manutenzione straordinaria, non programmata, del gasdotto Nord Stream 1 da parte della società Gazprom. Si ricorda, inoltre, l’episodio del 26 settembre 2022 relativo alla esplosione di 3 tubature sottomarine su 4 del gasdotto Nord Stream dirette in Germania, che ha ridotto ulteriormente i flussi di gas dalla Russia.

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riguardato i prodotti alimentari non lavorati (freschi), il cui indice è cresciuto del 9,1 per cento, mentre i prezzi dei prodotti alimentari lavorati sono cresciuti dell’8,5 per cento[45].
L’aumento dei prezzi è da collegarsi, in primo luogo, alle ripercussioni del conflitto sulle esportazioni di materie prime alimentari, quali il frumento, il mais e l’olio di girasole, di cui l’Ucraina e la stessa Russia sono importanti produttori a livello mondiale. In media d’anno, nel 2022 il prezzo delle materie prime alimentari sui mercati internazionali è cresciuto di circa il 20,0 per cento[46]. Il picco è stato registrato tra febbraio e marzo 2022; dopo ulteriori oscillazioni, stiamo assistendo a una fase di discesa dei prezzi del frumento e del granturco, che sono tornati ai valori di fine 2021.

Sul settore ha inciso, inoltre, il prezzo dei prodotti chimici e fertilizzanti utilizzati in agricoltura, i cui costi di produzione sono stati spinti in alto dallo shock energetico. A ciò si aggiunga che la Russia è uno dei maggiori produttori ed esportatori mondiali di fertilizzanti. La salita dei prezzi ha raggiunto, nell’agosto del 2022, un picco pari al 46,2 per cento. La successiva decelerazione ha condotto a registrare, a gennaio 2023, una variazione su base annua del 21,5 per cento[47].

Riguardo ai costi di produzione dei beni alimentari, va considerato l’aumento dei prezzi di macchine per l’agricoltura e la silvicoltura, il cui indice dei prezzi alla produzione ha registrato negli ultimi mesi aumenti tendenziali di poco sotto al 10 per cento.

Infine, ma fattore non meno rilevante, nel 2022 le basse temperature primaverili, le eccezionali ondate di calore nel periodo estivo, la quasi totale assenza di precipitazioni e il clima asciutto hanno fortemente condizionato diverse produzioni tradizionali del paese. Secondo l’ISTAT, al netto delle variazioni dei prezzi, nel 2022 la produzione agricola italiana si è ridotta dello 0,7 per cento, mentre le coltivazioni sono diminuite del 2,2 per cento.[48]

Tutto ciò si è riflesso sui prezzi al consumo. Complessivamente, l’incremento tendenziale dei prezzi dei prodotti alimentari freschi ha raggiunto un valore massimo del 12,9 per cento a ottobre. L’accelerazione dei prezzi dei prodotti alimentari lavorati è stata successiva ma più brusca, e risulta ancora in corso: a febbraio 2023 il tasso di crescita annua era pari al 15,5 per cento.

L’aumento dei prezzi dell’energia e dei beni alimentari si è diffuso progressivamente anche ai principali settori produttivi dell’economia, che hanno trasferito parte dei maggiori costi sui consumatori. Ne è conseguita una continua crescita, a partire dal maggio 2021, dell’inflazione di fondo, la cui crescita media lo scorso anno è stata pari al 3,8 per cento. Il 2022 si è chiuso con un tasso tendenziale del 5,8 per cento che, secondo l’ultimo dato ISTAT, si è portato al 6,4 per cento nel mese di marzo 2023.

Le proiezioni relative all’inflazione per l’anno in corso
Il tasso d’inflazione per il mese di marzo 2023, stimato da ISTAT, mostra il quarto calo consecutivo nella variazione dell’indice NIC, il cui incremento si è portato al 7,7 per cento dal picco di novembre, pari all’11,8 per cento. Sebbene rimangano diffuse le tensioni sui prezzi

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45 Tra i prodotti alimentari la crescita più elevata nel 2022 è stata sperimentata da farina e altri cereali, riso, pane, pasta e cous cous, latte (in particolare quello a lunga conservazione), burro e uova, frutta fresca e vegetali surgelati, pesce surgelato e pollame, olio di oliva e zucchero.
46 Con gli aumenti maggiori che hanno riguardato il prezzo del granturco (28,3 per cento), del riso grezzo (23,6 per cento) e del frumento (19,5 per cento).
47 Di minore entità, l’aumento dei prezzi per la fabbricazione di agrofarmaci e di altri prodotti chimici per l'agricoltura, che ha registrato picchi di oltre il 13 per cento durante il 2022 per attestarsi all’1 per cento a gennaio.
48 In particolare, si sono contratte in volume le produzioni dell’olio d’oliva (-17 per cento), cereali (-10,4 per cento), piante foraggere (-5,5 per cento), piante industriali (-4,5 per cento), patate (-1,9 per cento) e ortaggi freschi (-1,8 per cento). È invece cresciuta in volume la produzione delle colture frutticole (+6,8 per cento) e florovivaismo (+1,1 per cento). Nel 2022 i prezzi dei prodotti delle coltivazioni sono cresciuti mediamente del 17,8 per cento, con punte del 40,3 per cento per i foraggi, 39,9 per cento per i cereali, 21,2 per cento per gli ortaggi freschi, 14,7 per cento per gli agrumi, 13,5 per cento per le piante industriali, 10,1 per cento per il vino e 6,6 per cento per la frutta fresca. Il prezzo del riso a febbraio ha toccato i massimi con un aumento su base annua del 41,8 per cento.

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al consumo in diverse categorie di beni e servizi, si evidenzia il deciso rallentamento dei prezzi dei beni energetici (in termini tendenziali al 10,8 per cento, dal picco del 71,1 per cento di ottobre 2022), che interessa in misura maggiore la componente regolamentata (a -20,4 per cento, dal 51,6 per cento di ottobre 2022) rispetto a quella non regolamentata (a 18,9 per cento, dal 79,4 per cento di ottobre 2022). L’inflazione acquisita a marzo per il 2023 è pari al 5,1 per cento.

Ci sono le premesse perché il processo di rientro dei prezzi delle materie prime energetiche, iniziato a fine 2022 e accentuatosi a marzo 2023, prosegua nei prossimi mesi. Infatti, i prezzi del gas e dell’elettricità di marzo sono risultati inferiori, rispettivamente, del 62,5 per cento e del 54 per cento rispetto a marzo 2022. Le più recenti curve dei prezzi a termine di gas, petrolio ed elettricità risultano pressoché stabili per tutto il 2023, con solo un graduale aumento negli ultimi mesi dell’anno. Nel corso delle ultime settimane le quotazioni forward hanno continuato a spostarsi verso il basso.

Sul mercato tutelato dei beni energetici, per il mese di marzo ARERA ha fissato in calo del 13,4 per cento (46,58€/MWh) le tariffe del gas, mentre rimangono invariate le tariffe dell’elettricità. Queste ultime, aggiornate trimestralmente, registreranno nel secondo trimestre un calo del prezzo in bolletta del 55,3 per cento, risultato di una riduzione del costo dell’energia, compensato solo parzialmente dalla reintroduzione degli oneri di sistema. Sul mercato non tutelato degli energetici è confermata la tendenza discendente di gas, petrolio ed elettricità, i cui prezzi a termine nel 2023 resterebbero tuttavia a livelli lievemente più alti di quelli medi annui registrati nel 2021.

Alla luce di tali dinamiche è ragionevole attendersi che nella parte restante del 2023 la contrazione della componente energetica dell’indice dei prezzi al consumo prosegua, sia nel mercato tutelato che in quello non tutelato, pur in presenza – nel caso di quest’ultimo – di un certo ritardo nell’adeguamento delle tariffe rispetto alla variazione dei prezzi delle materie prime energetiche. Anche la corsa dei prezzi dei beni alimentari dovrebbe iniziare a rallentare. Tuttavia, se da un lato i prezzi a termine delle materie prime alimentari non mostrano particolari segnali rialzisti nel prossimo biennio, non bisogna dimenticare che le attuali e future condizioni climatiche potrebbero incidere negativamente sulla produzione e innescare nuove tensioni sui prezzi di alcuni prodotti agroalimentari. Nell’insieme, secondo le stime interne la componente di fondo dell’inflazione tenderà a decelerare in maniera molto lenta e graduale come effetto congiunto di un rallentamento della componente dei beni non energetici e una maggiore persistenza dei servizi.

Il tema dell’inflazione è oggetto di costante attenzione da parte del Governo. Se il rientro dai picchi del 2022 dei prezzi delle materie prime energetiche sta inducendo ad allentare gradualmente alcune misure di contenimento dei prezzi, restano attivi diversi interventi di sostegno alle famiglie e alle imprese che si potenzierebbero in caso di nuovi improvvisi aumenti di prezzo (cfr. il focus ‘Le recenti iniziative adottate in risposta al caro energia’).

In conclusione, la previsione di inflazione del presente documento risulta in calo nel prossimo triennio. La stima tiene conto dell’allentamento delle pressioni inflazionistiche manifestatosi già nei primi mesi del 2023. Tale andamento è giustificato in larga parte della dinamica decrescente, ormai consolidata, dei prezzi dell’energia. Difatti, il contributo della componente energetica alla variazione totale dell’indice NIC è in calo dalla fine dello scorso anno, cedendo spazio al contributo crescente dei beni, inclusi gli alimentari, e dei servizi. Pertanto, il rientro dell’inflazione di fondo è previsto essere più lento e graduale e, sebbene siamo prossimi al picco, si potrà assistere a una fase di stabilizzazione della dinamica prima di un effettivo calo nella seconda parte dell’anno. Nel dettaglio, la dinamica del deflatore dei consumi delle famiglie è prevista pari al 5,7 per cento nel 2023, dal 7,4 per cento del 2022. Successivamente, pur esauritasi la spinta deflattiva della componente energetica, la crescita del deflatore dei consumi calerà al 2,7 per cento nel 2024, per poi stabilizzarsi al 2,0 nel 2025 e 2026.

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FIGURA R1: INFLAZIONE E CONTRIBUTI DEI PRINCIPALI AGGREGATI

Altri beni e tabacchi
Servizi
Beni alimentari lavorati
Beni alimentari non lavorati
Beni energetici
NIC variazioni tendenziali
NIC core variazioni tendenziali
12,0
10,0
8,0
6,0
4,0
2,0
0,0
-2,0
gen-19
mag-19
set-19
gen-20
mag-20
set-20
gen-21
mag-21
set-21
gen-22
mag-22
set-22
gen-23

Fonte: Elaborazioni MEF su dati ISTAT.

Mercato del lavoro e retribuzioni
Nel corso del 2022 l’evoluzione del mercato del lavoro è stata positiva e complessivamente in linea con gli andamenti dell’attività economica; il numero di occupati, quale rilevato dalla contabilità nazionale, è cresciuto dell’1,7 per cento, ritornando al di sopra dei valori precedenti alla crisi pandemica. Di pari passo, è risultato in deciso aumento il numero di unità di lavoro equivalenti (ULA, 3,5 per cento) così come quello delle ore lavorate (3,9 per cento per il monte ore totale, e 2,2 per cento in termini pro-capite); per queste ultime, tuttavia, il divario con i valori pre-crisi non è stato integralmente colmato. La produttività – calcolata come rapporto tra PIL e ULA – ha fatto rilevare un apprezzabile recupero rispetto al 2021 (0,2 per cento dal -0,5 per cento).

In base ai risultati dell’indagine delle forze lavoro, nel 2022 la crescita dell’occupazione ha accelerato (2,4 per cento dallo 0,8 per cento del 2021), portando il numero di occupati a superare la soglia di 23,3 milioni di addetti, il valore massimo in serie storica. Di conseguenza, il tasso di occupazione si è collocato al 60,1 per cento, valore massimo dal 2004. A livello settoriale, la crescita dell’occupazione è stata generalizzata, mostrando tuttavia una maggiore vivacità nel comparto delle costruzioni e nei servizi. L’aumento dell’occupazione è stato sostenuto dall’incremento dei lavoratori dipendenti, a loro volta sospinti in prevalenza dall’occupazione a termine, che nel primo trimestre del 2022 si è attestata sui valori più alti in serie storica (3,1 milioni); anche l’incidenza sul totale dei dipendenti ha raggiunto un nuovo picco, pari al 17,1 per cento. Tuttavia, gradualmente anche il numero di dipendenti permanenti ha visto un apprezzabile aumento, riconducibile, oltreché alla complessiva resilienza del mercato del lavoro,

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a un incremento delle trasformazioni di rapporti a termine in rapporti a tempo indeterminato.

Mentre è proseguita la fase di crescita del tasso di partecipazione (65,5 per cento dal 64,5 per cento del 2021), tornato al di sopra dei valori pre-pandemici, il recupero delle forze di lavoro non è risultato sufficiente a riportarle ai livelli del 2019, riflettendo prevalentemente fattori di carattere demografico e strutturale49 . Nell’insieme, si è determinata una decisa diminuzione del tasso di disoccupazione all’8,1 per cento (-1,4 punti rispetto al 2021).

FIGURA II.10: TASSO DI DISOCCUPAZIONE E PARTECIPAZIONE (VALORI PERCENTUALI)

Fonte: ISTAT.

La fase di ripresa della domanda di lavoro e di incrementi occupazionali è stata accompagnata da una crescita del tasso di posti vacanti, che nel quarto trimestre del 2022 è risultato pari al 2,4 per cento, il valore più alto dal 2016 (di un punto percentuale superiore al livello pre-crisi del quarto trimestre 2019). Il dato riflette eterogeneità settoriali: infatti, i valori più elevati si riscontrano nelle costruzioni e nell’attività di alloggio e ristorazione, risultando più contenuto nell’industria in senso stretto.

Guardando alle retribuzioni contrattuali, nel 2022 si è rilevata una crescita dell’1,1 per cento. Nonostante siano stati recepiti 33 Contratti Collettivi Nazionali, che hanno interessato il settore pubblico (funzioni centrali, funzioni locali, sanità e istruzione e ricerca) e i servizi privati, la debole dinamica delle retribuzioni

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49 ‘Labor Market Tightness in Advanced Economies’, Duval, R., Ji, Y., Li, L., Oikonomou, M., Pizzinelli, C., Shibata, I., Sozzi, A., Tavares, M. (2022), IMF Staff Discussion, International Monetary Fund, Research Department,
https://www.imf.org/en/Publications/Staff-Discussion-Notes/Issues/2022/03/30/Labor-Market-Tightness-in-Advanced-Economies-515270. ‘How tight are U.S labor markets?’, Domash, A., Summers, L. (2022), NBER Working Papers No.29739, https://www.nber.org/system/files/working_papers/w29739/w29739.pdf.

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contrattuali riflette l’ancora elevato numero di contratti in attesa di rinnovo, che coinvolge 6,1 milioni di dipendenti (il 49,6 per cento del totale).

Per contro, nel 2022 le retribuzioni lorde per dipendente hanno registrato una crescita del 3,7 per cento. Inoltre, la variazione del costo del lavoro per unità di prodotto è risultata pari al 3,1 per cento, il cui andamento riflette una crescita più sostenuta del costo del lavoro per dipendente (3,3 per cento) a fronte di una dinamica della produttività dello 0,2 per cento.
Andamento del credito
Nel 2022 l’andamento del credito al settore privato ha risentito degli effetti della normalizzazione della politica monetaria. A partire dai mesi estivi, la trasmissione dei rialzi dei tassi di policy al settore privato si è accompagnata a una riduzione del credito concesso. Dopo la robusta espansione nella prima parte dell’anno, la dinamica dei prestiti al settore privato ha iniziato a rallentare, riflettendo andamenti diversificati tra gli operatori. I prestiti alle famiglie hanno gradualmente iniziato a decelerare a partire da ottobre, contestualmente al rallentamento della domanda di abitazioni; i prestiti alle imprese, risentendo di una attesa moderazione nella domanda di investimenti indotta anche dall’incertezza sulle aspettative future50, hanno mostrato un rallentamento decisamente più pronunciato già a partire da settembre.
I depositi del settore privato hanno intrapreso un sentiero di decelerazione tendenziale a partire da aprile 2022 fino a registrare a dicembre 2022 e a gennaio 2023 una riduzione su base annua. I depositi delle famiglie, dopo un periodo di crescita che ha portato il livello dello stock di luglio 2022 a superare di 160 miliardi il valore di fine 2019, hanno iniziato a diminuire sia per effetti di riallocazione di portafoglio sia per sostenere i livelli di consumo, risultando a gennaio 2023 inferiori di 12,5 miliardi rispetto al valore di luglio.
In un contesto di intensificazione delle tensioni inflazionistiche, l’intenzione segnalata dalla BCE di aumentare i tassi di interesse (la cd. forward guidance, poi accantonata a inizio 2023) ha orientato le strategie del sistema bancario. Da gennaio 2022, infatti, si sono registrati i primi segnali di aumento dei tassi di interesse, con le banche che hanno incorporato i rialzi attesi dei tassi di policy. Contestualmente al rafforzamento della strategia di normalizzazione della politica monetaria decisa dal Consiglio Direttivo della BCE, i tassi di interesse praticati agli operatori hanno proseguito la loro fase di salita: a gennaio 2023, quelli praticati alle famiglie per le nuove operazioni di acquisto di abitazioni (3,95 per cento) erano superiori di circa 220 punti base rispetto allo stesso periodo del 2022; l’aumento è più marcato per le società non finanziarie, con un tasso medio sulle nuove operazioni del 3,72 per cento rispetto all’1,12 per cento praticato nel gennaio del 2022.

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50 Banca d’Italia, ‘Indagine sulle aspettative di inflazione e crescita – terzo trimestre’, 10 ottobre 2022, https://www.bancaditalia.it/pubblicazioni/indagine-inflazione/2022-indagine- inflazione/09/Statistiche_iai_2022Q3.pdf.

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FIGURA II.11: PRESTITI AL SETTORE PRIVATO (var. % a/a)

Fonte: Banca d’Italia.

Nel complesso, dalle ultime rilevazioni dell’indagine ‘The Euro Area Bank Lending Survey, Main results for Italian banks’51, emerge come la maggiore percezione del rischio e il conseguente aumento dei tassi di interesse abbiano contribuito all’inasprimento delle condizioni di accesso al credito in chiusura d’anno, soprattutto per le imprese energivore e del settore immobiliare. Le attese per la prima metà dell’anno in corso lascerebbero prefigurare la prosecuzione della fase di irrigidimento degli standard di credito alle imprese.

La qualità del credito alle imprese continua a migliorare, come testimoniato dalla riduzione dell’incidenza dei crediti deteriorati sul totale dei prestiti, determinata anche dalla flessione del tasso di deterioramento52. Questa dinamica, comune a tutti i settori della clientela, ha consolidato la condizione patrimoniale delle banche e, assieme all’aumento dei margini d’interesse, ha contribuito alla ripresa della redditività del settore.
Commercio Estero
Dopo la forte espansione nel 2021, l’economia e il commercio mondiale hanno rallentato, contraendosi nell’ultimo trimestre del 2022, ma registrando tassi di crescita positivi nel complesso dell’anno e superiori al periodo pre-pandemico53.

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51 Banca d’Italia, ‘The Euro Area Bank Lending Survey, Main results for Italian banks - Q4 2022 and outlook for Q1 2023’, 31 gennaio 2023, https://www.bancaditalia.it/statistiche/tematiche/moneta-intermediari-finanza/intermediari-finanziari/indagine-credito-bancario/risultati/BLS_January_2023.pdf?language_id=1.
52 Banca d’Italia, ‘Banche e istituzioni finanziarie: condizioni e rischiosità del credito per settori e territori - IV trimestre 2022’, 31 marzo 2023, https://www.bancaditalia.it/pubblicazioni/condizioni-rischiosita/2023-condizioni-rischiosita/statistiche_STACORIS_20230331.pdf.
53 Central Planning Bureau, ‘World Trade Monitor’, 24 marzo 2023, https://www.cpb.nl/en/world-trade-monitor-january-2023.

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Nel corso del 2022 gli scambi commerciali internazionali hanno subito profondi mutamenti a causa della guerra in Ucraina e delle conseguenti tensioni geo-politiche; si è comunque registrato un moderato rafforzamento delle esportazioni di beni. Allo stesso tempo, l’efficacia delle campagne vaccinali, più diffuse nelle economie avanzate, ha favorito la ripresa dell’attività dei servizi, grazie alla performance sostenuta del turismo internazionale.
Il valore dell’interscambio commerciale dell’Italia ha risentito delle pressioni inflazionistiche che ne hanno amplificato la dinamica in termini nominali. L’incremento del 20 per cento del valore delle esportazioni, si affianca a un aumento del 36,4 per cento delle importazioni, spiegato in larga parte dalla componente di prezzo, in particolare per i beni energetici.
Il deciso peggioramento del saldo della componente energetica si è riflesso nel deterioramento del saldo commerciale, che complessivamente è passato in deficit (-31,0 miliardi, 1,6 per cento del PIL) dopo l’avanzo registrato nel 2021 (40,3 miliardi), risultando tuttavia molto più contenuto rispetto ad alcuni dei maggiori Paesi europei (Francia e Spagna). Ha contributo al peggioramento del saldo commerciale l’aumento del valore delle importazioni dalla Russia (45,7 per cento), indotto dal forte aumento dei prezzi del gas naturale nonostante la riduzione dei volumi (si veda il focus ‘L’evoluzione degli scambi commerciali con la Russia: impatto settoriale e territoriale’). Parallelamente, il saldo di conto corrente è risultato in disavanzo per la prima volta dal 201254.

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54 Secondo il Bollettino Economico pubblicato dalla Banca d’Italia il 7 aprile, successivamente alla chiusura del Quadro Macroeconomico del presente documento, il saldo negativo è stato di 25,1 miliardi, pari all’1,3 per cento, a fronte di un surplus di 54,9 miliardi nel 2021.

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FOCUS
L’evoluzione degli scambi commerciali con la Russia: impatto settoriale e territoriale
Le relazioni commerciali tra Italia e Russia sono state fortemente influenzate dalla guerra nell’Ucraina. Ciò ha portato, da un lato, all’imposizione di ulteriori sanzioni[55] e, dall’altro, a un notevole incremento dei prezzi dei beni energetici. Quest’ultimo ha alimentato il valore delle importazioni italiane nel 2022 (+45,7 per cento), trainate soprattutto dal gas naturale (Tabella R1); al contrario, le esportazioni italiane hanno registrato una variazione negativa (-23,7 per cento). Il deficit commerciale bilaterale è quasi raddoppiato: da 11 miliardi nel 2021 a 21,3 miliardi nel 2022. Considerando l’ultimo trimestre del 2022, tuttavia, la riduzione delle quotazioni dei beni energetici, unita a una riduzione dei consumi, han prodotto un significativo calo delle importazioni italiane (-24,6 per cento rispetto allo stesso trimestre dell’anno precedente), sostanzialmente in linea con quello delle esportazioni (-27,7 per cento).

	TABELLA R1: INTERSCAMBIO SETTORIALE DELL’ITALIA CON LA RUSSIA anni 2021-2022 (valori assoluti in milioni di euro e variazioni percentuali annue)
		INTERSCAMBIO CON LA RUSSIA				VARIAZIONI PERCENTUALI
	SETTORI E COMPARTI PRODUTTIVI	2021		2022		EXPORT		IMPORT
		Import	Export	Import	Export	Russia	Mondo	Russia	Mondo
	A – AGRICOLTURA	145,0	34,6	118,3	30,2	-12,7	4,2	-18,4	30,2
	B - ATTIVITÀ ESTRATTIVE	13.070,3	6,4	21.128,1	3,6	-43,4	98,0	61,6	116,8
	B061 – Petrolio greggio	2.230,1	0,0	6.876,3	0,0	-	17,8	208,3	68,6
	B062 – Gas naturale	10.157,8	0,0	13.128,0	0,0	-	418,6	29,2	178,5
	C - INDUSTRIA MANIFATTURIERA	5.405,2	7.617.6	5.897.5	5.809.1	-23.7	19.2	9.1	24.8
	CA – Alimentari, bevande e tabacchi	113,4	634.2	138,4	610.4	.3,8	16,7	22.1	25,7
	CB – Tessile e abbigliamento	32,2	1.341.4	29,6	971.4	.27,6	16,9	-8.1	33,3
	CC - Legno carta e stampa	234,4	78.7	121,7	54,3	-31,0	28,0	-48,1	44,6
	CD - Coke e petroliferi raffinati	1.334,9	16.2	2.170.6	6.2	-61.5	80.0	62.6	75,7
	CE - Sostanze e prodotti chimici	323,6	718.9	323.7	478.7	-33,4	20,1	0.0	29,4
	CF – Farmaceutica	2,3	193.6	2,2	179.2	.7,4	42,8	-5.2	27,0
	CG - Gomma, plastica e. minerali non metalliferi	94,2	393.9	65,0	316.7	-19,6	12,9	-31.0	22,1
	CH - Metallurgia e prodotti in metallo	3.193,2	577,0	3.008,4	597,0	3.5	17,6	-5,8	26,7
	CI - Computer, app. elettronici e ottici	11,2	146.7	4,1	96.9	-33,9	20,5	-63.2	15,1
	CJ - Apparecchi elettrici	30,0	459.9	14,9	283.8	.38,3	14,4	-50.3	26,7
	CK - Macchinari e apparecchi n.c.a.	17,4	2.137.9	8,4	1.736.3	.18,8	10,3	-51.8	22,9
	CL - Mezzi di trasporto	8,8	419.8	8,2	149.2	-64,5	14,9	-6.7	7,7
	CM - Mobili e altre manifatturiere	9,6	499,4	2.3	328,8	-34.2	15,1	-76.4	13.1
	D-E – UTILITIES	23,0	4.6	14.2	3.3	-28.2	48.1	-38.0	70.5
	J-S - PRODOTTI ATTIVITÀ TERZIARIE	1,5	7.1	1.2	2.7	-61.6	30.9	-19.8	10.7
	V - PROVVISTE DI BORDO	0,3	0.4	0.6	0.2	-41.1	53.7	76.9	41.8
	TOTALE ECONOMIA	18.645,3	7.670,6	27.159,9	5.849,1	-23,7	20,0	45,7	38,4
	Fonte: Elaborazioni MEF-DT su dati Istat.

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55 L’UE ha imposto il divieto di vendita alla Russia di beni di lusso o di beni che possono essere utilizzati a fini militari, unitamente al blocco delle esportazioni di servizi di supporto all’IT, alle ricerche di mercato e all’ingegneria. Per maggiori dettagli: European Parliament, ‘EU sanctions on Russia: Overview, impact, challenges’, PE 739.366 – 10 marzo 2023.

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L’economia italiana ha, tuttavia, mostrato una notevole resilienza a fronte delle mutate condizioni geopolitiche, in virtù dello scarso peso della Russia sull’insieme delle vendite italiane all’estero (1,5 per cento nel 2021; 0,9 per cento nel 2022) e di una dinamica molto positiva delle esportazioni totali (+20,0 per cento). Sebbene alcune imprese possano essere state impattate in misura significativa, nel complesso, anche i settori maggiormente esposti al mercato russo hanno riorientato con rapidità le aree di sbocco delle proprie vendite, risultando solo marginalmente danneggiati. Ciò vale in particolare per la meccanica, che, pur essendo il settore manifatturiero più orientato al mercato russo, ha registrato una crescita sostenuta delle esportazioni complessive (+10,3 per cento). Ancor più marcato è stato il riposizionamento del sistema moda (tessile e abbigliamento), il cui aumento delle vendite all’estero (+16,9 per cento; +9,4 miliardi) è stato solo in minima parte eroso dalla performance negativa registrata nei confronti del mercato russo (-27,6 per cento; -370 milioni). Entrambi i settori, tuttavia, crescono a tassi inferiori alla media manifatturiera (+19,2 per cento).

Per il nostro Paese, la decisione di affrancarsi velocemente dalle importazioni di materie prime energetiche russe rappresenta una sfida epocale che, tuttavia, ha già iniziato a dare i primi frutti. In pochi mesi, infatti, le importazioni italiane di gas naturale sono diminuite notevolmente, prima in termini di quantità e poi anche in valore (Figura R1). Tale andamento si è accentuato nell’ultimo trimestre 2022, grazie a una riduzione tendenziale del 90 per cento in termini di quantità (da oltre 5 milioni di tonnellate a poco meno di 500 mila) e dell’80 per cento in valore (da 4,4 miliardi a 853 milioni). Questo risultato è stato reso possibile dall’aumento delle importazioni da Algeria (primo partner dell’Italia nel 2022), Azerbaigian, Stati Uniti e Norvegia e, sebbene in misura minore, dalla riduzione dei consumi nazionali.

Anche le importazioni di petrolio greggio dalla Russia hanno mostrato una netta riduzione negli ultimi trimestri, pur se meno accentuata rispetto a quella del gas naturale. Il valore delle importazioni di petrolio, dopo aver superato i 2,5 miliardi nel secondo trimestre del 2022, è sceso di oltre un miliardo, restando comunque al di sopra del valore registrato nello stesso trimestre dell’anno precedente (789 milioni). Il 2023 rappresenterà un anno di profondi cambiamenti per il comparto, data l’entrata in vigore (lo scorso 5 dicembre) dell’embargo che proibisce ai Paesi dell’Unione europea di importare petrolio greggio via mare, lasciando come unica possibilità l’oleodotto “Druzhba”, che rifornisce l’Europa centrale.

FIGURA R.1: IMPORTAZIONI DI GAS NATURALE E PETROLIO GREGGIO DALLA RUSSIA Anni 2018-2022 (valori trimestrali in milioni di euro e in migliaia di tonnellate)

Fonte: elaborazione MEF-DT su dati Istat.

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Analogamente a quanto osservato a livello settoriale, anche i territori hanno mostrato una notevole capacità di riposizionamento nel 2022 (Figura R2). Tra le prime venti province per incidenza della domanda russa sulle esportazioni locali, infatti, ben diciotto hanno registrato una crescita annua delle esportazioni complessive a doppia cifra. Le province di Fermo e Macerata (le prime due per quota di vendite verso la Russia sul totale esportato), ad esempio, hanno mostrato performance migliori della media nazionale (+20,0 per cento), rispettivamente pari al +33,1 e +21,7 per cento.

FIGURA R2: IDINAMICA DELLE ESPORTAZIONI PROVINCIALI VERSO LA RUSSIA E IL MONDO Anno 2022 (variazioni percentuali annue)

Russia
Mondo
Molto negativa
Oltre il -20%
Negativa
Fino al -20%
Positiva
Fino al +20%
Molto positiva
Oltre il +20%

Fonte: elaborazione MEF-DT su dati Istat.

Nel corso del 2022 l’export ha registrato risultati positivi. Considerando la quota sulle esportazioni complessive, le vendite di beni all’estero sono cresciute verso tutti i principali partner commerciali. In particolare, tra i principali partner dell’Unione europea, sono aumentate del 14,9 per cento verso la Germania, del 17,2 per cento verso la Francia e del 20,2 per cento verso i paesi extra-Ue, con un incremento del 32 per cento verso gli Stati Uniti. L’andamento delle esportazioni è crescente anche verso la Svizzera, il Regno Unito e l’OPEC. Le eccezioni più rilevanti riguardano la Russia, a causa delle sanzioni economiche, e la Cina per effetto della minore domanda causata dalle politiche di contenimento dei contagi.
L’incremento delle vendite riguarda tutti i settori; escludendo i settori relativi ai beni energetici, l’incremento dell’export è stato particolarmente pronunciato per gli articoli farmaceutici.
Nel decennio 2012-2021 la quota di mercato sulle esportazioni mondiali di merci dell’Italia è stata pari in media al 2,8 per cento; secondo i dati provvisori, nei primi undici mesi del 2022, si è registrata una lieve flessione, al 2,6 per cento. Considerando i primi venti maggiori paesi esportatori al mondo, dal 2019 al 2021

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l’Italia ha mantenuto la propria posizione, risultando all’ottavo posto, preceduta tra i partner europei solo dalla Germania e dai Paesi Bassi56.

FIGURA II.12: ESPORTAZIONI DI BENI PER I PRINCIPALI SETTORI DI ATTIVITÀ ECONOMICA NEL 2022 (variazioni percentuali)

Agricoltura, silvicoltura e pesca
4,2
Petrolio greggio
17,8
Gas naturale
418,6
Alimentari, bevande e tabacco
16,7
Tessile, abbigliamento, pelli e accessori
16,9
Legno e prodotti in legno
28,0
Coke and refined oil products
80,0
Sostanze e prodotti chimici
20,1
Articoli farmaceutici, chimico-medicinali e botanici
42,8
Articoli in gomma e materie plastiche
12,9
Metalli di base e prodotti in metallo
17,6
Computer, apparecchi elettronici e ottici
20,5
Apparecchi elettrici
14,4
Macchine ed apparecchi n.c.a
10,3
Mezzi di trasporto
14,9
Altre attività manifatturiere
15,1
Energia elettrica, gas, vapore e aria condizionata
158,8
Trattamento dei rifiuti e risanamento
15,0
-
10,0
20,0
30,0
40,0

Fonte: ISTAT.

Nel 2022, in termini di competitività, secondo gli indici di prezzo57 dei prodotti manufatti, l’Italia ha registrato un forte miglioramento, toccando il valore più basso degli ultimi vent’anni e ottenendo un vantaggio competitivo rispetto ai maggiori Paesi avanzati.

II.3	ECONOMIA ITALIANA: PROSPETTIVE
Le prospettive economiche, condizionate negli ultimi tre anni dallo shock pandemico e dalla guerra in Ucraina, continuano a essere segnate dall’incertezza. Tuttavia, tra fine 2022 e inizio 2023 l’economia è risultata più resiliente di quanto atteso lo scorso autunno, grazie anche alla marcata riduzione del prezzo del gas, esito anche della diversificazione dell’approvvigionamento delle materie prime e del comportamento virtuoso di famiglie e imprese. Il brusco calo dei prezzi ha portato a un significativo rallentamento dell’inflazione. Inoltre, le strozzature dell’offerta a livello globale si sono ampiamente ridotte

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56 Ministero degli Affari Esteri e della Cooperazione Internazionale, ‘Osservatorio economico. Statistiche relative all’import/export di merci dell’Italia’, marzo 2023, https://www.infomercatiesteri.it/osservatorio-economico-interscambio-commerciale-italiano-mondo.php.
57 Banca d’Italia, ‘Bilancia dei pagamenti e posizione patrimoniale sull'estero’, 22 marzo 2023.

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I dati congiunturali di inizio anno prefigurano un ritorno del PIL su un sentiero positivo già nel primo trimestre. Nonostante il calo della produzione industriale registrato in gennaio, infatti, le indicazioni favorevoli derivanti dal clima di fiducia manifatturiero, unitamente alla fase di discesa dei prezzi alla produzione, prefigurano un recupero dell’attività produttiva nei prossimi mesi. Inoltre, si riduce il numero delle imprese manifatturiere che riscontra ostacoli all’export, soprattutto in ragione dei minori costi e della riduzione dei tempi di consegna. Anche i dati PMI forniscono indicazioni positive per la manifattura, con l’indice che, a marzo, continua a superare la soglia di espansione: la produzione sarebbe aumentata considerevolmente, accompagnata dalla riduzione delle pressioni sui prezzi e dall’allentamento delle strozzature dal lato dell’offerta. Per quanto riguarda le costruzioni, a gennaio si è consolidata la crescita della produzione (all’1,4 per cento m/m dallo 0,4 per cento di dicembre) portando l’indice destagionalizzato sui livelli più alti da marzo del 2022. Le prospettive del settore restano favorevoli: in marzo la fiducia delle imprese del settore delle costruzioni ha continuato a migliorare, tornando prossima ai livelli dello scorso settembre. I segnali di miglioramento del quadro prospettico trovano conferma nei risultati dell’Indagine sulle aspettative di inflazione e crescita condotta da Banca d’Italia58 e riferita al primo trimestre 2023, da cui emerge un diffuso miglioramento dei giudizi correnti e delle aspettative delle imprese sulle condizioni operative per i prossimi mesi, favorite dalla ripresa della domanda, dalla stabilità delle condizioni di accesso al credito e da valutazioni meno negative sulle condizioni per investire. In tale quadro, le attese di inflazione al consumo si sono ridotte su tutti gli orizzonti temporali. Contestualmente, in ragione dell’attenuarsi delle spinte inflazionistiche, le imprese prefigurano il primo rallentamento dei prezzi di vendita da fine 2020.

Per i servizi, nei primi due mesi dell’anno le vendite al dettaglio – in volume - hanno mostrato nell’insieme un andamento positivo, nonostante i dati poco favorevoli di febbraio, interrompendo così il calo registrato nella parte finale del 2022. Inoltre, a marzo l’Istat rileva un miglioramento sugli ordini e sulle vendite per le imprese del commercio al dettaglio e per quelle dei servizi di mercato. Nello stesso mese, l’indice di fiducia dei consumatori ha registrato il valore più elevato da febbraio 2022 grazie a un nuovo incremento su base mensile (a 105,1 da 104,0), che riflette in particolare l’ampia variazione favorevole del clima economico e del clima corrente. Con riferimento alle imprese, in un quadro di progressivo miglioramento dei giudizi e delle attese sull’evoluzione dei prezzi, le aspettative sulla situazione economica dell’Italia e sulla disoccupazione risultano più ottimistiche. Simile l’informazione proveniente dall’indice PMI relativo a marzo, che, pur diminuendo rispetto al mese precedente, resta al di sopra della soglia dell’espansione (da 52 a 51,1).
Le prospettive per l’export risultano complessivamente favorevoli grazie alla ripresa della domanda mondiale, nonostante il proseguire della guerra in Ucraina. I dati sugli scambi commerciali con l’estero dell’Italia hanno mostrato una buona tenuta delle esportazioni in gennaio, in misura più ampia verso i Paesi extra-UE.

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58 Banca d’Italia, ‘Indagine sulle aspettative di inflazione e crescita – 1 trimestre 2023’, 6 aprile 2023, https://www.bancaditalia.it/pubblicazioni/indagine-inflazione/2023-indagine-inflazione/03/Statistiche_iai_2023Q1.pdf.

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L’indice PMI degli ordini dall’estero per la manifattura è tornato a collocarsi al di sopra della soglia di espansione, toccando i 50,7 punti a marzo.
Scenario a legislazione vigente
Le prospettive per il 2023 sono diventate moderatamente più favorevoli rispetto al quadro sottostante le previsioni ufficiali effettuate lo scorso novembre; il contesto internazionale è migliorato prevalentemente grazie ad un calo dei prezzi energetici più rapido delle attese (cfr. focus ‘Gli errori di previsione sul 2022 e la revisione delle stime per il 2023 e gli anni seguenti’).
Conseguentemente, la previsione di crescita per il 2023 sconta un moderato aumento del PIL nel primo e nel secondo trimestre, cui seguirà una lieve accelerazione nella seconda parte dell’anno. Le prospettive si fondano sull’ipotesi che le recenti tensioni sui mercati finanziari si attenuino e che le imprese, nonostante condizioni di finanziamento meno favorevoli, facciano leva sui margini di profitto accumulati. Il sostegno alla crescita degli investimenti per l’intero periodo proverrebbe anche dall’attuazione del PNRR.
Nel complesso del 2023, si stima prudentemente che il PIL aumenterà dello 0,9 per cento. L’espansione economica è attesa poi essere più sostenuta nel 2024 (all’1,4 per cento), seguita da un aumento dell’1,3 e dell’1,1 per cento, rispettivamente, nel 2025 e 2026. In un contesto caratterizzato da ampia incertezza, e in analogia con i documenti precedenti, il presente documento fornisce una valutazione degli effetti sull’economia italiana di alcuni scenari di rischio.
Nel dettaglio della previsione, la crescita del PIL attesa per l’anno in corso risulta guidata dalla domanda interna al netto delle scorte (0,8 punti percentuali) e dalle esportazioni nette (0,3 punti percentuali). Le scorte, invece, fornirebbero un contributo leggermente negativo.
La dinamica dei consumi delle famiglie nel 2023 risulterà inferiore a quella del PIL poiché, nonostante il rallentamento della dinamica dei prezzi, il potere d’acquisto dei consumatori sarà ancora condizionato da un’inflazione ancora complessiva-mente elevata. Nella seconda parte dell’anno, tuttavia, i consumi torneranno su un sentiero di espansione più robusto grazie al rafforzamento del reddito disponibile reale. Quest’anno il tasso di risparmio è previsto diminuire sensibilmente, collocan-dosi al di sotto dei livelli pre-pandemici, per stabilizzarsi negli anni successivi sui valori medi del decennio precedente la pandemia. Nel medio termine i consumi cresceranno in linea con il PIL. Il reddito reale è atteso espandersi, sospinto, in primo luogo, dalla resilienza del mercato del lavoro e dalla ripresa dei salari nel settore privato, nonché dal rallentamento dell’inflazione. Questi fattori più che compenseranno il maggiore costo del credito e degli interessi passivi pagati dalle famiglie.
L’accumulazione di capitale dovrebbe risultare particolarmente intensa per tutto l’orizzonte previsivo, beneficiando delle risorse a sostegno degli investimenti previste nel PNRR. In direzione opposta, la revisione al rialzo dei tassi di interesse rispetto alle previsioni precedenti e l’inasprimento delle condizioni dell'offerta di credito, come emerge anche dall’indagine sul credito bancario, costituiscono un fattore di freno. Nel quadriennio 2023-2026 gli investimenti si espanderebbero in

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media di circa il 2,7 per cento all’anno, trainati principalmente dalla componente dei macchinari e attrezzature e dalle costruzioni. Il rapporto tra investimenti totali e PIL salirebbe in misura significativa, fino a poco sotto il 23 per cento a fine periodo, supportato dagli investimenti pubblici. Per la componente delle costruzioni, nel 2026 il rapporto si attesterà intorno all’11,5 per cento del PIL, un valore in linea col picco raggiunto nel 2007.
Il contributo della domanda estera netta risulterebbe positivo quest’anno e nei due anni successivi, fino ad annullarsi nell’anno finale della previsione. Nell’anno in corso, le esportazioni crescerebbero a un ritmo superiore rispetto alla domanda mondiale, grazie anche all’allentamento delle strozzature dal lato dell’offerta. Il dato del 2023 incorpora, inoltre, un trascinamento favorevole dallo scorso anno. Nel triennio successivo, invece, seguirebbero il sentiero tracciato dalla domanda mondiale pesata per l’Italia, in concomitanza con un significativo incremento delle importazioni, dovuto alla ripresa della domanda interna, sospinta in modo particolare dai maggiori investimenti. Il saldo di parte corrente della bilancia dei pagamenti in percentuale del PIL, dopo il deficit registrato nel 2022, tornerebbe in territorio positivo grazie al miglioramento delle ragioni di scambio legate anche alla riduzione dei prezzi dei beni energetici.
Dal lato dell’offerta, l’industria e le costruzioni continuerebbero ad espandersi a ritmi sostenuti grazie all’attuazione dei piani di spesa del PNRR. I servizi proseguirebbero il loro recupero beneficiando della riduzione dei prezzi in corso d’anno.
Per quanto riguarda il mercato del lavoro, nel quadriennio 2023-2026 proseguirà la crescita dell’occupazione, portando il numero di occupati a fine periodo a 23,9 milioni (da 23,1 milioni del 2022), accompagnata da una più contenuta espansione dell’offerta di lavoro. Il tasso di disoccupazione scenderebbe dall’8,1 per cento nella media del 2022, al 7,7 nell’anno in corso per poi attestarsi al 7,2 per cento a fine periodo. La dinamica prevista dell’occupazione in termini di input è più contenuta di quella del PIL; si profila, pertanto, un moderato aumento della produttività nel triennio 2024-2026 (0,4 per cento in media d’anno).
Il deflatore dei consumi è previsto crescere del 5,7 per cento quest’anno, tenuto conto della persistenza dell’aumento dei prezzi nella componente core e nonostante il calo dei prezzi dei beni energetici (cfr. ‘Inflazione e dinamica dei prezzi dei beni energetici e alimentari’). La crescita del deflatore si attenuerebbe già nel 2024, al 2,7 per cento, per poi rallentare al 2,0 per cento nel 2025 e nel 2026. Il costo del lavoro per unità di lavoro dipendente continuerebbe a mostrare una crescita sostenuta anche nel 2023 (3,1 per cento) per poi decelerare lievemente negli anni successivi. Tale prospettiva si fonda sull’ipotesi che i futuri aumenti delle retribuzioni contrattuali del settore privato, basati sull’indice IPCA al netto dei beni energetici importati, sebbene più elevati di quelli registrati in passato, recupereranno tuttavia solo gradualmente i differenziali registrati negli ultimi due anni rispetto al tasso d’inflazione. La dinamica del costo del lavoro per unità di prodotto risulterebbe pari al 3,2 per cento quest’anno e si ridurrebbe negli anni successivi. Di conseguenza, l’inflazione interna, misurata dal deflatore del PIL, sarebbe pari al 4,8 per cento nell’anno in corso e scenderebbe al 2,7 nel 2024 per poi ridursi al 2,0 per cento nel biennio 2025-26.

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TAVOLA II.1: QUADRO MACROECONOMICO TENDENZIALE (VARIAZIONI PERCENTUALI, SALVO OVE NON DIVERSAMENTE INDICATO)
	2022	2023	2024	2025	2026
ESOGENE INTERNAZIONALI
Commercio internazionale	5,5	0,5	4,2	4,5	3,7
Prezzo del petrolio (Brent, USD/barile, futures)	101,0	82,3	77,9	73,8	70,5
Cambio dollaro/euro	1,053	1,063	1,060	1,060	1,060
MACRO ITALIA (VOLUMI)
PIL	3,7	0,9	1,4	1,3	1,1
Importazioni	11,8	2,5	3,7	3,5	2,8
Consumi finali nazionali	3,5	0,1	0,6	1,0	1,0
Consumi famiglie e ISP	4,6	0,6	1,2	1,0	1,1
Spesa della PA	0,0	-1,3	-1.2	0,9	0,4
Investimenti	9,4	3,7	3,4	2,1	1,5
- macchinari, attrezzature e beni immateriali	7,2	5,2	3,4	2,1	1,2
- mezzi di trasporto	8,2	6,0	4,0	3,1	2,8
- costruzioni	11,6	2,3	3,3	2,0	1,7
Esportazioni	9,4	3,2	3,8	3,7	2,8

pm. saldo corrente bil. pag.in % PIL	-0,7	0,8	1,3	1,6	1,6
CONTRIBUTI ALLA CRESCITA DEL PIL (1)
Esportazioni nette	-0,5	0,3	0,1	0,1	0,0
Scorte	-0,4	-0,1	0,1	0,0	0,0
Domanda nazionale al netto delle scorte	4,6	0,8	1,2	1,2	1,1
PREZZI
Deflatore importazioni	21,5	-1,9	0,6	0,7	1,5
Deflatore esportazioni	10,9	1,8	1,8	1,5	1,5
Deflatore PIL	3,0	4,8	2,7	2,0	2,0
PIL nominale	6,8	5,7	4,2	3,4	3,1
Deflatore consumi	7,4	5,7	2,7	2,0	2,0

LAVORO
Costo lavoro	3,3	3,1	2,2	2,0	1,8
Produttività (misurato su PIL)	0,2	-0,1	0,4	0,4	0,3
CLUP (misurato su PIL)	3,1	3,2	1,7	1,6	1,5
Occupazione (ULA)	3,5	0,9	1,0	0,9	0,8
Tasso di disoccupazione	8,1	7,7	7,5	7,4	7,2
Tasso di occupazione (15-64 anni)	60,1	60,9	61,7	62,5	63,4
pm. PIL nominale (valori assoluti in milioni euro)	1909154	2018045	2102844	2173320	2241161
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Fonte: ISTAT.
Nota: Il quadro macroeconomico relativo alle esogene internazionali è stato elaborato sulla base delle informazioni disponibili all'8 marzo. La base dati è stata aggiornata con le informazioni disponibili al 5 aprile.
PIL e componenti in volume (valori concatenati anno di riferimento 2015), dati non corretti per i giorni lavorativi.

La previsione macroeconomica tendenziale è stata validata dall’Ufficio Parlamentare di Bilancio (UPB) con nota del 7 aprile 2023, al termine delle interlocuzioni previste dal Protocollo di intesa UPB-MEF del 13 maggio 2022.

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FOCUS	Gli errori di previsione sul 2022 e la revisione delle stime per il 2023 e gli anni seguenti [59]
Il riquadro fornisce un approfondimento su: i) l’errore di previsione sull’anno appena concluso; ii) i fattori che hanno condotto alla modifica delle stime di crescita per il 2023 e gli anni seguenti. In entrambi i casi il confronto avviene con le previsioni formulate nella Nota di aggiornamento del DEF rivista e integrata dello scorso novembre. I principali risultati sono mostrati nella tavola R1[60].

Per il 2022, il dato di consuntivo è risultato allineato alle stime della NADEF: l’ISTAT ha infatti certificato un’espansione del PIL reale, in termini destagionalizzati, pari al 3,8 per cento.

TAVOLA R1: PRINCIPALI VARIABILI DEL QUADRO MACROECONOMICO (DATI DESTAGIONALIZZATI)
	Previsione 2022			Previsione 2023			di cui: rev trascinamento sul 2023	di cui: Impatto Esogene	di cui: altri fattori
	Update 2022	ISTAT	Delta 2022	Update 2022	SP 2023	Delta 2023	Delta (1)	Delta (2)	Delta (3)
MACRO ITALIA
PIL	3,8	3,8	0,0	0,7	1,0	0,3	0,0	0,5	-0,1
Spesa delle famiglie	3,9	4,6	0,8	1,0	0,6	-0,4	-0,6	0,8	-0,6
Spesa della PA	1,4	0,0	-1,3	-2,6	-1,3	1,2	-1,4	0,0	2,6
Investimenti fissi lordi	8,7	9,7	1,0	3,0	3,7	0,7	1,9	0,6	-1,8
macchinari, attrezzature e vari	7,4	7,2	-0,2	3,5	5,2	1,7	2,9	0,7	-1,9
costruzioni	10,8	12,2	1,4	2,6	2,3	-0,3	0,6	0,4	-1,4
Esportazioni di beni e servizi	10,7	10,2	-0,5	0,9	3,2	2,3	1,8	-0,6	1,0
Importazioni di beni e servizi	14,0	12,5	-1,6	1,3	2,5	1,2	-1,1	0,1	2,2

Deflatori
Deflatore PIL	3,0	3,0	0,1	4,1	4,8	0,7	0,4	-0,1	0,4
Deflatore consumi	7,0	7,4	0,5	5,5	5,7	0,2	1,5	-1,0	-0,2
Note: Eventuali imprecisioni derivano da arrotondamenti.

Nel dettaglio delle componenti, i consumi delle famiglie e gli investimenti in costruzioni sono stati più dinamici del previsto, mentre sia le esportazioni che le importazioni hanno riportato un risultato inferiore alle attese; in termini di commercio estero il contributo delle esportazioni nette è risultato migliore (meno negativo). Sul fronte dei prezzi, la crescita del deflatore del PIL è risultata sostanzialmente allineata alla previsione, mentre quella del deflatore dei consumi ha superato le attese, risentendo di una dinamica più sostenuta delle componenti dei beni alimentari e dei servizi.
La previsione di crescita per il 2023 viene rivista al rialzo di 0,3 punti percentuali. A tale revisione contribuisce positivamente il miglioramento del profilo delle esogene internazionali, pari a 0,5 punti percentuali e, in particolare, la riduzione, superiore alle attese, del prezzo del gas. Tuttavia, per motivi prudenziali, l’impatto positivo è stato considerato solo in parte a causa dell’elevata incertezza che caratterizza lo scenario internazionale. Infine, il differenziale dell’effetto di trascinamento sul 2023 risulta nullo

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59 In questo riquadro si fa riferimento ai dati dei conti economici trimestrali corretti per i giorni lavorativi pubblicati dall’Istat il 3 marzo 2023.
60 Le previsioni per il 2022 formulate a novembre includevano i dati di Contabilità nazionale solo fino al secondo trimestre dello scorso anno mentre i dati pubblicati dall’ISTAT a marzo fanno riferimento anche alle informazioni relative alla seconda parte dello scorso anno e rivedono la serie storica dei trimestri precedenti.

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poiché anche il profilo trimestrale è risultato sostanzialmente in linea con le stime di novembre 2022.

La tavola R2 presenta una sintesi dell’impatto sulla crescita del PIL dell’evoluzione del contesto internazionale, ponendolo a confronto con quanto ipotizzato nella Nota di aggiornamento di novembre 2022. Tale impatto, stimato tramite il modello econometrico ITEM, risulta più favorevole per il 2023. Per il biennio successivo, l’impatto risulta negativo per -0,4 punti percentuali nel 2024 e nullo nel 2025.

TAVOLA R2: EFFETTI SUL PIL DELLO SCENARIO INTERNAZIONALE RISPETTO ALLA NADEF 22 RIVISTA E INTEGRATA (impatto sui tassi di crescita)
	2023	2024	2025
1. Commercio mondiale	0,0	-0,1	0,1
2. Prezzo del petrolio e gas	0,6	0,0	0,0
3. Tasso di cambio nominale effettivo	-0,1	-0,1	0,0
4.Tasso di cambio nominale effettivo	0,0	-0,2	0,0
Totale	0,5	-0,4	0,0
Nota per il Totale: eventuali imprecisioni derivano da arrotondamenti. Fonte: Elaborazioni MEF.

Nel dettaglio, rispetto alla previsione della NADEF 2022, il commercio internazionale ha subìto una lieve revisione al ribasso per gli anni 2023-2024 per poi recuperare nel 2025. Di conseguenza, l’effetto della revisione delle previsioni sulla domanda mondiale sul tasso di variazione del PIL risulta lievemente negativo nel 2024 (-0,1 per cento) e leggermente positivo nel 2025 (0,1 per cento).
Nei primi mesi dell’anno in corso i prezzi del petrolio si sono ridotti rispetto alla seconda metà del 2022 pur rimanendo su livelli elevati e superiori agli 80 dollari al barile. La proiezione attuale, basata sui contratti futures, prevede livelli del prezzo del petrolio più bassi su tutto il triennio. In particolare, si prevede che, dopo il picco del 2022, il prezzo segua una graduale moderazione negli anni successivi[61]. Rispetto a quanto prospettato a novembre, il livello dei prezzi è solo marginalmente più basso nel 2023-2025. Il prezzo del gas ha invece subito un calo superiore alle attese a partire dal mese di dicembre. Nello specifico, dopo il picco raggiunto tra agosto e settembre dello scorso anno, nei primi due mesi del 2023 il prezzo è sceso ai livelli precedenti il conflitto russo-ucraino. Per l’anno in corso, in base ai contratti futures, il prezzo risulterebbe significativamente inferiore rispetto all’anno precedente e continuerebbe a calare fino ad attestarsi a 33,5 euro/MWh nel 2026. Il prezzo del gas nel 2023 risulterebbe circa un terzo del livello prospettato nella NADEF, passando da 144,6 euro/MWh a 50,6 euro/MWh. Complessivamente nel triennio 2023-2025 il prezzo del gas sarebbe media inferiore di circa 60 euro/MWh.
Cumulando gli effetti dei ribassi di petrolio e gas ne deriverebbe un impatto positivo di 6 decimi di punto per il tasso di variazione del PIL nel 2023. L’impatto sarebbe nullo negli anni successivi.
Sul fronte dei tassi di cambio, per la proiezione delle valute è stata adottata l’usuale ipotesi tecnica che prevede che il tasso di cambio resti invariato nell’orizzonte di previsione ai livelli medi delle quotazioni giornaliere più recenti (ultimi 10 giorni lavorativi terminanti l’8 marzo). L’aggiornamento del tasso di cambio nominale effettivo rispetto a novembre vede un apprezzamento dell’euro rispetto alle altre valute dell’1,4 per cento nel 2023, con un impatto macroeconomico negativo di un decimo di punto percentuale sulla crescita del PIL del 2023 e del 2024.

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61 Si fa riferimento alla media delle quotazioni dei futures negli ultimi dieci giorni lavorativi terminanti l’8 marzo 2023.

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Il profilo triennale dei tassi d’interesse sui titoli di Stato risulta sostanzialmente allineato a quello della NADEF, come effetto congiunto delle politiche meno accomodanti confermate da parte delle autorità monetarie e delle attese dei mercati riguardo i primi tagli al costo del denaro previsti già alla fine di quest’anno, dopo le recenti tensioni finanziarie. I rendimenti obbligazionari sono infatti risultati in discesa nelle ultime settimane, con quello del BTP decennale tornato su livelli prossimi al 4 per cento. Rispetto alla previsione di novembre: i) il rendimento del BTP è leggermente più basso nel 2023, uguale nel 2024 e lievemente più alto nel 2025; ii) il differenziale tra BTP e Bund decennale è più contenuto ed è proiettato poco al di sotto dei 200 punti base per l’anno in corso; iii) i tassi di mercato a breve termine sono invece più alti sia nel 2023 che nel 2024. In particolare, questi ultimi, secondo le stime del modello econometrico, attraverso un aumento dei tassi medi sui prestiti al settore privato avranno effetti negativi sulla crescita solamente nel 2024 e pari a -0,2 punti percentuali.
Le previsioni di crescita tendenziale del DEF sono state validate dall’Ufficio Parlamentare di Bilancio. Quest’ultimo a febbraio stimava una crescita del PIL pari allo 0,6 per cento nel 2023 e all’1,4 per cento nel 2024.
La Commissione europea, nelle Winter Forecast, prefigurava una crescita del PIL per il 2023 sostanzialmente allineata a quella tendenziale pubblicata in questo documento (0,8 per cento rispetto a 0,9 per cento); per il 2024 emerge uno scostamento maggiore (1,0 per cento per la Commissione europea e 1,4 per cento per le stime ufficiali). Le ragioni di tale scostamento vanno presumibilmente ricercate oltre che nella recente riduzione dei futures del prezzo del gas, anche nel diverso profilo di crescita del 2023 sottostante le previsioni che comporta per la Commissione europea un minor trascinamento sul 2024.

TAVOLA R3: PREVISIONI DI CRESCITA PER L'ITALIA
PIL reale (per cento a/a)	Data previsione	2023	2024
DEF 2023	mar-23	0,9	1,4
OCSE	mar-23	0,6	1,1
UPB	feb-23	0,6	1,4
FMI (WEO)	gen-23	0,6	0,9
Commissione europea	feb-23	0,8	1,0
(*) Per OCSE dati corretti per i giorni lavorativi.

FOCUS	Un’analisi di rischio (o di sensibilità) sulle variabili esogene
Nelle sezioni precedenti del documento si è delineato lo scenario internazionale tendenziale nell’orizzonte di previsione, illustrando l’evoluzione delle variabili esogene internazionali e come queste concorrano a tratteggiare il quadro di previsione per l’economia italiana nel 2023 e nei tre anni successivi. Tale scenario incorpora già, come si è visto, il permanere di un’elevata inflazione a livello globale e l’azione di contrasto delle banche centrali, nonché il perdurare della crisi internazionale legata al conflitto in Ucraina, sia pure con l’attenuarsi delle tensioni nelle forniture di gas. La cornice di incertezza che caratterizza il quadro internazionale suggerisce l’opportunità di considerare alcuni elementi di rischio dello scenario tendenziale e di valutarne le ripercussioni sull’economia italiana nel caso si dovessero materializzare.

Gli scenari alternativi analizzati riguardano ipotesi meno favorevoli circa il profilo della domanda mondiale, i prezzi dei beni energetici, i tassi di cambio e le condizioni dei mercati finanziari. Per valutare gli effetti sul quadro macroeconomico tendenziale di ognuno di questi fattori di rischio, sono stati condotti quattro diversi esercizi di simulazione utilizzando sia il modello econometrico ITEM, sia il modello computazionale MACGEM-IT.

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Il primo scenario riguarda un andamento più debole del commercio mondiale, dovuto a vari fattori, tra i quali una maggiore frammentazione degli scambi con l’estero per l’acuirsi delle tensioni geo-politiche e un percorso di rientro dell’inflazione più lento del previsto, che allontanerebbe la fine dell’inasprimento delle politiche monetarie. La presenza di questi elementi di rischio non riguarderebbe l’anno in corso, in cui il rallentamento del commercio mondiale risulta pronunciato già nello scenario di base, ma il 2024 e il 2025, con una variazione annuale inferiore, rispettivamente, di uno e di mezzo punto percentuale rispetto allo scenario di riferimento. La domanda estera (pesata in base agli scambi con l’Italia) crescerebbe, quindi, del 2,9 per cento nel 2024 e del 3,5 per cento nel 2025. Nel 2026 l’andamento del commercio mondiale riprenderebbe vigore, con una crescita del 4,4 per cento, a fronte del 3,1 per cento del quadro tendenziale. I livelli della domanda mondiale tornerebbero in linea con quelli dello scenario di base nel terzo trimestre del 2026.

Una seconda simulazione riguarda l’evoluzione dei prezzi delle materie prime energetiche (in particolare petrolio, gas naturale ed energia elettrica). Lo scenario prefigura un andamento dei prezzi dei beni energetici più sostenuto, in ragione dell’acuirsi delle tensioni geopolitiche e di condizioni climatiche meno favorevoli, caratterizzate da siccità nei mesi estivi e da un inverno più rigido rispetto a quello appena trascorso. Si è ipotizzato che i prezzi del gas, del petrolio e dell'energia elettrica nel secondo semestre del 2023 e nel 2024 siano più elevati del 20 per cento di quanto previsto nello scenario di base. Tornerebbero gradualmente verso i livelli delineati nel quadro tendenziale negli anni successivi, risultando ancora superiori del 10 per cento nel 2025 e del 5 per cento nel 2026. Mediante il modello MACGEM – IT si è determinato l’impatto del rialzo dei prezzi sia sui livelli di produzione, tenendo conto dell’utilizzo di materie energetiche nei diversi settori e dei legami intersettoriali, sia sui consumi di gas delle famiglie.

Il terzo scenario riguarda l’andamento dei tassi di cambio. L’ipotesi tecnica sottostante il quadro tendenziale è di mantenere i tassi di cambio invariati nell’orizzonte di previsione ai livelli medi delle quotazioni giornaliere più recenti (in particolare, sono state considerate le quotazioni giornaliere nel periodo di dieci giorni lavorativi che termina l’8 marzo 2023). Nello scenario alternativo i tassi di cambio sono stati fissati ai livelli corrispondenti alle quotazioni dei tassi di cambio a termine (forward exchange rates) osservati di recente (15 marzo 2023). Nel 2023 risulterebbe un maggiore apprezzamento dell’euro nei confronti del dollaro rispetto allo scenario di base (dell’1,3 per cento invece che dello 0,9). Nel 2024 l’euro si apprezzerebbe rispetto al dollaro dello 0,6 per cento, a fronte di un suo leggero deprezzamento nello scenario di base (-0,2 per cento). Nel 2025, l’euro si apprezzerebbe dello 0,4 per cento nei confronti del dollaro, rispetto a una sua invarianza nello scenario tendenziale. Nel 2026 il tasso di cambio dell’euro rispetto al dollaro rimarrebbe invariato, come nello scenario tendenziale. Riguardo al tasso di cambio nominale effettivo, nel 2023 l’euro si apprezzerebbe in misura più pronunciata rispetto allo scenario di riferimento (dell’1,8 per cento contro l’1,4). Negli anni successivi, a fronte di un’invarianza del tasso di cambio nominale effettivo nello scenario di base, si assisterebbe a un apprezzamento medio dell’euro rispetto alle altre valute pari all’1,5 per cento nel 2024, al 2,4 nel 2025 e allo 0,3 nel 2026. Su tali dinamiche inciderebbe in misura non trascurabile il deprezzamento atteso verso le altre valute, implicito nelle quotazioni dei cambi a termine, della lira turca, del real brasiliano e del rublo russo.

Il quarto scenario riguarda fattori di rischio legati alle condizioni dei mercati finanziari. Si è ipotizzato un livello del tasso di rendimento del BTP a dieci anni più elevato di 100 punti base rispetto al quadro tendenziale in ogni anno dell’orizzonte di previsione, per la possibile trasmissione al comparto del debito sovrano di tensioni generate in altri segmenti del sistema finanziario. Queste condizioni meno favorevoli per il finanziamento del debito pubblico non riguarderebbero il 2023, ma tutti gli anni successivi dell’orizzonte di previsione. In questo scenario alternativo, i maggiori livelli dello spread BTP-Bund a partire dal 2024

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comporterebbero condizioni meno favorevoli per la clientela nell’accesso al credito, con l’applicazione di tassi di interesse più alti sul credito alle famiglie e alle imprese.

La valutazione degli effetti sui livelli di attività economica dei fattori di rischio sopra delineati è riportata nella Tavola R1. Nell’ipotesi di minore vigore nell’andamento del commercio mondiale a partire dall’anno prossimo, il tasso di crescita del PIL sarebbe inferiore a quello dello scenario tendenziale di 0,2 punti percentuali sia nel 2024, sia nel 2025. La forte ripresa nel 2026, con la domanda estera che ritorna ai livelli dello scenario di base nel terzo trimestre dell’anno, fa sì che in tale anno il PIL cresca in misura maggiore rispetto allo scenario di riferimento di 0,3 punti percentuali. L’andamento meno favorevole dei prezzi dei beni energetici determina una diminuzione del tasso di crescita del PIL di 0,3 punti percentuali nel 2023 e di 0,4 punti nel 2024. Il percorso di rientro inizierebbe gradualmente a partire dall’anno successivo, con un tasso di crescita del PIL più elevato rispetto al quadro di riferimento di 0,4 e 0,2 punti percentuali, rispettivamente, nel 2025 e nel 2026.

Riguardo ai tassi di cambio, il maggiore apprezzamento dell’euro rispetto a quanto prefigurato nel quadro di riferimento comporterebbe un tasso di crescita del PIL minore dello 0,1 per cento nel 2023, dello 0,3 per cento nel 2024, dello 0,6 per cento nel 2025 e dello 0,3 per cento nel 2026. Nello scenario di deterioramento delle condizioni finanziarie dell’economia, il profilo di crescita del PIL risulterebbe minore, rispetto al quadro tendenziale, di 0,1 punti percentuali nel 2024, di 0,4 punti nel 2025 e di 0,5 punti nel 2026.

TAVOLA R1: EFFETTI SUL PIL DEGLI SCENARI DI RISCHIO (impatto sui tassi di crescita percentuale rispetto al quadro macroeconomico tendenziale)
	2023	2024	2025	2026
1. Commercio mondiale	0,0	-0,2	-0,2	0,3
2. Prezzi delle materie prime energetiche	-0,3	-0,4	0,4	0,2
3. Tasso di cambio nominale effettivo	-0,1	-0,3	-0,6	-0,3
4. Condizioni finanziarie dell’economia	0,0	-0,1	-0,4	-0,5
II.4	SCENARIO PROGRAMMATICO
Nonostante i prezzi dell’energia abbiano intrapreso un sentiero di discesa, l’inflazione risulta ancora elevata. In tale quadro, l’obiettivo primario del Governo – in continuità con quanto già realizzato con provvedimenti normativi adottati in precedenza - è quello di sostenere i redditi delle famiglie lavoratrici, particolarmente gravati dalla spinta inflazionistica, attraverso un alleggerimento del carico fiscale. Inoltre, verranno stanziate risorse per le cosiddette politiche invariate, quali quelle relative ai rinnovi contrattuali e altre spese non presenti nello scenario a legislazione vigente, anche al fine di garantire la continuità dei servizi pubblici. A queste si affiancherà un rafforzamento della revisione della spesa corrente che, con risparmi crescenti nel tempo, contribuirà alla copertura di tali politiche.

In questo contesto il Governo si ripropone di mantenere gli obiettivi di deficit in rapporto al PIL proposti nella NADEF rivista e integrata, pari al 4,5 per cento del PIL nel 2023, al 3,7 per cento nel 2024 e al 3,0 per cento nel 2025, con l’obiettivo di arrivare al 2,5 per cento nel 2026. Alla luce di tali obiettivi e delle proiezioni a legislazione vigente, si rendono disponibili risorse per oltre 3,0 miliardi per l’anno corrente, che saranno utilizzate con un provvedimento normativo d’urgenza per

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ridurre gli oneri contributivi a carico dei lavoratori dipendenti. Inoltre, nello scenario programmatico per il 2024 vengono allocati circa 0,2 punti di PIL al Fondo destinato alla riduzione della pressione fiscale62.
Beneficiando dell’effetto dei suddetti interventi, nello scenario programmatico il tasso di crescita del PIL reale risulta pari all’1,0 per cento nel 2023 e all’1,5 per cento nel 2024.
Rispetto alla previsione tendenziale, nel 2023 la più elevata crescita del PIL (+0,1 punti percentuali) è da ascrivere al taglio contributivo. L’ aumento del reddito disponibile delle famiglie porterebbe la crescita dei consumi delle famiglie allo 0,7 per cento, un decimo di punto percentuale in più in confronto allo scenario a legislazione vigente. La maggiore domanda verrebbe accompagnata da una più vivace attività delle imprese, con un impatto positivo sulla produttività e sui fattori di produzione, quali gli investimenti fissi lordi e l’occupazione. Conseguentemente, la maggiore crescita reale contribuisce a rivedere al rialzo anche il PIL nominale.
Nel 2024, in un quadro di accelerazione dell’attività, le misure di riduzione della pressione fiscale continuerebbero a sostenere la crescita dei consumi delle famiglie e dell’occupazione rispetto alla previsione tendenziale, favorendo l’innalzamento della crescita del PIL. I maggiori consumi delle famiglie si rifletterebbero in un corrispondente aumento della domanda di importazioni (3,8 per cento, + 0,1 punti percentuali).
Infine, poiché le attuali proiezioni di deficit indicano la necessità di una postura più neutrale della politica di bilancio nel biennio 2025-2026, le relative previsioni di crescita programmatica del PIL sono pari a quelle tendenziali.

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62 Per la stima degli impatti sull’economia si è provvisoriamente ipotizzata una equivalente riduzione del prelievo IRPEF.

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TAVOLA II.2 IPOTESI DI BASE
	2022	2023	2024	2025	2026
Tasso di interesse a breve termine (1)	n.d.	3,1	3,2	3,5	3,7
Tasso di interesse a lungo termine (media annuale)[1]	3,0	4,2	4,4	4,5	4,7
Tassi di cambio dollaro/euro (media annuale)	1,05	1,06	1,06	1,06	1,06
Variazione del tasso di cambio effettivo nominale	-1,1	1,4	0,0	0,0	0,0
Tasso di crescita dell'economia mondiale, esclusa UE	2,5	1,7	2,3	3,0	2,8
Tasso di crescita del PIL UE	3,6	0,5	1,4	2,2	2,0
Tasso di crescita dei mercati esteri rilevanti per l'Italia	5,1	0,6	3,9	4,0	3,1
Tasso di crescita delle importazioni in volume, esclusa UE	3,5	0,3	3,8	3,4	2,8
Prezzo del petrolio (Brent, USD/barile)	101,0	82,3	77,9	73,8	70,5
(1) Per tasso di interesse a breve termine si intende la media dei tassi previsti sui titoli di Stato a 3 mesi in emissione durante l'anno. Per tasso di interesse a lungo termine si intende la media dei tassi previsti sui titoli di Stato a 10 anni in emissione durante l'anno.

TAVOLA II.3.A. PROSPETTIVE MACROECONOMICHE
	2022		2023	2024	2025	2026
	Livello (1)	% var.	% var.
PIL reale	1.745.403	3,7	1,0	1,5	1,3	1,1
PIL nominale	1.909.154	6,8	5,8	4,3	3,4	3,1

COMPONENTI DEL PIL REALE
Consumi privati (2)	1.026.608	4,6	0,7	1,3	1,0	1,1
Spesa della PA (3)	321.545	0,0	-1,3	-1,2	0,9	0,4
Investimenti fissi lordi	375.366	9,4	3,8	3,4	2,1	1,5
Scorte (in percentuale del PIL)		-0,4	-0,1	0,1	0,0	0,0
Esportazioni di beni e servizi	591.384	9,4	3,2	3,8	3,7	2,8
Importazioni di beni e servizi	566.611	11,8	2,5	3,8	3,5	2,8

CONTIRIBUTI ALLA CRESCITA DEL PIL REALE
Domanda interna		4,6	0,9	1,3	1,2	1,1
Variazione delle scorte		-0,4	-0,1	0,1	0,0	0,0
Esportazioni nette		-0,5	0,3	0,1	0,1	0,0
(1) Milioni.
(2) Spesa per consumi finali delle famiglie e delle istituzioni sociali private senza scopo di lucro al servizio delle famiglie (I.S.P.).
(3) PA= Pubblica Amministrazione.
Nota: eventuali imprecisioni derivano da arrotondamenti.

TAVOLA II.3.B. PREZZI
	2022		2023	2024	2025	2026
	Livello	% var.	% var.
Deflatore del PIL	109,4	3,0	4,8	2,7	2,0	2,0
Deflatore dei consumi privati	112,2	7,4	5,7	2,7	2,0	2,0
IPCA	114,2	8,7	5,9	2,8	2,1	2,0
Inflazione programmata			5,4
Deflatore dei consumi pubblici	115,5	5,2	4,0	-1,0	0,4	1,3
Deflatore degli investimenti	110,7	4,1	2,9	3,0	2,1	1,9
Deflatore delle esportazioni	119,9	10,9	1,8	1,8	1,5	1,5
Deflatore delle importazioni	130,4	21,5	-1,9	0,6	0,7	1,5

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TAVOLA II.3.C. MERCATO DEL LAVORO
	2022		2023	2024	2025	2026
	Livello(1)	% var.	% var.
Occupati di contabilità nazionale	25.542	1,7	0,9	1,0	0,7	0,8
Monte ore lavorate	43.279.196	3,9	1,3	1,1	0,9	0,8
Tasso di disoccupazione		8,1	7,7	7,5	7,4	7,2
Produttività del lavoro misurata sugli occupati	68.335	1,9	0,1	0,5	0,6	0,3
Produttività del lavoro misurata sulle ore lavorate	40,3	-0,3	-0,3	0,4	0,3	0,3
Redditi da lavoro dipendente	782.714	7,0	4,1	3,4	2,9	2,6
Costo del lavoro	45.470	3,3	3,1	2,2	2,0	1,8
(1) Unità di misura: migliaia di unità per gli occupati di contabilità nazionale e il monte ore lavorate; euro a valori costanti per la produttività del lavoro; milioni di euro a valori correnti per i redditi da lavoro dipendente ed euro per il costo del lavoro.

TAVOLA II.3.D. CONTI SETTORIALI
	% del PIL
	2022	2023	2024	2025	2026
Accreditamento/indebitamento netto con il resto del mondo	-0,8	1,2	1,5	1,9	1,9
- Bilancia dei beni e servizi	-1,5	0,3	0,7	1,1	1,1
- Bilancia dei redditi primari e trasferimenti	0,2	0,4	0,4	0,4	0,4
- Conto capitale	0,5	0,5	0,4	0,4	0,4
Indebitamento/surplus del settore privato	7,2	5,7	5,2	4,9	4,4
Indebitamento/surplus delle Amministrazioni Pubbliche	-8,0	-4,5	-3,7	-3,0	-2,5

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III.	INDEBITAMENTO NETTO E DEBITO PUBBLICO
III.1	INDEBITAMENTO NETTO: DATI DI CONSUNTIVO E PREVISIONI TENDENZIALI
Risultati conseguiti nel 2022
Le recenti stime preliminari diffuse dall’ISTAT comportano una marcata revisione al rialzo dell’indebitamento netto delle Amministrazioni pubbliche del 2021 e 2020, ponendo quello relativo al 2021 al 9,0 per cento del PIL e quello relativo al 2020 al 9,7 per cento del PIL. La stima per il 2022 è posta all’8,0 per cento del PIL1.
In termini assoluti, l’indebitamento netto del 2022 è stato di 151,9 miliardi, un livello inferiore di 9,3 miliardi rispetto al 2021. Il miglioramento riflette la riduzione del deficit primario, sceso a 68,7 miliardi dai 97,5 miliardi del 2021, in parte compensata dall’aumento di 19,5 miliardi della spesa per interessi, che si attesta a 83,2 miliardi.
In rapporto al PIL, la stima del deficit dell’8,0 per cento si colloca al di sopra di circa 2,4 punti percentuali rispetto all’obiettivo programmatico del 5,6 per cento, fissato nel precedente Programma di Stabilità 2022 e successivamente confermato dalla Nota di Aggiornamento del DEF 2022 nella versione aggiornata e rivista del 4 novembre scorso, e dal Documento Programmatico di Bilancio 2023 (DPB) del 21 novembre 2022. Il deficit primario, pur calando al 3,6 per cento del PIL dal 5,5 per cento del 2021, si è collocato su un livello al di sopra dell’obiettivo dell’1,5 per cento del PIL indicato nel DPB.
Il disallineamento tra le stime di consuntivo 2022 e gli obiettivi programmatici è attribuibile principalmente alle nuove regole contabili ESA adottate dall’ISTAT per la contabilizzazione di alcune agevolazioni edilizie (tra cui il superbonus 110 per cento), che hanno comportato l’anticipazione al triennio 2020-2022 degli effetti di queste misure sull’indebitamento netto2.
Per effetto della revisione a seguito del cambiamento introdotto nel trattamento contabile dei crediti di imposta, le stime di preconsuntivo dell’indebitamento netto della PA sono state riviste al rialzo di circa 0,2 punti percentuali di PIL nel 2020 e di 1,8 percentuali di PIL nel 20213.
Prescindendo dall’impatto derivante da tale revisione, l’indebitamento netto in rapporto al PIL sarebbe sceso dal 7,2 per cento del 2021 a un livello prossimo all’obiettivo programmato del 5,6 per cento nel 2022 (includendo anche l’impatto

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1 ISTAT, ‘Conto trimestrale delle Amministrazioni pubbliche, reddito e risparmio delle famiglie e profitti delle società’, 5 aprile 2023.
2 Per maggiori dettagli si veda il riquadro ‘Superbonus 110: impatto della riclassificazione contabile, soluzioni temporanee e prospettive di lungo periodo’ all’interno di questo paragrafo.
3 ISTAT, ‘PIL e indebitamento AP’, 1° marzo 2023.

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sulle entrate fiscali), in netta riduzione nonostante l’aumento della spesa per interessi.
Nel 2022, l’aumento della spesa per interessi passivi rispetto al 2021 è stato pari a circa 19,5 miliardi, ovvero circa 6 miliardi in più rispetto alla previsione programmatica del DPB. L’incremento è da ricondurre in gran parte all’effetto della rivalutazione, ricompresa contabilmente nella spesa per interessi, dei titoli indicizzati all’inflazione, che ha comportato un maggior onere relativo rispetto alle recenti previsioni dello scorso autunno.
Grazie all’elevata durata media del debito, solo una parte trascurabile del maggiore onere per interessi del 2022 è invece da ricondursi all’incremento del costo del debito sulle nuove emissioni a reddito fisso che risente del rialzo dei tassi di riferimento della Banca Centrale Europea. Questi interventi hanno dato luogo a un notevole cambiamento della curva dei rendimenti dei titoli di Stato che si è posizionata su livelli decisamente più elevati, con un sensibile spostamento verso l’alto soprattutto della componente a breve, maggiormente influenzata dai tassi di policy della BCE.
Per tali ragioni, il rapporto tra interessi passivi e PIL è salito al 4,4 per cento a fronte del 4,1 per cento atteso lo scorso novembre e del 3,5 per cento fissato nel Programma di Stabilità dello scorso aprile.
Il miglioramento dell’indebitamento netto e del deficit primario nel 2022 rispetto al 2021 è spiegato dalla ripresa economica, che ha sostenuto l’aumento del gettito fiscale, e da un trend contenuto della spesa primaria.
L’andamento delle entrate tributarie e contributive nel 2022 è stato positivo, pur scontando le misure di mitigazione del costo dell’energia attuate dal Governo, che hanno previsto anche sgravi fiscali. L’impennata dei prezzi dell’energia importata e dell’inflazione interna, e il buon andamento del PIL hanno dato un contributo determinante alla crescita del gettito tributario, in particolare del gettito IVA; mentre il progressivo miglioramento delle condizioni del mercato del lavoro e dell’occupazione hanno giocato un ruolo di rilievo soprattutto per le imposte dirette e i contributi sociali. La riclassificazione dei bonus edilizi contabilizzati tra le spese e non più a riduzione delle entrate, ha contribuito, infine, all’aumento delle entrate tributarie nel 2022.
Nel complesso, le entrate finali della PA segnano una crescita tendenziale del +7,9 per cento nel 2022, raggiungendo un livello pari al 48,8 per cento del PIL. La pressione fiscale nel 2022 si è attestata al 43,5 per cento, in lieve aumento rispetto al 2021 (un decimo di punto percentuale).
Dal lato della spesa, la componente primaria (ovvero al netto degli interessi passivi) è aumentata del +4,1 per cento in termini nominali, mentre la sua incidenza sul PIL si è ridotta al 52,4 per cento dal 53,8 per cento del 2021.
La spesa primaria corrente ha mostrato il maggiore dinamismo (+5,0 per cento). In rapporto al PIL tale spesa ha, tuttavia, continuato a scendere, raggiungendo un livello pari al 44,8 per cento dal 45,6 per cento del 2021 e 48,0 per cento del 2020.
Gli incrementi più importanti hanno riguardato le retribuzioni pubbliche, per effetto dei rinnovi contrattuali nei settori delle amministrazioni centrali, sanitario e in quello della scuola e i consumi intermedi. Le prestazioni sociali in denaro sono cresciute del +2,3 per cento rispetto all’anno precedente; al loro interno, la spesa pensionistica è salita del 3,7 per cento. Le altre uscite correnti sono aumentate del

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17,0 per cento, principalmente per effetto delle risorse che sono state dedicate alla riduzione dei costi energetici per le famiglie e le imprese.
Nel 2022 le uscite in conto capitale sono diminuite nel complesso dell’1,3 per cento. In particolare, gli investimenti pubblici hanno segnato una contrazione dell’1,1 per cento, dopo il significativo aumento di quasi il 21 per cento registrato nel 2021, mentre i contributi agli investimenti sono cresciuti a un tasso eccezionalmente elevato (31,5 per cento), per effetto anche della riclassificazione in questa voce delle agevolazioni edilizie sopra menzionata.

FOCUS	SUPERBONUS 110: IMPATTO DELLA RICLASSIFICAZIONE CONTABILE, SOLUZIONI TEMPORANEE E PROSPETTIVE DI LUNGO PERIODO

Riclassificazione contabile
A partire dal 1998 nel nostro sistema sono state introdotte diverse agevolazioni fiscali per gli interventi di riqualificazione del patrimonio edilizio, estese, nel periodo più recente, all’efficientamento energetico e alla riduzione del rischio sismico. Le misure agevolative sono costituite da detrazioni di imposta commisurate all’ammontare della spesa sostenuta, con aliquote differenziate a seconda della tipologia di intervento.

Nel corso degli ultimi anni sono state apportate delle modifiche rilevanti al regime di utilizzabilità delle agevolazioni edilizie che hanno sensibilmente aumentato l’aliquota di detrazione e hanno previsto la possibilità, alternativa alla fruizione diretta, dello sconto in fattura anticipato dai fornitori o la cessione della detrazione sotto forma di credito fiscale.

Tra le varie agevolazioni assumono particolare rilievo quelle denominate sisma bonus, superbonus e bonus facciate.
Con riferimento al Sisma bonus, è prevista una detrazione pari al 50 per cento, 70 per cento e 80 per cento della spesa sostenuta, variabile in funzione della riduzione del rischio sismico realizzata tramite l’intervento, con ulteriori aumenti in caso di lavori realizzati sulle parti comuni di edifici condominiali (75 per cento o 85 per cento).

Per le spese sostenute dal 1° luglio 2020 è stato introdotto il superbonus, che ha elevato la detrazione fino al 110 per cento per le spese relative a specifici interventi di efficienza energetica e di misure antisismiche sugli edifici. Successivamente, con effetti dal 1°gennaio 2023, la misura dell’agevolazione è stata ridotta al 90 per cento per gli interventi effettuati nel 2023 dai condominii e per quelli realizzati dai singoli condomini sulle unità immobiliari. La detrazione al 90 per cento delle spese sostenute si applica anche ai nuovi interventi sugli edifici unifamiliari, avviati a partire dal 1° gennaio 2023, solo se il proprietario (o il titolare di diritto reale) abbia un reddito di riferimento, calcolato sulla base di coefficienti che tengono conto della numerosità del nucleo familiare, non superiore a 15 mila euro e che l’immobile sia adibito ad abitazione principale.

Riguardo al bonus facciate, l’agevolazione fiscale consisteva in una detrazione d’imposta del 90 per cento delle spese sostenute nel 2020 e nel 2021, e del 60 per cento delle spese sostenute nel 2022, per interventi finalizzati al recupero o restauro della facciata esterna degli edifici esistenti, di qualsiasi categoria catastale, compresi gli immobili strumentali.

L’introduzione nel 2020 dell’opzione di sconto in fattura e di cessione del credito ha modificato, da un punto di vista statistico, la natura di alcune agevolazioni e, di conseguenza, la relativa registrazione nei conti nazionali.

Il SEC 2010 prevede due distinte tipologie di crediti di imposta, i crediti ‘pagabili’ e i crediti ‘non pagabili’. I crediti ‘pagabili’ sono quelli di cui si può prevedere con ragionevole certezza che saranno integralmente fruiti dal beneficiario indipendentemente dalla dimensione del debito fiscale di quest’ultimo al momento della maturazione degli stessi, mediante rimborso o grazie alla possibilità di utilizzarli in compensazione con imposte e contributi sociali dovuti,

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eventualmente anche in annualità successive all’anno di maturazione. Tali crediti determinano l’insorgenza di un debito di importo certo dello Stato nei confronti del beneficiario e devono pertanto essere registrati in spesa, con impatto sull’indebitamento netto nell’anno in cui sorge il diritto al beneficio per l’intero importo spettante (in base al principio della competenza economica), indipendentemente dall’effettivo profilo temporale di utilizzo degli stessi.

Viceversa, i crediti ‘non pagabili’ sono quelli che diventano inesigibili una volta superato il limite della capienza fiscale del contribuente beneficiario dell’agevolazione. Essi sono registrati come riduzione delle entrate fiscali, con impatto sull’indebitamento netto negli anni in cui vengono effettivamente utilizzati dal contribuente.

I provvedimenti che hanno introdotto e poi esteso gli incentivi edilizi con facoltà di cessione avevano, tuttavia, scontato i relativi effetti finanziari in termini di minori entrate fiscali secondo il profilo temporale di utilizzo dell’agevolazione in compensazione o in detrazione. Tale trattamento contabile era coerente con la classificazione dei crediti fiscali come ‘non pagabili’ ai sensi del SEC 2010 e in linea con il parere provvisorio reso da Eurostat l’8 giugno 2021 sul trattamento statistico del cd. superbonus.

La nuova versione del Manuale sul deficit e sul debito pubblico 2022, pubblicata dall’Eurostat il 1° febbraio 2023, ha fornito indicazioni più chiare per distinguere i crediti ‘pagabili’ e ‘non pagabili’ e per identificare il momento di registrazione. Il nuovo testo considera tre criteri per identificare i crediti pagabili: cedibilità, differibilità dell’utilizzo ad anni successivi a quello di maturazione, possibilità di compensare i crediti con qualunque tipo di imposta o contributo sociale dovuto dal contribuente beneficiario. Tali caratteristiche del credito, aumentando la probabilità di effettivo e completo utilizzo del beneficio fiscale, determinano la sua classificazione come ‘pagabile’.

Impatto sull’indebitamento netto e sul debito pubblico
Sulla base dei criteri indicati dalla nuova versione del Manuale sul deficit e sul debito pubblico, l’ISTAT, in accordo con Eurostat, ha considerato il superbonus 110 e il bonus facciate come ‘pagabili’ e, di conseguenza, ha registrato in spesa (come contributi agli investimenti) l’intero importo maturato del credito nell’anno in cui il contribuente ha sostenuto la spesa che dà luogo al beneficio fiscale.

La revisione della classificazione, resa nota con la pubblicazione delle stime di preconsuntivo per il PIL e l’indebitamento netto del 1° marzo 2023, ha comportato un anticipo del profilo temporale degli effetti sull’indebitamento netto rispetto alla registrazione per cassa. Alla luce della riclassificazione contabile dei due crediti l’indebitamento netto della PA è stato rivisto al rialzo di 0,2 pp. di PIL nel 2020 e di 1,8 pp. di PIL nel 2021. Nel complesso, nel triennio 2020-2022 l’impatto della riclassificazione è quantificabile in circa 4,6 punti percentuali del PIL.

La riclassificazione comporta, ceteris paribus, per gli anni a venire una revisione al rialzo delle entrate tributarie previste della PA. A tal proposito, si ricorda che nelle previsioni della NADEF 2022 e del Documento Programmatico di Bilancio 2023 dello scorso novembre, gli effetti finanziari attesi dalle due agevolazioni edilizie era ripartito nell’arco temporale di fruizione delle detrazioni, coerentemente alla contabilizzazione delle detrazioni d’imposta in riduzione delle entrate tributarie per la quota di credito spettante nell’anno.

Le previsioni aggiornate scontano gli effetti sulla finanza pubblica secondo le nuove regole di contabilizzazione, in attesa di nuove indicazioni delle autorità statistiche che, per gli anni successivi, potrebbero rivedere le modalità di registrazione alla luce dei più recenti interventi normativi (D.L. n. 11/2023), che hanno previsto - salvo limitate eccezioni - il divieto di cedibilità delle agevolazioni edilizie.

L’aggiornamento delle previsioni del Conto della PA tiene conto di tali provvedimenti finalizzati a contenere gli effetti negativi sulla finanza pubblica legati alla significativa crescita

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della spesa per gli interventi agevolati, prevedendo comunque una disciplina transitoria, che consente l’esercizio delle opzioni di sconto e di cessione del credito per gli interventi per i quali risultino già presentate le richieste di titolo edilizio abilitativo, tutelando coloro i quali si trovano in una fase avanzata di progettazione degli interventi[4].

Come ultimo aspetto relativo alle implicazioni per la finanza pubblica, si precisa che la riclassificazione contabile non ha comportato, allo stato, effetti sul debito pubblico, per il quale rileva il profilo di cassa della fruizione delle agevolazioni fiscali che non risente del diverso criterio utilizzato per la registrazione di competenza ai fini SEC 2010.

Il debito pubblico, infatti, è guidato dall’andamento del fabbisogno del settore statale, che registra le entrate e le spese al momento dell’effettiva manifestazione di cassa. L’effetto sul debito pubblico dei crediti fiscali si evidenzia quindi nel momento in cui avviene la compensazione fiscale e la connessa riduzione degli incassi.

Impatto macroeconomico del superbonus 110
Negli ultimi anni, i contribuenti hanno beneficiato di alcune agevolazioni edilizie in misura sensibilmente superiore alle attese. La tavola R.1 riporta: i) le stime iniziali ex ante risultanti dalle relazioni tecniche di accompagnamento ai diversi bonus edilizi scontate nel Documento di Economia e Finanza 2022 e riferite agli effetti complessivi sull’intero orizzonte temporale di vigenza di ciascun bonus e ii) l’aggiornamento delle stime che tengono conto sia della metodologia e delle assunzioni sui comportamenti dei contribuenti adottate nelle relazioni tecniche sia dei più recenti dati di monitoraggio delle agevolazioni.

TAVOLA R1: STIMA DELL’IMPATTO DEI BONUS EDILIZI SULLA FINANZA PUBBLICA (in miliardi di euro)
	Initial estimate	Update	Differential
Superbonus 110%	-36,55	-67,12	-30,57
Bonus facciate	-5,90	-19,00	-13,10
Altri bonus	-29,87	-30,01	-0,14
Totale	-72,32	-116,13	-43,81

Rispetto alle stime iniziali, le previsioni tendenziali del superbonus 110 e del bonus facciate, incluse nella Nota di Aggiornamento del Documento di Economia e finanza 2022 erano state già riviste al rialzo rispettivamente a 61,2 e 19 miliardi, a fronte di una valutazione iniziale di oneri per la finanza pubblica di 36,6 e 5,9 miliardi. Con il Documento di Economia e finanza 2023 l’impatto del superbonus viene rivisto a 67,12 miliardi.

Considerato il tiraggio molto al di sopra delle aspettative delle due agevolazioni, diverse associazioni di categoria e società di consulenza hanno proposto delle valutazioni di impatto macroeconomico, con l’intento di verificare la crescita economica imputabile ai bonus e quantificarne gli effetti in termini di maggiori entrate contributive e fiscali sulla finanza pubblica.

Tali valutazioni solitamente risentono di diverse approssimazioni che fanno sì che la stima dell’impatto – ed i conseguenti effetti fiscali – siano sopravvalutati. In particolare, diverse analisi prendono come riferimento l’intera spesa relativa al superbonus e non tengono conto che parte degli investimenti sarebbero comunque stati effettuati anche in assenza dell’incentivazione al 110 per cento, alterando così la valutazione dell’effetto di causalità della misura di policy. Inoltre, tali valutazioni non tengono conto del fatto che l’agevolazione

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4 In particolare, per il superbonus 110 la cessione del credito è ancora possibile per i lavori la cui CILA è stata presentata prima del 16 febbraio 2023 e la cui spesa sarà effettuata entro il 2023.

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potrebbe aver determinato un’anticipazione di investimenti che si sarebbero comunque effettuati nel tempo, comportando una riallocazione temporale delle spese a favore degli anni di vigenza del bonus ma a scapito degli altri anni.

Valutazioni preliminari interne al MEF, in corso di perfezionamento, indicano che il superbonus 110 ed il bonus facciate hanno rappresentato un importante fattore di crescita per il settore delle costruzioni e le attività ad esso collegate, mentre gli impatti a livello dell’intera economia sono stati più contenuti. In particolare, il contributo alla crescita economica nel biennio 2021-2022 delle due agevolazioni si collocherebbe fra 1,5 e 2,5 punti percentuali. Si sottolinea che si tratta di quantificazioni provvisorie, che dovranno essere verificate con analisi successive.

Sul punto si ricordano anche le considerazioni espresse dalla Banca d’Italia e dall’Ufficio Parlamentare di Bilancio nel corso di recenti audizioni[5]. In particolare, la Banca d’Italia ha stimato che circa la metà degli investimenti che hanno beneficiato del superbonus non si sarebbero verificati in assenza dell’incentivo e che, anche tenendo conto delle imposte e dei contributi sociali versati a fronte dell’aumento dell’attività del settore, gli oneri della misura per il bilancio pubblico restano comunque ingenti. Per quanto riguarda gli effetti a livello macroeconomico, Banca d’Italia ritiene plausibile un moltiplicatore dei bonus edilizi non lontano dall’unità.

L’Ufficio Parlamentare di Bilancio ha valutato in prima approssimazione che, rispetto al contributo alla crescita del PIL dell’investimento in costruzioni residenziali indicato dall’ISTAT per il 2021-2022 (2 punti percentuali), la metà sarebbe ascrivibile all’incentivo fiscale.

Si evidenzia, infine, che la riclassificazione contabile degli incentivi, di per sé, non modifica le valutazioni di impatto macroeconomico delle misure, che già si basavano su ipotesi riguardo il momento di effettiva realizzazione della spesa.

Soluzioni temporanee e prospettive di lungo periodo
In considerazione dell’onerosità della misura il Governo è intervenuto dapprima con l’anticipazione della rimodulazione al 90 per cento dell’aliquota di detrazione sulle spese sostenute nel 2023 per i condomini, a eccezione di coloro che avevano presentato la CILA entro fine novembre 2022[6]. Successivamente, con il decreto-legge n. 11 del 16 febbraio 2023 è stata abolita, a partire dal 17 febbraio 2023, la possibilità di optare per la cessione del credito o dello sconto in fattura in luogo della fruizione diretta della detrazione.

Le misure introdotte nel corso del tempo per contrastare i fenomeni di frode e la progressiva saturazione della capacità di acquisto del sistema bancario hanno rallentato la cessione dei crediti, comportando, in molti casi, una carenza di liquidità per le imprese della filiera delle costruzioni, che avendo già concesso lo sconto in fattura non hanno successivamente potuto più cedere il credito al sistema finanziario.

Per far ripartire il mercato dei crediti, il Governo ha elaborato una serie di misure che sono inserite nella legge di conversione n. 38 dell’11 aprile del suddetto decreto-legge. In particolare, sono previste alcune disposizioni che consentono di aumentare la capienza fiscale dei cessionari, allungando i termini per avvalersi dell’agevolazione ovvero rimettendo in bonis crediti oggetto di cessioni non perfezionate[7].

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5 Audizione del 29 marzo 2023 del Capo del Servizio Struttura economica della Banca d’Italia e audizione del 16 marzo 2023 della Presidente dell’Ufficio Parlamentare di Bilancio presso la V Commissione della Camera dei Deputati, nell’ambito dell’indagine conoscitiva sugli effetti macroeconomici e di finanza pubblica derivanti dagli incentivi fiscali in materia edilizia.
6 D.L. n. 176 del 18 novembre 2022 (cd. decreto Aiuti quater), cvt. dalla L. n. 6 del 13 gennaio 2023.
7 Nello specifico, i contribuenti dovevano comunicare all’Agenzia delle entrate l’opzione sconto in fattura o cessione del credito relativa alle spese del 2022 entro il 31 marzo 2023. Qualora non abbiano concluso il contratto di cessione entro quella data, possono ricorrere alla remissione in bonis entro il 30 novembre 2023, pagando una

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Per i crediti relativi al superbonus viene inoltre consentito alle banche, agli intermediari finanziari e alle imprese di assicurazioni, che abbiano esaurito la propria capienza fiscale nello stesso anno, di utilizzare i crediti citati, in tutto o in parte, per acquistare Buoni del Tesoro Pluriennali con scadenza non inferiore a 10 anni. La possibilità di sottoscrizione è comunque autorizzata solo nel limite del 10 per cento della quota annuale che eccede i crediti d’imposta relativi al superbonus già utilizzati in compensazione.

Infine, per agevolare ulteriormente la circolazione dei crediti sul mercato, è stato circoscritto il perimetro della responsabilità solidale del fornitore che applica lo sconto in fattura o del cessionario, in caso di operazioni di cessione che abbiano ad oggetto agevolazioni indebitamente fruite.

Dall’abolizione del possibile utilizzo dei crediti fiscali e dello sconto in fattura derivano anche implicazioni strutturali, legate alla transizione ecologica in atto, che richiedono l’adozione di nuovi interventi.

Da un lato, sono state introdotte misure che consentono la trasformazione delle detrazioni in crediti d’imposta per limitate categorie sociali, come l’edilizia popolare e le organizzazioni no-profit, per gli interventi relativi agli immobili danneggiati da eventi sismici o meteorologici8, o per opere in aree a maggiore rischio sismico.

Dall’altro, anche alla luce della discussione in sede europea della direttiva cd. ‘Case green’ emerge la necessità di intervenire con misure non più straordinarie o emergenziali, bensì con programmi, fondi e risorse, coerenti con il quadro di finanza pubblica e in grado di determinare un sostegno al mercato delle costruzioni e delle ristrutturazioni edilizie, che sia permanente e sostenibile nel tempo.

In seguito alle definitive determinazioni di Eurostat sui criteri di contabilizzazione dei crediti in oggetto e degli effetti delle misure introdotte con il decreto-legge n. 11 del 2023, il Governo, in sede di aggiornamento del presente documento, darà conto degli effetti delle suddette decisioni e dei predetti interventi con particolare riferimento all’impatto degli stessi sui saldi di finanza pubblica.

Previsioni tendenziali per il 2023 e per il triennio 2024-2026
L’aggiornamento del quadro di finanza pubblica a legislazione vigente considera le informazioni più aggiornate disponibili al momento della predisposizione di questo Documento, includendo:
•	la revisione delle previsioni macroeconomiche rispetto a novembre 2022;
•
gli elementi emersi nell’ambito dell’attività di monitoraggio sull’andamento di entrate e uscite della PA, in particolare sul tiraggio effettivo delle misure straordinarie introdotte in risposta alla crisi energetica nel primo trimestre 2023;

•
un riallineamento delle ipotesi relative al profilo temporale delle spese finanziate dal programma Next Generation EU, ulteriore rispetto a quanto già effettuato nei documenti di programmazione a fine 2022;

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sanzione da 250 euro. (art. 2, co. 1, del D.L. n. 16/2012). La possibilità è limitata ai casi in cui il cessionario sia un soggetto qualificato, ossia una banca o altro istituto finanziario autorizzato a operare in Italia.
8 Ci si riferisce agli eventi sismici occorsi dal 2009 in Comuni per i quali è stato dichiarato lo stato di emergenza, e alle alluvioni che hanno colpito le Marche nello scorso autunno.

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•
le misure d’urgenza per il contrasto delle conseguenze economiche derivanti dall’aumento dei prezzi introdotte successivamente al DPB con la manovra di finanza pubblica per il 2023 e, da ultimo, con il recente decreto di fine marzo[9].

Come esito di questi aggiornamenti, l’indebitamento netto tendenziale della PA è previsto ridursi dall’8,0 per cento del PIL del 2022 al 4,4 per cento nel 2023 e quindi al 3,5 per cento nel 2024, al 3,0 per cento nel 2025 e al 2,5 per cento nel 2026.
Nel 2023, il deficit primario rientrerebbe in modo sostanziale fino a raggiungere lo 0,6 per cento del PIL. Nel 2024 il saldo primario tornerebbe a essere in avanzo, collocandosi allo 0,5 per cento del PIL; nel 2025 e 2026, l’avanzo primario a legislazione vigente salirebbe, rispettivamente, all’1,2 e al 2,0 per cento del PIL.
Nel 2023 la spesa per interessi è prevista in riduzione rispetto al 2022, soprattutto per effetto di un calo della rivalutazione dei titoli indicizzati all’inflazione, coerentemente con l’ipotesi di una progressiva riduzione del tasso di inflazione a livello nazionale ed europeo. Negli anni 2024-2026 seguiranno, invece, progressivi aumenti in termini nominali degli interessi da ricondursi a diversi fattori.
Da un lato, quote crescenti dello stock di debito pubblico avranno recepito i nuovi tassi di mercato che si attesteranno su livelli in linea o superiori a quelli correnti, in coerenza con i tassi attesi impliciti nella curva dei rendimenti sui titoli di Stato (tassi forward), relativi a tutte le scadenze. Dall’altro l’inflazione, sebbene in discesa, continuerà a sostenere la componente degli interessi passivi legata ai titoli indicizzati. Infine, contribuirà a sostenere il volume delle emissioni di titoli di Stato e quindi l’onere complessivo del servizio del debito, un livello del fabbisogno del settore statale relativamente elevato, anche a causa dell’impatto di cassa degli incentivi edilizi.
L’incidenza degli interessi passivi sul PIL scenderebbe quindi al 3,7 per cento del PIL nel 2023, tornando a salire al 4,1 per cento del PIL nel 2024, al 4,2 per cento nel 2025 e al 4,5 per cento nel 2026.
In base al nuovo scenario a legislazione vigente, l’indebitamento netto della PA è lievemente inferiore all’obiettivo del 4,5 per cento del PIL indicato per il 2023 nello scenario programmatico del DPB. Nel 2023, il PIL è ora previsto crescere del 5,7 per cento in termini nominali, contro il 4,8 per cento prefigurato nel DPB. La revisione al rialzo della previsione di inflazione spingerebbe al rialzo le entrate da imposte indirette. Anche la maggiore crescita reale dell’economia prevista rispetto al DPB contribuirebbe a sostenere la dinamica delle entrate.
Come già menzionato, il conto tendenziale della PA tendenziale include gli effetti della proroga delle misure di calmierazione delle bollette, a vantaggio soprattutto delle famiglie con redditi più bassi e delle imprese maggiormente colpite dalla crisi energetica, disposte dal D.L. n. 34/2023. Le nuove misure ammontano a 3,6 miliardi in termini lordi, ma non comportano un aggravio per il deficit in quanto finanziate tramite i margini di bilancio nel 2023 della Cassa per i servizi energetici e ambientali e i risparmi di spesa emersi per i crediti di imposta in favore delle imprese nel primo trimestre del 202310.
Nell’arco del triennio 2024-2026, il rapporto deficit/PIL risentirà maggiormente della pressione esercitata sulla spesa pubblica dall’inflazione e dall’aumento dei

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9 D.L. n. 34 del 30 marzo 2023.
10 Per maggiori dettagli si veda il riquadro ‘Le recenti iniziative adottate in risposta al caro energia’ in questo paragrafo.

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tassi di interesse. L’aumento del deflatore del PIL risulterebbe inferiore rispetto all’inflazione dell’anno precedente misurata con l’indice dei prezzi al consumo, che è alla base dell’indicizzazione ai prezzi della spesa pubblica. Inoltre, nei prossimi tre anni si concentreranno i maggiori incrementi in termini di interessi passivi legati allo spostamento verso l’alto della curva dei tassi rispetto a quanto ipotizzato nel DPB. Infine, la rimodulazione dei flussi RRF comporta una maggiore concentrazione della spesa per investimenti pubblici negli anni 2024 e 2025.

FIGURA III.1: INDICI DEI PREZZI E SALDI A LEGISLAZIONE VIGENTE (variazione a/a e % del PIL)

Fonte: ISTAT. Dal 2023, previsioni a legislazione vigente di questo Documento.

Il venir meno, a partire dal 2024, delle misure temporanee introdotte in risposta all’aumento dei prezzi dell’energia e l’ormai completo azzeramento degli interventi eccezionali per far fronte agli effetti della pandemia, compenserebbero gli aumenti attesi della spesa pubblica, con l’effetto finale di un progressivo calo della spesa primaria in rapporto al PIL.
Per effetto di questi andamenti, come già accennato, sono previsti progressivi miglioramenti del saldo primario a legislazione vigente. In particolare, il miglioramento del 2024 è di circa 1,1 punti percentuali rispetto al 2023.
Il rapporto deficit/PIL a legislazione vigente migliorerebbe di 0,8 punti percentuali di PIL nel 202411 e di 0,5 punti percentuali all’anno nel 2025 e nel 2026, anni in cui è previsto prima raggiungere la soglia di riferimento del 3 per cento fissata dal Patto di Stabilità e Crescita e poi scendere ben al di sotto della stessa.
Nel complesso, l’evoluzione dei saldi mostra il proseguimento di un percorso di normalizzazione delle finanze pubbliche dopo gli effetti delle crisi pandemica ed energetica, in cui l’impatto sui conti pubblici delle misure eccezionali adottate per far fronte alle due emergenze si affievolisce.

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11 L’incongruenza tra questa variazione e quella che emerge dai valori presentati nelle tavole è dovuta agli arrotondamenti alla prima cifra decimale.

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TAVOLA III.1: EVOLUZIONE DEI PRINCIPALI AGGREGATI DELLE AMMINISTRAZIONI PUBBLICHE (1)
	2022		2023	2024	2025	2026
	Livello (2)	In % PIL	In % PIL
Indebitamento netto secondo i settori della Pubblica Amministrazione
1. Amministrazioni pubbliche	-151.900	-8,0	-4,5	-3,7	-3,0	-2,5
Differenza fra programmatico e tendenziale (3)			-0,2	-0,2	0,0	0,0
2. Amministrazioni centrali	-151.473	-7,9	-4,4	-3,5	-3,1	-2,6
3. Stato
4. Amministrazioni locali	-1.812	-0,1	-0,1	-0,1	-0,1	-0,1
5. Enti previdenziali	1.385	0,1	0,1	0,1	0,1	0,1
Amministrazioni pubbliche
6. Totale entrate	931.430	48,8	48,9	47,7	47,6	47,1
7. Totale spese	1.083.330	56,7	53,2	51,2	50,7	49,6
8. Indebitamento netto	-151.900	-8,0	-4,4	-3,5	-3,0	-2,5
9. Spesa per interessi	83.206	4,4	3,7	4,1	4,2	4,5
10. Saldo primario	-68.694	-3,6	-0,6	0,5	1,2	2,0
11. Misure una tantum (4)	5.574	0,3	0,3	0,1	0,1	0,1
Componenti del lato delle entrate
12. Totale entrate tributarie	568.649	29,8	29,7	29,3	29,2	29,1
12a. Imposte indirette	276.543	14,5	15,0	15,0	14,9	14,8
12b. Imposte dirette	290.397	15,2	14,6	14,2	14,3	14,2
12c. Imposte in c/capitale	1.709	0,1	0,1	0,1	0,1	0,1
13. Contributi sociali	261.004	13,7	13,6	13,7	13,7	13,6
14. Redditi da proprietà	16.710	0,9	0,7	0,6	0,6	0,6
15. Altre entrate	85.067	4,5	4,9	4,1	4,1	3,8
15a. Altre entrate correnti	69.159	3,6	3,7	3,6	3,5	3,3
15b. Altre entrate in c/capitale	15.908	0,8	1,2	0,5	0,6	0,4
16. Totale entrate	931.430	48,8	48,9	47,7	47,6	47,1
p.m.: pressione fiscale		43,5	43,3	43,0	42,9	42,7
Componenti del lato della spesa
17. Redditi. lavoro dipendente. + Consumi intermedi	302.163	15,8	15,4	14,5	14,1	13,9
17a. Redditi da lavoro dipendente	186.916	9,8	9,4	8,9	8,6	8,4
17b. Consumi intermedi	115.247	6,0	6,0	5,6	5,5	5,5
18. Totale trasferimenti sociali	457.688	24,0	23,6	23,6	23,4	23,3
di cui: Sussidi di disoccupazione	12.931	0,7	0,7	0,7	0,7	0,6
18a. Trasferimenti sociali in natura	50.767	2,7	2,6	2,3	2,2	2,2
18b. Prestazioni sociali non in natura	406.921	21,3	21,0	21,4	21,2	21,1
19. Interessi passivi	83.206	4,4	3,7	4,1	4,2	4,5
20. Contributi alla produzione	49.854	2,6	2,6	1,8	1,7	1,5
21. Investimenti fissi lordi	51.465	2,7	3,3	3,8	3,7	3,4
22. Trasferimenti in c/capitale	87.590	4,6	2,3	1,4	1,3	0,9
23. Altre spese	51.364	2,7	2,3	2,1	2,2	2,2
23a. Altre spese correnti	45.708	2,4	2,3	2,2	2,2	2,1
23b. Altre spese in conto capitale	5.656	0,3	-0,1	-0,1	0,1	0,1
24. Totale spese	1.083.330	56,7	53,2	51,2	50,7	49,6
Memo: Spesa primaria corrente	855.413	44,8	43,9	42,2	41,4	40,8
Memo: Spesa primaria	1.000.124	52,4	49,5	47,2	46,5	45,1
(1) La prima riga della tavola espone i valori programmatici, i restanti valori espongono gli andamenti a legislazione vigente. Eventuali imprecisioni derivano da arrotondamenti.
(2) Valori in milioni.
(3) La differenza quantifica l’effetto delle misure di finanza pubblica annunciate dal Governo.
(4) Il segno positivo indica misure una tantum a riduzione del deficit.

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FOCUS	LE RECENTI INIZIATIVE ADOTTATE IN RISPOSTA AL CARO ENERGIA

Misure introdotte con la manovra di finanza pubblica per il 2023
Negli ultimi mesi del 2022 i prezzi dei beni energetici, pur in diminuzione, sono rimasti su livelli elevati, rendendo necessaria la proroga di alcune misure di supporto a famiglie e imprese introdotte nei trimestri precedenti. L’impatto di tali proroghe è stato incluso nello scenario programmatico aggiornato nella Nota di Aggiornamento del DEF 2022 e nel Documento Programmatico di Bilancio 2023 (DPB) dello scorso novembre.

Un primo intervento preso dal governo è stato il cd. decreto ‘Aiuti quater’[12] dello scorso 18 novembre. Il decreto ha disposto, tra l’altro, la proroga al mese di dicembre 2022 dei crediti di imposta a favore delle imprese per l’acquisto di energia elettrica e gas e la proroga della riduzione delle accise e dell’IVA sui carburanti fino al 31 dicembre 2022.

Con la presentazione del disegno di legge di bilancio 2023, in linea con le raccomandazioni della Commissione europea, il Governo ha dato priorità alla proroga e all’estensione delle misure mirate alle famiglie e alle imprese più vulnerabili agli aumenti dei prezzi dell’energia, limitando quelle dal carattere più generalizzato.

Le principali misure introdotte dalla legge di bilancio per il 2023 per il primo trimestre del 2023, incluse nel pacchetto energia riguardavano: i) la proroga ed estensione delle misure di contenimento dei costi sulle bollette energetiche per 5,7 miliardi (0,3 per cento del PIL); ii) la proroga del rafforzamento dei bonus sociali per le utenze elettriche e il gas per 2,5 miliardi (0,1 per cento del PIL) con contestuale ampliamento della platea dei beneficiari attraverso l’aumento della soglia ISEE massima per potervi accedere; iii) la proroga dei crediti di imposta per le imprese energivore e non, per 10,2 miliardi (0,5 per cento del PIL), con un rafforzamento delle percentuali di copertura di tali crediti; iv) l’estensione a tutto il 2023 dell’esonero contributivo per i lavoratori dipendenti con redditi fino a 35 mila euro per 6,5 miliardi (0,3 per cento del PIL)[13].

Con riferimento alle accise e all’IVA sui carburanti, a seguito di una flessione dei prezzi di questi ultimi, il Governo ha deciso di ridurre l’agevolazione da circa 30 a circa 18,5 centesimi al litro (IVA inclusa) nel mese di dicembre 2022[14], e di non prorogare l’agevolazione nei primi mesi del 2023, dando così la precedenza ad altre misure ritenute più efficienti. Infatti, la riduzione delle accise, oltre a essere una misura generalizzata e regressiva da un punto di vista distributivo, tende a provocare distorsioni sia in termini di prezzi relativi dei combustibili fossili, sia in termini di incentivi verso comportamenti virtuosi dal punto di vista ambientale.

Nell’eventualità di un nuovo rincaro dei carburanti, il decreto ‘Trasparenza’[15] ha, in ogni caso, semplificato il meccanismo[16] secondo cui il MEF e il MASE[17] possono provvedere con decreto interministeriale a ridurre le accise sui carburanti per compensare il maggior gettito IVA derivante dall’aumento inatteso del prezzo internazionale del petrolio[18].

L’impatto lordo di tutte le misure introdotte dalla legge di bilancio 2023, riconducibili al pacchetto energia, calcolato secondo i criteri utilizzati in ambito europeo, ammonta a circa

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12 D.L. n. 176/2022 convertito dalla L. n. 6 del 13 gennaio 2023.
13 Effetto finanziario al lordo degli effetti fiscali indotti, stimati in circa 1,9 miliardi. Il taglio di 2 punti percentuali dell’aliquota contributiva a carico dei lavoratori dipendenti con reddito lordo annuo inferiore a 35.000 euro è stato prorogato per tutto il 2023. Per i lavoratori con reddito lordo annuo fino a 25.000 euro il taglio è di 3 punti percentuali. Tale misura non era stata inclusa nella quantificazione del pacchetto nel DPB 2023.
14 D.L. n. 179/2022 di modifica del D.L. n. 176/2022, in cui è confluito in sede di conversione.
15 D.L. n. 5/2023.
16 Art. 1, cc. 290-294 della L. n. 244/2007.
17 Originariamente la competenza era del MEF e del Ministero dello sviluppo economico; nel 2021 la funzione è stata demandata al MEF e al Ministero della transizione ecologica, ridenominato nel 2022 Ministero dell’ambiente e della sicurezza energetica (MASE).
18 Si ricorda che nel 2022, su un totale di circa 9,2 miliardi di riduzioni di accise e IVA sui carburanti, oltre 3 miliardi sono stati disposti con tali decreti e finanziati tramite l’utilizzo del maggior gettito IVA sul petrolio.

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25,9 miliardi. Tale stima si discosta da quella mostrata nel Capitolo V (Fig. V.1) del presente Documento in ragione dei diversi criteri utilizzati per delimitare il perimetro di misure rilevanti e valutarne l’impatto finanziario[19].

In aggiunta alle misure introdotte dalla legge di bilancio per il 2023, si considerano anche gli interventi del decreto ‘Trasparenza’[20] del 14 gennaio, che ha prorogato a tutto il 2023 il bonus per l’acquisto di abbonamenti al trasporto pubblico e la non imponibilità dei bonus carburante riconosciuti ai lavoratori dipendenti (per circa 0,1 miliardi) e gli effetti residuali sul 2023 derivanti dai provvedimenti adottati nel 2022[21] (per circa 0,4 miliardi).

Considerando la spesa effettivamente realizzata emersa dai dati di consuntivo, il costo del pacchetto energia per il 2022 è quantificabile in circa 53,8 miliardi, pari al 2,8 per cento del PIL, un livello inferiore a quanto indicato nel DPB (3,3 per cento), per effetto dei risparmi di spesa, rispetto alle previsioni ex ante, riconducibili principalmente ai crediti fiscali in favore delle imprese in relazione al più favorevole andamento dei prezzi energetici.

Per il 2023, considerando le misure approvate fino a gennaio 2023, la stima ammonterebbe a 26,4 miliardi, un livello corrispondente all’1,3 per cento del PIL (lievemente superiore all’1,0 per cento indicato nel DPB)[22].

La legge di bilancio ha previsto inoltre due misure discrezionali di entrata legate al caro energia, attuate per finanziare parte delle spese di supporto[23]. La prima è la revisione dell’imposta sugli extraprofitti registrati dalle imprese nei settori di energia elettrica, gas o petroliferi, che ha delimitato la base imponibile con un riferimento diretto al reddito complessivo ai fini IRES[24] e ha aumentato l’aliquota dal 25 al 50 per cento. La seconda è l’introduzione di un prelievo a carico dei produttori di energia elettrica da fonti rinnovabili con ricavi eccedenti il tetto di 180 €/MWh in attuazione del Regolamento UE 2022/1854. Al netto delle entrate previste da queste due disposizioni (circa 4 miliardi; 0,2 per cento del PIL), il pacchetto energia a gennaio 2023 ammonta a circa 22,5 miliardi (1,1 per cento del PIL).

Proroghe per i prossimi trimestri: verso il phasing-out delle misure energia
Dall’andamento dei prezzi energetici negli ultimi mesi si evince che la fase più acuta della crisi sia superata e i prezzi dell’energia abbiano iniziato una fase di deciso rientro rispetto ai picchi

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19 L’aggregato nella Fig. V.1 e nella Tavola A1 in Appendice include anche interventi legati al caro energia non direttamente rivolti a famiglie e imprese, quali i trasferimenti agli enti locali, al Servizio sanitario nazionale e quelli destinati allo stoccaggio del gas, non considerati in questo approfondimento per coerenza con i criteri della Commissione europea. Inoltre, include la fiscalizzazione degli oneri generali di sistema afferenti all’energia nucleare, intervento escluso dal pacchetto energia perché di natura permanente e non temporanea. Al contrario, l’aggregato riportato nel Capitolo V e in Appendice esclude l’esonero contributivo e il rifinanziamento del fondo di garanzia PMI perché ritenuti legati al caro energia solo in via indiretta. Si ricorda che, in base ai criteri utilizzati dalla Commissione europea, rientrano nel pacchetto energia solo gli interventi di natura temporanea direttamente a favore di famiglie e imprese, mirati a mitigare sia le ripercussioni del caro energia sia l’impatto del generale aumento dell’inflazione. La suddetta scelta di classificazione è dettata, da un lato, dalla necessità di avere una stima comparabile con quelle relative agli altri paesi europei, dall’altro, dalla funzione che ha la quantificazione nel calcolo della fiscal stance secondo le regole fissate dalla stessa Commissione europea. Infine, la stima è espressa in termini di impieghi lordi, cioè non è ridotta dall’importo delle misure di aumento delle entrate o di riduzione di altre spese contestualmente disposte al fine di non impattare il deficit di bilancio.
20 D.L. n. 5/2023, cvt. dalla L. n. 23 del 10 marzo 2023.
21 Principalmente riconducibili alle indennità una tantum erogate a novembre 2022.
22 Si tratta di una stima ex ante, basata sull’impatto finanziario incluso nelle relazioni tecniche e nei prospetti riepilogativi degli effetti finanziari dei provvedimenti normativi e che non include gli effetti indotti dalle misure in termini di maggiori entrate.
23 La Commissione europea, ai fini del confronto internazionale, presenta la stima dei pacchetti energia degli Stati membri anche al netto del maggior gettito previsto dalle misure discrezionali di entrata legate al caro energia.
24 Nel 2022, la base imponibile era misurata come l’incremento del saldo tra operazioni IVA attive e passive, al netto dell’IVA, nel periodo ottobre 2021-aprile 2022 rispetto al periodo ottobre 2020-aprile 2021. L’aliquota era pari al 25 per cento, solo se l’incremento risultava maggiore del 10 per cento. Per il 2023 l’imposta si applica sulla quota del reddito IRES che ecceda di almeno il 10 per cento la media del reddito IRES dei 4 anni precedenti. Ne risulta un restringimento della base imponibile, in parte compensato dall’aumento dell’aliquota, che riflette maggiormente l’aumento straordinario della redditività dell’impresa.

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registrati lo scorso anno[25]. Tuttavia, nel medio periodo essi rimarranno ancora su livelli storicamente elevati ed esposti ai rischi e alle incertezze anche connessi al contesto geopolitico internazionale.

In questo scenario, la politica fiscale dovrebbe orientarsi verso un processo di graduale rimozione (cd. phasing-out) delle misure emergenziali, volto a: i) continuare a fornire supporto a famiglie e imprese, in particolare quelle più vulnerabili; ii) superare la natura emergenziale degli interventi e delineare strumenti strutturali efficaci nel contrastare tempestivamente eventuali rialzi eccezionali dei prezzi; iii) rimuovere le misure che generano distorsioni in termini di segnali di prezzo o che sono in contrasto con gli obiettivi di risparmio ed efficientamento energetici; iv) alleggerire la pressione sulla finanza pubblica.

Sollecitati dalla Commissione europea, gli Stati membri stanno lavorando per un maggior coordinamento e per la definizione di un approccio comune sulle politiche di supporto, per assicurare alle imprese di competere a condizioni paritarie. La Commissione europea ha proposto un modello di tariffazione energetica su due livelli (cd. modello two-tier), analogo a quello recentemente adottato in Germania: un prezzo calmierato viene applicato su un predefinito volume di consumo, mentre lo scaglione di consumo eccedente è sottoposto al prezzo di mercato.

Il meccanismo può applicarsi sia alle famiglie che alle imprese e presenta notevoli pregi in termini di incentivo a contenere i consumi energetici e di flessibilità applicativa. Tuttavia, la stessa norma tedesca che ha ispirato la proposta è stata classificata dalla Commissione come misura non targeted, indice del fatto che il modello two-tier proposto necessiti di affinamenti per garantirne un’adeguata selettività. Inoltre, ci sono altre rilevanti criticità legate all’equità della misura, alla sostenibilità per la finanza pubblica e soprattutto ai tempi di implementazione.

Infine, è opportuno che l’armonizzazione delle politiche tenga conto delle peculiarità dei singoli Stati membri, nonché delle esperienze positive che si sono maturate finora.
I provvedimenti recentemente presi dal Governo (D.L. n. 34 del 30 marzo 2023) sono ancora parzialmente basati sulle misure già in vigore, in particolare quelli aventi efficacia per il secondo trimestre 2023, ma segnano un percorso progressivo di riduzione dei sussidi che accompagna la normalizzazione dei prezzi del gas e dell’elettricità. In prospettiva, l’obiettivo di medio termine è quello di superare i sussidi resisi finora necessari e ridurre la dipendenza dal gas russo a favore dell’elettrico in linea con la transizione verde, pur mantenendo la protezione dei consumatori più vulnerabili. È stata già predisposta una misura, operativa nella seconda parte dell’anno (in vista di possibili rincari dei prezzi energetici nei mesi autunnali), ispirata al modello two-tier, mentre per le imprese sono allo studio misure strutturali.

In particolare, il decreto ha prorogato le misure relative ai seguenti ambiti:
•      Contenimento dei costi delle bollette: per il secondo trimestre del 2023 è previsto l’azzeramento degli oneri di sistema e la riduzione dell’IVA al 5 per cento sulla somministrazione di gas a uso combustione, per teleriscaldamento e per energia termica[26] (0,8 miliardi; 0,04 per cento del PIL). Non è invece prorogata la riduzione degli oneri di sistema sull’energia elettrica.

•      Bonus sociali per le utenze elettriche e del gas: è prorogato il rafforzamento dei bonus sociali sulle bollette per l’energia elettrica e il gas al secondo trimestre 2023, innalzando la soglia ISEE per l’accesso ai bonus per le famiglie numerose (0,4 miliardi; 0,02 per cento del PIL). Data la loro natura di misura strutturale, molto flessibile e dall’elevato grado di

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25 Cfr. Focus ‘Inflazione e dinamica dei prezzi dei beni energetici e alimentari’ nel cap. II.
26 La componente negativa degli oneri di sistema sul gas naturale, applicata sugli scaglioni di consumo fino a 5.000 m3 annui, è prorogata solo ad aprile 2023, in misura pari al 35 per cento del valore applicato nel trimestre precedente.

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selettività, questi bonus si sono dimostrati uno strumento molto efficiente per sostenere le famiglie più fragili.
•      Crediti di imposta per le imprese: sono stati prorogati al secondo trimestre 2023 i contributi straordinari a parziale compensazione dei maggiori costi sostenuti dalle imprese per l’acquisto di energia e gas naturale, prevedendo una riduzione delle percentuali di spesa ammissibile all’agevolazione: al 20 per cento per le imprese energivore e per tutte le imprese relativamente all’acquisto di gas, e al 10 per cento per le non energivore (1,3 miliardi; 0,07 per cento del PIL). Ne hanno diritto le imprese i cui costi in media trimestrale siano aumentati almeno del 30 per cento rispetto allo stesso trimestre del 2019.

•      Contributo in somma fissa da erogarsi agli utenti domestici nel quarto trimestre 2023, Il decreto introduce un contributo in somma fissa da erogarsi agli utenti domestici nel quarto trimestre 2023 qualora il prezzo del gas superi la soglia di 45 €/MWh (1 miliardo; 0,05 per cento del PIL), per fornire un sostegno nel caso l’andamento dei prezzi registri nuovi rialzi eccezionali. Le modalità applicative, i criteri per l’accesso, e l’ammontare del contributo saranno definite nei prossimi mesi con decreti attuativi del MASE e del MEF, tenendo conto dei consumi medi di gas naturale nelle diverse zone climatiche, al fine di incentivare il risparmio energetico.

Nel complesso, le nuove misure ammontano a circa 3,6 miliardi, e sono interamente coperte dai risparmi di spesa emersi per i crediti di imposta nel primo trimestre, pari a circa 5 miliardi, e dai minori costi per i bonus sociali[27]. Le misure non comportano, quindi, nuovi oneri per la finanza pubblica rispetto a quanto già previsto a legislazione vigente conciliando sostegno alle famiglie con sostenibilità fiscale.

Tenendo conto dei risparmi registrati nel primo trimestre e degli effetti del decreto, la stima aggiornata del pacchetto energia per il 2023 è di circa 24,7 miliardi, corrispondente all’1,2 per cento del PIL (1,0 per cento al netto delle misure discrezionali di entrata relative all’imposta sugli extra profitti e contributo straordinario per il settore energetico28).

Da un punto di vista qualitativo, nel 2023 le misure mirate alle famiglie e alle imprese più vulnerabili agli aumenti dei prezzi dell'energia (c.d. misure targeted) rappresentano circa il 57 per cento del totale, rispetto a un valore pari a circa il 46 per cento per il 2022. Il marcato aumento della quota delle misure targeted sul totale nel 2023 è ascrivibile, in buona parte, alla mancata proroga di misure generalizzate come la riduzione delle accise e dell’IVA sui carburanti, e l’azzeramento degli oneri di sistema sull’energia elettrica. La quota di misure targeted in Italia è sensibilmente più alta rispetto agli altri Paesi europei: per il 2022 la Commissione europea e il FMI stimavano una quota di misure targeted per l’UE nel suo complesso pari a circa il 30 per cento; la quota per l’UE è stimata scendere a un valore inferiore al 20 per cento nel 2023.

Essendo di natura temporanea, le misure contro il caro energia hanno impatto solo nell’anno di adozione, con alcune marginali eccezioni. L’impatto previsto per il 2024 è pari a 0,4 miliardi (0,02 per cento del PIL), in gran parte riconducibile a effetti indiretti dei tagli delle accise nel 2022, mentre l’impatto nel 2025 è nullo.

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27 In particolare, il rafforzamento dei bonus sociali previsto dal decreto è interamente finanziato con le risorse già presenti nel bilancio della Cassa per i servizi energetici e ambientali (CSEA).
28 Il D.L. n. 34/2023 è intervenuto anche sull’imposta sugli extraprofitti delle imprese operanti nel settore energetico, con una riduzione della base imponibile e minori entrate attese pari a 0,4 miliardi.

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FIGURA R.1: MISURE PER IL CARO ENERGIA A VALERE SUL 2021, 2022 E 2023 (% di PIL) (1)

(1) Per il 2021 e 2022 si considera la stima a consuntivo risultante dalla spesa effettivamente realizzata. Per il 2023 la stima è basata sulle previsioni ex ante dei provvedimenti normativi, ma sconta i risparmi già accertati e utilizzati di cui al D.L. n. 34/2023.
Fonte: Elaborazione MEF su relazioni tecniche dei provvedimenti normativi.

Scendendo nel dettaglio delle varie componenti del conto della PA, il gettito tributario a legislazione vigente in rapporto al PIL è atteso scendere nell’anno in corso e nei tre successivi fino al 29,1 per cento nel 2026. Il trend riflette, fra l’altro, le prospettive della crescita nominale del PIL e la dinamica degli occupati e dei redditi da lavoro. I contributi sociali in rapporto al PIL scenderebbero al 13,6 per cento nel 2023, per poi mantenersi sostanzialmente stabili su questo livello fino al 2026. L’andamento è il risultato di un aumento medio dei contributi pari al 5,1 per cento nel biennio 2023-2024 e al 2,9 per cento nel biennio 2025-2026, in linea con le previsioni del quadro macroeconomico.
Coerentemente agli andamenti descritti, nel 2023 la pressione fiscale scenderebbe al 43,3 per cento del PIL per poi continuare a calare di circa 0,2 punti di PIL in media all’anno, fino a raggiungere il 42,7 per cento del PIL nel 2026.
Dal lato della spesa, è previsto proseguire il sentiero di riduzione dell’incidenza della spesa primaria sul PIL, dal 49,5 per cento del PIL dell’anno in corso al 45,1 per cento nel 2026. La spesa corrente primaria seguirebbe un andamento simile, ma meno pronunciato. L’incidenza sul PIL nel 2026 è prevista ridursi di circa 3,1 punti percentuali rispetto al 2023, raggiungendo un livello pari al 40,8 per cento.
Tale dinamica mostra chiaramente come il forte incremento della spesa pubblica in risposta alla crisi da Covid-19 prima e alla crisi energetica poi si inverta progressivamente negli anni, a fronte del venir meno degli effetti delle misure temporanee previste a favore di famiglie e imprese: la spesa primaria torna infatti a convergere, alla fine del periodo di previsione, verso un livello prossimo a quello registrato negli anni precedenti la crisi29.

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29 Nel periodo 2018-2019, la spesa primaria è stata pari, in media, a circa il 45,0 per cento del PIL, mentre quella corrente primaria al 41,6 per cento del PIL.

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I redditi da lavoro dipendente in rapporto al PIL sono previsti in lieve riduzione nel 2023, al 9,4 per cento, e successivamente in discesa fino a toccare l’8,4 per cento nel 2026. La crescita nominale a legislazione vigente per i redditi da lavoro dipendente non sconta ulteriori rinnovi contrattuali del pubblico impiego.
Come già accennato, la spesa per prestazioni sociali in denaro è attesa assumere un ritmo di crescita sostenuto, del 4,4 per cento nel 2023 e del 5,7 per cento nel 2024, in quanto risente dell’indicizzazione ai prezzi delle prestazioni basata sul tasso di inflazione dell’anno precedente, e del 2,6 per cento in media all’anno nel biennio 2025-2026. In particolare, la spesa per pensioni aumenterebbe del 7,1 per cento nel 2023 e 2024, e del 3,1 per cento in media nel periodo 2025-2026. A fronte di tale andamento, le prestazioni sociali in denaro in rapporto al PIL raggiungerebbero un valore massimo del 21,4 per cento nel 2024, per poi ritornare al 21,1 per cento nel 2026.
Per gli investimenti fissi lordi si prevede un forte ritmo di crescita nel 2023 e nel 2024, pari rispettivamente al 29,3 per cento e al 18,6 per cento, seguito da una crescita del 2,3 per cento nel 2025. Nel 2026, vi sarà una contrazione del 6,9 per cento. A fronte di questa dinamica, il loro valore rispetto al PIL è previsto portarsi dal 3,3 per cento del 2023 al 3,7 per cento nel 2025, per poi attestarsi al 3,4 per cento nel 2026.
Il Dispositivo per la ripresa e la resilienza (Recovery and Resilience Facility, RRF) contribuisce in maniera decisiva al sostegno della spesa per investimenti fissi lordi della PA, soprattutto dal 2024 in poi. Se nel 2022 gli investimenti finanziati con le risorse del RRF sono stati pari a circa lo 0,2 per cento del PIL, nel 2025 raggiungeranno il picco dell’1,8 per cento del PIL (poco meno della metà degli investimenti totali della PA). Le spese che si prevede di finanziare con le sovvenzioni e i prestiti del Dispositivo per la ripresa e la resilienza coerentemente con quanto indicato nel Piano Nazionale di Ripresa e Resilienza, sono esposte nelle tavole qui di seguito riportate, in ottemperanza al contenuto obbligatorio aggiuntivo richiesto dalla Commissione europea per il Programma di Stabilità 2023. I valori relativi alle singole annualità saranno resi noti solo successivamente agli esiti delle interlocuzioni in corso con le istituzioni europee per la revisione e la rimodulazione di alcuni degli interventi previsti dal PNRR e delle relative milestone e target.

TAVOLA III.2: IMPATTO DEL RRF SULLE PREVISIONI – SOVVENZIONI
2020-2026
Entrate da sovvenzioni RRF (% PIL)
SOVVENZIONI RRF incluse nelle previsioni di entrata	3,4
Esborsi di cassa per SOVVENZIONI RRF dall’UE	3,4

TOTALE SPESE CORRENTI	0,6
Investimenti fissi lordi P.51g	1,2
Trasferimenti in c/capitale D.9	1,6
TOTALE SPESE IN CONTO CAPITALE	2,8

Riduzione entrate tributarie	0,0
Altri costi con impatto sulle entrate	0,0
Transazioni finanziarie	0,0

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TAVOLA III.3: IMPATTO DEL RRF SULLE PREVISIONI – PRESTITI
2020-2026
Cash flow dei prestiti RRF previsto dal PNRR (% PIL)
Esborsi di PRESTITI RRF dall’UE	6,0
Restituzioni di PRESTITI RRF all’UE	0,0

TOTALE SPESE CORRENTI	0,4
Investimenti fissi lordi P.51g	5,2
Trasferimenti in c/capitale D.9	0,1
TOTALE SPESE IN CONTO CAPITALE	5,3

Riduzione entrate tributarie	0,0
Altri costi con impatto sulle entrate	0,0
Transazioni finanziarie	0,1

TAVOLA III.4: SCENARIO A POLITICHE INVARIATE (1)
	2022		2023	2024	2025	2026
	Livello(2)	In % del PIL	In % del PIL
Totale spesa a politiche invariate	1.083.330	56,7	53,2	51,5	51,0	50,0
(1) La tavola espone l’impatto del rifinanziamento di alcune misure cui si potrebbe dover dar corso in considerazione di impegni internazionali e fattori legislativi. (2) Valori in milioni.

TAVOLA III.5: SPESE DA ESCLUDERE DALLA REGOLA DI SPESA
	2022		2023	2024	2025	2026
	Livello(1)	In % del PIL	In % del PIL
Spese per programmi UE pienamente coperte da fondi UE (2)	16.473	0,9	1,5	0,7	0,8	0,5
di cui: spese per Investimenti pienamente coperte da fondi UE (3)	2.170	0,1	0,5	0,4	0,4	0,3
Componente ciclica della spesa per sussidi di disoccupazione (4)	-1.489	-0,1	-0,1	-0,2	-0,2	-0,2
Entrate discrezionali (5)	-18.969	-1,0	0,5	-0,1	0,1	0,0
Incrementi di entrata già individuati per legge	0,0	0,0	0,0	0,0	0,0	0,0
(1) Valori in milioni.
(2) La stima comprende sovvenzioni del Next Generation EU (RRF e React-EU) per 0,7 per cento del PIL per il 2022, 1,3 per cento per il 2023, 0,6 per cento per il 2024, 0,6 per cento per il 2025 e 0,3 per cento per il 2026.
(3) La stima comprende sovvenzioni del Next Generation EU (RRF e React-EU) per lo 0,4 per cento nel 2023, 0,3 per cento per il 2024, 0,3 per cento per il 2025 e 0,2 per cento per il 2026.
(4) La componente ciclica della spesa per sussidi di disoccupazione è stata calcolata con la metodologia attualmente utilizzata dalla Commissione europea, sulla base dell’unemployment gap.
(5) Sono comprese le entrate discrezionali contributive.

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FOCUS	Confronto con le previsioni di finanza pubblica della Commissione europea

Ai sensi della Legge 31 dicembre 2009, n. 196 e in ottemperanza alla Direttiva UE n. 85/2011, in questo riquadro è fornita una comparazione tra le previsioni di finanza pubblica a legislazione vigente contenute nel presente Documento e le ultime pubblicate dalla Commissione europea.

Il confronto è effettuato con le previsioni della Commissione allegate all’Opinion sul Documento programmatico di bilancio (DPB) 2023[30], più aggiornate rispetto alle Autumn Forecast di novembre, che si basavano unicamente sullo scenario a legislazione vigente contenuto nella prima versione del DPB[31].

L’indebitamento netto in percentuale del PIL per il 2022 stimato a dicembre dalla Commissione al 5,6 per cento ha confermato la previsione contenuta nel DPB. I dati diffusi lo scorso 5 aprile dall’ISTAT fissano il rapporto all’8,0 per cento. Lo scostamento è dovuto alla revisione apportata dall’ISTAT al trattamento contabile di alcuni crediti di imposta[32].

Per l’anno in corso la Commissione stimava a dicembre un indebitamento netto in rapporto al PIL stimato a dicembre dalla Commissione risulta peggiore di 0,3 punti percentuali rispetto alla previsione del presente Documento (4,7 per cento contro 4,4 per cento), mentre le stime del saldo primario si equivalgono (-0,6 per cento).

	TAVOLA R.1: CONFRONTO TRA LE PREVISIONI DI FINANZA PUBBLICA (in percentuale del PIL) (1)
		2023					2024
		Data prev.	Totale entrate	Totale spese	Saldo primario	Accredita-mento/indebi-tamento netto	Totale entrate	Totale spese	Saldo primario	Accredita-mento/indebi-tamento netto
	CE (Autumn Forecast)	nov-22	49,7	53,3	0,4	-3,6	47,9	52,1	-0,1	-4,2
	CE (Opinion DPB 2023)	dic-22	49,1	53,8	-0,6	-4,7	-	-	-	-
	DEF 2023	apr-23	48,9	53,2	-0,6	-4,4	47,7	51,2	0,5	3,5
	(1) Eventuali imprecisioni derivano da arrotondamenti

Rispetto allo scenario tendenziale del DEF, le previsioni della Commissione per l’anno in corso risultano maggiori sia per le entrate, per 0,2 punti percentuali di PIL, sia per le uscite, per 0,6 punti percentuali. In particolare, una maggiore spesa per interessi passivi prevista dalla Commissione (4,0 per cento contro 3,7 per cento), spiega lo scostamento delle previsioni del deficit. Peraltro, anche la precedente previsione di spesa per interessi del Governo[33] risultava maggiore di 0,3 punti percentuali rispetto a quella contenuta nel presente Documento.
In generale, la crisi in atto in Ucraina, le tensioni inflazionistiche e la volatilità dei prezzi energetici continuano a rappresentare fattori di incertezza nell’elaborazione delle previsioni. In tale contesto, lo scarto temporale nel rilascio delle stime, seppur inferiore rispetto agli ann

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30 A seguito dell’aggiornamento il 24 novembre 2022 del DPB 2023, il 14 dicembre la Commissione ha pubblicato la relativa Opinion, accompagnata da previsioni ad hoc per l’Italia disponibili alla pagina https://economy-finance.ec.europa.eu/economic-and-fiscal-governance/stability-and-growth-pact/annual-draft-budgetary-plans-dbps-euro-area-countries/draft-budgetary-plans-2023_en#italy.
31 Le Autumn Forecast, rilasciate l’11 novembre 2022, sono basate sulle informazioni disponibili alla data del 31 ottobre 2022 (DPB 2023 e dati trasmessi con la Notifica EDP di ottobre, validati da Eurostat). Il DPB 2023 inviato dall’Italia a ottobre conteneva solo le previsioni dello scenario tendenziale di finanza pubblica aggiornate nella prima versione della NADEF del 28 settembre.
32 Per i dettagli sulle modifiche che hanno inciso sul profilo temporale dell’impatto sull’indebitamento di alcune misure agevolative in vigore, determinando il peggioramento per il 2022, si rinvia al box ‘Superbonus 110: impatto della riclassificazione contabile, soluzioni temporanee e prospettive di lungo periodo’.
33 Previsioni programmatiche della Nota Tecnica Illustrativa alla legge di bilancio 2023-2025, Tabella 3.2-5.

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passati, ha inciso sul confronto in esame. Si precisa altresì che lo scenario tendenziale del DEF considera, diversamente dalle più recenti previsioni della Commissione, anche i provvedimenti con carattere d’urgenza approvati nei primi mesi del 2023, che hanno determinato alcune ricomposizioni delle voci di entrata e di spesa, pur risultando sostanzialmente neutrali sui saldi di finanza pubblica (per i dettagli si rinvia al paragrafo V.2).

Per il 2024 la Commissione non ha reso note le stime nell’ambito delle previsioni ad hoc pubblicate lo scorso dicembre e le Autumn Forecast, comunque riportate nella tavola, risultano poco informative ai fini del presente confronto poiché non tengono conto delle misure presenti della legge di bilancio per il 2023. La Commissione aggiornerà le previsioni nelle prossime Spring forecast che verranno pubblicate a maggio.

III.2	PERCORSO PROGRAMMATICO DI FINANZA PUBBLICA
Orientamento europeo sulla politica fiscale dei prossimi anni
La Commissione europea nello scorso mese di novembre ha presentato i suoi orientamenti per una riforma della governance economica europea34, i cui tratti essenziali sono stati ripresi nella Comunicazione sugli orientamenti della politica fiscale nel 202435. Nel Consiglio europeo di marzo, gli Stati membri si sono prefissi di concludere l’iter legislativo della riforma in tempi rapidi. Nella sua proposta legislativa di riforma la Commissione dovrà tenere conto delle aree di convergenze e dei punti su cui è ancora necessario il confronto tra gli Stati membri come indicato nelle Conclusioni del Consiglio Ecofin del 14 marzo (poi confermate dal Consiglio europeo del 23 e 24 marzo). La Commissione ha anticipato di voler presentare la proposta legislativa entro la fine del mese di aprile (cfr. Focus ‘La riforma della governance economica europea e le linee guida per la programmazione fiscale per il 2024’).
Contestualmente, entro il 30 aprile i paesi dell’UE dovranno inviare alla Commissione i loro Programmi di Stabilità e Convergenza corredati dai Programmi Nazionali di Riforma in un'ottica di una loro maggiore integrazione.
I Programmi di Stabilità saranno valutati dalla Commissione tenendo conto della Comunicazione sulla politica fiscale per il 2024 e delle previsioni di primavera sulla crescita e la finanza pubblica elaborate anche alla luce dei documenti di programmazione economica e fiscale ricevuti.
Per quanto riguarda il processo di sorveglianza fiscale, emerge la volontà da parte della Commissione di non aprire nel corso del 2023 eventuali procedure di deficit eccessivo sulla base dei risultati di finanza pubblica del 2022, ciò a motivo della persistente incertezza sulle prospettive macroeconomiche e di bilancio.
Nel 2024 verrà meno la clausola di salvaguardia generale. Nel corso della prossima primavera la Commissione valuterà l’opportunità di aprire una procedura sulla base del disavanzo risultante nel 2023 in linea con le disposizioni vigenti36

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34 Comunicazione della Commissione, ‘Communication on orientations for a reform of the EU economic governance framework, COM (2022) 583 final’, del 9.11.2022.
35 Comunicazione della Commissione, ‘Communication from the Commission to the Council on Fiscal policy guidance for 2024, COM (2023) 141 final’, del 8.03.2023.
36 In quella sede la Commissione valuterà l'eventuale infrazione delle regole sottostanti il braccio preventivo - ancora ufficialmente in vigore nel corso del prossimo anno - tenendo conto del percorso del deficit di bilancio osservato nel 2023, previsto per il 2024 e i valori obiettivi per il 2025 e gli anni seguenti.

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Relativamente ai Programmi di Stabilità redatti nel 2023, la Commissione, in attesa di concludere il negoziato legislativo sulla revisione della governance e interpretando il 2024 come un anno di transizione, ha chiesto ai paesi che non si trovano all’obiettivo di medio termine di effettuare uno sforzo minimo in termini di saldo strutturale pari almeno allo 0,5 per cento del PIL o maggiore per paesi con un debito superiore al 60 per cento del PIL. Inoltre, gli Stati dovranno contenere il tasso di crescita della spesa corrente in linea con la crescita del prodotto potenziale in termini nominali37; ciò dovrebbe garantire uno spazio fiscale per gli investimenti pubblici all’interno dei saldi di bilancio.
Inoltre, qualora i prezzi energetici restassero sui livelli attuali o scendessero ulteriormente, le misure adottate per contrastare il caro energia dovrebbero essere limitate al massimo e correttamente mirate38.
La Commissione ha inoltre invitato gli Stati membri a fare propri i suoi orientamenti verso percorsi di aggiustamento fiscale differenziati in base al rischio di sostenibilità del debito pubblico. Gli Stati membri con rischi sostanziali o moderati dovrebbero fissare obiettivi di bilancio che garantiscano una riduzione plausibile e continua del debito nel medio termine. Tutti gli Stati dovrebbero inoltre programmare il loro disavanzo in modo tale che i) sia portato al di sotto del 3 per cento del PIL nel periodo coperto dal Programma e ii) sia mantenuto al di sotto di tale soglia nel medio termine a politiche invariate.
Nel suo pacchetto di primavera del semestre europeo, la Commissione valuterà gli obiettivi di bilancio definiti da ciascun paese nel Programma di Stabilità, e proporrà delle raccomandazioni fiscali per il 2024 in linea con tali obiettivi, purché questi rispettino i criteri di debito e disavanzo enunciati nella Comunicazione.

FOCUS	LA RIFORMA DELLA GOVERNANCE ECONOMICA EUROPEA E LE LINEE GUIDA PER LA PROGRAMMAZIONE FISCALE PER IL 2024

Gli orientamenti della Commissione e il negoziato in corso sulla revisione della governance
Il processo di riforma è stato recentemente ripreso il 9 novembre 2022 con gli orientamenti della Commissione sulla revisione della governance economica europea[39]. La proposta della Commissione non modifica i parametri di riferimento del limite del 3 per cento del rapporto deficit/PIL e del 60 per cento del rapporto debito/PIL. Vengono però superati l’Obiettivo di Medio Termine previsto dal braccio preventivo del Patto di Stabilità e Crescita e la regola di riduzione dell’eccesso di debito rispetto al limite del 60 per cento pari a 1/20esimo l’anno che era stata introdotta dal Six Pack.

Il Consiglio sta ancora discutendo gli orientamenti della Commissione, che dovrebbe a breve presentare una proposta legislativa con l’intento di chiudere l’iter legislativo nel 2023.
L’obiettivo generale della riforma è quello di dare all’Unione europea una governance economica che sappia conciliare da un lato l’esigenza di garantire stabilità finanziaria e dall’altro la necessità di stimolare la crescita economica dell’Unione, in vista delle sfide epocali che l’Unione europea sta affrontando, quali la doppia transizione ecologica e digitale, la crisi energetica, la risposta all’Inflation Reduction Act degli USA e la conseguente revisione

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37 Questa indicazione è del tutto assimilabile a quella definita dalla Commissione in vigenza della clausola di salvaguardia generale.
38 Nell’affrontare la crisi energetica, la Commissione invita a mantenere solo le misure mirate a proteggere le famiglie e imprese più vulnerabili, riducendo i costi sul bilancio pubblico ed incentivando il risparmio energetico.
39 Comunicazione della Commissione, ‘Communication on orientations for a reform of the EU economic governance framework’, COM (2022) 583 final, del 9.11.2022.

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delle regole europee sugli aiuti di Stato, la sicurezza e la difesa comune, la competitività internazionale.
La programmazione fiscale viene definita all’interno di un Piano nazionale di bilancio e strutturale di medio periodo, che sostituisce il Programma di Stabilità e il Programma Nazionale di Riforma. Il Piano dovrà definire il programma di riforme e investimenti e anche assicurare una traiettoria discendente del rapporto debito/PIL e un disavanzo nominale al di sotto del 3 per cento del PIL nel medio termine. I Piani nazionali saranno valutati dalla Commissione e – se giudicati positivamente - approvati dal Consiglio. I Piani coprono un orizzonte di quattro anni e puntano a migliorare la titolarità nazionale della programmazione economica e fiscale su un orizzonte pluriennale. L’aggiustamento fiscale può essere esteso fino a sette anni a fronte dell’impegno dello Stato membro a realizzare investimenti e riforme più ambiziose che sostengano la crescita potenziale, migliorino la sostenibilità del debito o rispondano alle priorità strategiche europee. Nel caso però tali misure non vengano implementate, la Commissione prevede di istituire un nuovo strumento che consenta una revisione in senso restrittivo del Piano nazionale approvato dal Consiglio e la possibilità di sanzioni finanziarie nei confronti dei Paesi dell’area euro.

Nella proposta della Commissione, attualmente in discussione, l’obiettivo della sostenibilità del debito pubblico è perseguito attraverso percorsi di consolidamento fiscale specifici per ciascun paese, differenziati a seconda del rischio di sostenibilità del debito. Tale rischiosità viene valutata dalla Commissione tramite l’analisi di sostenibilità del debito (Debt Sustainability Analysis) condotta con la metodologia sviluppata dalla Commissione dal 2015[40] e regolarmente utilizzata nel ciclo di sorveglianza fiscale del Semestre europeo.

Per gli Stati membri con elevati rischi di sostenibilità del debito pubblico, l’aggiustamento fiscale deve garantire che alla fine del Piano e in assenza di ulteriori misure fiscali: i) la traiettoria del debito nei successivi dieci anni si collochi su un sentiero di riduzione plausibile e ii) il disavanzo si mantenga al di sotto del parametro del 3 per cento del PIL nei successivi dieci anni. Per gli Stati membri a medio rischio, la programmazione fiscale deve garantire che i) entro al massimo 3 anni dalla fine del Piano, la traiettoria del debito di medio periodo nello scenario a politiche invariate si collochi su un percorso di riduzione plausibile, e ii) entro l'orizzonte del Piano, il disavanzo sia tale da mantenersi al di sotto del valore di riferimento del 3 per cento del PIL nei dieci anni successivi. Per gli Stati membri a basso rischio, la programmazione fiscale deve assicurare che il disavanzo sia al di sotto del valore di riferimento del 3 per cento del PIL entro tre anni dalla fine del Piano e, nello scenario a politiche invariate, si mantenga tale nel medio periodo.

L’aggiustamento fiscale viene conseguito attraverso l’imposizione di un limite alla crescita della spesa primaria netta, che diviene l’indicatore operativo unico per la sorveglianza fiscale annuale. L’aggregato di spesa di riferimento dovrebbe essere composto dalle spese finanziate con risorse nazionali al netto di misure discrezionali in materia di entrate, degli interessi e della componente ciclica della spesa per disoccupazione.

Per valutare l’attuazione del Piano, ogni anno lo Stato membro predispone un rapporto di monitoraggio che sarà composto sia dalla parte fiscale che da quella di riforme e investimenti e sarà la base per la sorveglianza annuale.

Mentre non cambierebbe il funzionamento della procedura per deficit eccessivo (Excessive Deficit Procedure - EDP) basata sul deficit, quella sul debito sarebbe legata alle deviazioni dal percorso di spesa (non di debito) previsto dal Piano e verrebbe aperta senza considerare i cosiddetti ‘fattori rilevanti’ per i Paesi con un debito ad alto rischio, mentre per quelli a medio rischio la Commissione si riserva di valutare la natura della deviazione (se questa si configura come un ‘gross error’, ossia una deviazione importante) ed eventuali fattori

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40 Per una descrizione della metodologia della DSA si rimanda al Fiscal Sustainability Report 2021, pubblicato dalla Commissione – DG ECFIN il 25 aprile 2022, Institutional Paper 171.

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rilevanti che possano giustificare tale deviazione. La chiusura dell’EDP per deficit richiederebbe un disavanzo credibilmente al di sotto del 3 per cento del PIL; mentre per quella legata al debito il Paese deve dimostrare di rispettare il percorso concordato di spesa per almeno tre anni. Si prevede un ampliamento del tipo di sanzioni utilizzabili, con un utilizzo più credibile di quelle finanziarie (ridotte negli importi), e la previsione di sanzioni reputazionali. Resta invece inalterato l’impianto della c.d. condizionalità macroeconomica.

Accanto alla permanenza della clausola generale di salvaguardia per shock simmetrici, la proposta prevede l’introduzione di una clausola di salvaguardia nazionale per rilevanti shock asimmetrici (ossia shock che colpiscano solo un paese) e abbiano un serio impatto sulle finanze pubbliche. L’attivazione di entrambe le clausole richiederebbe l’approvazione del Consiglio. La Commissione auspica un ruolo più attivo delle Istituzioni Fiscali Indipendenti (IFI) sia nella fase ex ante di definizione del Piano, con un giudizio rispetto all’analisi di sostenibilità del debito e alla plausibilità degli obiettivi di spesa, che ex post nella valutazione del rispetto del Piano approvato dal Consiglio.

Nel ribadire la centralità della procedura per gli squilibri macroeconomici (Macroeconomic Imbalance Procedure - MIP), la Commissione propone di rafforzarne l’ottica prospettica che punti alla prevenzione degli squilibri macroeconomici e dia maggiore rilevanza alla dimensione di area euro.

Gli orientamenti espressi dalla Commissione non prevedono modifiche ai Trattati ma interventi sulla legislazione europea vigente[41].
Nella sua proposta legislativa di riforma la Commissione dovrà tenere conto delle aree di convergenza degli Stati membri e dei punti su cui è ancora necessario un confronto, come indicato nelle Conclusioni del Consiglio Ecofin del 14 marzo[42] (poi confermate dal Consiglio europeo del 23 marzo43). Gli Stati membri invitano quindi la Commissione a continuare il dialogo sulle questioni ancora aperte al fine di concludere il lavoro legislativo entro il 2023. Le Conclusioni ricordano, inoltre, che il Trattato sulla Stabilità, il Coordinamento e la Governance (TSCG) – c.d. Fiscal Compact - deve essere interpretato e applicato compatibilmente col diritto europeo, ed esortano a una riflessione per assicurare la coerenza del Trattato con il Patto di Stabilità e Crescita rivisto.

Le linee guida per la programmazione fiscale del 2024 elaborate dalla Commissione
L’8 marzo 2023 la Commissione europea ha pubblicato una Comunicazione[44] in cui vengono definiti gli orientamenti preliminari di politica fiscale per il 2024. La Commissione conferma che la Clausola Generale di Salvaguardia (CGS) verrà disattivata alla fine del 2023, alla luce del fatto che l’economia europea ha recuperato il livello pre-pandemico ed ha superato la fase acuta dello shock energetico esacerbato dalla guerra in Ucraina.

La Comunicazione riconosce la necessità di definire principi chiave che guidino gli Stati membri nella preparazione dei loro Programmi di Stabilità e Convergenza nel contesto della disattivazione della CGS e dell'esigenza di adottare politiche fiscali prudenti.

Il ciclo di sorveglianza fiscale rispecchierà lo spirito degli orientamenti di riforma della governance economica europea descritti dalla Commissione nella sua Comunicazione del 9

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41 Con la risoluzione del 9 marzo 2023, la V Commissione (Programmazione economica, bilancio) del Senato, esaminati gli orientamenti della Commissione europea, ha indicando al Governo precisi impegni su questioni specifiche per il prosieguo dei negoziati in sede europea. Si veda il Doc. XVIII, n. 1 (senato.it).
42 Council of the European Union, Orientations for a reform of the EU economic governance framework - Revised Draft Council Conclusions, 14/03/2023, https://data.consilium.europa.eu/doc/document/ST-6995-2023-REV-1/en/pdf.
43 Council of the European Union, European Council meeting (23 March 2023) – Conclusions, 23/03/2023, https://data.consilium.europa.eu/doc/document/ST-4-2023-INIT/en/pdf
44 Comunicazione della Commissione, Communication from the Commission to the Council on Fiscal policy guidance for 2024, COM (2023) 141 final del 8/03/2023.

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novembre. Nel 2024 sarà necessario trovare un equilibrio tra gli orientamenti della Commissione e la legislazione vigente. Il dibattito sulla riforma è ancora in atto e il vecchio quadro giuridico del Patto di Stabilità e Crescita tornerà in vigore nel 2024. Tuttavia, la Commissione non ritiene opportuno tornare alla matrice degli aggiustamenti annuali del braccio preventivo, preferendo invece che i Programmi di Stabilità includano una programmazione fiscale di medio periodo coerente con i criteri della riforma.

In primavera la Commissione proporrà delle raccomandazioni fiscali per il 2024 di tipo quantitativo e differenziate secondo il rischio di sostenibilità del debito degli Stati membri. Gli Stati membri con rischi sostanziali o moderati devono fissare degli obiettivi di bilancio che garantiscano una riduzione plausibile e continua del debito (o il suo mantenimento a livelli prudenti) nel medio termine. Tutti gli Stati devono, inoltre, garantire che il disavanzo sia portato a un livello inferiore al 3 per cento del PIL nel periodo coperto dai Programmi di Stabilità e mantenuto tale nel medio termine a politiche invariate.

Nelle sue raccomandazioni fiscali la Commissione valuterà gli obiettivi di bilancio definiti dagli Stati membri e potrà proporre raccomandazioni fiscali per il 2024 in linea con tali obiettivi, purché questi rispettino i criteri di debito e disavanzo previsti nella proposta di riforma della Commissione. In caso di obiettivi non coerenti, la Commissione potrà proporre una raccomandazione fiscale più stringente.

Le raccomandazioni fiscali per il 2024 saranno formulate prendendo a riferimento la spesa primaria netta, definita come spesa finanziata a livello nazionale al netto di misure discrezionali in entrata ed escluse le spese per interessi e la componente ciclica della spesa per disoccupazione. Dato il ruolo centrale degli investimenti pubblici, la Commissione continuerà a porre enfasi su questo tipo di spesa nelle sue raccomandazioni fiscali. Coerentemente, la Commissione invita a salvaguardare la spesa per investimenti e a effettuare il consolidamento limitando la crescita della spesa corrente finanziata a livello nazionale rispetto alla crescita del prodotto potenziale nominale.

Le raccomandazioni fiscali per il 2024 forniranno anche orientamenti rispetto alle misure contro il caro energia. Le linee guida della Commissione indicano che se i prezzi dell’energia rimanessero stabili al livello attuale o continuassero a calare, le misure di sostegno dovrebbero essere eliminate nel 2024. Nel caso ciò non accadesse, il sostegno dovrebbe essere mirato a proteggere le famiglie e le imprese più vulnerabili, in modo da ridurre i costi delle misure sul bilancio pubblico e incentivare il risparmio energetico. La Commissione invita a destinare gli eventuali risparmi in termini di minor spesa alla riduzione del deficit nel 2024.

La Commissione chiarisce anche la sua posizione in merito all’apertura di eventuali procedure per deficit eccessivo. Nella primavera del 2023, la Commissione non ritiene opportuno aprire alcuna procedura, data la persistente incertezza sulle prospettive macroeconomiche e di bilancio. Nella primavera 2024, invece, la Commissione valuterà l’opportunità di aprire una procedura sulla base del disavanzo del 2023, in linea con le disposizioni vigenti.

Nella dichiarazione dell’Eurogruppo del 13 marzo sulla fiscal guidance per il 2024[45], i Ministri delle finanze dell’area euro hanno preso nota degli orientamenti di politica fiscale per il 2024 espressi dalla Commissione. I Ministri hanno convenuto che la politica fiscale per il 2023-2024 debba essere prudente, evitando stimoli generalizzati alla domanda aggregata, e indirizzata ad assicurare la sostenibilità del debito nel medio periodo, mantenendo la dovuta attenzione alle riforme e agli investimenti. Hanno confermato, inoltre, il loro impegno a migliorare il disegno delle misure contro il caro energia e a coordinarsi rispetto alle esigenze

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45 Comunicato stampa dell’Eurogruppo, 13 marzo 2023: Eurogroup statement on the fiscal guidance for 2024, https://www.consilium.europa.eu/en/press/press-releases/2023/03/13/eurogroup-statement-on-the-fiscal-guidance-for-2024/?utm_source=dsms-auto&utm_medium=email&utm_campaign=Eurogroup+statement+on+the+fiscal+guidance+for+2024

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del prossimo inverno. Il tema è stato affrontato anche durante la riunione ECOFIN del 14 marzo.
La Commissione si riserva di aggiornare le sue indicazioni di politica fiscale per il 2024 nel pacchetto di primavera che sarà pubblicato a maggio 2023 anche alla luce dei Programmi di Stabilità che arriverà dopo tanti anni di attivazione della CGS.

Riprogrammazione degli obiettivi nel triennio 2023-2025 e nuovo obiettivo per il 2026
I prezzi dell’energia lo scorso autunno hanno iniziato una fase di deciso rientro rispetto ai picchi registrati nei mesi estivi, sebbene si collocassero ancora alla fine dell’anno su livelli storicamente elevati. Di conseguenza, come ricordato in precedenza, il Governo è intervenuto all’interno della legge di bilancio con proroghe di alcuni provvedimenti di calmierazione dei prezzi dell’energia, a sostegno soprattutto delle famiglie numerose e a basso reddito e delle imprese più colpite dall’aumento dei prezzi energetici.
I recenti interventi attuati dal Governo a fine marzo sono allineati con gli orientamenti espressi dalla Commissione europea, che riconoscono da un lato la necessità di continuare ad attutire l’impatto sull’economia dei rialzi di prezzo del gas naturale e del petrolio causati dalla guerra in Ucraina, dall’altro invitano a prevedere la progressiva eliminazione di queste misure temporanee per tornare a delineare una politica di bilancio prudente, anche in vista della disattivazione della clausola di salvaguardia generale.
Anche la programmazione di bilancio formulata dal presente Documento è coerente con i suddetti orientamenti, in primo luogo in termini di saldi nominali obiettivo. Il Governo conferma gli obiettivi di indebitamento netto programmati nella versione aggiornata della Nota di Aggiornamento del DEF dello scorso novembre che prevedono la volontà di riportare il deficit di bilancio al 3 per cento del PIL nel 2025, e si prefigge di ridurre il deficit al di sotto di tale soglia l’anno successivo. Sono confermati valori di indebitamento netto dichiarati nella versione aggiornata della Nota di Aggiornamento del DEF dello scorso novembre.
In questo contesto, relativamente al 2023 e al 2024, alla luce della revisione al ribasso della previsione di indebitamento netto tendenziale a legislazione vigente rispettivamente al 4,4 per cento e al 3,5 per cento del PIL, si destina un ammontare di risorse pari a oltre 3 miliardi a un taglio del cuneo fiscale sul lavoro dipendente per il 2023 e pari a oltre 4 miliardi alla allocazione al fondo per la riduzione della pressione fiscale per il 2024.
Per quanto nelle stime tendenziali contenute all’interno di questo Documento non si preveda un calo dei consumi su base annua, il Governo ritiene necessario intervenire per sostenere la domanda privata. Il calo di potere di acquisto causato dall’inflazione si è concentrato sulla fascia di lavoratori a reddito fisso, che in questa fase occorre tutelare in modo particolare. Occorre, inoltre, un provvedimento in grado di sostenere lo slancio nel mercato del lavoro, i cui progressi registrati nel corso degli ultimi anni vanno preservati, generando maggiore occupazione e, per questa strada, maggiori redditi.
In quest’ottica, un taglio dei contributi sociali a carico dei lavoratori dipendenti con redditi medio-bassi può contribuire al duplice scopo di incrementare i redditi reali

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delle famiglie e al contempo limitare la rincorsa salari-prezzi, che renderebbe la vampata inflazionistica causata dai prezzi dei beni energetici e alimentari più sostenuta nel tempo e, quindi, più strutturale. La conseguente moderazione salariale e il rallentamento dell’inflazione corrente favoriranno anche il contenimento delle aspettative di inflazione degli operatori economici e dei mercati finanziari.
Viene pertanto confermato l’obiettivo di indebitamento netto al 4,5 per cento nel 2023, al 3,7 per cento del PIL per il 2024 e al 3,0 per cento del PIL per il 2025. Per il 2026 il nuovo obiettivo di deficit è posto pari al 2,5 per cento del PIL.

TAVOLA III.6: DIFFERENZE RISPETTO AL PRECEDENTE PROGRAMMA DI STABILITÀ (1)
	2022	2023	2024	2025
TASSO DI CRESCITA DEL PIL REALE (valori %)
Programma di Stabilità 2022	3,1	2,4	1,8	1,5
Programma di Stabilità 2023	3,7	1,0	1,5	1,3
Differenza	0,5	-1,4	-0,4	-0,2
INDEBITAMENTO NETTO (in % del PIL)
Programma di Stabilità 2022	-5,6	-3,9	-3,3	-2,8
Programma di Stabilità 2023	-8,0	-4,5	-3,7	-3,0
Differenza	-2,4	-0,6	-0,4	-0,2
DEBITO PUBBLICO (in % del PIL)
Programma di Stabilità 2022	147,0	145,2	143,4	141,4
Programma di Stabilità 2023	144,4	142,1	141,4	140,9
Differenza	-2,6	-3,1	-2,1	-0,5
(1) Eventuali imprecisioni derivano dagli arrotondamenti.

È opportuno menzionare che le proiezioni di finanza pubblica a legislazione vigente non comprendono le cosiddette politiche invariate, che coprono una serie di spese ‘obbligatorie’, tra cui il rifinanziamento delle missioni internazionali. Alla copertura di tali esigenze, concorrerà una revisione della spesa che produca risparmi crescenti nel tempo senza pregiudicare l’erogazione di servizi pubblici e l’attuazione delle politiche sociali46.

TAVOLA III.7: SALDI DI CASSA (1)
	2022		2023	2024	2025	2026
	Livello	In % del PIL	In % del PIL
Saldo Settore pubblico	-63.891	-3,3	-5,6	-5,1	-4,4	-4,0
Amministrazioni centrali	-64.227	-3,4	-5,5	-5.0	-4,5	-4,1
Settore statale	-67.025	-3,5	-5,5	-4,9	-4,5	-4,1
Amministrazioni locali	337	0,0	0,0	0,0	0,0	0,0
Enti di previdenza	0	0,0	0,0	0,0	0,0	0,0
(1) La prima riga espone i valori programmatici, i restanti valori descrivono gli andamenti a legislazione vigente. (2) Valori in milioni.

Le misure di politica di bilancio programmate dal Governo sono, naturalmente, più ambiziose dei citati interventi di riduzione del cuneo fiscale e della pressione

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46 Per maggiori dettagli si veda il Capitolo I, Paragrafo I.4 Quadro macroeconomico e di finanza pubblica programmatico.

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fiscale relativi al 2023 e 2024. A essi si è fatto riferimento all’interno del capitolo I47. Il dato di fondo da ribadire in questa sede è, comunque, l’intenzione di finanziare tali misure individuando opportune coperture all’interno del bilancio pubblico in modo da mantenere inalterati i saldi obiettivo.
Risultati e obiettivi in termini di saldo strutturale e di regola di spesa
Il saldo di bilancio e le altre variabili di finanza pubblica del quadro programmatico sono conformi alle indicazioni pervenute della Commissione europea e ricordate nella parte inziale del presente paragrafo.
Si rileva innanzitutto l’impegno a riportare il deficit entro la soglia del 3 per cento già a partire dall'anno 2025 e a muoversi al di sotto di essa l’anno seguente. Si osserva inoltre un notevole miglioramento del saldo di bilancio strutturale già a partire dal 2023, miglioramento che continua negli altri anni del periodo di programmazione. Come evidenziato nel commento ai saldi nominali al quadro di finanza pubblica tendenziale, il miglioramento dell’anno in corso riflette anche il ridursi delle spese di natura emergenziale (che nel 2022 erano ancora legate anche alle spese Covid, oltre che al contrasto della crisi energetica) e degli effetti della riclassificazione statistica di alcuni bonus edilizi di recente operata dall’ISTAT in accordo con Eurostat48. Anche la variazione del 2024 è rilevante e pari allo 0,9 per cento di PIL. Si osserva, inoltre, che l’ammontare delle misure legate all’emergenza energetica passa da un livello pari all’1,2 per cento del PIL del 2023 a un livello sostanzialmente nullo nel 202449.
Nel 2025 e 2026 prosegue il consolidamento dei saldi di finanza pubblica. Il miglioramento in termini di saldo strutturale diventa leggermente inferiore rispetto agli anni precedenti, ma comunque pari a 0,4 e 0,6 punti percentuali; ciò è legato prevalentemente al repentino innalzamento della curva dei tassi di interesse, che ha avuto luogo nel corso degli ultimi mesi. In termini di saldo primario strutturale, il progresso che verrà conseguito sull’insieme dei due anni è di dimensioni ancora più rilevanti. Si osserva anche che la spesa primaria è l’aggregato del bilancio pubblico maggiormente sotto il controllo dei governi. Come noto, su di essa si incardineranno le raccomandazioni fiscali relative ai piani pluriennali strutturali e di bilancio previsti dalla nuova governance economica europea e la successiva sorveglianza messa in atto dalla Commissione europea. Il Governo presidierà con grande attenzione questa componente del bilancio pubblico preservando i miglioramenti dei saldi generati dal profilo di crescita disegnati in questo documento programmatico.
Coerentemente con la richiesta della Commissione europea, nel 2024 la spesa primaria corrente è prevista aumentare in base ad un tasso di crescita inferiore a quello del PIL potenziale in termini nominali (si veda la tavola III.10). Considerando le metriche fino a ora adottate per valutare la fiscal stance relativa alla spesa

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47 E, ancora in maggiore dettaglio, al paragrafo ‘La riforma fiscale per un sistema più equo ed efficace’, del Cap III del PNR, al quale si rimanda.
48 Tale riclassificazione, a parità di altre condizioni, ha determinato un peggioramento del deficit 2020, 2021 e 2022, un impatto sostanzialmente neutrale nel 2023 e un miglioramento del deficit nel 2024 e negli anni seguenti (miglioramento dovuto ad un aumento delle entrate delle Amministrazioni pubbliche in conto competenza). Si rimanda al riquadro ‘Superbonus 110: impatto della riclassificazione contabile, soluzioni temporanee e prospettive di lungo periodo’ per tutti i relativi approfondimenti.
49 Il prossimo anno, infatti, l’impatto delle misure per il caro energia, quantificato in circa 0,4 miliardi (0,02 per cento del PIL), è riconducibile principalmente agli effetti indiretti dei tagli delle accise sui carburanti nel 2022.

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primaria corrente finanziata da risorse nazionali, emergerebbe una tendenza alla moderazione di questa categoria di spesa, così come richiesto dalla Commissione, segnalata da un valore positivo dell’indice in oggetto50. Sempre per il 2024, e continuando a utilizzare gli stessi criteri, si riscontrerebbe invece un contributo espansivo degli investimenti fissi lordi della PA; l’incidenza di questa componente di spesa sul PIL aumenterebbe di circa 0,5 punti percentuali, al 3,8 per cento dal 3,3 per cento del 2023. La tavola III.9 riporta le informazioni relative alla compliance lungo gli anni di programmazione della tradizionale regola della spesa51.
Come emerso dal quadro di finanza pubblica pluriennale, il Governo darà impulso agli investimenti pubblici. Allo stesso tempo, nel contesto del dibattito sulla nuova governance europea in sede negoziale segue la linea di sostenere l’adozione di un loro trattamento preferenziale, in primo luogo, per contrastare i cambiamenti climatici e promuovere la transizione digitale (i due pillar del PNRR), ma anche per le necessita di spese per la difesa derivanti da impegni assunti nelle sedi internazionali. Relativamente a quest’ultimo aspetto, porrà con forza il tema delle spese in conto capitale e della loro contabilizzazione ai fini dei saldi di finanza pubblica.
Concludendo, nel suo insieme il piano di finanza pubblica presentato in questo Documento rispetta le indicazioni fornite dalla Commissione per il 2024. Le proiezioni relative agli ultimi due anni proseguono nell’aggiustamento in termini di saldo strutturale disegnando miglioramenti in linea con il braccio preventivo del Patto di Stabilità e Crescita. Inoltre, le variazioni in termini di saldo primario strutturale sono congrue e raccolgono lo spirito della riforma proposta dalla Commissione. Quest’ultimo aspetto sarà ancora meglio evidenziato nel paragrafo dedicato alla regola del debito e, successivamente, all’interno del capitolo IV.

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50 L’indice tiene conto dei criteri adottati dalla Commissione in termini di misure energetiche targeted, e non considera la maggiore spesa dovuta alla riclassificazione contabile dei crediti fiscali legati ad alcuni bonus edilizi.
51 L'aggregato utilizzato per la regola della spesa tradizionale è molto simile a quello per il calcolo della fiscal stance, ma il secondo si distingue dal primo per il mancato impiego di una media mobile a quattro anni per il calcolo degli investimenti pubblici. Per dettagli sulla metodologia sottostante la tradizionale regola della spesa attualmente, di veda il paragrafo III.2 della Nota Metodologica allegata alla Sezione II del presente Documento.

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TAVOLA III.8: LA FINANZA PUBBLICA CORRETTA PER IL CICLO (in percentuale del PIL)
	2020	2021	2022	2023	2024	2025	2026
1. Tasso di crescita del PIL a prezzi costanti	-9,0	7,0	3,7	1,0	1,5	1,3	1,1
2. Indebitamento netto	-9,7	-9,0	-8,0	-4,5	-3,7	-3,0	-2,5
3. Interessi passivi	3,5	3,6	4,4	3,7	4,1	4,2	4,5
4. Misure una tantum (2)	0,1	0,4	0,3	0,1	-0,1	0,1	0,1
di cui: Misure di entrata	0,2	0,4	0,3	0,1	-0,2	0,1	0,0
Misure di spesa	-0,1	0,0	0,0	0,0	0,0	0,0	0,0
5. Tasso di crescita del PIL potenziale	-0,1	-0,1	1,0	0,9	1,1	1,1	1,1
Contributi dei fattori alla crescita potenziale::
Lavoro	-0,3	-0,6	0,4	0,3	0,5	0,4	0,4
Capitale	-0,1	0,2	0,3	0,4	0,4	0,5	0,5
Produttività Totale dei Fattori	0,3	0,3	0,2	0,2	0,2	0,2	0,3
6. Output gap	-8,5	-2,0	0,5	0,6	0,9	1,1	1,1
7. Componente ciclica del saldo di bilancio	-4,6	-1,1	0,3	0,3	0,5	0,6	0,6
8. Saldo di bilancio corretto per il ciclo	-5,0	-7,9	-8,3	-4,8	-4,2	-3,6	-3,1
9. Saldo primario corretto per il cicl	-1,6	-4,4	-3,9	-1,1	-0,2	0,6	1,4
10. Saldo di bilancio strutturale (3	-5,1	-8,3	-8,5	-4,9	-4,1	-3,7	-3,2
11. Saldo primario strutturale (3)	-1,6	-4,8	-4,2	-1,2	0,0	0,5	1,3
12. Variazione saldo di bilancio strutturale	-3,3	-3,3	-0,2	3,6	0,9	0,4	0,6
13. Variazione saldo primario strutturale	-3,2	-3,2	0,6	3,0	1,2	0,5	0,8
(1) Gli arrotondamenti alla prima cifra decimale possono determinare incongruenze tra i valori presentati in tabella
(2) Il segno positivo indica misure una tantum a riduzione del deficit.
(3) Corretto per il ciclo al netto delle misure una tantum e altre misure temporanee.

TAVOLA III.9: DEVIAZIONI SIGNIFICATIVE
Convergenza del saldo strutturale verso l'MTO	2020	2021	2022	2023	2024	2025	2026
Indebitamento netto	-9,7	-9,0	-8,0	-4,5	-3,7	-3,0	-2,5
Obiettivo di Medio Termine (MTO) (1)	0,5	0,5	0,5	0,3	0,3	0,3	0,3
Saldo Strutturale	-5,1	-8,3	-8,5	-4,9	-4,1	-3,7	-3,2
Variazione annuale del saldo strutturale	-2,9	-1,2	-0,2	3,6	0,9	0,4	0,6
Variazione richiesta del saldo strutturale (2)	-0,2	0,5	0,6	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazione annuale richiesta (<0,5 pp)	-2,7	-1,7	-0,8	3,0	0,3	-0,2	0,0
Variazione media del saldo strutturale (su due anni)	-1,3	-2,0	-0,7	1,7	2,2	0,6	0,5
Variazione media richiesta	0,1	0,2	0,6	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazione media richiesta (<0,25 pp)	-1,4	-2,2	-1,2	1,1	1,6	0,0	-0,1

Regola di spesa	2020	2021	2022	2023	2024	2025	2026
Tasso di crescita dell’aggregato di spesa di riferimento (%)	9,9	9,4	6,2	-3,0	-1,0	2,1	1,7
Benchmark modulato sulle condizioni cicliche prevalenti (3) (%)	1,2	1,6	1,7	5,3	2,2	1,5	1,6
Deviazione dell'aggregato di spesa dalla variazione annuale richiesta (<0,5 p.p.)	-4,1	-2,3	-2,2	4,1	1,5	-0,3	-0,1
Deviazione dell'aggregato di spesa dalla variazione media richiesta su 2 anni (<0,25 p.p.)	-2,2	-3,2	-2,3	0,9	2,8	0,6	-0,2
(1) Nelle more della revisione della governance economica europea, la Commissione ha provveduto all’aggiornamento triennale dell’OMT sulla base dei dati aggiornati delle Autumn Forecast 2021 e dell’Ageing Report 2021.
(2) Per il periodo 2020 - 2023 si considera l'attivazione della clausola di salvaguardia generale del Patto di Stabilità e Crescita. Inoltre, per il 2020 si usufruisce della flessibilità concessa a causa degli interventi eccezionali di salvaguardia e messa in sicurezza del territorio.
(3) Il benchmark tiene conto della relativa variazione richiesta del saldo strutturale.

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TAVOLA III.10 TENDENZE DELLA SPESA CORRENTE RISPETTO AL BENCHMARK DI SPESA (VAR %)
	2021	2022	2023	2024	2025	2026
Tasso di crescita della spesa corrente primaria finanziata con risorse nazionali (1)	5,2	10,5	4,5	0,9	0,8	2,0
Variazione PIL potenziale	-0,1	1,0	0,9	1,1	1,1	1,1
Benchmark reale (2)	0,3	0,4	0,5	0,6	0,7	0,8
Benchmark nominale (3)	0,9	3,4	5,3	3,4	2,7	2,8
(1) L’aggregato di spesa include la componente temporanea delle spese legate all’emergenza Covid-19; (2) Il benchmark reale è la media decennale del tasso di crescita del PIL potenziale stimato a partire dallo scenario programmatico sottostante il presente Documento. Non è corretto per la convergenza all’OMT come prevede la regola della spesa del PSC;
(3) Il benchmark nominale è pari al benchmark reale corretto per il tasso di crescita del deflatore del PIL.

III.3	IMPATTO FINANZIARIO DEGLI INTERVENTI ADOTTATI DA APRILE 2022
In questa sezione, si illustra l’impatto sull’indebitamento netto delle Amministrazioni pubbliche a legislazione vigente derivante dai provvedimenti normativi adottati da aprile 2022 alla data di presentazione di questo Documento, alla luce delle raccomandazioni specifiche rivolte dal Consiglio all’Italia nel 202252.
Tali raccomandazioni hanno invitato il nostro Paese a adottare provvedimenti, nel 2022 e nel 2023, finalizzati a:
1.
Perseguire politiche di bilancio finalizzate a i) assicurare, nel 2023, una politica di bilancio prudente, limitando la crescita della spesa corrente primaria finanziata con risorse nazionali, tenendo conto del sostegno da destinare alle famiglie e alle imprese che sono risultate più vulnerabili agli aumenti dei prezzi dell'energia e alle persone in fuga dall'Ucraina; ii) aumentare gli investimenti pubblici per le transizioni verde e digitale e per la sicurezza energetica, utilizzando l'iniziativa REPowerEU, il dispositivo per la ripresa e la resilienza e altri fondi dell'Unione europea; iii) conseguire, per il periodo successivo al 2023, una politica di bilancio volta a raggiungere posizioni di bilancio a medio termine prudenti e ad assicurare la riduzione del debito e la sostenibilità di bilancio a medio termine; iv) adottare e attuare la legge delega sulla riforma fiscale per ridurre ulteriormente le imposte sul lavoro e aumentare l'efficienza del sistema.

2.
Attuare il Piano Nazionale di Ripresa e Resilienza (PNRR), con l’obiettivo di procedere all'attuazione del PNRR, in linea con i traguardi indicati nella decisione del Consiglio del 13 luglio 2021, e concludere i negoziati con la Commissione sui documenti di programmazione della politica di coesione per il periodo 2021-2027[53], al fine di avviare l'attuazione dei programmi.

3.	Accelerare la transizione verde per ridurre la dipendenza complessiva dai combustibili fossili e diversificare le importazioni di energia.

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52 Raccomandazione del Consiglio del 12 luglio 2022 sul Programma Nazionale di Riforma del 2022 dell’Italia e che formula un parere sul Programma di Stabilità 2022 dell’Italia.
53 L’Accordo di partenariato 2021 - 2027 è stato concluso il 19 luglio 2022.

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Nel periodo di riferimento, tenuto conto dei continui cambiamenti della situazione economica e geopolitica conseguenti al superamento della pandemia e al sopravvenuto conflitto in Ucraina, sono state progressivamente eliminate le misure adottate in risposta alla crisi Covid-19, mentre sono state introdotte misure temporanee volte a contrastare l'impatto economico e sociale derivante dall’aumento dei prezzi energetici. La gestione della politica fiscale è stata ispirata ai principi della prudenza e sostenibilità nel medio periodo, con una particolare attenzione alla tutela degli investimenti pubblici per sostenere il potenziale di crescita.
Gli effetti finanziari degli interventi attuati sono valutati in termini di maggiori/minori entrate e maggiori/minori spese. La quantificazione degli impatti, a eccezione di alcuni casi, mette in luce ‘costi’ e ‘benefici’ delle misure per la finanza pubblica, prescindendo dalle coperture reperite in ogni provvedimento.

TAVOLA III.11: IMPATTO SULL’INDEBITAMENTO NETTO DEGLI INTERVENTI ADOTTATI IN RISPOSTA ALLE RACCOMANDAZIONI 2022 (milioni)
	2022	2023	2024	2025
RACCOMANDAZIONE N.1 POLITICHE DI BILANCIO
Assicurare politiche di bilancio prudenti dal 2023
Variazione netta entrate	4.143	-91	-2.789	-2.668
Variazione netta spese	27.645	1.635	-3.752	-3.739
Aumentare gli investimenti pubblici per la transizione verde e digitale e per la sicurezza energetica
Variazione netta entrate	-	-	-	-
Variazione netta spese	350	392	249	199
Perseguire, per il periodo successivo al 2023, una politica di bilancio a medio termine prudente
Variazione netta entrate	-	-	-	-
Variazione netta spese	408	268	277	224
Adottare e attuare la legge delega sulla riforma fiscale
Variazione netta entrate	-	390	-1.060	-23
Variazione netta spese	-	48	192	192
RACCOMANDAZIONE N.2 PNRR
Procedere con l'attuazione del PNRR
Variazione netta entratedi Stabilità 2022	-	-535	-535	-535
Variazione netta spese	-	-	2	4
RACCOMANDAZIONE N.3 TRANSIZIONE VERDE
Ridurre la dipendenza dai combustibili fossili e diversificare le importazioni di energia
Variazione netta entrate	3.399	-	-	-
Variazione netta spese	-	15	15	25
TOTALE
Variazione netta entrate	7.542	-236	-4.384	-3.226
Variazione netta spese	28.403	2.358	-3.017	-3.094
Fonte: Elaborazioni RGS su dati degli allegati 3, delle Relazioni Tecniche e delle informazioni riportate in documenti ufficiali. Per l’impatto sono state considerate le misure fino alla L. n. 197/2022 (legge di bilancio per il 2023),

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III.4	EVOLUZIONE DEL RAPPORTO DEBITO/PIL
Nel 2022, il rapporto debito/PIL è stato pari al 144,4 per cento, segnando una riduzione di 5,5 punti percentuali rispetto al 149,9 per cento registrato nel 2021, e di circa 10,5 punti percentuali rispetto al picco di 154,9 per cento raggiunto nel 202054.
Per l’anno 2021 il valore dello stesso rapporto è stato modificato al ribasso rispetto a quello della NADEF di novembre 2022, e tiene conto della revisione al rialzo del PIL nominale di circa 5,6 miliardi. Il miglioramento è quindi dovuto alla più elevata crescita economica, pari al 7,6 per cento e alla modifica del livello del debito pubblico conseguente a ordinarie revisioni delle fonti operata da Banca d’Italia per circa 1,5 miliardi55.
Il rapporto debito/PIL del 2022 a consuntivo è risultato inferiore di circa 1,3 punti percentuali rispetto alla previsione NADEF dello scorso novembre, pari al 145,7 per cento. La differenza, oltre che all’effetto di trascinamento sul PIL derivante dal 2021, è prevalentemente dovuta al minore stock di debito rispetto alle stime di novembre risultante da diversi fattori. In particolare, lo stock di debito a fine 2022 risulta in aumento per circa il 2,9 per cento rispetto al 2021, a fronte di una previsione di crescita del 3,5 per cento. Il risultato si deve principalmente ad un andamento dei saldi di cassa di finanza pubblica risultati essere nettamente migliori delle attese. Il fabbisogno del settore pubblico a fine 2022 si è attestato, infatti, al 3,4 per cento del PIL, anziché al 4 per cento atteso a novembre 2022. Infine, lo stock di debito 2022 ha risentito anche di modifiche al perimetro delle Amministrazioni pubbliche effettuate dall’Istat in accordo con l’Eurostat e degli effetti contabili derivanti dalla ristrutturazione di alcune posizioni in derivati delle Amministrazioni centrali.
In termini dell’equazione che spiega la dinamica del debito, nel 2021 e 2022 l’andamento della crescita economica nominale, aiutato anche dalla salita dell’inflazione (soprattutto nel 2022), ha più che compensato l’aumento della spesa per interessi, con il risultato che la componente snow-ball, che quantifica l’impatto automatico della differenza tra gli interessi passivi e la crescita nominale del PIL sulla dinamica del rapporto debito/PIL, si è mantenuta fortemente negativa, pari a 7,4 punti percentuali nel 2021 e a 5,2 punti percentuali nel 2022, contribuendo alla riduzione sopra descritta del rapporto debito/PIL nei due anni.
Le pressioni inflazionistiche, attraverso i titoli indicizzati all’inflazione, hanno sospinto lil costo medio del debito, che infatti è salito poco oltre il 3 per cento nel 2022. Tuttavia, la gestione del debito, che negli anni ha prodotto una durata media del debito particolarmente elevata (7,7 anni alla fine del 2022), ha contribuito a contenerne l’aumento, consentendo che anche nel 2022 rimanesse ben al di sotto della crescita nominale del PIL.
L’impatto della componente snow-ball è stato, in parte, compensato dalla spinta di segno opposto del deficit primario, pari al 3,6 per cento del PIL nel 2022, su cui hanno influito la maggiore spesa per pensioni e prestazioni sociali per effetto dell’inflazione e i provvedimenti normativi adottati per contrastare gli effetti dei

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54 Notifica ISTAT sul deficit e debito pubblico trasmessa a Eurostat il 31 marzo 2023 e Bollettino Economico del 7 aprile 2023 della Banca d’Italia. Rispetto alle stime pubblicate dall’ISTAT il 23 settembre 2022 e indicate nella NADEF 2022, le revisioni dei livelli del debito e del PIL nominale lasciano invariato il rapporto debito/PIL nel 2020, mentre determinano una riduzione di tale rapporto al 149,9 per cento, dal 150,3 per cento, nel 2021.
55 Banca d’Italia, Bollettino Economico n. 2 - 2023, 7 aprile 2023.

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rincari dei prezzi energetici sulle famiglie e sulle imprese. Sul deficit primario ha inciso anche la revisione della classificazione contabile dei crediti di imposta relativi ai bonus edilizi56.
La revisione ha riguardato la contabilizzazione degli effetti finanziari derivanti da tali bonus solo sul deficit e saldo primario espressi in termini di competenza economica (ESA), ma non ha esercitato alcun impatto sul livello del debito pubblico che segue l’andamento dei saldi di cassa, in particolare del fabbisogno di cassa del settore pubblico.
L’impatto della revisione sul saldo primario e sul deficit ai fini ESA ha comportato un’analoga revisione della componente relativa all’aggiustamento stock-flussi, che include al suo interno la differenza tra i saldi valutati in termini di competenza e di cassa. In particolare, nel 2022 tale componente è risultata pari a -3,9 punti percentuali, a fronte della previsione di -0,6 punti percentuali dello scorso novembre e di -0,5 punti percentuali del Programma di Stabilità 2022. Sulla componente aggiustamento stock-flussi ha anche inciso la riduzione rispetto al 2021, per circa 0,2 punti percentuali di PIL, delle disponibilità liquide complessive del Tesoro, ampiamente compensata, però, dall’effetto derivante dagli scarti di emissione positivi dovuti alla fase di forte ascesa dei tassi di interessi negli ultimi mesi del 2022.
Infine, si evidenzia come la stima preliminare del rapporto debito/PIL nel 2022 sia significativamente inferiore rispetto al 147,0 per cento previsto nel Programma di Stabilità 2022.

FIGURA III.2: DETERMINANTI DEL DEBITO PUBBLICO (% DEL PIL)

Fonte: ISTAT e Banca d’Italia. Dal 2023, previsioni dello scenario programmatico.

Si prevede che la riduzione del rapporto debito/PIL continui anche nell’anno corrente e nei tre successivi. La crescita economica prevista, unitamente all’aumento dei prezzi, legato alla componente di fondo dell’inflazione, continueranno a sostenere il contributo della componente snow-ball alla discesa del

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56 Cfr. riquadro ‘Superbonus 110: impatto della riclassificazione contabile, soluzioni temporanee e prospettive di lungo periodo’.

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rapporto debito/PIL più che compensando, fino al 2025, la componente di spesa per interessi. Nel 2025, la componente snow-ball sarà ancora negativa e pari a -0,4 punti percentuali del PIL.
Nel 2026 la spesa per interessi salirà al 4,5 per cento del PIL, scontando il rialzo dei rendimenti dei titoli di Stato, conseguente alle decisioni della politica monetaria della BCE57 in risposta alle pressioni inflazionistiche. La crescita nominale dell’economia non sarà sufficiente a compensare tale incremento di spesa e la componente snow-ball diventerà positiva e pari a 0,2 punti percentuali di PIL, contribuendo all’aumento del rapporto debito/PIL.
Il percorso di rientro del saldo primario, conseguente anche alla rimozione delle misure straordinarie di politica di bilancio adottate per fronteggiare la crisi energetica, contribuirà alla riduzione del rapporto debito/PIL a partire dal 2024, anno in cui si prevede il ritorno ad un avanzo primario programmatico dello 0,3 per cento del PIL, che aumenterà nel biennio successivo fino al 2 per cento nel 2026.
Parte del miglioramento nei prossimi anni del saldo primario dipende dagli effetti, soprattutto in termini di maggiore gettito, derivanti dalla riclassificazione contabile dei bonus edilizi menzionati in precedenza, e non concorre alla riduzione del rapporto debito/PIL. Infatti, la riclassificazione ha un impatto simmetrico sull’aggiustamento stock-flussi, che agisce in direzione opposta al saldo primario neutralizzando la quota di miglioramento ascrivibile a questo fattore.
Da questi andamenti consegue un’ulteriore discesa del rapporto debito/PIL programmatico al 142,1 per cento nel 2023, un livello inferiore di circa 2,3 punti percentuali rispetto al 2022 (-2,5 punti percentuali in meno rispetto all’obiettivo della NADEF 2022 e 3,1 punti percentuali rispetto a quello del Programma di Stabilità 2022). Il valore del rapporto debito/PIL per il 2023 beneficerà anche di una riduzione delle giacenze liquide del Tesoro nell’ordine dello 0,3 per cento di PIL.
Nel 2024, il rapporto debito/PIL scenderà di ulteriori 0,7 punti percentuali, fino al 141,4 per cento, mentre nel 2025 il rapporto è previsto attestarsi al 140,9 per cento. Nel 2026, il rafforzamento previsto per il saldo primario assicurerà un’ulteriore riduzione del rapporto debito/PIL di circa 0,5 punti percentuali, fino al 140,4 per cento. Negli anni 2024 e 2025 si ipotizza una riduzione marginale delle giacenze liquide del Tesoro nell’ordine dello 0,2 per cento di PIL ogni anno. Inoltre, le stime programmatiche tengono conto di introiti da dismissioni pari complessivamente a circa lo 0,14 per cento di PIL nel triennio 2024-2026.
Lo scenario previsivo si caratterizza ancora per una forte incertezza dovuta principalmente alla guerra in Ucraina, ma anche alla possibilità che le pressioni inflazionistiche, sia sui beni energetici che sugli altri, in particolare i beni alimentari, mostrino una persistenza maggiore del previsto.
Al netto delle quote di pertinenza dell’Italia dei prestiti a Stati Membri dell’UEM, bilaterali o erogati attraverso l’EFSF, e del contributo al capitale dell’ESM, la stima di consuntivo 2022 del rapporto debito/PIL è stata pari al 141,5 per cento, mentre la previsione si colloca al 138 per cento nel 2026.

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57 Riunione del Consiglio Direttivo del 16 marzo 2023.

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TAVOLA III.12 DETERMINANTI DEL RAPPORTO DEBITO/PIL (% DEL PIL) (1)
	2022	2023	2024	2025	2026
Livello (al lordo sostegni) (2)	144,4	142,1	141,4	140,9	140,4
Variazioni rispetto all’anno precedente	-5,5	-2,3	-0,7	-0,5	-0,5
Fattori che determinano le variazioni del debito pubblico:
Saldo primario (competenza economica)	3,6	0,8	-0,3	-1,2	-2,0
Effetto snow-ball	-5,2	-4,2	-1,7	-0,4	0,2
di cui: Interessi (competenza economica)	4,4	3,7	4,1	4,2	4,5
Aggiustamento stock-flussi	-3,9	1,1	1,4	1,1	1,3
di cui: Differenza tra cassa e competenza	-4,1	0,5	0,8	0,5	0,4
Accumulazione netta di asset finanziari (3)	0,1	0,5	0,3	0,4	0,6
di cui: Introiti da privatizzazioni	0,00	0,00	-0,01	-0,09	-0,04
Effetti di valutazione del debito	0,2	0,3	0,4	0,3	0,2
Altro (4)	-0,1	-0,3	-0,1	-0,2	0,0
p. m.: Tasso di interesse implicito sul debito (%)	3,1	2,7	3,0	3,1	3,3
1) Eventuali imprecisioni derivano dagli arrotondamenti.
2) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2022 l'ammontare di tali interventi è stato pari a circa 56,3 miliardi, di cui 42 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito del 15 marzo 2023). Nello scenario programmatico si ipotizzano introiti da dismissioni per lo 0,14 per cento del PIL nel triennio 2024-2026. Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa lo 0,3 per cento del Pil nel 2023, dello 0,2 per cento del PIL nel 2024 e nel 2025 e che rimangano costanti al livello del 2025 nel 2026. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.
3) Include gli effetti dei contributi per GLF e programma ESM.
4) La voce altro, residuale rispetto alle precedenti, comprende: variazioni delle disponibilità liquide del MEF; discrepanze statistiche; riclassificazioni Eurostat; contributi a sostegno dell'Area Euro previsti dal programma EFSF.

TAVOLA III.13: DEBITO DELLE AMMINISTRAZIONI PUBBLICHE PER SOTTOSETTORE (milioni e % del PIL) (1)
	2022	2023	2024	2025	2026
Livello al lordo dei sostegni finanziari Area Euro (2)
Amministrazioni pubbliche	2.756.969	2.869.564	2.976.501	3.065.861	3.151.057
n % del PIL	144,4	142,1	141,4	140,9	140,4
Amministrazioni centrali (3)	2.683.753	2.797.062	2.904.849	2.995.089	3.081.307
Amministrazioni locali (3)	116.153	115.438	114.588	113.708	112.685
Enti di previdenza e assistenza (3)	102	102	102	102	102
Livello al netto dei sostegni finanziari Area Euro (2)
Amministrazioni pubbliche	2.700.679	2.813.274	2.920.711	3.010.804	3.096.656
in % del PIL	141,5	139,3	138,7	138,3	138,0
Amministrazioni centrali (3)	2.627.463	2.740.772	2.849.059	2.940.032	3.026.906
Amministrazioni locali (3)	116.153	115.438	114.588	113.708	112.685
Enti di previdenza e assistenza (3)	102	102	102	102	102
(1) Nota: Eventuali imprecisioni derivano da arrotondamenti.
(2) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2022 l'ammontare di tali interventi è stato pari a circa 56,3 miliardi, di cui 42 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito del 15 marzo 2023). Nello scenario programmatico si ipotizzano introiti da dismissioni per lo 0,14 per cento del PIL nel triennio 2024-2026. Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa lo 0,3 per cento del Pil nel 2023, dello 0,2 per cento del PIL nel 2024 e nel 2025 e che rimangano costanti al livello del 2025 nel 2026. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.
(3) Al lordo delle passività nei confronti degli altri sottosettori.

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FIGURA III.3: ANDAMENTO DEL RAPPORTO DEBITO/PIL AL LORDO E AL NETTO DEGLI AIUTI EUROPEI

Fonte: ISTAT e Banca d’Italia. Dal 2023, previsioni dello scenario programmatico.

III.5	LA REGOLA DEL DEBITO E GLI ALTRI FATTORI RILEVANTI
Nell’attuale architettura fiscale definita dal Patto di Stabilità e Crescita (PSC) gli Stati Membri devono garantire un rapporto del debito sul PIL non superiore al 60 per cento. Nel caso tale soglia venga superata, il PSC prevede un percorso di riduzione dell’eccesso di debito pubblico rispetto a tale soglia a un ritmo considerato adeguato.
In base alla regola del debito introdotta nel 2011 dal cd. Six Pact, in tempi normali, la programmazione del bilancio per i paesi ad alto debito come l’Italia doveva rispettare almeno uno dei seguenti criteri: i) la parte di debito in eccesso rispetto al valore di riferimento del 60 per cento del PIL deve essere ridotta su base annua di 1/20esimo rispetto alla media dei valori dei tre anni antecedenti a quello in corso (criterio di tipo retrospettivo o backward-looking) o nei due anni successivi a quello di riferimento (criterio prospettico o di tipo forward-looking); ii) l’eccesso di debito rispetto al benchmark backward-looking è attribuibile al ciclo economico58.
La riforma della governance proposta dalla Commissione e descritta nella sua Comunicazione del 9 novembre scorso59 prevede di abrogare la regola di riduzione di 1/20 all’anno del debito pubblico in eccesso rispetto al limite del 60 per cento del PIL perché implicherebbe degli aggiustamenti eccessivi60. La proposta sposta l’attenzione sulla dinamica del debito nel medio periodo con l’obiettivo di assicurare la sua riduzione ‘plausibile e continua’. Se il negoziato legislativo che

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58 In tal caso si utilizza un indicatore che esprime il rapporto debito/PIL che si sarebbe ottenuto se nei precedenti tre anni i) il numeratore (ossia il debito pubblico) fosse stato corretto per l’impatto del ciclo economico e ii) il denominatore (ossia il PIL nominale) fosse cresciuto allo stesso ritmo del prodotto potenziale.
59 Comunicazione della Commissione, Communication on orientations for a reform of the EU economic governance framework, COM (2022) 583 final, del 9/11/2022.
60 Considerando le previsioni dello scenario programmatico di questo Documento, dalla regola del debito (in base alla configurazione backward-looking che risulta essere la più favorevole) emergerebbe un divario del rapporto debito/PIL rispetto al benchmark pari a 1,2 punti percentuali nel 2023 e 4,3 punti percentuali nel 2024.

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inizierà nei prossimi mesi confermerà l’approccio generale avanzato dalla Commissione, nei prossimi anni, gli Stati membri (SM) con sostanziali o moderati rischi di sostenibilità del debito61 dovranno presentare dei piani nazionali che assicurino la riduzione del rapporto debito/PIL anche nel medio periodo.
I percorsi di riduzione del debito saranno individuali perché dipenderanno dal livello di deficit e debito pubblico all’inizio del percorso di aggiustamento. L’aggiustamento fiscale dovrà garantire che – per i paesi con sostanziali rischi di sostenibilità – la traiettoria del debito nei dieci anni successivi al piano si collochi su un sentiero di riduzione plausibile. La plausibilità della traiettoria verrà verificata simulando il comportamento del rapporto debito/PIL nei dieci anni successivi alla conclusione dell’aggiustamento: tale rapporto deve ridursi anche negli scenari avversi o sfavorevoli.
Il percorso discendente del debito viene garantito operativamente attraverso un tetto alla spesa primaria netta per un orizzonte temporale di quattro anni, con la possibilità di un’eventuale estensione fino a un massimo di sette anni a fronte di impegni assunti su riforme e investimenti.
Sulla base della proposta, la Procedura per Disavanzi Eccessivi (PDE) resterebbe invariata nel caso di superamento del limite del 3 per cento del disavanzo in rapporto al PIL. Quanto alla Procedura per mancata riduzione del rapporto debito/PIL, per i paesi con significativi o moderati rischi di sostenibilità del debito pubblico la deviazione dal sentiero di spesa concordato con la Commissione e approvato dal Consiglio porterebbe all’apertura di una PDE62.
Come richiesto nella Comunicazione della Commissione sull’orientamento della politica fiscale per il 2024 dell’8 marzo, in questa fase di transizione verso le nuove regole di governance europee gli SM sono invitati a presentare un piano fiscale che riconduca il debito pubblico su un sentiero discendente e che consenta il suo mantenuto su livelli prudenti nel medio periodo, assicurando allo stesso tempo che l’indebitamento netto della PA risulti inferiore al 3 per cento di PIL entro tale orizzonte previsivo.
In linea con lo spirito della proposta di riforma delle regole europee, il Governo conferma il percorso di graduale aggiustamento di bilancio programmato nella NADEF e nel DPB per continuare a ridurre l’elevato debito pubblico, cosciente che un risanamento troppo repentino potrebbe avere un impatto negativo sulla crescita.
Pur nell’incertezza della situazione geopolitica attuale, il Governo si impegna a un consolidamento pluriennale che, combinato con gli investimenti e le riforme strutturali definiti nel PNRR e le altre riforme programmate, mira a sostenere il potenziale di crescita dell’economia e migliorare la sostenibilità del debito pubblico. Il Governo ritiene che sia interesse del Paese proseguire su tale sentiero fino a quando l’analisi di sostenibilità del debito indichi che non siano necessari ulteriori miglioramenti del saldo primario strutturale.

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61 Nella Comunicazione di novembre il rischio di sostenibilità del debito è valutato per ciascun Paese tramite la metodologia della Debt Sustainability Analysis (DSA) sviluppata dalla Commissione. Questo aspetto ha ricevutonumerose critiche e la Commissione sembra intenzionata nella sua proposta legislativa ad avanzare una diversa metodologia di categorizzazione dei paesi.
62 Nella proposta originale della Commissione, l’apertura della procedura per debito sarebbe automatica per i paesi con sostanziali rischi di sostenibilità del debito, mentre per i paesi a medio rischio sarebbe subordinata all’analisi dei fattori rilevanti. Questo aspetto è stato criticato dal Consiglio nelle sue conclusioni dello scorso 14 marzo, e sarà oggetto di discussione durante il negoziato legislativo.

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IV.	SENSITIVITÀ E SOSTENIBILITÀ DELLE FINANZE PUBBLICHE

IV.1	ANALISI DI SENSITIVITÀ E RISCHIO DI BREVE PERIODO
La presente sezione contiene un’analisi di sensitività e del rischio di breve periodo relativamente agli obiettivi di finanza pubblica.
Nella prima parte si valuta il rischio complessivo di stress fiscale per le finanze pubbliche utilizzando l’indicatore di rischio S0, il quale fornisce indicazioni sulla probabilità di crisi di natura fiscale e macro-finanziaria nel breve periodo (relativamente all’anno in corso e a quello immediatamente successivo).
Il paragrafo successivo presenta un’analisi di sensitività all’andamento dei tassi di interesse. In particolare, ci si sofferma sulla tendenza di graduale allungamento della vita media dei titoli di Stato, come risultato della politica di emissioni adottata dal Tesoro, e sulle sue implicazioni sulla resilienza della spesa per interessi rispetto a variazioni nella curva dei tassi.
La seconda parte della sezione si concentra su analisi di rischio della finanza pubblica, partendo dalle conseguenze di un aumento dello spread dei titoli del debito pubblico italiano rispetto al Bund tedesco e analizzando anche gli impatti di uno scenario sui tassi di cambio particolarmente avverso. Entrambi gli scenari di rischio sono coerenti con le valutazioni contenute nel capitolo II. Segue un’analisi stocastica sul profilo del debito pubblico, particolarmente rilevante in questa fase di elevata incertezza.
La sezione si conclude con una ricognizione delle garanzie emesse dallo stato il cui ammontare, solitamente molto contenuto, è aumentato in maniera sostanziale a seguito dell’indispensabile sostegno fornito dallo Stato alle imprese nel corso della crisi pandemica nel biennio 2020-2021, e moderatamente a seguito delle ultime misure introdotte nel 2022.
Analisi complessiva dei rischi fiscali a breve termine
Tradizionalmente la Commissione identifica i rischi legati alla sostenibilità fiscale di breve periodo attraverso l’indicatore composito S0, costruito per segnalare il grado di stress proveniente da un insieme di variabili di natura sia fiscale sia finanziaria e macroeconomica.
Se l’indicatore o i suoi due sotto indicatori, fiscale e di competitività finanziaria, superano una soglia di attenzione, calcolata con metodi statistici dalla Commissione europea, si evince un potenziale rischio nei successivi 12 mesi1.

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1 L’indicatore S0 è un indice composito di probabilità, costruito sulla base di un’ampia serie di variabili fiscali e finanziarie che in passato hanno dato prova di detenere un potere previsivo rispetto a episodi di stress. La

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Il valore dell’indicatore risultante dai dati del 2022 si colloca al di sopra della soglia (pari a 0,462 ), rimanendo tuttavia costante a 0,68, come lo scorso anno.
Resta stabile anche la lettura complessiva in chiave qualitativa che assume il segnale una volta che si analizza il comportamento delle variabili sottostanti il calcolo. L’indicazione di rischio proveniente dal sotto-indicatore di natura fiscale (al di sopra della propria soglia di riferimento) è compensata da un valore basso proveniente dalla componente macro-finanziaria. Le indicazioni fornite dalla heat map rappresentata dalla Tavola IV.1, che indica le variabili espresse in termini di flussi o di livelli su cui si basano i due sotto-indicatori, restano simili al 2022.

TAVOLA IV.1 HEAT MAP SULLE VARIABILI SOTTOSTANTI AD S0 PER IL 2023
Rischio a breve da variabili fiscali	Indebitamento netto (%PIL)	Saldo primario (%PIL)	Saldo di bilancio corretto per il ciclo (%PIL)	Saldo primario stabilizzante (%PIL)	Debito pubblico lordo (%PIL)	Variazione del debito pubblico lordo (%PIL)
	Debito pubblico netto (%PIL)	Fabbisogno lordo (%PIL)	Differenziale interessi-crescita	Variazione della spesa pubblica (%PIL)	Variazione dei consumi finali della PA (%PIL)	Debito pubblico a breve termine (%PIL)

Rischio a breve da variabili macro-finanziarie	L1. Investimenti netti internazionali (%PIL)	L1. Risparmi netti delle famiglie (%PIL)	L1. Debito del settore privato (%PIL)	L1. Flusso di credito del settore privato (%PIL)	L1. Debito a breve delle società non finanziarie (%PIL)	L1. Debito a breve delle famiglie (%PIL) (*)
	L1. Valore aggiunto del settore edile (%VA totale)	L1. Saldo di parte corrente (media mob. a 3 termini) (%PIL)	L1. Variazione (3 anni) del REER (basato sul deflatore dell'export)	L1. Variazione del costo del lavoro unitario nominale	Curva dei rendimenti	Tasso di crescita del PIL reale	PIL pro-capite in PPP (%US$)
Nota: I colori rosso e verde segnalano rispettivamente le variabili sopra e sotto la soglia ottimale, calcolata periodicamente dalla Commissione europea e pubblicate nel Debt Sustainability Monitor. La sigla L1 indica che la variabile si riferisce all’anno precedente.
Fonte: Elaborazione MEF.

Vige, anche in questo caso, un sistema di soglie di rischio. Molte delle variabili di finanza pubblica assumono dei valori che si collocano al di sopra degli importi soglia nel 2022, perché condizionate dalle esigenze di sostegno all’economia generate dalla crisi energetica a seguito della guerra in Ucraina. Restano al di sotto

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metodologia è spiegata nel lavoro originario di Berti, K., Salto, M. e Lequien, M., (2012), “An early-detection index of fiscal stress for EU countries”, European Economy Economic Papers n. 475. Più precisamente, l’indicatore S0 si basa su una tecnica statistica di estrazione del segnale applicata a 12 variabili fiscali e 13 variabili di competitività finanziaria. Per ciascuna di esse si stima un valore soglia il raggiungimento del quale massimizza la probabilità di prevedere l’evento di stress. L’indicatore S0 è calcolato come una media ponderata delle variabili considerate (dove i pesi sono dati dalla rispettiva capacità predittiva); esistono due sotto-indici, uno fiscale ed uno finanziario. Il valore complessivo dell’indicatore S0 insieme a quello dei sotto-indici, messi a confronto con le rispettive soglie, sono utilizzati per misurare la probabilità di un imminente shock. In particolare, per l’indicatore S0, un valore superiore alla soglia indica un potenziale rischio nel breve periodo, mentre valori dei sotto-indici superiori alle soglie indicano un rischio concentrato nelle rispettive aree (fiscale o macro-finanziaria).
2 Non essendo ancora stato pubblicato l’aggiornamento della Debt Sustainability Analysis (DSA) della Commissione, il valore soglia viene mantenuto costante agli anni precedenti, ossia 0,46 per l’overall index, 0,36 per il fiscal index, e 0,49 per il financial index.

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delle soglie di rischio tutte le variabili macroeconomiche e finanziarie, ad eccezione di una, il PIL pro capite a parità di potere di acquisto. Dall’analisi è dunque confermato il continuo miglioramento dei dati strutturali relativi all’economia italiana.
Quest’anno non è possibile fare riferimento ai risultati della Commissione, anche in termini di confronto con altri paesi europei, in quanto il Debt Sustainability Monitor del 2022 non è ancora disponibile al momento della pubblicazione del presente Documento.
Le analisi effettuate dalla Commissione riconoscono tradizionalmente che la lettura del dato S0 deve essere accompagnata da ulteriori analisi prospettiche e inserita nel contesto finanziario di riferimento.
La sensitività ai tassi di interesse
La spesa per interessi di tutte le Amministrazioni Pubbliche (PA), calcolata in base al criterio di competenza economica SEC 2010, nel 2022 è stata pari a circa 83,2 miliardi, un valore superiore per oltre 19,5 miliardi rispetto al dato del 2021. Ciò ha comportato un incremento del costo medio del debito passato dal 2,5 per cento del 2021 al 3,1 per cento del 2022. L’incremento di spesa è ascrivibile in larga parte allo stock dei titoli di Stato indicizzati all’inflazione europea ed italiana che a fine 2022 rappresentavano circa il 12,6 per cento dello stock di titoli in circolazione. Per via del forte aumento dei tassi di inflazione, infatti, sono aumentate in modo molto significativo sia le cedole pagate su questi titoli che la rivalutazione del capitale, il cui maturato nell’anno, ai sensi del criterio SEC 2010, va contabilizzato nell’ambito degli interessi. Pertanto, nel 2022 la componente del debito indicizzata all’inflazione ha avuto un ruolo fondamentale nel guidare l’evoluzione della spesa per interessi dopo molti anni nei quali la medesima componente aveva consentito dei risparmi derivanti da aspettative di inflazione, incorporate nei tassi di interesse nominali, rivelatesi mediamente superiori ai dati di inflazione a consuntivo.
Una parte marginale dell’incremento della spesa per interessi si deve invece al più alto costo delle nuove emissioni effettuate nell’anno; infatti, il costo medio dei titoli di Stato è passato dallo 0,1 per cento del 2021 all’ 1,7 per cento del 20223. Tale incremento è ovviamente conseguenza diretta delle scelte di politica monetaria attuate dalla BCE per contenere la spinta inflazionistica. In termini di percentuale sul PIL la spesa per interessi della PA è passata dal 3,6 per cento del 2021 al 4,4 per cento del 2022.
A fine 2022 la composizione dello stock dei titoli di Stato era costituita per il 97,9 per cento da titoli domestici e per il restante 2,1 per cento da titoli emessi sui mercati internazionali (‘titoli esteri’), sia in euro che in valuta. In linea con i precedenti anni, lo stock di titoli di Stato domestici era formato per il 76,3 per cento da strumenti a tasso fisso, per l’11,1 per cento da strumenti legati ai tassi di breve termine, mentre la componente dei titoli indicizzati all’inflazione, complessivamente considerati, rappresentava circa il 12,6 per cento (di cui l’8,4

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3 Dato comprensivo delle emissioni SURE e NGEU.

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per cento sono quelli legati all’indice europeo HICP e il rimanente 4,2 per cento ai titoli legati all’indice domestico FOI).
La politica di emissione e gestione del debito pubblico da parte del Tesoro ha garantito la copertura del fabbisogno del Settore Statale e il rifinanziamento dei titoli in scadenza, con l’obiettivo di contenere l’esposizione ai principali rischi, in particolare il rischio di rifinanziamento e quello di tasso di interesse.
La composizione per scadenza delle emissioni, realizzata tenendo conto di condizioni di mercato caratterizzate in larga parte dell’anno da livelli di volatilità particolarmente elevati, ha consentito di mantenere la vita media del debito su livelli elevati e di contribuire al buon funzionamento del mercato secondario dei titoli in circolazione.
Infatti, la vita media dello stock dei titoli di Stato al 31 dicembre 2022 è risultata essere pari a 7,0 anni, sostanzialmente in linea con quella di fine 2021 pari a 7,1 anni. Anche l’Average Refixing Period, ossia il tempo medio con cui l’intero stock del debito recepisce i nuovi tassi di interesse di mercato, si è ridotto molto marginalmente, passando da 6,2 anni di fine 2021 a 6,1 anni di fine 2022, rimanendo comunque superiore rispetto al dato di fine 2020, pari a 6,0 anni.

L’esposizione ai rischi di tasso è misurata considerando la sensitività del debito ai tassi di interesse, indicatore che analizza gli effetti sulla spesa per interessi dei prossimi quattro anni (calcolata sempre con il criterio di competenza economica SEC2010), derivanti da uno shock significativo sulla curva dei rendimenti dei titoli governativi. L’esercizio è elaborato prendendo in considerazione l’intero stock dei titoli di Stato domestici in circolazione. Tenendo conto sia della composizione attuale dello stock dei titoli che di quella futura, derivante dalle ipotesi circa emissioni e gestione coerenti con quelle sottostanti le stime per la spesa per interessi, è stato applicato uno shock permanente per i prossimi quattro anni di 100 punti base su tutta la curva dei rendimenti. Il risultato indica un incremento della spesa per interessi in rapporto al PIL pari allo 0,14 per cento nel primo anno, allo 0,34 per cento nel secondo anno, allo 0,50 per cento nel terzo anno e allo 0,64 per cento nel quarto anno. Tali valori, sebbene lievemente superiori a quelli pubblicati nel Programma di Stabilità del 2022, suggeriscono che l’esposizione al rischio di tasso di interesse è contenuta e indicano, inoltre, che l’impatto sulla spesa per interessi di uno shock di mercato rilevante e permanente continua a manifestare i suoi effetti in modo molto graduale nel tempo.
Le stime programmatiche circa l’evoluzione futura della spesa per interessi, sono state elaborate sulla base di uno scenario dei tassi di interesse coerente con i tassi attesi impliciti nella curva dei rendimenti italiana (tassi forward) osservati nel periodo di predisposizione delle stime. Tale scenario, nell’arco temporale di previsione, delinea una crescita graduale ma continua dei tassi su tutte le scadenze.
Le ipotesi sull’inflazione europea e italiana, necessarie per stimare l’impatto sulla spesa per interessi derivante dai titoli reali (BTP€i e BTP Italia), sono state assunte coerenti con il quadro macro-programmatico.
Le previsioni sulle emissioni sono state elaborate in modo da garantire sia il rifinanziamento dei titoli in scadenza che la copertura del fabbisogno di cassa del Settore Statale che nello scenario programmatico è previsto attestarsi al 5,6 per cento del PIL del 2023 per poi scendere al 4,0 per cento del PIL del 2026.

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I risultati delle stime rappresentano un’evoluzione crescente del rapporto tra interessi e PIL che nel 2023 dovrebbe attestarsi al 3,7 per cento per poi raggiungere il 4,5 per cento nel 2026, con un valore medio lungo l’intero orizzonte temporale di stima pari al 4,1 per cento. Questo risultato non è troppo dissimile da quanto previsto nella NADEF 2022, in cui si ipotizzava un valor medio nel periodo temporale di previsione pari al 4 per cento, sebbene ora l’andamento sia crescente e non più costante. Fa eccezione il solo anno 2023, in cui si prevede una riduzione della spesa per interessi sul PIL di 0,4 punti percentuali rispetto alla previsione nella NADEF dello scorso novembre, giustificabile in termini di una riduzione nella stima della componente up-lift dei titoli indicizzati all’inflazione per quasi 9 miliardi rispetto a quanto ipotizzato.
La dinamica crescente della spesa per interessi in rapporto al PIL dal 2024 a fine periodo incorpora molteplici fattori.
Da un lato si deve tener conto dei valori attesi del fabbisogno del settore statale particolarmente consistenti nei primi due anni di previsione, e superiori rispetto a quanto ipotizzato nella NADEF 2022. Successivamente questo aggregato tende a ridursi in rapporto al PIL, ma rimane ancora al 4 per cento nel 2026.
Contribuisce, inoltre, a questa evoluzione della spesa per interessi anche la conformazione della curva di rendimenti sui titoli di Stato nel periodo di previsione che, nel confronto con quelli utilizzati per le previsioni della NADEF 2022, sono in media decisamente più elevati (nell’ordine dei 100 punti base) e mostrano una velocità di crescita negli anni dell’orizzonte previsionale, significativamente più sostenuta, soprattutto sulle scadenze brevi e intermedie.
Infine, si prevede che l’andamento dell’inflazione europea ed italiana sia ancora elevato, e si ipotizza che converga verso valori vicini al 2 per cento solo a partire dal 2025 per quella italiana e dal 2026 per quella europea.
La dinamica descritta si riflette sull’evoluzione del costo medio del debito lungo l’intero orizzonte temporale di previsione anche se la struttura del debito tende a ritardare nel tempo l’impatto dei maggiori interessi: mentre per il 2023 si prevede una discesa del costo medio al 2,7 per cento, in diminuzione rispetto sia al dato 2022 che alla previsione per il 2023 nella NADEF 2022, nel triennio successivo il costo medio è atteso in graduale risalita, assumendo un valore pari al 3,3 per cento nel 2026.
Scenari di rischio di finanza pubblica
Nella presente sezione sono simulati due scenari di rischio, in cui shock macroeconomici e finanziari modificano l’andamento della finanza pubblica nel periodo 2023-2026, secondo ipotesi standard di sensitività4.
Lo scenario di riferimento (o baseline) coincide con il quadro programmatico del presente Documento. L’analisi di sensitività è finalizzata a delineare il percorso del saldo di bilancio e la dinamica del debito pubblico ipotizzando due scenari alternativi di rischio presentati nel capitolo II nel Focus “Un’analisi di rischio (o di sensibilità) sulle variabili esogene”.

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4 Si veda la sezione III.4 della Nota metodologica sui criteri di formulazione delle previsioni tendenziali allegata al presente Documento di Economia e Finanza.

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Lo scenario “rischio finanziario” (corrispondente al quarto scenario del Focus sopracitato) prevede, a partire dal 2024, una crescita dello spread BTP-Bund di 100 punti base. Lo scenario “rischio tasso di cambio” (corrispondente al terzo scenario del Focus) ipotizza una crescente divaricazione della variazione del tasso di cambio nominale effettivo rispetto allo scenario di baseline tra il 2023 e il 2025, seguita da un rapido rientro nel 2026.
Gli effetti sul PIL e sulle sue componenti sono stimati dal modello econometrico ITEM, come esplicitato nel Focus. La risposta dell’economia a questi shock modifica le stime del prodotto potenziale e dell’output gap, variabili alla base delle ipotesi standard di sensitività. Le risposte sui tassi (per lo scenario “rischio finanziario”) e la variazione della spesa per interessi sono calcolati con il modello SAPE del Tesoro, che è alimentato dalla base dati dello stock dei titoli di Stato attuale e previsionale.
La Tavola IV.2 riporta le stime delle principali variabili macroeconomiche e di finanza pubblica nei diversi scenari nell’orizzonte 2022-2026.

TAVOLA IV.2: SENSITIVITA' ALLA CRESCITA (valori percentuali)
		2022	2023	2024	2025	2026
	Baseline	6,8	5,8	4,3	3,4	3,1
Tasso di crescita del PIL nominale	Rischio finanziario	6,8	5,8	4,2	3,0	2,5
	Rischio tasso di cambio	6,8	5,7	4,0	2,7	2,5
	Baseline	3,7	1,0	1,5	1,3	1,1
Tasso di crescita del PIL reale	Rischio finanziario	3,7	1,0	1,4	0,9	0,7
	Rischio tasso di cambio	3,7	0,9	1,2	0,7	0,8
	Baseline	-8,0	-4,5	-3,7	-3,0	-2,5
Indebitamento netto	Rischio finanziario	-8,0	-4,5	-3,8	-3,3	-3,2
	Rischio tasso di cambio	-8,0	-4,6	-4,0	-3,6	-3,5
	Baseline	-3,6	-0,8	0,3	1,2	2,0
Avanzo primario	Rischio finanziario	-3,6	-0,8	0,3	0,9	1,3
	Rischio tasso di cambio	-3,6	-0,8	0,1	0,6	1,0
	Baseline	3,1	2,7	3,0	3,1	3,3
Tasso di Interesse implicito	Rischio finanziario	3,1	2,8	3,2	3,4	3,7
	Rischio tasso di cambio	3,1	2,7	3,0	3,1	3,3
	Baseline	144,4	142,1	141,4	140,9	140,4
Debito Pubblico	Rischio finanziario	144,4	142,1	141,9	142,7	144,2
	Rischio tasso di cambio	144,4	142,2	142,1	143,2	144,5
Fonte: ISTAT ed elaborazioni MEF fino al 2022. Dal 2023, previsioni programmatiche di questo Documento per lo scenario baseline.

La Figura IV.1 mostra la variazione del rapporto debito/PIL nei tre scenari. Il baseline, coincidente con la previsione programmatica ufficiale, indica una lieve tendenza verso il basso.
La dinamica decrescente del rapporto debito/PIL viene invertita in entrambi gli scenari di sensitività; dopo una riduzione della discesa nel 2023, il rapporto debito/PIL si avvierebbe su una dinamica crescente, nel caso dello shock finanziario essenzialmente a causa dell’ipotesi pessimistica sulla curva dei tassi di interesse, nel caso dello shock sul tasso di cambio per l’effetto sulla crescita economica.

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FIGURA IV.1: DINAMICA DEL RAPPORTO DEBITO/PIL NEGLI SCENARI DI SENSITIVITÀ

160
155
150
145
140
135
130
2019
2020
2021
2022
2023
2024
2025
2026
Baseline
Rischio finanziario
Rischio tasso di cambio

Fonte: Elaborazione MEF.
Simulazioni stocastiche della dinamica del debito
Al fine di integrare l’analisi di sensitività dell’andamento del rapporto debito/PIL nel breve periodo, si effettuano delle simulazioni stocastiche nell’orizzonte 2023-2026 che recepiscono la volatilità storica delle variabili rilevanti che incidono sulla finanza pubblica. Le analisi sono condotte mediante il metodo Montecarlo, applicando degli shock stocastici alla dinamica del rapporto debito/PIL relativa allo scenario di riferimento sottostante il presente Documento. Tali shock sono simulati sulla base della volatilità storica dei rendimenti (a breve e lungo termine), del tasso di crescita del PIL nominale e del saldo di bilancio primario, e sono ottenuti eseguendo 2.000 estrazioni a partire da una distribuzione normale con media zero e matrice di varianze-covarianze osservata a partire dal primo trimestre del 1999, in corrispondenza dell’adozione dell’euro come moneta unica.
Considerata la notevole volatilità nelle variabili di interesse osservata a partire dal 2020, si presentano due modalità di simulazione degli shock. La prima modalità (ipotesi shock ad alta volatilità) tiene conto, ai fini della costruzione degli shock, della variabilità delle intere serie storiche disponibili, includendo i valori osservati fino al quarto trimestre del 2022; la seconda (scenario shock a volatilità limitata) opera una procedura cd. di trimming degli shock simulati, escludendo quelli che superano di due volte la deviazione standard della serie5. In entrambi i casi, gli shock simulati sono simmetrici e hanno natura temporanea6.

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5 Nel DEF 2022, non si considerava la porzione di serie storica successiva al 1T del 2020. Essendo trascorsi ormai tre anni, si è ritenuto di modificare la metodologia, anche se la riduzione in termini di volatilità è simile.
6 Per approfondimenti sulla metodologia adottata, si veda Berti K., (2013), “Stochastic public debt projections using the historical variance-covariance matrix approach for EU countries”, Economic Papers 480 e

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Per ogni anno di previsione del quadro macroeconomico e per ogni tipologia di costruzione degli shock si rappresenta la distribuzione del rapporto debito/PIL attraverso dei fan chart (Figure IV.2A e IV.2B).
Nella simulazione con shock ad alta volatilità, il debito si distribuisce intorno a un valore mediano che è pari a circa il 139,4 per cento del PIL alla fine dell’orizzonte temporale, ancora 5,3 punti percentuali superiore al dato del 2019 (134,1), ma circa 15,5 punti percentuali inferiore al valore del 2020 (154,9). L’incertezza delle simulazioni nel 2026 riflette la variabilità dei dati di finanza pubblica utilizzati per la costruzione degli shock ed è quindi estremamente ampia, come mostrato da una differenza di circa 49 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito pubblico previsto. Dopo la discesa del rapporto debito/PIL avvenuta nel 2021 e 2022 il rapporto debito/PIL continuerebbe a ridursi, o rimarrebbe sostanzialmente stabile, nel sessanta per cento delle simulazioni.
Se si limita l’ampiezza degli shock escludendo le code di distribuzione più estreme (shock a volatilità limitata), i risultati dell’analisi sono visibilmente più concentrati attorno al debito di baseline del presente Documento di Economia e Finanza (Figura IV. 2B). In questo caso, l’incertezza registrata sui risultati del 2026 è più contenuta, e si evidenzia una differenza di circa 22 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito risultante. In questo caso, il rapporto debito/PIL continuerebbe a ridursi o rimarrebbe sostanzialmente stabile nel settanta per cento delle simulazioni.

FIGURA IV.2A: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK AD ALTA VOLATILITÀ	FIGURA IV.2B: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK A VOLATILITÀ LIMITATA

Nota: I grafici riportano il 10°, 20°, 30°, 40°, 50°, 60°, 70°, 80° e 90° percentile della distribuzione del rapporto debito/PIL ottenuta con la simulazione stocastica. Fonte: Elaborazione MEF.

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European Commission, 2020, Debt Sustainability Monitor 2019, Institutional Papers 120, disponibile su:
https://ec.europa.eu/info/sites/info/files/economy-finance/ip120_en.pdf.

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FOCUS	GARANZIE PUBBLICHE
	Consistenze al 31 dicembre 2022

Nel periodo precedente il 2020, lo stock di garanzie pubbliche in rapporto al PIL dell’Italia si è mantenuto su livelli molto contenuti rispetto ad altri Paesi europei (3,4 per cento del PIL in media nel periodo 2014-20197). Questa circostanza, unitamente all’allentamento delle regole europee, ha consentito di avere ampi margini per estenderne l’utilizzo e sostenere le attività produttive, al fine di fronteggiare dapprima gli effetti negativi derivanti dalla pandemia da Covid-19 nel 2020, in coerenza con il Temporary Framework europeo in tema di aiuti di Stato introdotto a marzo 20208, e poi le conseguenze della crisi energetica, nell’ambito del nuovo Temporary Crisis Framework, varato a marzo 2022[9].

I principali canali di intervento utilizzati sono stati due: i) il potenziamento del già esistente Fondo di Garanzia per le piccole e medie imprese (di seguito Fondo PMI), gestito da Mediocredito Centrale, attraverso la previsione di specifiche condizioni agevolate, quali l’innalzamento delle soglie di copertura, la gratuità di accesso e la semplificazione delle procedure di rilascio delle garanzie; ii) l’introduzione di nuovi schemi di garanzia, la cui gestione è stata affidata a SACE, per fronteggiare l’emergenza pandemica (Garanzia Italia) e la crisi energetica (SupportItalia) a favore delle imprese a media capitalizzazione (cd. MidCaps) e delle Grandi Imprese[10]. Tali garanzie si sono dimostrate determinanti per assicurare la liquidità e l’accesso al credito da parte delle imprese, mitigando il rischio di insolvenza e numerosi fallimenti.

Per effetto dell’utilizzo di tali strumenti e delle altre misure di garanzia adottate nei precedenti anni, lo stock delle garanzie pubbliche del nostro Paese è salito dal 4,8 per cento del PIL del 2019, al 13 per cento del PIL nel 2020 e al 16,1 per cento del PIL nel 2021.

Nel 2022, lo stock di garanzie concesse dalle amministrazioni pubbliche ha raggiunto 302,5 miliardi. Rispetto al 2021, vi è stato un moderato aumento di circa 14 miliardi, mentre in rapporto al PIL il livello è calato lievemente, al 15,8 per cento.

L’incremento dello stock ha riguardato esclusivamente le garanzie concesse dallo Stato ed è imputabile solo in parte ai nuovi interventi adottati per tutelare le imprese dagli effetti della crisi energetica, aggravata dal conflitto in Ucraina. La parte restante dell’incremento è dovuta sia all’incremento delle garanzie a favore di progetti ricompresi nell’ambito del Green New Deal, sia al maggior tiraggio di schemi di garanzia preesistenti, non legati ai regimi emergenziali, conseguente ai seguenti fattori: i) il rafforzamento della garanzia a supporto delle categorie più vulnerabili per l’acquisto della prima casa; ii) il trend in crescita delle garanzie pubbliche legate all’export italiano; iii) nuove operazioni coperte dalla Garanzia sulla cartolarizzazione delle sofferenze (GACS), prima della scadenza dello schema il 14 giugno 2022.

Nel dettaglio, lo stock di garanzie rilasciate in favore del settore finanziario è rimasto sostanzialmente invariato allo 0,8 per cento del PIL nel 2022 (un livello inferiore rispetto all’1,1 per cento registrato in media nel periodo 2014-2019), scontando il lieve aumento delle GACS, inferiore a 1 miliardo.

	TAVOLA R.1: STOCK DI GARANZIE PUBBLICHE (milioni di euro)
		2021		2022
		Livello	% del PIL	Livello	% del PIL
	Stock di garanzie (1)	288.446	16,1	302.538	15,8
	settore finanziario (2)	14.645	0,8	15.591	0,8
	(1) Le stime includono il Programma SURE, il Fondo di garanzia paneuropeo e l’Assistenza Macro-Finanziaria in favore dell’Ucraina. (2) Banche italiane, Cassa Depositi e Prestiti e GACS

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Al fine di sostenere gli investimenti, facendo anche leva sull’intervento di capitali privati, il Governo si propone di rafforzare lo strumento delle garanzie pubbliche introducendo schemi a elevata addizionalità. L’obiettivo è quello di coprire settori strategici caratterizzati da livelli di investimento subottimali e non coperti dagli schemi di garanzia in essere. Contestualmente, il Governo intende promuovere, a livello di unione, una più compiuta armonizzazione tra gli interventi, tramite garanzia, implementati a livello europeo e gli schemi nazionali e, inoltre, il potenziamento e la semplificazione degli strumenti disponibili[11].

Garanzie pubbliche di rilevanza europea
L’aggiornamento dello stock delle garanzie pubbliche e il confronto tra il 2022 e il 2021 risentono dell’inclusione nelle stime dei seguenti schemi di garanzia attivati nell’ambito di alcuni interventi di rilevanza europea, quali: il Programma SURE, il Fondo di garanzia paneuropeo e l’Assistenza Macro-Finanziaria all’Ucraina.

Programma SURE. Il Programma SURE è uno strumento di sostegno temporaneo europeo, istituito nel 2020 durante l’emergenza pandemica per attenuare i rischi di disoccupazione attraverso la concessione di prestiti a condizioni favorevoli dall’Unione europea agli Stati membri per un totale di 100 miliardi (l’Italia ha ricevuto prestiti SURE per 27,4 miliardi). Tali prestiti sono stati garantiti complessivamente dagli Stati membri per il 25 per cento, ripartito quota parte in base al proprio Reddito Nazionale Lordo (RNL). L’esposizione dell’Italia relativa a tale programma è stata di 1,7 miliardi nel 2020, e 2,9 miliardi nel 2021 e 2022.

Fondo di garanzia paneuropeo. Il Fondo, anch’esso istituito durante la pandemia, è stato affidato alla gestione della BEI/FEI con l’obiettivo di supportare le imprese, in particolare le piccole e medie. Si tratta di un fondo di garanzia di 25 miliardi finanziato dagli Stati membri della in proporzione alle rispettive quote del capitale della BEI, destinato a mobilitare, attraverso diversi prodotti (prestiti/ garanzie/equity) con risorse fino a 200 miliardi. L’esposizione dello Stato italiano è stata di 3,5 miliardi nel 2021 e di 4 miliardi nel 2022.

Entrambi gli strumenti sono legati all’emergenza Covid-19 e quindi ricondotti all’interno dell’aggregato di garanzie concesse dallo Stato in risposta all’emergenza pandemica.
Assistenza Macro-Finanziaria in favore dell’Ucraina. Tale strumento[12] è stato introdotto a livello europeo nel 2022 per sostenere la stabilità macroeconomica e la resilienza globale dell’Ucraina nel contesto della guerra in atto. È stata prevista la concessione di prestiti, fino ad un ammontare pari a 9 miliardi, garantiti dagli Stati membri per un importo complessivamente pari al 61 per cento, ciascuno per una quota parte in base al proprio RNL. A valere sullo strumento sono stati concessi prestiti a condizioni favorevoli all’Ucraina per 6 miliardi; l’esposizione dell’Italia alla fine del 2022 era pari a 0,5 miliardi.

Nel complesso, l’impegno assunto dallo Stato per l’attivazione dei sopra indicati interventi ha determinato un aumento dello stock di garanzie pubbliche di 0,1 punti percentuali di PIL nel 2020, 0,4 punti percentuali di PIL nel 2021 e 0,4 punti percentuali di PIL nel 2022 (si veda la Tavola R.2). Gli interventi di garanzia nell’ambito del Fondo di garanzia paneuropeo e di quello per Assistenza Macro-Finanziaria all’Ucraina spiegano circa un miliardo dell’aumento complessivo dello stock nel 2022 rispetto l’anno precedente.

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7 Rispetto, ad esempio, al 14,1 per cento in Germania, 12,6 per cento in Grecia, 11,8 per cento in Francia, 9,7 per cento in Belgio, 6,9 per cento in Spagna, 6 per cento in Portogallo.
8 Comunicazione 2020/C 91 I/01 della Commissione europea pubblicata in GUUE il 20 marzo 2020 e successivi emendamenti.
9 Comunicazione (2022/C 131 I/01)) della Commissione europea pubblicata in GUUE il 24 marzo 2022 e successivi emendamenti.
10 La normativa europea definisce Grande Impresa ogni impresa con 250 o più dipendenti effettivi oppure ogni impresa, anche con meno di 250 dipendenti effettivi, con un fatturato superiore a 50 milioni e un attivo di bilancio superiore ai 43 milioni.
11 Per maggiori dettagli sugli indirizzi che il Governo intende seguire nei prossimi anni si veda il Capitolo III, Paragrafo ‘Sostenere l’accesso al credito delle imprese’, sottoparagrafo ‘Razionalizzare gli schemi di garanzia pubblica’ del Programma Nazionale di Riforma 2023 (Sezione III del Documento di Economia e Finanza).
12 Art. 35 D.L. n. 144/2022.

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TAVOLA R.2: STOCK DI GARANZIE PUBBLICHE AL 31 DICEMBRE 2022 (% DEL PIL))
	Misure	Data di adozione (1)	Ammontare massimo di passività potenziali (2)	Tiraggio 2020 (3)	Tiraggio 2021 (3)	Tiraggio 2022 (3)
In attuazione di interventi europei	Programma SURE	19/05/2020	0,2	0,1	0,2	0,2
	Fondo di garanzia paneuropeo	19/05/2020	0,2	0,0	0,2	0,2
	Assistenza Macro-Finanziaria in favore dell’Ucrain	23/09/2022	0,02	0,0	0,0	0,02
	Subtotale			0,1	0,4	0,4
In risposta al Covid-19	Fondo di garanzia per le PMI	17/03/2020	12	5,8	8,3	7,6
	Garanzia Italia	08/04/2020	10,5	1,1	1,6	1,3
	Garanzia SACE assicurazione crediti commerciali	19/05/2020	0,1	0,1	0,1	0,1
	Fondo di garanzia prima casa	26/05/2021		0,0	0,04	0,2
	Subtotale			7,0	10,0	9,2
	Subtotale (inclusi SURE e Fondo di garanzia paneuropeo)			7,1	10,3	9,5
In risposta alla crisi energetica	Fondo di garanzia per le PMI	17/03/2020	12	0,0	0,0	0,2
	SupportItalia	17/05/2022	10,5	0,0	0,0	0,2
	Garanzia SACE assicurazione crediti commerciali	21/03/2022	0,3	0,0	0,0	0,0
	Subtotale			0,0	0,0	0,4
Altre	Fondo di garanzia per le PMI (4)	17/03/2020	12	1,2	1,0	0,8
	Emissioni obbligazionarie CDP	24/12/2015	0,3	0,2	0,2	0,2
	Garanzie delle amministrazioni locali			0,2	0,1	0,1
	Fondo coassicurazione pubblica per i rischi non di mercato in favore di SACE (5)	08/04/2020	6,3	3,1	3,1	3,1
	GACS	14/02/2016		0,6	0,7	0,7
	Fondo di garanzia prima casa	26/05/2021		0,5	0,6	0,9
	Garanzie Green New Deal	15/09/2020	0,2	0,0	0,1	0,1
	Altri strumenti			0,1	0,1	0,1
	Subtotale			5,9	5,8	5,8
	TOTALE			13,0	16,1	15,8
(1) La data fa riferimento al provvedimento legislativo o decreto ministeriale che ha introdotto o rivisto lo schema di garanzia.
(2) Limite massimo di esposizione garantita stabilito per legge (ove presente). Il limite del 10,5 per cento del PIL è riferito complessivamente all’operatività di Garanzia Italia e SupportItalia. Il limite del 12 per cento per il Fondo PMI è riferito complessivamente al regime ordinario e a quelli agevolati in risposta alla crisi pandemica ed energetica.
(3) Esposizione garantita in essere.
(4) L’esposizione si riferisce solo alle garanzie rientranti nel regime ordinario su cui sussiste un’esposizione dello Stato, in quanto una quota è coperta dai fondi di garanzia dell’UE.
(5) Inclusivo dell’effetto di ribilanciamento della coassicurazione dello Stato in favore di SACE in ambito export (art. 2 del D.L. n.23/2020). Tale riforma ha previsto che gli impegni derivanti dall’attività assicurativa di SACE nell’ambito del sostegno all’export e all’internazionalizzazione siano assunti dallo Stato e dalla SACE in una proporzione pari, rispettivamente, al 90 e al 10 per cento (in luogo del 10 per cento per lo Stato e del 90 per cento per SACE che valeva in precedenza).
Nota: Eventuali imprecisioni derivano dagli arrotondamenti.

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Garanzie pubbliche erogate in risposta all’emergenza Covid-19
Nonostante il prolungamento del regime agevolato Covid per il Fondo PMI e di Garanzia Italia per fronteggiare la pandemia fino a giugno 2022 (data di cessazione del Temporary Framework europeo), lo stock di garanzie legate all’emergenza pandemica ha mostrato un ridimensionamento nel 2022 rispetto al 2021, in conseguenza del calo dell’esposizione dello Stato sulle garanzie erogate attraverso il Fondo PMI e Garanzia Italia, quest’ultima terminata il 30 giugno 2022.

Il calo, per entrambi gli schemi principali di garanzia legati al Covid, è dovuto al termine del periodo di preammortamento, in media di due anni, è terminato per la parte più consistente del portafoglio, costituita dai prestiti concessi nel 2020-2021.

L’esposizione dello Stato si sta quindi gradualmente riducendo per via dei rimborsi, in taluni casi anche anticipati per l’intero importo. La chiusura di gran parte delle posizioni debitorie assunte durante il picco della pandemia è previsto che si concentri a partire dal 2026, e soprattutto nel corso del 2027 e del 2028. Ciò, a parità di altri fattori, riporterebbe nel medio periodo l’ammontare delle garanzie in rapporto al PIL su livelli prossimi a quelli precedenti la crisi pandemica.

L’esposizione sulle garanzie rilasciate dal Fondo PMI nell’ambito del regime emergenziale Covid-19 è scesa a 144,2 miliardi (-3,7 miliardi rispetto al 2021), il 7,6 per cento del PIL. L’esposizione relativa a Garanzia Italia si è ridotta a 25,6 miliardi (-2,3 miliardi rispetto al 2021), collocandosi all’1,3 per cento del PIL.

Per quanto riguarda gli altri strumenti, l’esposizione sulle garanzie rilasciate dal Fondo prima casa nell’ambito del regime speciale Covid-19, è aumentata di 2,9 miliardi nel 2022 rispetto al 2021.
Similmente, l’esposizione dello Stato verso il Fondo di garanzia paneuropeo ha comportato un aumento dello stock complessivo di circa 0,5 miliardi nel 2022 rispetto al 2021. L’esposizione delle garanzie dello Stato nell’ambito del Programma SURE è rimasta invece costante nel 2022, come già detto; quindi, l’inclusione di questo programma ha influito sul livello dello stock di garanzie, ma non sulla variazione rispetto al 2021.

Nel complesso, al 31 dicembre 2022 le garanzie collegate all’emergenza pandemica sono scese ad un livello di 182,2 miliardi, con un calo di 2,6 miliardi rispetto al 2021. Tali garanzie si sono ridotte al 9,5 per cento del PIL (includendo il Programma SURE e il Fondo di garanzia paneuropeo). Escludendo i due strumenti europei, lo stock si attesterebbe al 9,2 per cento del PIL (si veda la Tavola R.2).

Garanzie pubbliche erogate in risposta alla crisi energetica
Al fine di fronteggiare l’impatto economico della crisi energetica, nel 2022 si è nuovamente fatto ricorso al Fondo PMI. Il decreto-legge ‘Aiuti’[13] ha previsto la possibilità per il Fondo, di concedere, fino al 31 dicembre 2022 e a titolo gratuito, garanzie fino al 90 per cento per i finanziamenti volti alla realizzazione di obiettivi di efficientamento o diversificazione della produzione o dei consumi energetici, a favore delle imprese che operano nei settori particolarmente colpiti dalla crisi. Inoltre, il decreto-legge ‘Aiuti Ter’[14] ha previsto la possibilità per il Fondo di rilasciare garanzie, a titolo gratuito su finanziamenti concessi a condizioni di tasso di interesse agevolato, volti a sostenere le PMI nel pagamento delle bollette energetiche emesse nell’ultimo trimestre del 2022, con una percentuale di copertura fino all’80 per cento dell’importo finanziato.

Unitamente a tali misure, anche il regime transitorio applicato dopo il Covid a partire dal 1° luglio 2022, ovvero copertura delle garanzie entro l’80 per cento in caso di investimenti e il 60 per cento per esigenze di liquidità, è stato ricondotto tra gli interventi consentiti dal Temporary Crisis Framework.

Al 31 dicembre 2022, l’esposizione relativa alle garanzie concesse dal Fondo PMI in risposta alla crisi energetica è pari a 4,4 miliardi (0,2 per cento del PIL), più che compensando la

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riduzione di circa 3,7 miliardi del regime emergenziale Covid-19. Nel complesso, i due regimi emergenziali hanno spiegato oltre il 90 per cento dello stock complessivo di garanzie rilasciate dal Fondo PMI nel 2022 (148,6 miliardi a fronte di 163,3 miliardi totali).

Per quanto riguarda le garanzie affidate alla gestione di SACE, con il decreto-legge ‘Aiuti’[15] è stato introdotto un nuovo intervento (c.d. SupportItalia), in relazione al quale SACE è stata autorizzata a rilasciare, fino al 31 dicembre 2023, garanzie con una percentuale media di copertura dell’80 per cento su finanziamenti sotto qualsiasi forma (ivi inclusa l'apertura di credito documentario finalizzata a sostenere le importazioni verso l'Italia di materie prime o fattori di produzione) in favore delle imprese di qualsiasi dimensione, la cui catena di approvvigionamento sia stata interrotta o abbia subito rincari per effetto della crisi energetica. La misura è operativa dal 22 luglio 2022.

SACE è stata autorizzata a rilasciare garanzie anche per esigenze di liquidità relative agli obblighi di fornire collaterali per le attività di commercio sul mercato dell'energia. Tale nuova operatività è stata autorizzata dalla Commissione europea e attivata a partire da dicembre 2022.

Infine, a SACE è stata affidata la gestione delle garanzie delle assicurazioni sui crediti commerciali a breve termine, replicando quanto già implementato durante l’emergenza sanitaria. Con il decreto-legge ‘Accise’[16], SACE è stata autorizzata a concedere, in favore delle imprese di assicurazione dei crediti commerciali a breve termine, garanzie fino al 90 per cento degli indennizzi generati dalle esposizioni relative a crediti commerciali maturati nel settore del gas e dell’energia elettrica per mancato pagamento di bollette relative ai consumi effettuati, inizialmente, fino al 31 dicembre 2022 e, a seguire, fino al 31 dicembre 202317. Il limite massimo di esposizione è stato fissato a 5,0 miliardi.

I regimi sopra descritti, con riferimento sia al Fondo PMI sia agli strumenti gestiti da SACE, sono stati autorizzati a livello europeo fino al 31 dicembre 2023.
Lo stock di garanzie concesse in risposta alla crisi energetica attraverso gli strumenti sopra descritti ha raggiunto 8,4 miliardi (0,4 per cento del PIL) al 31 dicembre 2022.

Garanzie non direttamente legate all’emergenza Covid-19 e alla crisi energetica
Gli schemi di garanzia non direttamente legati all’emergenza Covid-19 e alla crisi energetica hanno contribuito al modesto aumento dello stock complessivo di garanzie pubbliche nel 2022, salendo a circa 112 miliardi (5,9 per cento del PIL), dai circa 104 miliardi (5,8 per cento del PIL) del 2021.

A seguire sono riepilogate gli schemi di garanzia con il relativo ammontare di debito residuo garantito al 31 dicembre 2022:

• Fondo di Garanzia per le PMI: 14,6 miliardi (quota di debito residuo garantito che esula da quanto concesso in risposta alla pandemia e alla crisi energetica).

•    Emissioni obbligazionarie della Cassa Depositi e Prestiti S.p.A: 3,0 miliardi. Garanzia dello Stato sulle emissioni obbligazionarie della CDP S.p.A. per un ammontare massimo complessivo di 5 miliardi, al fine di assicurare il reperimento delle risorse per lo svolgimento dell’attività di finanziamento pubblico.

•   Fondo di garanzia per la prima casa: 16,9 miliardi (quota di debito residuo garantito che esula da quanto concesso in risposta all’emergenza Covid-19). Il Fondo garantisce, in regime ordinario, il 50 per cento dei mutui ipotecari (dell'importo massimo di 250.000

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13 Art. 16 del D.L. n. 50/2022 cvt. dalla L. n. 91 del 15 luglio 2022.
14 Art. 3, co. 3 del D.L. n. 144/2022 cvt. dalla L. n. 175 del 17 novembre 2022.
15 Art. 15 del D.L. n. 50/2022 cvt. dalla L. n 91 del 15 luglio 2022.
16 Art. 8 co. 3 del D.L. n. 21/2022, cvt, dalla L. n. 51 del 20 maggio 2022.
17 Art. 3 del D.L. n. 176/2022, cvt. dalla L. n. 6 del 13 gennaio 2023.

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euro), per l'acquisto e la ristrutturazione con accrescimento dell'efficienza energetica di immobili adibiti ad abitazione principale. Vi accedono in via prioritaria giovani coppie, nuclei familiari monogenitoriali con figli minori, giovani di età inferiore a 36 anni e conduttori di alloggi di proprietà degli IACP. Il rafforzamento intervenuto nel 2021[18] ha introdotto un regime transitorio in favore delle categorie sopra indicate con ISEE inferiore a 40.000 euro, in base al quale l’importo massimo garantito è elevato all’80 per cento della quota capitale se il rapporto tra l’importo del finanziamento e il prezzo d’acquisto dell’immobile (cd. loan to value) è superiore all’80 per cento. Tale regime transitorio è stato prorogato al 30 giugno 2023 dal decreto ‘Proroga Termini’[19].

•     Fondo coassicurazione pubblica per i rischi non di mercato in favore di SACE: 58,5 miliardi. Il nuovo sistema di coassicurazione per i rischi definiti non di mercato introdotto nel 2020[20] prevede che gli impegni derivanti dall’attività assicurativa di SACE nell’ambito del sostegno all’export e all’internazionalizzazione siano assunti dallo Stato e dalla SACE in una proporzione pari, rispettivamente, al 90 e al 10 per cento[21]. Come emerge dalla Figura R.1, la riforma del sistema di coassicurazione ha contribuito all’incremento dello stock di garanzie pubbliche nel 2020, mentre non ha comportato impatti significativi nel passaggio al 2021 e al 2022.

•     GACS (Garanzia sulla cartolarizzazione delle sofferenze): 12,6 miliardi. La misura è nata nel 2026 con l’obiettivo di consentire l’avvio di un mercato secondario concorrenziale per la cessione dei crediti in sofferenza e prevede la concessione della garanzia dello Stato, remunerata a condizioni di mercato, sulle tranche senior delle sofferenze bancarie cartolarizzate, ovvero quelle più sicure in quanto ultime a sopportare le eventuali perdite derivanti da recuperi sui crediti inferiori alle attese. Lo schema è scaduto il 14 giugno 2022.

•    Garanzia SACE Green New Deal: 2,9 miliardi. Strumento introdotto nel 2020 in favore di progetti che rientrino nel ‘Green New Deal’ europeo, tesi ad agevolare la transizione verso un’economia pulita e circolare, ad integrare i cicli produttivi con tecnologie a basse emissioni per la produzione di beni e servizi sostenibili, nonché ad accelerare la transizione verso una mobilità sostenibile e intelligente. Tali garanzie sono previste nella misura massima dell’80 per cento dell’importo finanziato, a condizioni di mercato e contro garantite dallo Stato.

•     Altri strumenti. Include le Garanzie dello Stato a favore dell’ILVA (debito residuo pari a 0,4 miliardi), concesse su finanziamenti finalizzati a investimenti necessari al risanamento ambientale, e a interventi di ricerca, sviluppo e innovazione, formazione e occupazione; e le garanzie TAV S.p.A (debito residuo di 0,7 miliardi) attraverso cui lo Stato garantisce l’adempimento degli obblighi derivanti alle Ferrovie dello Stato S.p.A. nei confronti della TAV S.p.A., in relazione alla concessione, realizzazione e gestione del sistema Alta Velocità.

•    Garanzie assunte dalle amministrazioni locali: 2,0 miliardi. Dati forniti dalla Banca d’Italia, che li rileva attraverso le informazioni trasmesse, per mezzo delle segnalazioni di vigilanza, direttamente dagli istituti finanziari beneficiari.

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18 Art. 64, co. 3 del D.L. n. 73/2021 cvt. dalla L. n. 106 del 23 luglio 2021.
19 D.L. n. 198/2022, cvt. dalla L. n. 14 del 24 febbraio 2023.
20 Art. 2 del D.L. n. 23/2020.
21 Il nuovo framework, introdotto nel 2020 dal decreto Liquidità, ha previsto l’aumento della quota assicurata dallo Stato dal 10 al 90 per cento, con riferimento sia agli impegni in essere già assunti da SACE, sia delle future nuove operazioni ancora da deliberare. Il ribilanciamento 90 per cento Stato – 10 per cento SACE ha comportato un trasferimento di esposizione allo Stato pari a circa l’1,8 per cento del PIL nel 2020, 1,7 per cento nel 2021 e 1,4 per cento nel 2022.

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FIGURA R.1: STOCK DI GARANZIE PUBBLICHE NEL PERIODO 2014-2022 (% del PIL)

Nota: Negli interventi UE sono inclusi il Programma SURE, il Fondo di garanzia paneuropeo e l’Assistenza Macro-Finanziaria in favore dell’Ucraina. L’effetto ribilanciamento fa riferimento all’aumento del volume di esposizione dello Stato derivante dalla riforma nel 2020 del sistema di coassicurazione pubblica sugli impegni assunti da SACE nell’ambito del sostegno all’export e all’internazionalizzazioni che ha previsto un aumento dell’impegno per lo Stato al 90 per cento (rispetto al precedente 10 per cento) e una riduzione al 10 per cento per SACE (dal precedente 90 per cento).
Fonte: Elaborazione MEF.

Stanziamenti di legge assegnati ai fondi di garanzia al 31/12/2022

A partire dal 2020, numerosi provvedimenti normativi in materia di garanzie pubbliche hanno provveduto a stanziare fondi a copertura delle escussioni attese. Di seguito, sono riportate le principali autorizzazioni di spesa, evidenziando in corsivo quelle introdotte nel 2022:

•	Fondo di Garanzia per le PMI: stanziamento complessivo di 22,6 miliardi per il periodo 2021/2027[22], di cui:
	o	2,8 miliardi ai sensi della legge di bilancio per il 2020;
	o	7,3 miliardi ai sensi dell’art. 64, co. 1, D.L. n. 104/2020 (cd. decreto ‘Agosto’);
	o	4,5 miliardi ai sensi dell’art.1, co. 246, della legge di bilancio per il 2021;
	o	0,9 miliardi ai sensi di altre disposizioni;
	o	1,9 miliardi ai sensi dell’art. 13, co. 5, del D.L. n. 73/2021;
	o	1,2 miliardi per le garanzie su portafogli di finanziamenti e di obbligazioni (artt. 12 e 15 del D.L. n. 73/2021);
	o	3 miliardi ai sensi della legge di bilancio 2022;
	o	0,3 miliardi ai sensi dell’art. 8 del D.L. n. 21/2022;
	o	0,7 miliardi ai sensi della legge di bilancio 2023.
•	Garanzia Italia e SupportItalia[23]:
	o	24,3 miliardi;

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22 Parte di questi fondi sono stati destinati alla Sezione speciale per le moratorie: lo stanziamento iniziale prevista di 1,4 miliardi per il 2020 e stato poi integrato con 300 milioni per il 2021 (L. n. 178/2020 art. 1 co. 248-254). A questi fondi, sono stati aggiunti circa 358 milioni per il periodo 2021-2026, nell’ambito della missione M1 del PNRR, destinati alla Sezione speciale Turismo, a sostegno della nascita e consolidamento delle PMI operanti nel settore.
23 Art. 1 e art. 2, comma 1, lettera c del D.L. n. 23/2020 e art. 31 del D.L. n. 34/2020.

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•	Garanzia sulle assicurazioni sui crediti commerciali a breve termine in risposta al Covid-19[24]
	o	1,7 miliardi.
•	Garanzia sulle assicurazioni sui crediti commerciali in risposta alla crisi energetica[25];
	o	5,0 miliardi.
•	Fondo di Garanzia Prima casa:
	o	0,5 miliardi per il 2021 e il 2022, ai sensi dell’art. 64 D.L. n. 73/2021;
	o	0,2 miliardi ai sensi della legge di bilancio 2022;
	o	0,4 miliardi ai sensi della legge di bilancio 2023.
•	Programma SURE e Fondo di garanzia paneuropeo (EGF)
	o	1 miliardo per il 2020, ai sensi dell’art. 36 del D.L. n. 34/2020;
•	Assistenza Macro-Finanziaria in favore dell’Ucraina[26]
	o	0,7 miliardi per il 2022.

IV.2	ANALISI DI SOSTENIBILITÀ DEL DEBITO PUBBLICO
Questo paragrafo si concentra sulla sostenibilità del debito pubblico italiano. Nella prima parte si presentano i risultati delle simulazioni di sostenibilità nel medio periodo, su un orizzonte di proiezione decennale, basati sulla metodologia attualmente adottata dalla Commissione europea. Tuttavia, innovando rispetto agli esercizi presentati nei documenti precedenti, è stato anche predisposto uno scenario di proiezione in linea con un possibile percorso settennale di aggiustamento fiscale discusso nell’ambito del processo di revisione delle regole fiscali di cui al Focus “La riforma della governance economica europea e le linee guida per la programmazione fiscale per il 2024” del capitolo III. La seconda parte si concentra sul lungo periodo costruendo degli scenari di proiezione del debito fino al 2070; le ulteriori analisi sono effettuate con una duplice finalità: da un lato si verifica la sensitività del debito pubblico alle principali ipotesi demografiche ed economiche che influenzano il comportamento delle variabili di spesa, dall’altra si costruiscono scenari alternativi tesi ad evidenziare l’impatto delle politiche del governo sulla sostenibilità della finanza pubblica nel lungo periodo.
Proiezioni del rapporto debito/PIL di medio periodo
In questa sezione, il rapporto debito/PIL è proiettato fino al 2034, seguendo le ipotesi standard di Debt Sustainability Analysis (DSA) utilizzate dalla Commissione europea per la proiezione dei saldi di finanza pubblica e delle variabili macroeconomiche27.
Nello scenario A, fino al 2026 il contesto macroeconomico e di finanza pubblica coincide con il quadro programmatico sottostante il presente Documento; nel medio periodo, a partire dal 2027, la crescita è allineata a quella del PIL potenziale, proiettato con la metodologia ‘t+10’ sviluppata dal Output Gap Working Group,

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24 Art. 31 del D.L. n. 34/2020.
25 Art. 8 c. 6 del D.L. n. 21/2022.
26 Art. 35 D.L. n. 144/2022
27 Si veda il Fiscal Sustainability Report 2021.

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mentre il tasso di crescita dell’inflazione converge a un valore determinato dalle aspettative di mercato, misurate sulla base delle quotazioni dei titoli swap sull’inflazione. Il saldo primario strutturale è pari al valore previsto per il 2026 corretto per la variazione delle entrate associate ai ‘redditi proprietari’ della PA (Property Income, PI), ottenute come da metodologia illustrata nell’Ageing Report della Commissione europea del 2021, e per le spese connesse all’invecchiamento (Age Related Expenditures, ARE), stimate dalla Ragioneria Generale dello Stato28. Gli interessi annuali, infine, sono calcolati tramite il modello SAPE del Dipartimento del Tesoro, assumendo, come punto di partenza, la composizione e la struttura per scadenza dello stock di debito sottostante l’ultimo anno di previsione (2026).
Negli scenari B1 e B2, il quadro macroeconomico e la struttura dei tassi d’interesse coincidono con lo scenario A, mentre il rapporto deficit/PIL nominale migliora gradualmente negli anni successivi al 2026.
Nello scenario B1, il consolidamento è operato direttamente sul saldo strutturale di bilancio, che converge all’Obiettivo di Medio Termine (OMT) dello 0,25 per cento a passi di 0,6 p.p. per anno (raggiungendolo nel 2032), in linea con l’aggiustamento richiesto dalle regole fiscali europee attualmente in vigore. Nello scenario B2, il consolidamento è operato sul saldo primario strutturale in linea con un percorso di aggiustamento settennale sostanzialmente coerente con la proposta di revisione delle regole fiscali attualmente in discussione. La proposta prevede che, alla fine del periodo di aggiustamento, la dinamica decrescente del debito debba essere mantenuta per dieci anni oltre la fine del periodo di aggiustamento e debba dimostrarsi resiliente a stress test deterministici e shock stocastici su tassi di interesse, crescita e saldo primario. Assumendo un ulteriore piano di aggiustamento che si estenda dal 2027 al 2031, la dinamica del rapporto debito/PIL è proiettata fino al 204129. Il percorso di aggiustamento settennale opera a partire dal 2025 e fino al 2031, in linea con gli esercizi condivisi dalla Commissione europea, ma per 2025 e 2026 è presa comunque in considerazione la programmazione finanziaria sottostante il presente Documento. Stante che per il biennio 2025-2026 l’aggiustamento medio annuo previsto del saldo primario strutturale è di 0,7 p.p., per il periodo 2027-2031 un aggiustamento annuale di 0,45 p.p. è sufficiente a mantenere il rapporto debito/PIL su un sentiero decrescente resiliente ai sopracitati stress test deterministici e shock stocastici30.
L’ulteriore correzione fiscale negli scenari B1 e B2 (rispetto allo scenario A) implica un effetto di retroazione sul PIL reale in linea con la metodologia della Commissione europea applicata a partire dal Debt Sustainability Monitor del 2020.

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28 Tali spese sono calcolate a partire dal quadro macroeconomico tendenziale sottostante il presente documento. Per i dettagli metodologici, si veda: “Le tendenze di medio-lungo periodo del sistema pensionistico e socio-sanitario - Rapporto n. 23”, redatto dalla Ragioneria Generale dello Stato, disponibile su: https://www.rgs.mef.gov.it/VERSIONE-I/attivita_istituzionali/monitoraggio/spesa_pensionistica/.
29 La porzione della curva che eccede l’orizzonte decennale di medio periodo oggetto della trattazione in questo paragrafo è mostrata nella sezione successiva, relativa agli scenari di lungo periodo.
30 A partire dall’ultimo anno di aggiustamento e per i successivi 10 anni, si considerano i seguenti stress test deterministici: scenario di rischio finanziario, scenario di minore saldo di bilancio strutturale e uno scenario peggiorativo del differenziale tra tasso di interesse implicito e crescita. Tali scenari sono costruiti in linea con la metodologia illustrata nel Fiscal Sustainability Report 2021. Gli shock stocastici sono applicati a partire dall’ultimo anno di aggiustamento fiscale e verificano che, con una probabilità del settanta per cento, il debito nei successivi 5 anni risulti decrescente rispetto al valore del debito dell’ultimo anno di aggiustamento.

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Si tenga presente che la valutazione in termini di crescita economica di medio periodo per gli scenari A e B1 e B2 deve ritenersi prudenziale, in quanto gli effetti economici del vasto programma di investimenti e riforma avviato con il PNRR non sono pienamente considerati. Infatti, in coerenza con l’approccio seguito dalla Commissione europea, non viene incluso l’impatto complessivo delle riforme strutturali sull’economia, potenzialmente molto rilevante.
Lo scenario C tiene conto del differenziale di crescita che si otterrebbe qualora si realizzassero pienamente gli effetti delle riforme avviate, stimati tramite il modello DSGE Quest, in uso alla Direzione I del Dipartimento del Tesoro31. Il PIL reale è incrementato già a partire dal 2023, ipotizzando anche che la maggiore crescita, in quanto legata a fattori strutturali, si trasferisca pienamente sul PIL potenziale. I livelli di entrate e uscite sono supposti invariati rispetto allo scenario A, mentre a partire dal 2027 il saldo primario strutturale in rapporto al PIL rimane fisso al livello del 2026 (al netto delle spese age ralated appositamente stimate in coerenza con lo scenario), in linea con l’approccio seguito nello scenario A. I tassi d’interesse sono supposti invariati rispetto agli scenari A e B.
La Figura IV.3 illustra l’evoluzione del rapporto debito/PIL nei tre scenari simulati. Nello scenario A, che non prevede correzione fiscale oltre il 2026, né piena valutazione dell’impatto delle riforme, il rapporto debito/PIL cala fino al 2026, per poi rialzarsi e arrivare al 149,1 per cento nel 2034.
Negli scenari B1 e B2, l’ulteriore aggiustamento fiscale a partire dal 2027 produce un sentiero decrescente del rapporto debito/PIL fino al 2034, quando il dato raggiunge rispettivamente il 123,4 e 132,1 per cento. Il percorso di aggiustamento in linea con la proposta di riforma delle regole fiscali europee (scenario B2) risulta meno oneroso rispetto allo scenario di convergenza verso l’OMT (scenario B1), pertanto la curva relativa allo scenario B2 presenta una dinamica meno decrescente. In particolare, nello scenario B1 il saldo primario strutturale raggiunto alla fine del periodo di aggiustamento (2032) è pari al 5,3 per cento del PIL, mentre il saldo di bilancio strutturale è pari all’obiettivo di medio periodo; nello scenario B2, invece, nel 2031 (quando terminerebbe il percorso di consolidamento settennale) si raggiunge un saldo primario strutturale pari al 3,6 per cento del PIL e un corrispondente valore del saldo di bilancio strutturale pari a –1,6 per cento del PIL, lontano dall’obiettivo di medio periodo32. Poiché per costruzione le ipotesi sottostanti lo scenario B2 sono tali da garantire un profilo del rapporto debito/PIL credibilmente decrescente nei successivi dieci anni, il maggiore aggiustamento richiesto dallo scenario B1 risulterebbe superfluo al fine di garantire la sostenibilità del debito pubblico nel medio periodo.

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31 Il Programma Nazionale di Riforma rivede nel capitolo IV le stime dell’effetto delle misure di spesa e delle riforme economiche contenute nel Piano Nazionale di Ripresa e Resilienza. Per queste ultime la valutazione è stata effettuata con riferimento agli effetti strutturali di lungo periodo delle riforme. La valutazione d’impatto ha riguardato un sotto insieme del complesso delle misure contemplate nel Piano; quelle alle quali risultava possibile associare obiettivi quantitativi misurabili e utilizzabili in canali di simulazione interni al modello DSGE QUEST, utilizzato anche dalla Commissione. Per quanto riguarda le riforme, è stato possibile simulare gli effetti dei seguenti ambiti di riforma: tassazione e trasferimenti alle famiglie; sistema bancario e mercato dei capitali; istruzione e ricerca; politiche attive del mercato del lavoro; Pubblica Amministrazione; giustizia; concorrenza e appalti.
32 Entrambe le proiezioni implicano una spesa per interessi particolarmente gravosa. In realtà, il realizzarsi dei piani di aggiustamento con ogni probabilità, comporterebbe in tempi ragionevoli una graduale riduzione dei tassi legata al restringersi del differenziale di rendimento dei titoli del debito pubblico italiani rispetto a quelli della Germania.

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Nello scenario C, la piena attuazione delle riforme migliora il quadro macroeconomico, comportando un calo del rapporto debito/PIL rispetto allo scenario A lungo tutto l’arco della simulazione. Tuttavia, il rapporto debito/PIL risale negli anni finali del decennio e nel 2034 raggiunge quota 142,8 per cento.

FIGURA IV.3: PROIEZIONE DI MEDIO TERMINE DEL RAPPORTO DEBITO/PIL

Fonte: Elaborazioni MEF.

La tendenza alla risalita del rapporto debito/PIL nello scenario A è legata principalmente a due fattori che inducono, rispettivamente, un peggioramento del saldo primario e della spesa per interessi. Da un lato, la proiezione incorpora un aumento delle spese legate all’invecchiamento della popolazione (ageing costs), dall’altro, le attuali proiezioni dei tassi forward, che rispecchiano le aspettative di mercato, comportano un aumento del tasso implicito pagato sui titoli del debito pubblico a partire dal 2026 e per tutto l’orizzonte di proiezione.
Gli scenari B1 e B2 da una parte e C dall’altra sono utili a dimostrare come, nel medio periodo, una combinazione della piena attuazione delle riforme e del protrarsi del percorso virtuoso di aggiustamento fiscale (già prospettato negli anni 2023-2026) anche oltre l’orizzonte di previsione del presente Documento potrà assicurare una dinamica sostenibile del rapporto debito pubblico/PIL. I due scenari sono simulati separatamente, ma considerando che con elevata probabilità le riforme nei prossimi anni porteranno a un profilo di crescita superiore a quello sottostante lo scenario A, si può immaginare che per ottenere una soddisfacente dinamica di riduzione del rapporto debito/PIL possa essere sufficiente un percorso di consolidamento più graduale di quelli prospettati negli scenari B1 e B2.
Scenari di lungo periodo
Da tempo le proiezioni ufficiali evidenziano una tendenza a un rapido invecchiamento della popolazione comune a livello europeo, anche se con intensità diverse nei paesi dell’Unione. Ciò comporta da un lato una riduzione significativa

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della popolazione attiva, dall’altra un aumento delle spese di natura sociale, specialmente di quelle legate all’invecchiamento: spesa previdenziale e assistenziale, sanitaria per l’assistenza a lungo termine. Inversamente, minori esborsi sono previsti per l’istruzione, visto il progressivo calo delle nascite e quindi della quota di popolazione in età scolare.
Questo tipo di tematiche è oggetto di attenzione da parte della Commissione europea, che effettua delle stime periodiche seguendo una metodologia elaborata nell’ambito del Comitato di Politica Economica – Gruppo di lavoro sull’invecchiamento demografico (Economic Policy Committee – Working Group Ageing o EPC-WGA). Le stime sono pubblicate all’interno dei c.d. Ageing Reports; la cui più recente edizione risale al giugno 202133 (la prossima sarà pubblicata nel 2024). Secondo le ultime proiezioni, il costo totale dell'invecchiamento della popolazione nell’Unione europea è previsto aumentare di 1,9 p.p. di PIL nel lungo periodo raggiungendo il 25,9 per cento del PIL nel 2070.
Questa sezione è dedicata ad approfondire l’impatto delle dinamiche demografiche sulla sostenibilità delle finanze pubbliche del Paese nel lungo periodo. In particolare, si provvede a: i) proiettare le dinamiche della spesa age related aggiornate sulla base delle più recenti assunzioni demografiche, macroeconomiche ed evoluzioni normative; ii) stimare la dinamica del debito pubblico nel lungo periodo; iii) effettuare analisi di sensitività; iv) presentare stime di impatto di alcune misure di policy sulla sostenibilità di lungo periodo. Le analisi svolte sono conformi alla sopra citata metodologia europea.
L’impatto dell’invecchiamento della popolazione sulla sostenibilità fiscale
Questo paragrafo è dedicato alla descrizione degli andamenti delle principali voci di spesa sensibili all’invecchiamento della popolazione e che influenzano l’andamento del debito pubblico nel lungo periodo.
Le ipotesi alla base dell’esercizio previsivo
Le stime presentate recepiscono la metodologia e le assunzioni concordate in ambito EPC-WGA nell’ambito dell’esercizio previsionale 2021.
Nel breve periodo, le previsioni inglobano i dati di contabilità nazionale aggiornati al 2022 e il quadro macroeconomico tendenziale sottostante il presente documento di programmazione. A partire dall’ultimo anno di previsione (2026) e nel lungo periodo, il quadro demografico e macroeconomico è raccordato ai valori di medio-lungo periodo definiti in ambito EPC WGA. Le ipotesi demografiche adottate sono quelle relative alla previsione centrale Eurostat, con base 201934 (pubblicata nel 2020), mentre le

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33 European Commission (2021), The 2021 Ageing Report: Economic and Budgetary Projections for the EU Member States (2019-2070), European Economy, Institutional Paper 148 (si veda https://ec.europa.eu/info/publications/2021-ageing-report-economic-and-budgetary-projections-eu-member-states-2019-2070_en).
34 Lo scenario Eurostat con base 2019 implica per l’Italia: i) un flusso netto di immigrati di circa 213 mila unità medie annue, con un profilo crescente fino al 2025 e decrescente successivamente; ii) un livello della speranza di vita al 2070 pari a 87 anni per gli uomini e a 90,9 anni per le donne; iii) un tasso di fecondità totale al 2070 pari a 1,52. L’Istat, recependo le rilevazioni del Censimento permanente, ha rivisto significativamente al ribasso il numero di residenti in Italia per il 2019 e per il 2020, con un impatto per lo più concentrato nella fascia

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dinamiche strutturali delle variabili del quadro macroeconomico seguono le ipotesi dello scenario EPC-WGA baseline pubblicato nell’Ageing Report del 2021, fatta eccezione per le ipotesi di convergenza della produttività totale dei fattori, per le quali si adottano le innovazioni metodologiche stabilite ai fini dell’Ageing Report del 202435.
Le previsioni di spesa pubblica age related riportate nella Tavola IV.3 sono aggiornate sulla base del quadro normativo vigente.
Per quanto riguarda la spesa pensionistica, le proiezioni tengono conto delle disposizioni contenute nella legge di bilancio per il 2023 (Legge n. 197/2022), che stabiliscono: la revisione per il biennio 2023-2024 del sistema di indicizzazione; l’estensione del pensionamento anticipato per i soggetti che maturano i requisiti di 62 anni di età e 41 anni di anzianità contributiva nel 2023 (c.d. “Quota 103”), con il relativo regime delle decorrenze; la proroga per il 2022 di “Opzione donna”, limitata esclusivamente a lavoratrici che soddisfano determinati requisiti selettivi in relazione a specifiche condizioni di bisogno e con un parziale incremento del requisito anagrafico. Le previsioni tengono anche conto del complesso degli effetti delle disposizioni del Decreto-legge 28 gennaio 2019, n. 4 convertito in Legge n. 26/2019 tra cui quelli derivanti dall’introduzione del nuovo canale di pensionamento anticipato “Quota 100” per coloro che nel periodo 2019-2021, hanno maturato il requisito congiunto di un’età anagrafica non inferiore a 62 anni e di un’anzianità contributiva non inferiore a 38 anni.
Le proiezioni della spesa pensionistica inglobano anche, per il canale del pensionamento anticipato indipendente da requisiti anagrafici e per i cosiddetti lavoratori precoci, la disapplicazione degli adeguamenti alla speranza di vita per il periodo 2019-2026.
Per quanto concerne la spesa sanitaria, rispetto alla NADEF del 2022 la previsione sconta gli effetti previsti dalla legge di bilancio per il 2023. Nello specifico, il rifinanziamento del fabbisogno sanitario standard aumenta il livello complessivo di 2.150 milioni nel 2023, di 2.300 milioni nel 2024 e di 2.600 milioni a decorrere dal 2025. Con riferimento alla prima annualità del succitato triennio, una quota dell’incremento, pari a 1.400 milioni, è destinata a fronteggiare i maggiori costi determinati dalla crescita dei prezzi delle fonti energetiche. In via generale, l’aggiornamento dei valori previsionali presuppone una dinamica di crescita della spesa più sostenuta rispetto a quanto preventivato in occasione della predisposizione della NADEF.
Sulla base di un’ipotesi tecnica di natura preliminare, la spesa per Long-Term Care, recepisce i costi programmaticamente legati al finanziamento di alcuni progetti finanziati tramite il programma Next Generation EU quali, in particolare, quelli connessi a favorire il processo di deistituzionalizzazione degli anziani, a rafforzare i

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di età 15-74. Inoltre, sulla base del Bilancio demografico mensile l’Istat ha recentemente aggiornato il dato della popolazione complessiva al 1° gennaio 2023 (https://www.istat.it/it/files//2023/03/Dinamica-demografica2022). Rispetto al livello della popolazione all’1/1/2023 stimato da Eurostat nelle previsioni demografiche con base 2019, i nuovi dati mostrano una riduzione di circa 1.285.000 soggetti. Tenendo conto di queste recenti rilevazioni, la previsione delle spese age-related in rapporto al PIL è stata effettuata a partire dalla ricostruzione per età della popolazione residente al 1° gennaio 2023.
35 Le dinamiche strutturali delle variabili del quadro macroeconomico, come desunte dalle ipotesi concordate in ambito EPC WGA, prevedono un tasso di variazione medio annuo della produttività reale crescente fino al 2040, dove si attesta su un valore attorno all’1,7 per cento, per poi scendere a circa 1,2 per cento alla fine del periodo di previsione. Il tasso di occupazione, nella fascia di età 15-64 è previsto crescere dal 60,4 per cento del 2023 al 64,9 per cento del 2070. L’interazione delle suddette ipotesi con le dinamiche demografiche determina un tasso di crescita del PIL reale che si attesta, nel periodo 2023-2070, attorno all’1 per cento medio annuo.

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servizi sociali domiciliari e a garantire ulteriori servizi socio-assistenziali in favore della disabilità e contro la marginalità. Tali costi ammontano complessivamente a 916 milioni nel periodo 2023-2026.
Per quanto concerne il sistema scolastico, la previsione tiene conto degli oneri per il rinnovo dei contratti per i trienni 2019-2021, 2022-2024 e 2025-2027. Relativamente agli anni 2020-2026, la previsione riflette anche la maggiore spesa per il personale necessaria per fronteggiare l’emergenza epidemiologica legata alla diffusione del virus Covid-19. La previsione della spesa per istruzione in rapporto al PIL include le misure di parte corrente e in conto capitale finanziate tramite il programma Next Generation EU per le classi di ISCED 1-8. Tali spese ammontano complessivamente a circa 22 miliardi nel periodo 2022-2026
I risultati dell’esercizio di previsione
La Tavola IV.3 riporta gli andamenti previsti delle singole componenti di spesa in rapporto al PIL.
Spesa pensionistica
A partire dal 2013, in presenza di un andamento di crescita più favorevole e della graduale prosecuzione del processo di innalzamento dei requisiti minimi di accesso al pensionamento, il rapporto fra spesa pensionistica e PIL decresce per circa un quinquennio fino a raggiungere il 15,2 per cento nel 2018. Negli anni 2019-2022, il rapporto tra spesa pensionistica e PIL aumenta con un picco in corrispondenza del 2020. La spesa in rapporto al PIL cresce significativamente a causa della forte contrazione dei livelli di PIL dovuti all’impatto dell’emergenza sanitaria nella sua fase iniziale e più acuta. Tuttavia, tale andamento è fortemente condizionato anche dall’applicazione delle misure in ambito previdenziale contenute nel decreto-legge n. 4/2019 convertito con L. n. 26/2019 (tra cui la c.d. “Quota 100”), le quali, favorendo il pensionamento anticipato, determinano un incremento del numero di pensioni in rapporto al numero di occupati. Nel biennio 2023-2024, le previsioni scontano gli effetti della significativa maggiore indicizzazione delle prestazioni imputabili al notevole incremento del tasso di inflazione registrato nella parte finale del 2021 e previsto fino al 2023.

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TAVOLA IV.3 SPESA PER PENSIONI, SANITÀ, LONG-TERM CARE (LTC) E ISTRUZIONE (2010-2070) (1)
	2010	2015	2020	2025	2030	2035	2040	2045	2050	2055	2060	2065	2070
Spesa Totale	49,7	50,3	57,0	50,7	52,4	54,1	54,9	55,0	54,3	53,2	52,3	51,6	51,5
di cui:
- Spesa age-related	26,6	26,9	29,5	27,2	27,6	28,4	28,7	28,6	27,8	26,9	26,2	25,8	25,8
Spesa pensionistica (2) (3)	14,7	15,6	16,9	16,1	16,7	17,3	17,3	16,8	15,8	14,7	13,9	13,6	13,8
Spesa sanitaria (2) (4)	6,9	6,6	7,4	6,2	6,4	6,6	6,9	7,1	7,2	7,3	7,3	7,3	7,2
di cui: LTC - sanitaria	0,7	0,7	0,7	0,6	0,7	0,7	0,8	0,8	0,9	1,0	1,0	1,0	1,0
LTC socio/assistenziale (2) (4)	1,1	1,1	1,1	1,0	1,0	1,1	1,1	1,2	1,3	1,4	1,5	1,5	1,4
Spesa per istruzione (5)	3,9	3,6	4,0	3,8	3,5	3,4	3,4	3,5	3,5	3,5	3,5	3,4	3,4
- Spesa per interessi	4,3	4,1	3,5	4,2	5,5	6,4	6,9	7,1	7,2	7,0	6,8	6,6	6,4
Entrate Totali	45,5	47,8	47,3	47,6	47,6	47,6	47,6	47,6	47,6	47,6	47,6	47,6	47,6
di cui: Redditi proprietari	0,6	0,7	1,1	0,7	0,7	0,7	0,7	0,7	0,7	0,7	0,7	0,7	0,6
IPOTESI (%)
Tasso di crescita della produttività del lavoro	2,6	0,1	3,1	0,4	0,5	1,1	1,7	1,6	1,6	1,5	1,4	1,3	1,2
Tasso di crescita del PIL reale	1,7	0,8	-9,0	1,3	0,3	0,5	1,0	1,3	1,3	1,3	1,3	1,2	1,0
Tasso di partecipazione maschile (20-64)	72,5	73,7	72,9	74,3	74,8	75,6	76,4	76,8	76,4	75,8	75,8	76,1	76,4
Tasso di partecipazione femminile (20-64)	50,9	54,0	54,1	58,3	59,9	61,2	62,2	62,6	62,4	62,3	62,3	62,4	62,6
Tasso di partecipazione totale (20-64)	61,6	63,8	63,5	66,3	67,4	68,5	69,4	69,9	69,6	69,3	69,3	69,5	69,8
Tasso di disoccupazione	8,5	12,0	9,3	7,4	7,5	7,6	7,7	7,2	6,7	6,6	6,6	6,5	6,5
Popolazione con 65+/totale popolazione	20,4	21,9	23,2	24,8	27,2	29,8	32,2	33,5	33,7	33,6	33,2	33,0	33,0
Indice di dipendenza degli anziani 65 e oltre / [20-64]	31,1	34,0	36,4	39,3	44,2	50,6	57,0	60,9	61,8	61,1	60,0	59,3	59,8
(1) Per il quadriennio 2023-2026, sono state adottate ipotesi di crescita in linea con le indicazioni del quadro macroeconomico tendenziale del 31/3/2023 sottostante al DEF 2023. Per il periodo successivo si adotta lo scenario che EPC-WGA ha predisposto per le previsioni di spesa age-related nell’Ageing Report 2021, fatta eccezione per le ipotesi di convergenza della produttività totale dei fattori, per le quali si adottano le innovazioni metodologiche stabilite ai fini dell’Ageing Report del 2024.
(2) Fino al 2022, la spesa per prestazioni sociali è riferita ai dati di Contabilità Nazionale. Per il periodo 2023-2026, i valori di previsione sono in linea con quelli sottostanti alla previsione del quadro di finanza pubblica.
(3) Le disposizioni contenute nella L 197/22 (legge di bilancio 2023) prevedono una parziale revisione del meccanismo di indicizzazione ai prezzi delle pensioni per il biennio 2023-2024 e un incremento transitorio per le pensioni complessivamente pari o inferiori al trattamento minimo INPS per il biennio 2023-2024. In materia di accesso al pensionamento, la medesima L 197/22 prevede la possibilità di accedere al pensionamento anticipato, oltre che tramite i requisiti ordinari, anche per i soggetti che maturano i requisiti congiunti di 62 anni di età e 41 anni di contributi nell’anno 2023 (con un posticipo della decorrenza di tre mesi per i lavoratori dipendenti privati e di sei mesi per i lavoratori dipendenti pubblici). Viene altresì prevista la possibilità di accesso al pensionamento anticipato per le lavoratrici che hanno maturato al 2022 35 anni di anzianità contributiva e 60 anni di età, con riduzione di un anno per ogni figlio nel limite massimo di due anni, e a condizione che tali lavoratrici soddisfino determinati requisiti selettivi in relazione a specifiche condizioni di bisogno.
(4) A partire dal 2015, il dato della spesa sanitaria tiene conto della revisione delle serie storiche dei conti nazionali, basate sul SEC 2010. Tale revisione è avvenuta in coordinamento con Eurostat e con gran parte dei paesi UE. Relativamente al periodo 2022-2026, la previsione ingloba: i) le spese per l’attuazione del Piano Nazionale di Ripresa e Resilienza (PNRR) che ammontano a quasi 3.700 milioni (‘Missione 6: Salute’); ii) la previsione sconta gli effetti previsti dalla legge di bilancio per il 2023. Nello specifico, l’articolo 1, comma 535, della legge n. 197 del 2022 ha preordinato il rifinanziamento del fabbisogno sanitario standard aumentando il livello complessivo di 2.150 milioni nel 2023, di 2.300 milioni nel 2024 e di 2.600 milioni a decorrere dal 2025. Con riferimento alla prima annualità del succitato triennio, una quota dell’incremento, pari a 1.400 milioni, è destinata a fronteggiare i maggiori costi determinati dalla crescita dei prezzi delle fonti energetiche. La legge di bilancio per il 2023 ha individuato anche specifiche ragioni di spesa a valere sul fondo sanitario nazionale. Il comma 536 del medesimo articolo 1 ha, invece, previsto per il 2023 l’incremento di 650 milioni del fondo di cui all’articolo 1, comma 447, della legge n. 178 del 2020 ai fini dell’acquisto dei vaccini anti SARS-COV-2 e dei farmaci per la cura dei pazienti affetti da Covid-19. In aggiunta, specifiche disposizioni hanno permesso la finalizzazione di ulteriori risorse per assicurare l’accesso alle prestazioni sanitarie a seguito dell’accoglienza umanitaria derivante dalla crisi in Ucraina nonché per garantire miglioramenti economici al personale dipendente del SSN. Con particolare riferimento ai consumi intermedi, la previsione sconta una revisione a ribasso della spesa in virtù dell’ipotesi di un introito di pay back sia per i prodotti farmaceutici sia per i dispositivi medici. A partire dal 2026, la previsione è effettuata seguendo la metodologia del reference scenario dell’Ageing Report 2021.
(5) L'aggregato comprende i livelli di istruzione ISCED 1-8 secondo la classificazione OECD (ISCED 2011 level). Non comprende la spesa per istruzione degli adulti (formazione permanente) e la scuola dell'infanzia (pre-primary). L’aggregato di spesa è costruito sui dati di fonte UNESCO/OECD/EUROSTAT (UOE). La previsione recepisce i dati UOE aggiornati all’anno finanziario 2019. Per gli anni 2020 e 2021, la spesa viene stimata applicando al valore del 2019 la variazione della spesa per istruzione derivante dai dati Cofog. A partire dal 2022, la previsione riflette la maggiore spesa per il personale, necessaria per fronteggiare l’emergenza epidemiologica legata alla diffusione del virus Covid-19 (D.L. n. 18/2020, D.L. n. 34/2020, D.L. n. 104/2020, D.L. n. 137/2020, L. n. 178/2020, D.L. n. 30/2021, D.L. n. 41/2021, D.L. n. 105/2021, L. n. 234/2021, D.L. n. 24/2022 e D.L. n. 36/2022) nonché gli effetti ascrivibili al D.L. n. 21/2022, D.L. n. 24/2022, DL n. 36/2022, D.L. n. 115/2022, D.L. n. 176/2022, D.L. n. 198/2022, L. n. 197/2022, e D.L. n. 13/2023. La previsione della spesa per istruzione in rapporto al PIL include le misure di parte corrente e in conto capitale finanziate tramite il programma Next Generation EU per le classi di ISCED 1-8. Tali spese ammontano, nel periodo 2022-2026, complessivamente a circa 22 miliardi al 2026.
(6) Gli arrotondamenti alla prima cifra decimale possono determinare incongruenze con i valori presentati in tabella.

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In questi anni, la spesa torna ad aumentare e si attesta su valori pari a circa il 16,1 per cento del PIL, tenuto anche conto che il profilo del deflatore del PIL risulta inferiore a quello del tasso di inflazione.
Nel decennio seguente, la crescita del rapporto tra spesa per pensioni e PIL accelera passando dal livello del 16,1 per cento del 2026 al picco del 17,4 per cento del 2036. La spesa in rapporto al PIL rimane su valori simili fino al 2040 prima di iniziare a diminuire e raggiungere il 15,8 nel 2050. Nella fase finale del periodo di proiezione, il rapporto spesa/PIL si riduce rapidamente per poi stabilizzarsi al 13,9 per cento nel 2060 e al 13,8 per cento, nel 2070.
Sanità
Dopo una fase iniziale di riduzione per effetto delle misure di contenimento della dinamica della spesa, la previsione del rapporto fra spesa sanitaria e PIL presenta un profilo crescente a partire dal 2025 e si attesta attorno al 7,3 per cento nell’ultimo ventennio di previsione.
Componenti socio-assistenziali della spesa pubblica per LTC
Dopo una fase iniziale di sostanziale stabilità, la componente socio-assistenziale della spesa per LTC presenta un profilo crescente in termini di PIL, che si protrae per l’intero periodo di previsione, attestandosi all’1,4 per cento nel 2070.
Scuola
Partendo da un livello pari al 3,6 per cento del PIL nel 2027, l’indice di spesa presenta un andamento stabile nei primi anni e lievemente decrescente fra il 2030 e il 2040. Tale riduzione è trainata dal calo degli studenti indotto dalle dinamiche demografiche. Tuttavia, tra il 2040 e il 2055, la dinamica di spesa evidenzia un leggero aumento di circa 0,2 punti percentuali di PIL, che si riassorbe successivamente. Al 2070 la spesa in rapporto al PIL converge verso un valore pari al 3,4 per cento.

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FOCUS	Le tendenze di medio-lungo periodo del sistema pensionistico italiano

La valutazione sulla sostenibilità di lungo periodo delle finanze pubbliche italiane richiede la formazione di previsioni sugli andamenti della spesa connessa all’invecchiamento della popolazione e, in particolare, della spesa per pensioni in rapporto al PIL. Nell’ambito dell’attuale Programma di Stabilità, in linea con il Codice di Condotta europeo[36], le previsioni per il medio e lungo periodo della spesa per pensioni in rapporto al PIL sono elaborate assumendo, a partire dall’ultimo anno di previsione di questo Documento, la convergenza nel medio/lungo termine verso i principali parametri sottostanti allo scenario macroeconomico e demografico di riferimento del Rapporto sull’Invecchiamento 2021 (Ageing Report 2021). Come noto, tali ipotesi, aggiornate su base triennale per supportare in modo coordinato i processi del semestre europeo, vengono concordate dalla Commissione europea e dal Working Group on Ageing (WGA) del Comitato di Politica Economica (EPC - Economic Policy Committee) del Consiglio dell’Unione europea[37]. A questo proposito, dal momento che la predisposizione del presente Documento si colloca temporalmente all’interno della fase di aggiornamento degli scenari economici e demografici per la predisposizione dell’Ageing Report 2024, in relazione al quale è stata adottata una modifica metodologica riguardante la dinamica della produttività totale dei fattori (Total Factor Productivity, TFP), le previsioni qui rappresentate illustrano sia lo scenario adottato nel precedente rapporto sia quello che tiene conto di tale modifica metodologica. Pertanto, viene dettagliato lo scenario coerente con il nuovo calcolo per la convergenza della TFP, che è pari a 0,8 per cento alla fine dell’orizzonte di previsione, e lo scenario ottenuto utilizzando il precedente parametro di convergenza (1 per cento) nel 2070.

Tenendo conto di questi caveat, in linea con l’approccio adottato dalla Commissione europea e dall’EPC-WGA, le previsioni di medio e lungo periodo presentate in questo Riquadro sono state elaborate secondo l’impostazione consolidata adottata in passato. Il presupposto è che gli effetti derivanti dall’emergenza sanitaria e dall’attuale contesto di incertezza, dovuta anche al conflitto in Ucraina, abbiano un impatto di breve periodo e temporaneo e non modifichino i parametri strutturali sottostanti agli scenari macroeconomici e demografici di riferimento.

Da un punto di vista demografico, le tendenze di medio-lungo periodo del sistema pensionistico italiano sono state elaborate recependo le previsioni della popolazione Eurostat con base 2019. Tuttavia, la previsione della spesa pensionistica in rapporto al PIL è stata effettuata a partire dalla popolazione residente per classi di età al primo gennaio 2023, mentre i parametri demografici sottostanti allo scenario Eurostat 2019 non sono stati modificati[38].

Per quanto concerne le ipotesi macroeconomiche, le simulazioni recepiscono i nuovi dati di contabilità nazionale fino al 2022 e il quadro macroeconomico tendenziale 2023-2026 delineato nel presente Documento, mentre, come già evidenziato sopra, a partire dal 2026, viene imposta la convergenza ai parametri di lungo periodo dell’Ageing Report 2021, tranne per la TFP, che data la modifica metodologica recentemente adottata e dettagliata in precedenza rende necessaria la presentazione di un doppio scenario. Sulla base di tali ipotesi, nel corso del periodo 2024-2070 il tasso di crescita del PIL reale si attesta attorno all’1 per cento nello scenario che ipotizza una convergenza della TFP allo 0,8 per cento nel 2070 e attorno all’1,1 per cento medio annuo nello scenario che ipotizza una convergenza della TFP all’1 per cento alla fine dell’orizzonte di previsione.

Le previsioni della spesa per pensioni in rapporto al PIL sono elaborate a legislazione vigente e, pertanto, includono le misure adottate con la legge di bilancio 2023[39].

Le previsioni scontano altresì gli effetti D.L. n. 4 del 2019[40], che ha introdotto in via temporanea il canale di pensionamento anticipato denominato Quota 100 a favore dei lavoratori che nel triennio 2019-2021 avessero maturato congiuntamente un’età anagrafica di almeno 62 anni e un’anzianità contributiva di almeno 38 anni[41], sia per il carattere pluriennale del periodo di anticipo del pensionamento consentito dalla misura sia in quanto

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i soggetti eleggibili che hanno maturato i requisiti nel triennio 2019-2021 ma che non hanno acceduto al pensionamento in base a Quota 100 entro il triennio 2019-2021 ovvero alla prima scadenza utile, conservano in ogni caso anche negli anni successivi il diritto al pensionamento con il più favorevole regime.

A questi effetti si sommano quelli derivanti dalla possibilità di accedere al pensionamento anticipato per i soggetti che maturano i requisiti congiunti di 64 anni di età e 38 anni di contributi nel 2022 (Quota 102), prevista dalla legge di bilancio 2022 e per i soggetti che maturano i requisiti congiunti di 62 anni di età e 41 anni di contributi nell’anno 2023 (Quota 103 – legge di bilancio 2023). Tali effetti sono, peraltro, significativamente più contenuti rispetto a quelli di Quota 100, in ragione dei più elevati requisiti, della limitata durata temporale di questa misura e del fatto che, negli anni passati, le coorti interessate abbiano già goduto dell’accesso anticipato al pensionamento proprio grazie a Quota 100.

Al di là degli effetti finanziari, quantunque significativi, dovuti ai summenzionati interventi di natura temporanea, nell’ambito del sistema pensionistico italiano rimane confermata l’estensione, a partire dal 2012, del regime contributivo a tutti i lavoratori, compresi quindi quelli che, sulla base della precedente legislazione avrebbero percepito una pensione calcolata secondo il regime retributivo[42].

Inoltre, in linea con gli assetti normativo-istituzionali presenti nella maggior parte dei Paesi europei, il sistema pensionistico italiano mantiene due canali ordinari di accesso al pensionamento:

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36 Si veda il Codice di Condotta per la redazione dei Programmi di Stabilità disponibile su: https://ec.europa.eu/economy_finance/economic_governance/sgp/pdf/coc/code_of_conduct_en.pdf.
37 Gli scenari macroeconomici e demografici di medio-lungo periodo definiti ai fini della predisposizione delle previsioni delle spese pubbliche age-related EPC-WGA del 2021 sono stati pubblicati in European Commission (2020), The 2021 Ageing Report: Underlying Assumptions and Projection Methodologies, European Economy, Institutional Paper n. 142 (si veda: https://ec.europa.eu/info/publications/2021-ageing-report-underlying-assumptions-and-projection-methodologies_en), mentre le previsioni di spesa sono state pubblicate a giugno 2021 in European Commission (2021), The 2021 Ageing Report: Economic and Budgetary Projections for the EU Member States (2019-2070), European Economy, Institutional Paper 148 (si veda https://ec.europa.eu/info/publications/2021-ageing-report-economic-and-budgetary-projections-eu-member-states-2019-2070_en).
38 Le ipotesi demografiche Eurostat, con base 2019 prevedono per l’Italia: i) un flusso netto di immigrati di circa 213 mila unità medie annue, con un profilo fortemente crescente fino al 2025 e linearmente decrescente successivamente; ii) un livello della speranza di vita al 2070 pari a 87 anni per gli uomini e a 90,9 anni per le donne; iii) un tasso di fecondità totale al 2070 pari a 1,52. Si segnala che il 30 marzo 2023 è stato pubblicato l’aggiornamento delle previsioni demografiche Eurostat.
39 In materia pensionistica le disposizioni contenute nella legge n. 197/2022 prevedono una parziale revisione del meccanismo di indicizzazione ai prezzi delle pensioni per il biennio 2023-2024, un incremento transitorio per le pensioni complessivamente pari o inferiori al trattamento minimo INPS per il biennio 2023-2024. In materia di accesso al pensionamento la medesima legge n. 197/2022 prevede la possibilità di accedere al pensionamento anticipato, oltre ai requisiti ordinari, anche per i soggetti che maturano i requisiti congiunti di 62 anni di età e 41 anni di contributi nell’anno 2023 (c.d. “Quota 103”, con un posticipo della decorrenza di tre mesi per i lavoratori dipendenti privati e di sei mesi per i lavoratori dipendenti pubblici). E’ altresì prevista la proroga di “Opzione donna” a condizioni più restrittive, la possibilità di accesso al pensionamento anticipato, con ricalcolo contributivo del trattamento pensionistico, per le lavoratrici che hanno maturato nel 2022 35 anni di contributi e 60 anni di età, con riduzione di un anno per ogni figlio nel limite massimo di due anni, e a condizione che tali lavoratrici soddisfino determinati requisiti selettivi in relazione a specifiche condizioni di bisogno (con un posticipo della decorrenza di dodici mesi per le lavoratrici dipendenti e di diciotto mesi per le lavoratrici autonome).
40 Decreto-legge n. 4/2019 convertito con Legge n. 26/2019.
41 La norma stabilisce che, dal momento della maturazione dei requisiti validi per il pensionamento con Quota 100, è previsto un regime di decorrenza (finestra mobile) che è pari a 3 mesi per i lavoratori del settore privato e a 6 mesi per i lavoratori del settore pubblico.
42 Ossia coloro che avevano più di 18 anni di contributi lavorativi al 31/12/1995.

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i) il pensionamento di vecchiaia, cui si accede con almeno 20 anni di contributi sociali versati e un requisito di età predefinito dalla legge che, per il biennio 2021-2022 e per il biennio 2023-2024 è pari a 67 anni[43];

ii) il pensionamento anticipato, consentito indipendentemente dall’età e dalla data di prima assunzione, con un periodo di contribuzione lavorativa elevato, pari a 42 anni e 10 mesi per gli uomini e a 41 anni e 10 mesi per le donne[44]. Limitatamente ai lavoratori assunti dopo il 1° gennaio 1996, e a condizione di aver maturato un importo del trattamento pensionistico sufficientemente elevato[45], è data la possibilità di accedere al pensionamento anticipato fino a tre anni prima del requisito di età per il pensionamento di vecchiaia, avendo maturato come minimo almeno 20 anni di contributi.

A partire dal 2013, tutti i requisiti di età (inclusi quelli per l’accesso all’assegno sociale) e quello contributivo per l’accesso al pensionamento anticipato sono indicizzati alle variazioni della speranza di vita misurata dall’Istat. Tali adeguamenti avvengono ogni due anni, in base ad una procedura interamente di natura amministrativa che garantisce la certezza delle date prefissate per le future revisioni. Con medesima periodicità ed analogo procedimento è previsto, inoltre, l’adeguamento dei coefficienti di trasformazione in funzione delle probabilità di sopravvivenza[46].

L’andamento registrato negli anni 2007-2022 e la previsione della spesa pensionistica in rapporto al PIL basata sulle ipotesi degli scenari EPC-WGA, in particolare confrontando i due scenari che utilizzano due diversi valori di convergenza per la TFP, come dettagliato in precedenza, sono riportati nella Figura R1.

Dopo la crescita del triennio 2008-2010, imputabile esclusivamente alla fase acuta della recessione, il rapporto fra spesa pensionistica e PIL continua a salire a causa dell’ulteriore fase di contrazione economica degli anni successivi. A partire dal 2015, in presenza di un andamento del ciclo economico più favorevole e della graduale prosecuzione del processo di innalzamento dei requisiti minimi di accesso al pensionamento, il rapporto fra spesa pensionistica e PIL si riduce attestandosi al 15,2 per cento nel 2018. A partire dal 2018, il rapporto tra spesa pensionistica e PIL si muove lungo un trend di crescita, che si protrae per circa un ventennio.

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43 In aggiunta, per i lavoratori assunti dopo il 1° gennaio 1996, per i quali la pensione è interamente calcolata con il sistema contributivo, l’accesso al pensionamento di vecchiaia è soggetto anche al conseguimento di un importo minimo di pensione pari a 1,5 volte l’assegno sociale del 2012 rivalutato in base all’andamento del PIL.
44 Il requisito dell’anzianità contributiva necessario a perfezionare il pensionamento anticipato indipendentemente dall’età e dalla data di assunzione tornerà ad essere sottoposto all’adeguamento agli incrementi della speranza di vita a partire dal 2027, in quanto il D.L. n. 4 del 2019 ha previsto, per questo canale, la disapplicazione di tali adeguamenti per il periodo 2019-2026.
45 Per tali lavoratori, per i quali la pensione è interamente calcolata con il sistema contributivo, l’accesso al pensionamento anticipato è soggetto anche al conseguimento di un importo minimo di pensione pari a 2,8 volte l’assegno sociale del 2012 rivalutato in base all’andamento del PIL.
46 A questo riguardo, occorre ricordare che, con Decreto Ministeriale del 27 ottobre 2021 pubblicato in GU n. 268 il 10 novembre 2021, è stato adottato l’adeguamento dei requisiti di accesso al pensionamento con decorrenza 2023, avente, al pari di quello del 2021, incremento nullo. Inoltre, con decreto direttoriale del 1° dicembre 2022, pubblicato in GU n.294 del 17 dicembre 2022, è stato deliberato, con decorrenza dal 1° gennaio 2023 anche l’adeguamento dei coefficienti di trasformazione.

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FIGURA R1: SPESA PUBBLICA PER PENSIONI IN PERCENTUALE DEL PIL

Convergenza della TFP 0,8%
Convergenza della TFP 1%
22
20
18
16
14
12
10
2006
2010
2014
2018
2022
2026
2030
2034
2038
2042
2046
2050
2054
2058
2062
2066
2070

Note: Lo scenario EPC-WGA Baseline recepisce, nel breve periodo, le previsioni del quadro tendenziale del Programma di Stabilità 2023.
Fonte: Modello di Previsione di Lungo Periodo della Ragioneria Generale dello Stato.

Negli anni dal 2019 al 2022, il rapporto tra spesa pensionistica e PIL registra un significativo aumento, fino a raggiungere il 16,9 per cento nel 2020, cui segue una riduzione nel biennio seguente, alla fine del quale tale rapporto è previsto attestarsi al 15,6 per cento nel 2022. Il dato risulta superiore di quasi mezzo punto percentuale rispetto al 2018. L’aumento dell’incidenza della spesa in rapporto al prodotto rispetto al 2018 è spiegato sia dalla contenuta dinamica del PIL nel triennio 2019-2022 sia dal maggior ricorso al pensionamento anticipato. Le misure introdotte dal D.L. n. 4/2019, favorendo una più rapida uscita dal mercato del lavoro, hanno infatti comportato un aumento del numero di pensioni in rapporto al numero di occupati.

Tenuto anche conto che, nel biennio 2023-2024 il profilo del deflatore del PIL risulta sensibilmente inferiore a quello del tasso di indicizzazione e dell’elevato livello dell’indicizzazione medesima (imputabile al significativo incremento del tasso di inflazione registrato a partire dalla fine del 2021 e previsto fino al 2023), la spesa in rapporto al PIL aumenta portandosi, alla fine del biennio, al 16,2 per cento (1 punto percentuale superiore al livello del 2018).

Nel decennio seguente, la dinamica del rapporto spesa/PIL calcolata con la nuova convergenza della TFP allo 0,8 per cento si distanzia leggermente da quella ottenuta tenendo costante la convergenza all’1 per cento come nel precedente round di previsioni.

In particolare, nella curva con TFP-0,8 per cento, la crescita del rapporto tra spesa per pensioni e PIL accelera fino a raggiungere il picco del 17,4 per cento del 2036, mentre la curva con TFP-1 per cento raggiunge il picco del 17,3 per cento nello stesso anno, con meno di un decimo di punto di PIL di differenza. Il rapporto tra spesa pensionistica e PIL mostra quindi una sostanziale stabilità nel successivo quinquennio. Nel periodo in analisi, l’andamento del rapporto tra spesa pensionistica e PIL è ascrivibile principalmente all’aumento del numero di pensioni rispetto al numero degli occupati dovuto all’ingresso in quiescenza delle generazioni del baby boom che viene solo in parte compensato dall’innalzamento dei requisiti minimi di accesso al pensionamento e dall’effetto di

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contenimento degli importi pensionistici esercitato dalla graduale applicazione del sistema di calcolo contributivo sull’intera vita lavorativa.

Dopo il 2040, il rapporto tra spesa pensionistica e PIL è previsto decrescere progressivamente in entrambi gli scenari. Nella curva con TFP-0,8 per cento il rapporto spesa/PIL si porta dapprima al 13,9 per cento nel 2060 fino a convergere al 13,8 per cento nel 2070, mentre la curva con TFP-1 per cento si attesta prima al 13,6 per cento nel 2060 e poi al 13,4 per cento nel 2070, mantenendo circa tre decimi di differenza all’anno negli ultimi dieci anni di previsione (tranne nell’ultimo anno di previsione dove la differenza è pari a quattro decimi di punto). La rapida riduzione del rapporto fra spesa pensionistica e PIL nella fase finale del periodo di previsione è determinata dall’applicazione generalizzata del calcolo contributivo che si accompagna alla stabilizzazione, e successiva inversione di tendenza, del rapporto fra numero di pensioni e numero di occupati. Tale andamento si spiega sia con la progressiva uscita delle generazioni del baby boom sia con l’adeguamento automatico dei requisiti minimi di pensionamento in funzione della speranza di vita.

La Figura R2 presenta la previsione della spesa pensionistica in rapporto al PIL a legislazione vigente nello scenario TFP-0,8 per cento ponendola a confronto con quella che si sarebbe avuta sulla base dei regimi antecedenti ai principali interventi di riforma. Cumulativamente, la minore incidenza della spesa in rapporto al PIL derivante dal complessivo processo di riforma avviato nel 2004 ammonta a circa 60 punti percentuali di PIL al 2060.

FIGURA R2: SPESA PUBBLICA PER PENSIONI IN RAPPORTO AL PIL SOTTO DIFFERENTI IPOTESI NORMATIVE

Note: Lo scenario EPC-WGA Baseline recepisce, nel breve periodo, le previsioni del quadro tendenziale del Programma di Stabilità 2023.
Fonte: Modello di Previsione di Lungo Periodo della Ragioneria Generale dello Stato.

La dinamica del debito nel lungo periodo e gli indicatori di sostenibilità fiscale
Gli scenari relativi alla dinamica del debito nel lungo periodo presentati in questa sezione incorporano le proiezioni di spesa legate all’invecchiamento della popolazione presentate nel precedente paragrafo e seguono la metodologia utilizzata dalla Commissione europea nella sua analisi di sostenibilità di lungo

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periodo47. La crescita economica è allineata a quella del PIL potenziale, mentre il tasso di crescita dell’inflazione, oltre l’orizzonte di medio periodo “t+10”, converge all’obiettivo di policy della BCE del 2 per cento in 20 anni. Per quanto riguarda le ipotesi sulla finanza pubblica, nello scenario di riferimento A, come già nel relativo scenario di medio periodo, il saldo primario in rapporto al PIL è mantenuto pari al valore previsto per il 2026 dello scenario programmatico con l’eccezione della componente corrispondente alle spese legate all’invecchiamento della popolazione e, per le entrate, alla variazione dei redditi proprietari della pubblica amministrazione. La spesa per interessi sul debito è calcolata a partire da ipotesi di convergenza sui tassi di interessi di mercato di breve e lungo periodo. Le proiezioni del rapporto debito/PIL coincidono fino al 2034 con quelle prodotte dallo scenario A nella sezione di sostenibilità di medio periodo, e sono estese in questa sezione fino al 2070.
Come mostrato in Figura IV.4, la proiezione di lungo periodo dello scenario A appare da principio decrescente, poi crescente e infine nuovamente decrescente negli ultimi quindici anni della proiezione. Il livello particolarmente alto dei tassi di interesse nell’orizzonte di breve e medio periodo è efficacemente contrastato da un saldo primario ampiamento positivo nell’ultimo anno dell’orizzonte programmatico (2 per cento al 2026). Nel lungo periodo, i tassi convergono verso valori più favorevoli di quelli attuali, producendo una riduzione della spesa per interessi e quindi del rapporto debito/PIL.

FIGURA IV.4: RAPPORTO DEBITO/PIL NELLO SCENARIO DI RIFERIMENTO

Fonte: Elaborazioni MEF.

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47 Si veda il Debt Sustainability Monitor 2020, Institutional Paper 143, February 2021.

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Lo scenario di riferimento (qui scenario A) è normalmente utilizzato per calcolare gli indicatori di sostenibilità di medio e lungo periodo (S1 e S2)48 utilizzati dalla Commissione europea nella sua analisi sul debito degli Stati Membri. I due indicatori mirano a stimare l’aggiustamento fiscale necessario a conseguire la sostenibilità del debito tenendo anche conto dell’impatto delle maggiori spese all’invecchiamento della popolazione. Non essendo ancora disponibile l’aggiornamento annuale dei valori della Commissione, si evidenziano brevemente gli andamenti dei due indicatori rispetto a valori stimati nel DEF 2022. Nell’interpretare l’indicatore occorre ricordare che il suo valore dipende in modo critico dall’iniziale saldo primario strutturale e dallo stock di debito pubblico, nonché dalla dinamica dei costi di spesa previsti secondo l’andamento demografico.
Il valore dell’indicatore S1 stimato sul saldo programmatico di riferimento del 2026 evidenzia un aggiustamento fiscale necessario pari a 7,2 p.p. di PIL, inferiore agli 8,1 p.p. stimati nel DEF 2022 e agli 8,6 p.p. stimati nel DEF 2021, segnale che il paese ha intrapreso un percorso virtuoso di aggiustamento fiscale. Tale aggiustamento, se mantenuto costante dal 2031 in poi permetterebbe di raggiungere il target del rapporto debito/PIL al 60 per cento nel 2041. L’indicatore S2 è invece pari a -0,6 p.p. di PIL, inferiore alla soglia di 2 p.p. di PIL definita dalla Commissione sopra la quale un Paese è considerato ad alto rischio di insolvenza dalla Commissione. Essendo l’indicatore S2 una misura della solvibilità di un paese, l’Italia si conferma quindi in grado di far fronte ai suoi impegni debitori.
L’analisi di sensitività sulla dinamica del debito nel lungo periodo
Data la forte incertezza che caratterizza le previsioni di lungo periodo, nel paragrafo seguente si procede a valutare la robustezza della proiezione del rapporto debito/PIL dello scenario di riferimento illustrato nella precedente sezione. In particolare, vengono costruiti alcuni scenari di sensitività che misurano la risposta del rapporto debito/PIL a shock di natura demografica e macroeconomica derivati dall’Ageing Report della Commissione europea49.
Sensitività rispetto alle variabili demografiche
La transizione demografica è una delle sfide più rilevanti che l’Italia dovrà affrontare nel corso dei prossimi decenni. Assume particolare importanza valutare distintamente l’impatto delle principali determinanti dell’evoluzione demografica: i) il graduale aumento della speranza di vita alla nascita, di circa 2 anni nel 2070; ii) la progressiva riduzione del tasso di fertilità del 20 per cento a partire dal 2020;

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48 L’indicatore di medio periodo S1 misura l’aggiustamento del saldo primario strutturale da conseguire in termini cumulati nei cinque anni seguenti all’ultimo anno di previsione tale da garantire il raggiungimento di un livello di debito/PIL pari al 60 per cento nei quindici anni successivi. L'indicatore S2 segnala l’aggiustamento fiscale in termini di saldo primario strutturale che, se realizzato e mantenuto dall’ultimo anno di previsione in poi consentirebbe di conservare l’equilibrio intertemporale di bilancio su un orizzonte infinito. Per maggiori dettagli si rimanda al rapporto: European Commission, Debt Sustainability Monitor 2020, Institutional Papers 143. Febbraio 2021, disponibile su: https://ec.europa.eu/info/sites/info/files/economy-finance/ip143_en.pdf
49 European Commission (2021), The 2021 Ageing Report: Economic and Budgetary Projections for the EU Member States (2019-2070), European Economy, Institutional Paper 148 (si veda:
https://ec.europa.eu/info/publications/2021-ageing-report-economic-and-budgetary-projections-eu-member-states-2019-2070_en).

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e iiia) e iiib) riduzione/aumento pari al 33 per cento del flusso netto di immigrati rispetto all’ipotesi di base.
Nella Figura IV.5 è riportata l’evoluzione del debito nel lungo periodo a seguito dell’alterazione delle ipotesi sulle variabili demografiche di longevità e fertilità. Lo scenario i) non modifica di molto le previsioni del debito pubblico su PIL dato l’incremento graduale del parametro e la reattività della spesa pensionistica ad esso50; tuttavia si osserva che un aumento della speranza di vita, generando un incremento della popolazione, porta a un miglioramento del rapporto debito/PIL rispetto al baseline per via dell’effetto positivo sulla crescita. Per contro, ipotizzando una progressiva riduzione del tasso di fertilità (scenario ii) si osserva un incremento del rapporto debito/PIL nel lungo periodo.

FIGURA IV.5: SENSITIVITA’ DEL DEBITO PUBBLICO A UN AUMENTO DELLA SPERANZA DI VITA E UNA RIDUZIONE DEL TASSO DI FERTILITÀ (in percentuale del PIL)

Fonte: Elaborazioni MEF.

L’esercizio di sensitività proposto nella Figura IV.6 mostra i risultati relativi ai due scenari alternativi e simmetrici iiia/iiib. Si osserva un impatto particolarmente rilevante, in quanto, data la struttura demografica degli immigrati che entrano in Italia, l’effetto è significativo sulla popolazione residente in età lavorativa e quindi sull’offerta di lavoro. Il rapporto debito/PIL nei due scenari alternativi a fine periodo arriva a variare rispetto allo scenario di riferimento di oltre 30 p.p.

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50 Il requisito anagrafico (e contributivo, nel caso del pensionamento anticipato) per il pensionamento è aggiornato periodicamente alle variazioni sull’aspettativa di vita a 65 anni.

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FIGURA IV.6: SENSITIVITA’ DEL DEBITO PUBBLICO A UN AUMENTO/RIDUZIONE DEL FLUSSO NETTO DI IMMIGRATI (in percentuale del PIL)

Fonte: Elaborazioni MEF.
Sensitività rispetto alle variabili macroeconomiche e finanziarie
L’analisi di sensitività sulle variabili macroeconomiche mira a testare la robustezza delle proiezioni del rapporto debito/PIL rispetto ad ipotesi alternative sulle dinamiche più o meno favorevoli della produttività o su scenari alternativi per il mercato del lavoro, ad esempio diversi valori del tasso di occupazione.
Un tipico esercizio di simulazione prevede ipotesi alternative circa la crescita della produttività totale dei fattori (Total Factor Productivity - TFP): più bassa o più alta rispetto allo scenario di riferimento, come riportato in Figura IV.7.

FIGURA IV.7: SENSITIVITA’ DEL DEBITO PUBBLICO AD UNA VARIAZIONE DELLA PRODUTTIVITA’ TOTALE DEI FATTORI (in percentuale del PIL)

Fonte: Elaborazioni MEF.

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In questo caso si assume che il tasso di crescita della TFP converga nel lungo periodo a un livello diverso rispetto a quello assunto nello scenario centrale di riferimento di AWG, che è pari allo 0,8 per cento51; le ipotesi alternative contemplano valori rispettivamente pari allo 0,6 e 1 per cento. Come risultato il tasso di crescita medio annuo del prodotto interno lordo si riduce o aumenta rispettivamente dello 0,2 o dello 0,2 per cento.
L’impatto della policy sulla sostenibilità del debito
In questa sezione, si mostrano alcuni esempi degli effetti favorevoli che le politiche intraprese possono avere sul rapporto tra debito e prodotto interno lordo nel lungo periodo.
Le riforme strutturali
Il primo esercizio riguarda l’estensione nel lungo periodo dello Scenario C già presentato nel paragrafo relativo all’analisi di sostenibilità del debito di medio periodo, che incorpora l’impatto delle riforme strutturali contenute nel PNRR stimato tramite il modello QUEST.

FIGURA IV.8: IMPATTO DELLA MAGGIOR CRESCITA LEGATA ALLE RIFORME (in percentuale del PIL)

Fonte: Elaborazioni MEF.

L’incremento sul prodotto interno lordo stimato nel lungo periodo è pari a 13 p.p. di PIL nel 2070. La simulazione mostra che le riforme avranno un impatto significativo sulla sostenibilità (il rapporto debito/PIL a fine periodo si riduce di circa 18 p.p.).

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51 Le simulazioni per lo scenario di riferimento incorporano una riduzione nell’ipotesi di convergenza di lungo periodo del tasso di crescita della TFP dall’1 per cento allo 0,8 per cento, in linea con l’accordo raggiunto in seno al Working Group on Ageing di EPC. Viene quindi anticipata una modifica alla metodologia che diverrà operativa nell’Ageing Report del 2024.

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La spesa pensionistica
Un ulteriore insieme di simulazioni trasla, in termini di diversi andamenti del rapporto debito/PIL, l’impatto delle riforme pensionistiche che si sono succedute nel corso degli ultimi 20 anni, già commentate nel Focus “Le tendenze di medio-lungo periodo del sistema pensionistico italiano”. È evidente che tutti gli interventi adottati nel tempo, culminati nelle riforme del 2011, con il passaggio finale al sistema contributivo, hanno contribuito a rafforzare significativamente la sostenibilità del debito pubblico.

FIGURA IV.9: IMPATTO DELLE RIFORME PENSIONISTICHE (in percentuale del PIL)

Fonte: Elaborazioni MEF.
L’aggiustamento fiscale previsto dalla Economic Governance Review
La dinamica del debito pubblico nel lungo periodo è molto sensibile al valore del saldo primario in rapporto al PIL di partenza utilizzato nella simulazione (relativo, per il presente Documento, al 2026). La Figura IV.11 riporta la proiezione al 2070 dello scenario B2, già presentato nel paragrafo relativo agli scenari di medio periodo e che ipotizza un percorso di aggiustamento fiscale settennale in linea con la proposta di riforma della governance europea. Oltre il periodo di consolidamento, che si conclude nel 2031, il saldo primario strutturale è tenuto costante e aggiornato seguendo l’evoluzione delle spese legate all’invecchiamento della popolazione e, per le entrate, dei redditi proprietari della pubblica amministrazione, mentre tutte le restanti assunzioni (macroeconomiche e finanziarie) sono in linea con lo scenario A.
La Figura IV.11, oltre a mostrare come un miglioramento dei conti pubblici nel prossimo futuro sarebbe rilevante per avviare il rapporto debito/PIL su un sentiero decrescente anche nel lungo periodo, evidenzia come la sostenibilità del debito sarebbe ampiamente garantita anche in caso di manifestazione degli shock avversi su fertilità, TFP e migrazioni, già descritti sopra e applicati sullo scenario A di riferimento.

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FIGURA IV.10: IMPATTO DI UN PERCORSO DI AGGIUSTAMENTO FISCALE IN LINEA CON LA EGR. SENSITIVITÀ A SHOCK AVVERSI (in percentuale del PIL)

Fonte: Elaborazioni MEF.

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V.1	LA MANOVRA DI FINANZA PUBBLICA 2023-2025
La manovra di finanza pubblica per il triennio 2023-20251 ha disposto misure finalizzate a mitigare gli effetti sulle famiglie e sulle imprese derivanti dall’aumento dell’inflazione dovuto soprattutto all’incremento dei prezzi dei prodotti energetici e delle materie prime. A questi interventi si sono aggiunti quelli per il sociale e per la tutela dell’occupazione, per la riduzione della pressione fiscale, per il settore della sanità e della previdenza e quelli finalizzati a rilanciare gli investimenti pubblici e privati.

TAVOLA V.1: EFFETTI DELLA MANOVRA DI FINANZA PUBBLICA 2023-2025 SULL'INDEBITAMENTO NETTO DELLA PA, SUL FABBISOGNO E SUL SALDO NETTO DA FINANZIARE (valori in milioni)
	2023	2024	2025
Legge di bilancio 2023 (L. n. 197/2022)	-21.104	-2.107	4.875
D.L. n. 176/2022	318	0	0
INDEBITAMENTO NETTO	-20.786	-2.107	4.875
Variazione netta entrate	-3.412	-2.788	-1.657
Variazione netta spese	17.374	-681	-6.533
- spese correnti	20.486	-2.384	-5.453
- spese conto capitale	-3.113	1.703	-1.080
In % del PIL	-1,0	-0,1	0,2
FABBISOGNO	-19.278	-2.861	4.825
In % del PIL	-1,0	-0,1	0,2
SALDO NETTO DA FINANZIARE	-23.587	-6.817	58
In % del PIL	-1,2	-0,3	0,0
Nota: Eventuali imprecisioni derivano da arrotondamenti.
La presente ricostruzione, rispetto ai prospetti riepilogativi degli effetti finanziari della legge di bilancio e del D.L. n. 176/2022, considera per alcune misure a saldi invariati una riclassificazione tra entrate e spese dei relativi effetti ai fini di una più appropriata imputazione nelle voci del conto consolidato della PA.

Nel complesso, la manovra2, in coerenza con gli obiettivi programmatici di finanza pubblica indicati nella Nota di aggiornamento del Documento di economia

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1 La legge di bilancio dello Stato (Legge n. 197 del 29 dicembre 2022), integrata con gli effetti finanziari recati dal D.L. n. 176 del 18 novembre 2022, compone la manovra di finanza pubblica per il triennio 2023-2025.
2 Per un maggior dettaglio sugli effetti finanziari sull’indebitamento netto della manovra di finanzapubblica 2023-2025 si veda la tavola in Appendice, mentre per ulteriori elementi informativi sui contenuti esugli effetti della manovra sui saldi di finanza pubblica si rinvia alla Nota tecnico-illustrativa alla legge dibilancio 2023-2025 disponibile al seguente indirizzo:
https://www.rgs.mef.gov.it/_Documenti/VERSIONE-I/attivita_istituzionali/formazione_e_gestione_del_bilancio/bilancio_di_previsione/bilancio_finanziario/2023-2025/LB/LB/Nota-tecnico-Illustrativa_LB-2023_2025.pdf.

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e finanza 2022 (versione rivista e integrata di novembre 2022), comporta un aumento dell’indebitamento netto di circa 20,8 miliardi nel 2023, 2,1 miliardi nel 2024 e una riduzione di 4,9 miliardi nel 2025 (Tavola V.1).
Il differente effetto sui saldi dipende dalla natura degli interventi e dai diversi criteri di contabilizzazione delle operazioni sul bilancio dello Stato, sul fabbisogno e sul conto consolidato della PA.

FIGURA V.1: EFFETTI NETTI DELLA MANOVRA DI FINANZA PUBBLICA SULL’INDEBITAMENTO NETTO DELLA PA PER PRINCIPALI SETTORI DI INTERVENTO (milioni di euro)

Nota: il segno (+) indica un peggioramento dell'indebitamento netto, il segno (-) indica un miglioramento dell'indebitamento netto.
Misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti
Tra i principali interventi previsti con la manovra di finanza pubblica rientrano quelli per il contenimento degli effetti del caro energia sulle famiglie, sulle imprese e sugli enti pubblici3.
Per il primo trimestre 2023, sono stati rinnovati e potenziati i contributi straordinari, a favore delle imprese per la parziale compensazione dei maggiori oneri effettivamente sostenuti per gli acquisti della componente energetica e di gas naturale, innalzandone l’aliquota dal 40 al 45 per cento di credito d'imposta per le imprese energivore, gasivore e non gasivore e dal 30 al 35 per cento per le imprese diverse da quelle a forte consumo di energia elettrica.
Sempre per il primo trimestre 2023, è stato disposto l'annullamento delle aliquote relative agli oneri generali di sistema applicate alle utenze elettriche e la riduzione delle aliquote degli oneri generali di sistema del gas naturale. È stata

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3 Cfr. riquadro ‘Le recenti iniziative adottate in risposta al caro energia’ nel paragrafo III.1 di questo Documento.

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confermata la riduzione al 5 per cento dell’IVA sulle somministrazioni di gas per usi civili e industriali e per l’anno 2023 è stata ridotta al 10 per cento l’aliquota IVA per i pellet.
A beneficio degli utenti domestici che versano in condizioni economiche svantaggiate, o in gravi condizioni di salute, sono state confermate per il primo trimestre le agevolazioni tariffarie per la fornitura di energia elettrica e gas, ed è stato elevato per l’intero anno 2023 a 15.000 euro il limite di ISEE per l’accesso al beneficio per i clienti in condizioni di disagio economico. A partire dal 2023 sono stati posti, inoltre, a carico della fiscalità generale gli oneri impropri delle bollette elettriche relativi alla disattivazione dei siti nucleari e alle compensazioni territoriali; sono state stanziate infine nuove risorse per mitigare le conseguenze derivanti dagli aumenti dei prezzi nel settore del gas naturale agli utenti finali e per consentire la compensazione derivante dal riconoscimento dei costi sostenuti dal responsabile del bilanciamento del gas naturale.
Ulteriori risorse sono state previste per fronteggiare le maggiori spese derivanti dagli aumenti dei prezzi di gas ed energia sostenuti dagli enti locali e dagli enti del Servizio sanitario nazionale.
Lavoro e politiche sociali
Nell’ambito del lavoro e delle politiche sociali è stato confermato e rafforzato, anche per il periodo dal 1° gennaio 2023 al 31 dicembre 2023, l’esonero parziale dei contributi previdenziali a carico dei lavoratori dipendenti. La misura, già adottata dalla legge di bilancio 2022, prevede una riduzione pari a 2 punti percentuali dei contributi previdenziali per l’invalidità, la vecchiaia e i superstiti a beneficio dei lavoratori dipendenti con una retribuzione mensile fino a 2.692 euro; la riduzione è incrementata di un punto percentuale, portandola complessivamente al 3 per cento, per i lavoratori dipendenti con una retribuzione mensile fino a 1.923 euro.
Per incentivare l’occupazione, con riferimento alle assunzioni a tempo indeterminato e alle trasformazioni contrattuali da tempo determinato a tempo indeterminato effettuate dal 1° gennaio 2023 al 31 dicembre 2023, sono state stabilite diverse forme di decontribuzione volte a promuovere l’inserimento stabile nel mercato del lavoro dei beneficiari del reddito di cittadinanza, l’occupazione giovanile e l’assunzione di donne, nonché la proroga per il 2023 delle agevolazioni contributive per i nuovi imprenditori agricoli under 40.
È stato, infine, rifinanziato il Fondo sociale per l’occupazione e la formazione.
Tra gli interventi di maggior rilievo in favore delle famiglie e del sociale si annovera l’incremento del 50 per cento, a decorrere dal 1° gennaio 2023, dell’assegno unico universale per ciascun figlio di età inferiore ad un anno. Tale incremento viene riconosciuto inoltre per i nuclei con tre o più figli, per ciascun figlio di età compresa tra uno e tre anni, per livelli di ISEE fino a 40.000 euro. Sono stati inoltre stabiliti l’incremento dal 1° gennaio 2023 del 50 per cento della maggiorazione mensile riconosciuta nell’ambito dell’assegno unico e universale ai nuclei con quattro o più figli, nonché la messa a regime dal 2023 dei benefici per i nuclei con disabili stabiliti dal D.L. n. 73/2022 per il solo anno 2022.

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Per i lavoratori dipendenti che terminano il periodo di congedo di maternità (ovvero di paternità qualora la lavoratrice non usufruisca dell’incremento in esame) successivamente al 31 dicembre 2022 è stato previsto l’incremento dell’indennità per congedo parentale, dal 30 all’80 per cento della retribuzione, per la durata massima di un mese da usufruire entro il sesto anno di vita del figlio.
Per l’anno 2023 sono state previste risorse destinate all’acquisito di beni alimentari di prima necessità per i soggetti con un ISEE non superiore a 15.000 euro, sono state prorogate le agevolazioni per l’acquisto della prima casa per giovani di età inferiore a 36 anni ed è stato rifinanziato il fondo garanzia prima casa.
Per l’anno in corso sono state ridefinite le modalità per la fruizione del reddito di cittadinanza che viene abrogato a partire dal mese di gennaio 2024 per finanziare un'organica riforma delle misure di sostegno alla povertà e di inclusione attiva.
Misure per le imprese
Tra gli interventi di maggior rilievo a favore delle imprese vi sono la proroga per il 2023 del credito di imposta per l’acquisto di beni strumentali nuovi destinati a strutture produttive ubicate nel Mezzogiorno, il rifinanziamento dei contratti di sviluppo, le ulteriori risorse stanziate per l’IPCEI - importanti progetti di comune interesse europeo - e l’incremento del fondo di garanzia per le PMI.
Sanità
Nel settore della sanità è stato rifinanziato il fondo sanitario nazionale e sono state previste risorse per l’anno 2023 per l’acquisto di vaccini anti SARS-CoV-2 e di farmaci per la cura dei pazienti con Covid-19.
Misure per gli investimenti pubblici
La legge di bilancio ha inteso favorire il rilancio degli investimenti pubblici in alcuni settori strategici, attraverso interventi che completano e rafforzano quelli finanziati dalle risorse previste a livello europeo con il PNRR-RRF e a livello nazionale, in particolare, con il Piano nazionale per gli investimenti complementari al PNRR. Secondo questa impostazione sono state previste nuove risorse per il completamento dei programmi di ammodernamento e di rinnovamento della difesa nazionale e del Corpo della Guardia di finanza, per il settore dell’aerospazio e per la cybersecurity. Sono state autorizzate risorse per la manutenzione straordinaria della rete ferroviaria, l’alta velocità e il finanziamento delle tratte nazionali di accesso al tunnel di base Torino-Lione, per gli interventi ANAS, per il finanziamento del trasporto rapido di massa e la realizzazione di infrastrutture stradali statali (SS106 Jonica, interventi sulle strade statali delle aree dei crateri sismici 2009 e 2016 e per la Strada Statale n. 4 Salaria). Sono state previste, altresì, nuove risorse per l’edilizia universitaria, scolastica e giudiziaria. Si tratta in gran parte di interventi di medio lungo termine, la cui portata finanziaria può essere apprezzata appieno in un arco temporale che va oltre il triennio di programmazione.
Sono state inoltre previste risorse da destinare ai territori della Regione Marche interessati dai recenti eventi alluvionali.

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Ulteriori risorse sono state previste per fronteggiare gli aumenti eccezionali dei prezzi dei materiali da costruzione, nonché dei carburanti e dei prodotti energetici in relazione alle procedure di affidamento delle opere pubbliche in corso o avviate dal 1° gennaio 2023 al 31 dicembre 2023.
Misure per Regioni ed Enti locali
Tra le principali misure a sostegno delle Regioni e degli Enti locali vi sono la stabilizzazione del contributo riconosciuto ai Comuni per il ristoro del gettito non più acquisibile a seguito dell’introduzione della TASI, l’incremento del fondo di solidarietà comunale, il rifinanziamento dei fondi per il trasporto pubblico locale e del trasporto ferroviario regionale per la compensazione dei minori ricavi tariffari realizzati nel periodo di emergenza da Covid-19.
Sono stati previsti inoltre il finanziamento di iniziative di assistenza tecnica specialistica in favore dei Comuni con popolazione inferiore a 10.000 abitanti al fine di assicurare l’efficace e tempestiva attuazione degli interventi previsti dal PNRR e i contributi per spese di progettazione relativa ad interventi di messa in sicurezza del territorio a rischio idrogeologico, efficientamento energetico delle scuole, edifici pubblici e patrimonio comunale, nonché per la sicurezza delle strade.
Previdenza
Nel settore della previdenza è stato introdotto in via sperimentale, per i soggetti che maturano i requisiti entro il 31 dicembre 2023, un regime di pensione anticipata per i soggetti con un'età anagrafica di almeno 62 anni e un'anzianità contributiva minima di 41 anni (cd. Quota 103) e sono stati prorogati anche i previgenti regimi cd. APE sociale e opzione donna per la quale è stata prevista sia la modifica dei requisiti anagrafici per l’accesso sia una selezione delle tipologie di lavoratrici beneficiarie.
Per contrastare gli effetti dell’inflazione per le pensioni di basso importo è stato stabilito in via transitoria per il 2023 e 2024 un incremento delle pensioni di importo pari o inferiore al trattamento minimo INPS che, limitatamente all’anno 2023, è maggiore per i soggetti con età pari o superiore a 75 anni.
Contestualmente, per il biennio 2023-2024, è stato rideterminato il meccanismo di indicizzazione delle pensioni.
Misure fiscali
In materia fiscale a partire dal periodo d’imposta 2023 è stato innalzato da 65.000 a 85.000 euro il limite di ricavi o compensi che costituisce uno dei requisiti di accesso e permanenza nel regime forfetario per i contribuenti persone fisiche esercenti attività d'impresa, arti o professioni.
Limitatamente all’anno 2023 è stato introdotto un regime di flat tax che assoggetta a tassazione agevolata del 15 per cento l’eccedenza del reddito d’impresa e/o di lavoro autonomo rispetto al più elevato importo dichiarato negli anni 2020, 2021 e 2022, con una franchigia pari al 5 per cento dell’importo più

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elevato dichiarato negli stessi anni. La base imponibile agevolata non può comunque superare l’ammontare di 40.000 euro.
È stata ridotta dal 10 al 5 per cento l’imposta sostitutiva applicabile ai premi di risultato di ammontare variabile e alle somme erogate sotto forma di partecipazione agli utili dell'impresa, fermo restando il limite di importo complessivo annuo di 3.000 euro.
La manovra ha ridotto al 5 per cento l’aliquota IVA applicabile ad alcuni prodotti per l’infanzia e per l’igiene intima femminile rispetto a quanto già previsto dalla normativa vigente e ha differito al 1° gennaio 2024 l’applicazione dell’imposta sul consumo dei manufatti con singolo impiego (cd. plastic tax) e dell’imposta sul consumo delle bevande analcoliche (cd. sugar tax).
Per agevolare i rapporti tra fisco e contribuente è stato disposto l’annullamento, alla data del 31 gennaio 2023, di tutti i debiti di importo residuo fino a 1.000 euro, comprensivo di capitale, interessi per ritardata iscrizione a ruolo e sanzioni, risultanti dai singoli carichi affidati agli agenti della riscossione dal 1° gennaio 2000 al 31 dicembre 2015. È stata inoltre prevista la facoltà, per il debitore, di fruire di una nuova forma di definizione agevolata dei debiti contenuti nei carichi affidati agli agenti della riscossione dal 1° gennaio 2000 al 30 giugno 2022, stabilendo che possano essere estinti versando soltanto le somme dovute a titolo di capitale e quelle maturate a titolo di rimborso delle spese per le procedure esecutive e di notifica della cartella di pagamento. Nella stessa direzione sono state introdotte disposizioni sulla definizione agevolata delle somme dovute a seguito del controllo automatizzato delle dichiarazioni relative ai periodi d’imposta in corso al 31 dicembre 2019, 2020 e 2021, sul ravvedimento speciale delle violazioni tributarie, sulla definizione agevolata delle controversie tributarie e sulla rinuncia agevolata dei giudizi tributari pendenti in Cassazione.
Altre misure
Tra gli altri interventi previsti dalla manovra di bilancio 2023-25 si annoverano il rifinanziamento delle missioni internazionali per l’anno 2023 e l’attribuzione di un emolumento accessorio una tantum per l’anno 2023 da corrispondere per 13 mensilità al personale statale e ai dipendenti degli altri enti pubblici (con oneri a carico dei loro bilanci).
Sono state autorizzate nuove assunzioni nei vari enti e comparti della PA, per le quali si segnala, in particolare, l’assunzione di personale da parte dell’Agenzia delle entrate e l’istituzione di un fondo finalizzato alle assunzioni del personale delle Forze di polizia e del Corpo nazionale dei vigili del fuoco.
Inoltre, per favorire l’accesso dei giovani ad iniziative culturali, tramite la revisione dell’attuale misura per la card diciottenni, sono istituite dal 2023 la ‘carta della cultura giovani’, a beneficio di tutti i residenti appartenenti a nuclei familiari con ISEE non superiore a 35.000 euro e utilizzabile nel diciannovesimo anno di età, e la ‘carta del merito’, in favore dei soggetti che hanno conseguito entro il diciannovesimo anno di età il diploma finale presso istituti di istruzione secondaria superiore o equiparati con una votazione di almeno 100 centesimi.

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FOCUS	Contrasto all’evasione fiscale
In questo focus vengono aggiornati i risultati dell’attività di contrasto dell’evasione fiscale, con riferimento sia all’attività di accertamento e controllo, sia all’attività di promozione della compliance[4].

Riguardo al primo aspetto viene tracciato il recupero di gettito effettivo ottenuto per effetto dell’attività di contrasto dell’evasione fiscale svolta nel corso dell’ultimo anno dall’Agenzia delle entrate, con riferimento all’evasione degli anni passati. Riguardo al secondo aspetto, viene quantificato e monitorato l’adempimento spontaneo da parte dei contribuenti (tax compliance), sulla base della stima dell’evasione fiscale in un determinato anno d’imposta ottenuta confrontando i dati della Contabilità nazionale e quelli delle dichiarazioni fiscali (cd. metodo top-down).

Con riferimento all’attività dell’Agenzia delle entrate, nel corso del 2022 sono stati riscossi complessivamente 20,2 miliardi dall’attività di promozione della compliance e dall’attività di controllo, di cui 11,2 miliardi derivano dai versamenti diretti su atti emessi dall’Agenzia, circa 3,2 miliardi sono il risultato dell’attività di promozione della compliance e 5,8 miliardi rappresentano le somme recuperate a seguito di riscossione coattiva.

FIGURA R.1: RISULTATI DELLA LOTTA ALL’EVASIONE: ENTRATE TRIBUTARIE ERARIALI E NON ERARIALI (miliardi di euro)

Fonte: Agenzia delle Entrate.

Con riferimento, invece, alle stime dell’evasione fiscale e contributiva, pubblicate nella ‘Relazione sull'Economia Non Osservata e sull'Evasione Fiscale e Contributiva – Aggiornamenti per gli anni 2015-2020’5, si evidenzia una dinamica di netto miglioramento della tax compliance, confermando l’efficacia delle azioni di contrasto all’evasione fiscale adottate negli anni più recenti, soprattutto con riferimento all’introduzione ed estensione del meccanismo di split payment e della fatturazione elettronica obbligatoria.

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4 Entrambe le valutazioni dei fenomeni evasivi sono strettamente legate, sia sul piano dell’attività di contrasto, sia dal punto di vista dei risultati. Infatti, attività di controllo efficienti o di promozione della compliance efficaci possono indurre un effetto deterrenza verso comportamenti evasivi o di incentivo all’adempimento spontaneo, con riflessi sull’evasione di competenza annua negli anni successivi. Al contempo, un miglioramento nell’adempimento spontaneo in un determinato anno dovrebbe conseguentemente riflettersi in una riduzione dei risultati dell’attività di accertamento e controllo negli anni successivi: in linea teorica, se la compliance dei contribuenti agli obblighi tributari fosse pari al 100 per cento nell’anno t i risultati da accertamento e controllo effettuati negli anni successivi sull’anno d’imposta t sarebbero pari a zero.
2 Vedi https://www.mef.gov.it/documenti-allegati/2022/PDF1_ Aggiornamento_relazione_19_12_.pdf.

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Per il periodo 2018-2020, il valore medio del tax gap complessivo si attesta a circa 97,5 miliardi, di cui circa 85,5 miliardi si riferiscono alle entrate tributarie e circa 11,9 miliardi alle entrate contributive. Tra il 2015 e il 2020, il tax gap si è ridotto di circa 16,3 miliardi (circa il 17 per cento), di cui 15,9 miliardi relativi al recupero di entrate tributarie.

In particolare, i risultati del biennio 2018-2019 mostrano un notevole miglioramento della tax compliance rispetto al 2017, con una riduzione dell’evasione tributaria pari complessivamente a 8,8 miliardi (-9,2 per cento), di cui circa 5,2 miliardi nel 2018 e circa 3,6 miliardi nel 2019. Il principale contributo a questa riduzione dell’evasione tributaria è dovuto al gap dell’IVA, il quale si è ridotto da 35,6 miliardi nel 2017 a 27,7 miliardi nel 2019 (-22,2 per cento).

Nel 2020, ultimo anno per cui è disponibile la stima, l’evasione tributaria e contributiva si è ridotta di ulteriori 9,8 miliardi (-10 per cento) rispetto al 2019, di cui 8 miliardi di entrate tributarie. I risultati relativi al 2020 riflettono gli effetti correlati allo shock pandemico e, pertanto, devono necessariamente essere interpretati con cautela.

Il trend positivo risulta confermato dalla propensione al gap delle entrate tributarie, ossia dal tax gap in percentuale dell’imposta che si potrebbe teoricamente riscuotere nel caso di perfetto adempimento da parte dei contribuenti6. Nel periodo 2015-2020 la propensione al gap è diminuita dal 21,1 per cento al 17,8 per cento (-3,3 punti percentuali), mostrando un significativo miglioramento soprattutto nel triennio finale (la riduzione è stata di 0,2 punti percentuali tra il 2015 e il 2017 e di 3,1 punti tra il 2017 e il 2020). In linea con gli andamenti in termini assoluti, l’andamento della propensione è strettamente legato alla riduzione della propensione al gap IVA, pari a quasi 6 punti percentuali nel periodo considerato. Nonostante i miglioramenti, il gap dell’IVA resta comunque elevato nel confronto europeo: ancora nel 2020, l’Italia risulta al terzo posto, dopo Malta e Romania, nella classifica dei paesi a più alta evasione dell’IVA[7].

In prospettiva, il Governo è impegnato a perseguire ambiziosi obiettivi di riduzione del tax gap previsti dal PNRR, nell’ambito delle misure correlate alla ‘Riforma dell’Amministrazione fiscale’. Questi obiettivi prevedono che la propensione al gap (relativa al complesso delle imposte con l’esclusione delle imposte immobiliari e delle accise) dovrà ridursi almeno al 17,6 per cento entro il 2023 (-0,9 punti percentuali rispetto al valore di riferimento del 2019; Target M1C1-116) e almeno al 15,8 per cento entro il 2024 (-2,8 punti percentuali rispetto al 2019; Target M1C1-121).

Per stabilire una stretta connessione tra i risultati derivanti dal miglioramento della tax compliance e la restituzione ai cittadini delle entrate recuperate, il Governo ha destinato al Fondo per la riduzione della pressione fiscale[8] 1,4 miliardi di maggiori entrate permanenti derivanti dal contrasto all’evasione nel periodo 2018-2019[9]. Tali risorse sono state utilizzate, nell’ambito della legge di bilancio 2023-2025 per il finanziamento delle misure ivi previste di riduzione della pressione tributaria e contributiva.

Come già sottolineato nel Documento di economia e finanza dello scorso anno, lo scenario programmatico in cui si collocano gli orientamenti della politica di contrasto all’evasione fiscale sarà caratterizzato in misura prioritaria dall’attuazione degli interventi previsti dal PNRR. In particolare, nell’ambito della Riforma 1.12, ‘Riforma dell’Amministrazione Fiscale’, sono stati già raggiunti due traguardi:

i) il traguardo M1C1-101, scaduto nel quarto trimestre del 2021, che prevedeva la pub-blicazione di una ‘Relazione per orientare le azioni del Governo volte a ridurre

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6 L’andamento del tax gap in termini relativi - e non assoluti – è un indicatore particolarmente utile in quanto consente di valutare in modo più accurato il trend della propensione a evadere da parte dei contribuenti.
7 European Commission, Directorate-General for Taxation and Customs Union, ‘VAT gap in the EU: report 2022’, Publications Office, 2022, https://op.europa.eu/en/publication-detail/-/publication/030df522-7452-11ed-9887-01aa75ed71a1.
8 Fondo di cui all’articolo 1, commi 2-6, della Legge n. 178 del 30 dicembre 2020.
9 MEF, ‘Rapporto sui risultati conseguiti in materia di misure di contrasto all’evasione fiscale e contributiva –Anno 2022’, Nota di aggiornamento del documento di economia e finanza 2022, pp. 23-26.

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l'evasione fiscale dovuta alla omessa fatturazione, in particolare nei settori più esposti all'evasione fiscale, anche attraverso incentivi mirati per i consumatori’;
ii)    il traguardo M1C1-103, punto v), scaduto nel secondo trimestre del 2022, che preve-deva atti di diritto primario e derivato in attuazione di azioni complementari efficaci basate sul riesame di eventuali misure per ridurre l'evasione fiscale dovuta alla omessa fatturazione.

Più in dettaglio, la Relazione di cui al punto i) - pubblicata il 31 dicembre 2021[10] - ha individuato alcune possibili misure per ridurre l’evasione da omessa fatturazione che si verifica prevalentemente quando venditore e acquirente si accordano per evadere (cosiddetta ‘evasione con consenso’), mettendo in essere comportamenti collusivi e fraudolenti che non risultano tracciabili[11]. Tali misure sono state, quindi, approvate nel corso nel 2022, in attuazione dei due traguardi previsti nel PNRR.

In primo luogo, è stata anticipata al 30 giugno 2022[12] l’applicazione delle sanzioni per mancata accettazione di pagamenti effettuati con carte di debito e credito già previste a decorrere dal 1°gennaio 2023[13]. In secondo luogo, è stato esteso l’ambito soggettivo dell’obbligo della trasmissione telematica all’Agenzia delle entrate, da parte degli operatori finanziari, dei dati identificativi degli strumenti di pagamento elettronico messi a disposizione degli esercenti[14], nonché l'importo complessivo delle transazioni giornaliere effettuate mediante gli stessi strumenti[15]. Tale obbligo è stato dapprima introdotto per le transazioni effettuate a favore dei soli operatori che effettuano cessioni di beni o prestazioni di servizi al consumo finale (B2C)[1]6, e quindi esteso alle transazioni effettuate a favore di tutti gli operatori economici, compresi, quindi, gli operatori B2B (transazioni intermedie interaziendali) e B2G (transazioni finali con la Pubblica Amministrazione). Queste novità consentiranno all’Agenzia delle entrate di utilizzare i dati delle fatture elettroniche e dei corrispettivi telematici trasmessi dagli esercenti attività di commercio al dettaglio incrociandoli con i dati dei POS. Eventuali discrepanze potranno essere utilizzate per sviluppare processi di analisi del rischio e predisporre lettere di compliance da inviare agli operatori, segnalando eventuali incoerenze. L’effetto di deterrenza potrà essere amplificato dall’aumento del numero delle operazioni commerciali regolate mediante transazioni elettroniche.

Inoltre, l’emanazione della norma che estende l’obbligo di fatturazione elettronica ai soggetti che applicano il regime forfettario[17] appare coerente con le strategie individuate.

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10 MEF, “Relazione per orientare le azioni di Governo volte a ridurre l’evasione fiscale derivante da omessa fatturazione”, 20 dicembre 2021: https://italiadomani.gov.it/it/strumenti/documenti.html?orderby=%40jcr%3Acontent%2Fjcr%3Atitle&sort=asc&resultsOffset=50.
11 L’omessa fatturazione è dovuta, infatti, in modo prevalente, a un consenso tra operatori nella transazione economica, ovvero tra fornitori e acquirenti di beni e prestazioni di servizi. A questo proposito, va ricordato che, ad oggi, non esistono stime ufficiali della disaggregazione tra gap IVA con consenso, e quindi da omessa fatturazione, e gap IVA senza consenso, e quindi da omessa dichiarazione in presenza di fatturazione, utili per effettuare un monitoraggio degli andamenti nel tempo. Per colmare questa lacuna informativa, la Commissione incaricata di redigere la ‘Relazione evasione’ ha avviato un approfondimento teorico ed empirico funzionale a valutare la fattibilità di scomporre il gap IVA tra evasione con consenso e senza consenso, tra evasione riconducibile alle operazioni B2B (transazioni intermedie) e B2C (transazioni al consumo finale), ovvero riconducibile ai vari agenti economici, operatori intermedi, operatori finali e consumatori finali. Vedi MEF, “Relazione sull’economia non osservata e sull’evasione fiscale e contributiva – anno 2022” – Appendici Metodologiche -, Appendice III.2, pp. 43-48. https://www.mef.gov.it/documenti-allegati/2022/PDF1_Relazione-evasione-fiscale-e-contributiva_Appendice_20set_clean.pdf.
12 Articolo 18, comma 1, del decreto-legge n. 36/2022 (cd. decreto ‘PNRR-bis).
13 Articolo 19-ter del decreto-legge n. 152/2021. La sanzione è duplice: una sanzione fissa di 30 euro più una sanzione pari al 4 per cento del valore della transazione.
14 Articolo 18, comma 4, del decreto-legge n. 36/2022.
15 Articolo 22, comma 5, ultimo periodo, del decreto-legge n. 124/2019.
16 Articolo 5-novies del decreto-legge n. 146/2021.
17 Articolo 18, comma 2, del decreto-legge n. 36/2022. In particolare, l’obbligo è scattato dal 1°luglio 2022 per i soggetti forfettari con volume di ricavi o di compensi nell’anno precedente superiore a 25.000 euro, mentre scatterà dal 1° gennaio 2024 per gli altri contribuenti forfettari, con volume d’affari non superiore a 25.000 euro.

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Estendendo l’obbligo di fatturazione elettronica a tutti i soggetti attualmente esenti, la norma consente di eliminare le attuali lacune e asimmetrie nelle attività di analisi del rischio di evasione per basarle sull’incrocio dei dati e sull’utilizzo esaustivo di tutte le fonti informative sull’intera filiera.

Infine, in relazione agli incentivi ai consumatori finalizzati a innescare il cd. contrasto di interessi tra acquirente e venditore mirato ad arginare i casi prevalenti di evasione da omessa fatturazione, la Relazione relativa al traguardo M1C1-101 ha evidenziato le criticità e i limiti della misura del cashback: pur essendo stata efficace nell’incentivare i pagamenti elettronici, non sembra avere dispiegato effetti significativi in termini di recupero di evasione. Anche alla luce di un’analisi costi-benefici del meccanismo, il Governo ha ritenuto di considerare, in alternativa al cashback, interventi normativi volti a migliorare il funzionamento della lotteria degli scontrini che è uno strumento particolarmente efficiente sotto il profilo del rapporto tra costi e benefici potenziali. Questi interventi dovrebbero consistere sia in una revisione del sistema premiale, in modo da aumentare il numero di vincite, ancorché di importo ridotto, sia in una semplificazione della regolamentazione della lotteria.

FOCUS
Aiuto Pubblico allo Sviluppo (APS)

Nel 2021 l’APS italiano, ovvero l’insieme dei flussi finanziari provenienti da Istituzioni pubbliche italiane destinati a promuovere lo sviluppo economico e il benessere di Paesi e territori in via di sviluppo, è stato pari a 5,2 miliardi (pari allo 0,29 per cento del Reddito Nazionale Lordo, RNL). L’importo, calcolato sulla base delle erogazioni notificate da 64 enti italiani, rappresenta un importante incremento rispetto al risultato del 2020 e del 2021 (pari allo 0,22 per cento all’anno). A determinare l’aumento del 2021 hanno contribuito la cancellazione del debito in favore della Somalia (per circa 530 milioni), l’aumento dei contributi concessi dal MEF a banche e fondi di sviluppo (oltre 673 milioni) e quello dei costi sostenuti dal Ministero dell’Interno per l’accoglienza dei rifugiati e dei richiedenti asilo (anch’essi in larga parte contabilizzabili come APS e passati da poco più di 200 milioni a oltre 470 milioni).

Il Governo conferma l’intenzione di un allineamento dell’Italia agli standard internazionali in materia di APS, impegnandosi in un percorso di avvicinamento graduale all’obiettivo dello 0,7 per cento del RNL fissato nel 2015 dall’Agenda 2030 per lo Sviluppo Sostenibile.

Al riguardo, si ribadisce l’esigenza di favorire, in una prospettiva pluriennale, graduali incrementi degli stanziamenti assegnati alle amministrazioni dello Stato per interventi di cooperazione allo sviluppo, in linea con quanto previsto dall’articolo 30 della Legge n. 125/ 2014, con particolare riferimento alle risorse allocate al Ministero degli Affari Esteri e della Cooperazione Internazionale (MAECI) per attività di cooperazione allo sviluppo.

Al contempo, si riafferma la necessità di promuovere un maggiore coordinamento delle politiche pubbliche nel settore della cooperazione internazionale, con l’obiettivo di migliorare l’efficacia, la qualità e la coerenza dell’azione dell’Italia in tema di APS valorizzando, in particolare, gli strumenti previsti dalla Legge n. 125/2014.

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V.2	I PRINCIPALI PROVVEDIMENTI ADOTTATI NEL 2023
Tra dicembre 2022 e i primi mesi del 2023 sono stati adottati vari provvedimenti18 con carattere d’urgenza che dispongono misure in diversi settori. In particolare, sono stati prorogati alcuni termini legislativi, introdotte disposizioni in materia di trasparenza dei prezzi dei carburanti e intrapresi interventi per garantire la protezione temporanea per le persone provenienti dall'Ucraina e in favore delle popolazioni colpite dagli eventi eccezionali verificatisi nell'isola di Ischia nel novembre 2022. Inoltre, sono state previste disposizioni per rafforzare l’attuazione del PNRR e del Piano nazionale degli investimenti complementari al PNRR (PNC), è stata modificata la disciplina relativa alla cessione dei crediti di imposta o dello sconto in fattura per talune spese di interventi edilizi ed è stato previsto il riavvio delle attività di programmazione e progettazione dell’opera di collegamento stabile viario e ferroviario tra la Sicilia e la Calabria. Questi provvedimenti sono sostanzialmente neutrali sui saldi di finanza pubblica e determinano delle lievi ricomposizioni delle voci di entrata e di spesa del bilancio dello Stato e del conto consolidato della PA.
Nello specifico, al fine di garantire una riduzione dei costi dei carburanti attraverso una maggiore trasparenza dei prezzi, è stato previsto l’obbligo per gli esercenti l'attività di vendita al pubblico di carburante per autotrazione, compresi quelli operanti lungo la rete autostradale, di esporre con adeguata evidenza cartelloni riportanti i prezzi medi di riferimento calcolati dal Ministero delle imprese e del made in Italy sulla base delle comunicazioni ricevute da tutti gli esercenti. Sono stati contestualmente rafforzati i poteri del Garante per la sorveglianza dei prezzi ed è stata istituita la Commissione di allerta rapida di sorveglianza dei prezzi con lo scopo di monitorare la dinamica dei prezzi dei beni di largo consumo derivanti dall’andamento dei costi dei prodotti energetici e delle materie prime sui mercati internazionali anche con riferimento alla filiera dei prezzi dei carburanti per automazione. Per mitigare l'impatto del caro energia sulle famiglie sono state autorizzate risorse per riconoscere un buono di importo massimo pari a 60 euro per l'acquisto fino al 31 dicembre 2023 di abbonamenti per i servizi di trasporto pubblico locale, regionale e interregionale e per i servizi di trasporto ferroviario nazionale da parte di soggetti che nell'anno 2022 hanno conseguito un reddito complessivo non superiore a 20.000 euro. È stato previsto, inoltre, che il valore dei buoni benzina o di analoghi titoli per l'acquisto di carburanti ceduti dai

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18 Si tratta del D.L. n. 186 del 3 dicembre 2022 convertito con modificazioni dalla L. n. 9 del 27 gennaio 2023 recante “Interventi urgenti in favore delle popolazioni colpite dagli eventi eccezionali verificatisi nel territorio dell'isola di Ischia a partire dal 26 novembre 2022”, del D.L. n. 198 del 29 dicembre 2022 convertito con modificazioni dalla L. n. 14 del 24 febbraio 2023 recante “Disposizioni urgenti in materia di termini legislativi”, del D.L. n. 5 del 14 gennaio 2023 convertito con modificazioni dalla L. n. 23 del 10 marzo 2023 recante “Disposizioni urgenti in materia di trasparenza dei prezzi dei carburanti e di rafforzamento dei poteri di controllo del Garante per la sorveglianza dei prezzi, nonché di sostegno per la fruizione del trasporto pubblico”, del D.L. n. 11 del 16 febbraio 2023, convertito dalla L. n. 38 dell’11 aprile 2023, recante “Misure urgenti in materia di cessione dei crediti di cui all'articolo 121 del decreto-legge 19 maggio 2020, n. 34, convertito, con modificazioni, dalla legge 17 luglio 2020, n. 77”, del D.L. n. 13 del 24 febbraio 2023 recante “Disposizioni urgenti per l'attuazione del Piano nazionale di ripresa e resilienza (PNRR) e del Piano nazionale degli investimenti complementari al PNRR (PNC), nonché per l'attuazione delle politiche di coesione e della politica agricola comune”, del D.L. n. 16 del 2 marzo 2023 recante “Disposizioni urgenti di protezione temporanea per le persone provenienti dall'Ucraina” e del D.L. n. 35 del 31 marzo 2023 recante “Disposizioni urgenti per la realizzazione del collegamento stabile tra la Sicilia e la Calabria”.

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datori di lavoro privati ai lavoratori dipendenti, nel periodo dal 1° gennaio al 31 dicembre 2023, non concorra alla formazione del reddito del lavoratore, se di importo non superiore a 200 euro.
A beneficio dei soggetti residenti nel territorio dei Comuni di Casamicciola Terme e di Lacco Ameno dell'isola di Ischia, interessati dagli eventi alluvionali che si sono verificati lo scorso mese di novembre, è stata prevista la sospensione di alcuni termini in materia di adempimenti e versamenti tributari e contributivi in scadenza dal 26 novembre 2022 al 30 giugno 2023. Contestualmente, è stato previsto un piano commissariale per garantire, nell'isola di Ischia, il coordinamento degli interventi urgenti di messa in sicurezza idrogeologica del territorio e di ripristino delle infrastrutture e degli edifici pubblici e sono state stanziate risorse per l’anno 2023 per la gestione dei fanghi e del materiale inerte da liquefazione e colata conseguente all'evento calamitoso.
Al fine di fronteggiare le eccezionali esigenze connesse all'impatto sul piano interno della crisi internazionale in atto in Ucraina sono state prorogate, fino al 31 dicembre 2023, alcune misure di assistenza e accoglienza dei profughi ucraini già previste da precedenti disposizioni. Sempre per l’anno 2023 sono state inoltre autorizzate le risorse per il finanziamento dei centri destinati all’accoglienza dei profughi ucraini nonché quelle destinate alle attività di assistenza nei confronti dei minori non accompagnati ed è stato rifinanziato il fondo per le emergenze nazionali.
Con l’obiettivo di garantire la tempestiva attuazione del PNRR e del PNC e rafforzare l’attività di programmazione e monitoraggio sono stati ulteriormente potenziati e riorganizzati gli assetti e le strutture delle Amministrazioni titolari degli interventi, anche tramite l’assunzione di nuove unità di personale e l’istituzione di nuove unità operative, e sono state previste diverse disposizioni atte a garantire la semplificazione e l’accelerazione delle procedure.
Infine, con l’intento di scongiurare effetti negativi per la finanza pubblica è stato disposto il divieto per le Amministrazioni pubbliche di acquisire i crediti di imposta derivanti dalle opzioni di cessione dei crediti o di sconto in fattura relativi alle spese sostenute per interventi edilizi fiscalmente agevolati previste dal decreto ‘Rilancio’19. Dal 17 febbraio 2023, per le medesime fattispecie agevolate, salvo alcune eccezioni, non è più consentito al contribuente optare, in luogo della fruizione diretta della detrazione d’imposta, per un contributo anticipato sotto forma di sconto operato dai fornitori dei beni o servizi o per la cessione del credito corrispondente alla detrazione spettante20.

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19 Art. 121, co. 2 del D.L. n. 34/2020. Si tratta delle spese per alcuni interventi di recupero del patrimonio edilizio, efficienza energetica, di adozione di misure antisismiche, recupero o restauro della facciata degli edifici esistenti, installazione di impianti fotovoltaici, installazione di colonnine per la ricarica dei veicoli elettrici, superamento ed eliminazione di barriere architettoniche.
20 Si ricorda che l’Istat, con il comunicato stampa del 1° marzo 2023, ha reso noto che, a seguito diapprofondimenti metodologici condotti con Eurostat, è stato mutato il trattamento contabile del superbonus 110 e del cosiddetto bonus facciate a partire dall’anno di stima 2020. Entrambi i crediti di imposta sono ora classificati come crediti di imposta di tipo ‘pagabili’ e registrati nel conto consolidato delle Amministrazioni Pubbliche come spese per l’intero ammontare, coerentemente con il momento di registrazione previsto dalla versione aggiornata del Manual on Government Deficit and Debt (MGDD) del 2022, ossia nel momento di sostenimento della spesa di investimento agevolata. Nelle precedenti stime, entrambe le agevolazioni erano state classificate come crediti di imposta di tipo ‘non pagabili’ ed erano quindi registrate come minor gettito nell’anno di utilizzo del credito (quindi,

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Le misure previste dal Decreto-legge cd. energia (D.L. n. 34/2023)
Con un recente provvedimento21 il Governo ha introdotto misure urgenti a sostegno delle famiglie e delle imprese per fronteggiare gli effetti del persistente rincaro dei prodotti energetici, nonché interventi in materia di salute e di adempimenti fiscali (Tavola V.2).

TAVOLA V.2: EFFETTI NETTI DEL D.L. 34/2023 SULL'INDEBITAMENTO NETTO DELLA PA (milioni di euro)
	2023	2024	2025
Misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-3.577	2	0
Contributo per i clienti domestici in quota fissa in caso di prezzi gas elevati	-1.000	0	0
Credito di imposta a favore delle imprese a parziale compensazione dei maggiori oneri sostenuti per l’acquisto di energia elettrica	-813	0	0
Applicazione dell’aliquota IVA del 5% alle somministrazioni di gas metano per gli usi civili e industriali, alle forniture di servizi di teleriscaldamento nonché alle sommin-istrazioni di energia termica prodotta con gas metano in esecuzione di un contratto di servizio energia	-540	0	0
Credito d'imposta a favore delle imprese a parziale compensazione dei maggiori oneri sostenuti per l’acquisto del gas naturale	-535	0	0
Modifica ai criteri del contributo di solidarietà temporaneo a carico dei soggetti che esercitano l’attività di produzione e vendita di energia elettrica, gas metano e naturale e di prodotti petroliferi	-404		0
Azzeramento delle aliquote relative agli oneri generali di sistema del gas in-clusa la componente tariffaria UG2C	-280	0	0
Altre misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-4	2	0
Sanità	-1.173	0	0
Istituzione fondo destinato all'erogazione del contributo statale per il ripiano del superamento del tetto di spesa dei dispositivi medici	-1.085	0	0
Incremento della tariffa oraria delle prestazioni aggiuntive e anticipo dell’indennità nei servizi di emergenza-urgenza	-88	0	0
Altre misure per la sanità	-0,1	-0,2	-0,4
Altre misure	4.833	-1	0
Missioni internazionali	-44	0	0
Fondo per le vittime dell'amianto	-20	0	0
Misure di sostegno in favore del contribuente (definizione agevolata delle contro-versie tributarie e ravvedimento speciale)	-15	-1	-1
Minori spese associate al credito d’imposta a favore delle imprese gasivore e non gasivore a parziale compensazione degli oneri sostenuti per l’acquisto di gas metano per il
I trimestre 2023	2.314	0	0
Minori spese associate al credito d’imposta a favore delle imprese energivore e non energivore a parziale compensazione degli oneri sostenuti per l’acquisto di energia elettrica per il I trimestre 2023	2.625	0	0
Altro	-27	0	1
INDEBITAMENTO NETTO	84	1	0
Nota: Eventuali imprecisioni derivano da arrotondamenti. Il segno (-) indica un peggioramento dell'indebitamento netto, il segno (+) indica un miglioramento dell'indebitamento netto.

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come minore entrata tributaria). Per maggiori dettagli si veda il riquadro “Superbonus 110: impatto della riclassificazione contabile, soluzioni temporanee e prospettive di lungo periodo” nel paragrafo III.1 di questo Documento.
21 Si tratta del D.L. 30 marzo 2023, n. 34 recante “Misure urgenti a sostegno delle famiglie e delle imprese per l'acquisto di energia elettrica e gas naturale, nonché in materia di salute e adempimenti fiscali”.

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Nel dettaglio, a beneficio degli utenti domestici che versano in condizioni economiche svantaggiate e di quelli in gravi condizioni di salute, tramite l’utilizzo di risorse già disponibili, è esteso al secondo trimestre 2023 il rafforzamento del bonus sociale elettrico e gas; tale estensione non solo ha interessato, come previsto dall’ultima legge di bilancio, i soggetti con ISEE fino a 15.000 euro, ma ha anche innalzato – fino al 31 dicembre 2023 – tale soglia per le famiglie numerose con almeno quattro figli portandola dagli attuali 20.000 a 30.000 euro. Si proroga al secondo trimestre 2023 la riduzione al 5 per cento dell’aliquota IVA applicabile alle somministrazioni di gas metano per usi civili e industriali, estendendola anche alle forniture di servizi di teleriscaldamento nonché alle somministrazioni di energia termica prodotta con gas metano in esecuzione di un contratto di servizio energia. Solo per il mese di aprile 2023 vengono confermate le aliquote negative della componente tariffaria UG2C applicata agli scaglioni di consumo di gas naturale fino a 5.000 metri cubi all’anno, in misura pari al 35 per cento del valore del trimestre precedente. Le aliquote delle componenti tariffarie relative agli altri oneri generali di sistema per il settore del gas sono mantenute azzerate per tutto il secondo trimestre 2023. Nelle more della definizione di misure pluriennali da adottare in favore delle famiglie e da finanziare nell’ambito del REPowerEU, a decorrere dal 1° ottobre e fino al 31 dicembre 2023, ai clienti domestici residenti diversi da quelli titolari di bonus sociale è riconosciuto un contributo erogato in quota fissa e differenziato in base alle zone climatiche. Il contributo si applica solo nei mesi invernali in cui il prezzo del gas naturale all’ingrosso superi una soglia prefissata, pari a 45 euro/MWh su base mensile. Sono rinnovati anche per il secondo trimestre 2023 i contributi, sotto forma di crediti d’imposta, per la parziale compensazione dei maggiori oneri effettivamente sostenuti dalle imprese per gli acquisti di energia elettrica e di gas naturale. Nello specifico, alle imprese a forte consumo di energia elettrica al ricorrere di determinate condizioni è riconosciuto un contributo straordinario, sotto forma di credito d'imposta, pari al 20 per cento delle spese per la componente energetica acquistata ed effettivamente utilizzata nel secondo trimestre dell'anno 2023, mentre per le imprese dotate di contatori di energia elettrica di potenza disponibile pari o superiore a 4,5 kW diverse dalle imprese a forte consumo di energia elettrica la percentuale prevista è del 10 per cento. Alle imprese a forte consumo di gas naturale e alle imprese diverse da quelle a forte consumo di gas naturale il contributo straordinario sotto forma di credito d'imposta, a determinate condizioni, è invece riconosciuto nella misura del 20 per cento della spesa sostenuta per l'acquisto di gas consumato nel secondo trimestre solare dell'anno 2023. Sono apportate alcune modifiche ai criteri di determinazione del contributo di solidarietà, disposto con l’ultima legge di bilancio, sotto forma di prelievo temporaneo per l’anno 2023 a carico dei soggetti che esercitano nel territorio dello Stato l’attività di produzione e di vendita di energia elettrica, gas metano e naturale e di prodotti petroliferi22.
Nel settore della sanità si prevedono maggiori risorse per l’anno 2023 per far fronte a una quota degli oneri a carico delle aziende fornitrici di dispositivi medici a seguito del superamento del relativo tetto di spesa per gli anni 2015-2018. Sempre

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22 Le modifiche per la determinazione del reddito relativo al periodo di imposta antecedente a quello in corso al 1° gennaio 2023 ai fini del contributo di solidarietà prevedono l’esclusione degli utilizzi di riserve del patrimonio netto accantonate in sospensione d’imposta o destinate alla copertura di vincoli fiscali, nel limite del 30 per cento del complesso delle medesime riserve risultanti al termine dell'esercizio antecedente a quello in corso al 1° gennaio 2022.

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per l’anno 2023, per affrontare la carenza di personale presso i servizi di emergenza – urgenza ospedalieri del Servizio Sanitario Nazionale (SSN) e al fine di ridurre l’utilizzo delle esternalizzazioni, si stabilisce che le aziende e gli enti del SSN possano ricorrere per il personale medico a prestazioni aggiuntive la cui tariffa oraria, in deroga alla contrattazione, può essere aumentata fino a 100 euro lordi omnicomprensivi, al netto degli oneri riflessi a carico dell'amministrazione, e a prestazioni aggiuntive del personale infermieristico la cui tariffa oraria può essere aumentata fino a 50 euro lordi omnicomprensivi, al netto degli oneri riflessi a carico dell'amministrazione. Per il periodo dal 1° giugno al 31 dicembre 2023 sono inoltre incrementate le risorse destinate alla corresponsione di una specifica indennità accessoria per i dipendenti del SSN operanti nei servizi di pronto soccorso.
Tra le altre misure si annoverano la modifica dei termini in materia di ravvedimento speciale e di definizione agevolata delle controversie tributarie stabiliti dalla legge di bilancio 2023, l’incremento per l’anno 2023 delle risorse per la partecipazione italiana alle missioni internazionali e l’istituzione, sempre per l’anno 2023, di un fondo per le vittime dell'amianto, che interviene in favore dei lavoratori di società partecipate pubbliche che hanno contratto patologie asbesto correlate durante l'attività lavorativa prestata presso alcuni cantieri navali.

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VI.	ASPETTI ISTITUZIONALI DELLE FINANZE PUBBLICHE
VI.1	REVISIONE DELLA SPESA DEI MINISTERI (RIFORMA 1.13 DEL PNRR)
Proposte di riduzione di spesa dei Ministeri nella legge di bilancio 2023-2025 e linee guida della Ragioneria generale dello Stato
La riforma della legge di contabilità e finanza pubblica introdotta nel 20161 ha integrato il processo di revisione della spesa nel ciclo di bilancio (articolo 22-bis della legge 31 dicembre 2009, n. 196). In base a quanto stabilito, il contributo delle Amministrazioni centrali dello Stato alla manovra di finanza pubblica, da attuarsi con la legge di bilancio, è ancorato a specifici obiettivi assegnati, in aggregato, con il Documento di economia e finanza (nel mese di aprile) e ripartiti per ciascuna Amministrazione con un apposito Decreto del Presidente del Consiglio dei Ministri (DPCM).
La procedura prevista dal citato articolo 22-bis è stata inserita, per il triennio 2023-2025, nell’ambito della riforma della revisione della spesa prevista dal PNRR (riforma 1.13). I risparmi di spesa assegnati alle Amministrazioni centrali dello Stato in termini di indebitamento netto per il triennio di programmazione ammontano a 800 milioni per l’anno 2023, 1.200 milioni per l’anno 2024 e 1.500 milioni per l’anno 2025 (a decorrere), secondo quanto definito nel DEF 2022.
Il DPCM 4 Novembre 2022 ha ripartito l’obiettivo di risparmio aggregato tra i Ministeri, in proporzione alla dimensione finanziaria della spesa di competenza settoriale a legislazione vigente per il 2023 di ciascuna Amministrazione (Tavola VI.1), ferme restando le esclusioni di alcune voci di spesa.
In attuazione del processo di revisione della spesa delineato attraverso il decreto del Presidente del Consiglio dei ministri del 4 Novembre 2022, ciascun Ministero ha elaborato le proposte per il conseguimento degli obiettivi di risparmio assegnati in modo che potessero confluire nel bilancio 2023-2025. Le riduzioni di spesa sono state operate sia attraverso specifiche disposizioni normative della legge di bilancio 2023-2025, sia con definanziamenti di spesa disposti nella sezione II del disegno di legge di bilancio. Le proposte di riduzioni di spesa previste, il cui ammontare in termini di saldo netto da finanziare è complessivamente pari a 883 milioni nel 2023, 1.329 milioni nel 2024 e 1.480 milioni a decorrere dal 2025, al netto del contributo previsto dall’Agenzia delle entrate contabilmente registrato tra le entrate (25 milioni per il 2023 e 30 milioni a decorrere dal 2024), hanno conseguito gli obiettivi di risparmio.

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1 La legge 4 agosto 2016, n.163.

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TAVOLA VI.1: OBIETTIVI DI RISPARMIO DEI MINISTERI IN TERMINI DI INDEBITAMENTO NETTO DELLE AP (milioni di euro) – DPCM DEL 4 NOVEMBRE 2022
Ministeri	2023	2024	2025
Ministero dell'Economia e delle Finanze	419,0	620,1	775,1
di cui: Presidenza del Consiglio dei Ministri	19,3	29,0	36,3
Ministero dello Imprese e del Made in Italy	12,7	19,4	24,3
Ministero del Lavoro e delle Politiche Sociali	9,8	15,0	18,8
Ministero della Giustizia	49,0	77,2	96,5
Ministero degli Affari Esteri e Cooperazione Internazionale	49,2	76,0	94,9
Ministero dell'Istruzione e del Merito	28,3	39,4	49,2
Ministero dell'Interno	52,8	85,2	106,5
Ministero dell’Ambiente e della Sicurezza energetica	3,8	5,2	6,5
Ministero dell’Infrastrutture e Trasporti	80,8	122,4	153,0
Ministero dell’Università e della Ricerca	7,2	10,8	13,5
Ministero della Difesa	55,6	85,9	107,3
Ministero dell’Agricoltura, Sovranità alimentare e Foreste	7,2	10,1	12,6
Ministero della Cultura	13,8	19,7	24,6
Ministero della Salute	7,6	11,2	14,0
Ministero del Turismo	3,2	2,5	3,1
Totale complessivo	800,0	1.200,0	1.500,0

Le proposte hanno riguardato 26 delle 34 missioni del bilancio dello Stato (Tavola VI.2). Le riduzioni di spesa più rilevanti fanno riferimento alla missione “Politiche economico-finanziarie e di bilancio e tutela della finanza pubblica”2 (148,6 milioni nel 2023, 224,6 milioni nel 2024, 280,8 milioni a decorrere dal 2025 in termini di saldo netto da finanziare) e alla missione “Servizi istituzionali e generali delle amministrazioni pubbliche” (92,8 milioni nel 2023, 114,3 milioni nel 2024, 161,2 milioni a decorrere dal 2025 in termini di saldo netto da finanziare).
Come previsto dalla procedura indicata all’articolo 22-bis della legge n.196 del 2009, sulla base di specifici accordi tra “il Ministro dell’economia e delle finanze e i ciascun Ministro di spesa”, sarà svolta un’attività di monitoraggio delle misure adottate al fine di valutare l’effettivo conseguimento degli obiettivi di spesa o l’adozione degli opportuni correttivi. La rendicontazione dell’effettivo conseguimento dei risparmi previsti è una milestone del PNRR nel 2024.
Nell’ambito della riforma della revisione della spesa prevista dal PNRR, inoltre, la Ragioneria Generale dello Stato, in attuazione dell’articolo 22-bis, ha condotto una valutazione di efficacia delle metodologie utilizzate per la formulazione e l’implementazione dei piani di risparmio del Ministero della giustizia e nel Ministero della salute, con particolare riguardo all’esperienza degli anni 2018-20203. Sono state in particolare analizzate le prassi seguite per l’analisi, il monitoraggio e la valutazione della spesa, e le criticità riscontrate nella formulazione e nel perseguimento degli obiettivi di risparmio valutandone l’efficacia sia rispetto all’effettiva capacità di conseguire i risparmi previsti sia rispetto agli effetti degli interventi intrapresi.

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2 A ragione della rilevanza del ‘peso relativo’ del Ministero dell’economia e delle finanze sul bilancio dello Stato.
3 Il documento è disponibile al link: https://www.rgs.mef.gov.it/_Documenti/VERSIONE-I/Pubblicazioni/Analisi_e_valutazione_della_Spesa/la_revisione_della_spesa_del_bilancio_dello_stato_/2023028_M1C1-102_Valutazione.pdf.

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TAVOLA VI.2: LE RIDUZIONI DI SPESA PER MISSIONI DEL BILANCIO DELLO STATO 2023-2025 (in milioni di euro) (1)
Missione	Saldo Netto da Finanziare			Fabbisogno e Indebitamento Netto
	2023	2024	2025 (a decorrere)	2023	2024	2025 (a decorrere)
Organi costituzionali, a rilevanza costituzionale e Presidenza del Consiglio dei ministri	24,0	27,5	31,6	24,0	27,5	31,6
Amministrazione generale e supporto alla rappresentanza generale di Governo e dello Stato sul territorio	15,0	15,0	-	15,0	15,0	-
Relazioni finanziarie con le autonomie territoriali	17,0	18,5	18,5	17,0	18,5	18,5
L'Italia in Europa e nel mondo	49,2	76,0	94,9	49,2	76,0	94,9
Difesa e sicurezza del territorio	13,6	29,9	8,0	13,6	29,9	8,0
Giustizia	22,4	55,4	92	17,8	48,4	88,3
Ordine pubblico e sicurezza	15,3	23,0	25,0	15,3	23,0	25,0
Agricoltura, politiche agroalimentari e pesca	7,2	10,1	12,6	7,2	10,1	12,6
Energia e diversificazione delle fonti energetiche	-	2,6	4,0	-	2,6	4,0
Competitività e sviluppo delle imprese	12,7	19,4	-	12,7	19,4	-
Diritto alla mobilità e sviluppo dei sistemi di trasporto	63,1	115,1	60,1	33,1	80,1	75,1
Infrastrutture pubbliche e logistica	52,1	52,1	2,1	52,1	12,1	42,1
Ricerca e innovazione	3,5	3,5	3,5	3,5	3,5	3,5
Sviluppo sostenibile e tutela del territorio e dell'ambiente	2,0	2,5	2,5	2,0	2,5	2,5
Casa e assetto urbanistico	2,6	2,6	2,6	2,6	2,6	2,6
Tutela della salute	7,6	11,2	14,0	7,6	11,2	14,0
Tutela e valorizzazione dei beni e attività culturali e paesaggistici	13,8	8,0	5,6	13,8	8,0	5,6
Istruzione scolastica	32,7	43,8	49,2	27,8		38,9
Istruzione universitaria e formazione post-universitaria	1,3	7,3	10,0	1,3		7,3
Diritti sociali, politiche sociali e famiglia	-	1,5	4,7	-		1,5
Immigrazione, accoglienza e garanzia dei diritti	9,8	32,2	67,0	9,8		32,2
Politiche economico-finanziarie e di bilancio e tutela della finanza pubblica	148,4	224,6	280,8	148,4	224,6	280,8
Turismo	0,2	2,5	-	0,2	2,5	-
Servizi istituzionali e generali delle amministrazioni pubbliche	92,8	114,3	161,2	92,1	113,6	161,2
Fondi da ripartire	256,9	390,6	500,5	225,8	359,6	469,5
Debito pubblico	20,0	30,0	30,0	20,0	30,0	30,0
TOTALE COMPLESSIVO	883,1	1319,0	1480,4	811,8	1200,3	1500,6
(1) Non sono considerate le riduzioni di spesa previste dall’Agenzia delle entrate contabilmente colte in entrata.

In aggiunta ai risultati di tale analisi, la relazione prevista dalla riforma PNRR si è avvalsa della ricognizione effettuata dall’OCSE nell’ambito del progetto “Policy Evaluation to Improve the Efficiency of Public Spending” in corso di realizzazione con il supporto della DG Reform della Commissione europea nell’ambito dello Strumento di sostegno tecnico. La valutazione condotta, insieme alle indicazioni provenienti da organismi internazionali e alle riflessioni di esperti e amministratori, ha supportato la predisposizione delle linee guida per le Amministrazioni centrali dello Stato, annualmente chiamate all’esercizio di revisione della spesa per il conseguimento degli obiettivi fissati in attuazione della procedura prevista dalla legge di contabilità4.

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4 Il documento è disponibile al link: https://www.rgs.mef.gov.it/_Documenti/VERSIONE-I/Pubblicazioni/Analisi_e_valutazione_della_Spesa/la_revisione_della_spesa_del_bilancio_dello_stato_/2023028_M1C1-102_Valutazione.pdf.

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Potenziamento delle competenze in materia di analisi, valutazione delle politiche pubbliche e revisione della spesa
L'analisi, la valutazione delle politiche pubbliche e la revisione della spesa rappresentano lo strumento attraverso cui migliorare le capacità di governo della spesa pubblica, incrementare il valore prodotto con le risorse pubbliche e ridurre eventuali inefficienze e sprechi. Aumentare la qualità della spesa e il suo più efficiente utilizzo, anche al fine di garantirne la sostenibilità, è la via con cui il Governo intende migliorare il livello e la qualità dei servizi pubblici e delle politiche a favore di cittadini e imprese.
Il governo della spesa pubblica e la capacità di intervenire sulle sue determinanti assume un ruolo ancor più rilevante nel contesto della riforma della governance europea che si va definendo. In questo nuovo quadro, infatti, potrebbe assumere un ruolo centrale nella programmazione finanziaria e nella sorveglianza fiscale, l’allineamento del tasso di crescita della spesa primaria delle amministrazioni pubbliche ad un parametro prestabilito (cfr. riquadro sulla governance europea).
Il finanziamento a regime dei costi di esercizio e di mantenimento degli investimenti finanziati con il PNRR potrà richiedere, inoltre, una ricomposizione del bilancio pubblico in modo da liberare spazi fiscali connessi al funzionamento, gestione e manutenzione di questi interventi.
Affinché la revisione della spesa possa risultare efficace è necessario che essa sia condotta in una modalità strutturata e con tempistiche fortemente integrate con il ciclo del bilancio. Essa necessita, inoltre, di essere alimentata e coordinata con le attività di analisi e valutazione, che forniscono le evidenze necessarie a supportare le scelte allocative.
Il rafforzamento delle suddette attività presuppone un investimento in competenze specialistiche. Occorre che ad essa sia dedicato, in maniera stabile e sistematica, personale che possieda specifiche professionalità, nonché la previsione di un percorso continuo di formazione mirata. È necessario, altresì, che siano disponibili informazioni dettagliate, tempestive e strutturate, specifiche per ogni ambito di analisi.
La riforma del quadro di revisione della spesa, diretta a migliorarne l’efficienza, è, peraltro, uno specifico obiettivo del PNRR, In questo contesto, la riforma prevede anche un potenziamento delle strutture destinate allo svolgimento di tali funzioni.
Nel corso del 2022, sono state istituite presso il Ministero dell’economia e delle finanze specifiche strutture dedicate, quali il Comitato scientifico per le attività inerenti alla revisione della spesa che fornisce indirizzi metodologici e criteri per la definizione dei processi di revisione della spesa.
Un ulteriore intervento a favore del rafforzamento delle competenze in materia di analisi, valutazione delle politiche pubbliche e revisione della spesa, è stato disposto con la recente legge di bilancio per il 20235 attraverso lo stanziamento di apposite risorse da assegnare, su richiesta, a ciascun Ministero. Sono stati stanziati complessivamente 20 milioni nel 2023, 25 milioni per l'anno 2024

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5 Articolo 1, commi da 891 a 893, della legge 29 dicembre 2022, n. 197.

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e 30 milioni a decorrere dal 2025, da destinare ad assunzioni di personale specializzato, al conferimento di incarichi ad esperti in materia di analisi, valutazione delle politiche pubbliche e revisione della spesa, nonché a convenzioni con università e a formazione specialistica6.
Tali competenze saranno finalizzate anche alla realizzazione di attività di analisi, valutazione delle politiche pubbliche e della spesa, programmate e organizzate in specifici piani triennali predisposti da ciascuna Amministrazione e monitorati dal Ministero dell’economia e delle finanze. I piani di analisi e valutazione della spesa sono uno strumento di programmazione che individua, sulla base delle evidenze disponibili, le strategie (o azioni) perseguibili per migliorare il controllo della spesa pubblica. Essi potranno essere condotti secondo i criteri e le metodologie determinati dal Comitato scientifico attraverso la predisposizione di apposite linee guida. Nell’ambito di questi piani, ciascun Ministero potrà individuare delle aree di spesa o politiche pubbliche da sottoporre a valutazione nell’arco del successivo triennio in una logica di miglioramento dell’allocazione delle risorse pubbliche, di allineamento del bilancio alle priorità politiche e di maggiore conoscenza degli effetti prodotti dalla spesa pubblica, nonché di supporto al processo di revisione della spesa da attuare in sede di definizione del disegno di legge di bilancio.
L’obiettivo perseguito attraverso le misure che si stanno portando avanti, volte ad accentuare la consapevolezza delle amministrazioni e il potenziamento delle risorse a loro disposizione per lo svolgimento delle attività di revisione della spesa, è di contribuire allo sviluppo della capacità analitica dei Ministeri e della stessa Ragioneria generale dello Stato, per l'analisi delle politiche e del funzionamento delle Amministrazioni. La finalità strategica da conseguire è una maggiore considerazione dei risultati e degli impatti della spesa che supporti le proposte di revisione della spesa anche nell'ambito della procedura di bilancio. Si tratta di un obiettivo ambizioso, che richiederà tempo per la costruzione delle necessarie capacità e un approccio flessibile nel condurre il processo in base agli avanzamenti registrati.

VI.2	IL RISALTO SUGLI STANZIAMENTI DI CASSA NELLA FASE DI PROGRAMMAZIONE E GESTIONE DELLE RISORSE PUBBLICHE
I recenti orientamenti da parte delle autorità statistiche sovranazionali sul trattamento contabile di talune agevolazioni fiscali, che si sostanziano sotto la forma di credito di imposta, hanno comportato una revisione dei dati di consuntivo e preconsuntivo e delle previsioni dell’indebitamento netto della PA (cfr. Riquadro ‘Superbonus 110: impatto della riclassificazione contabile, soluzioni temporanee e prospettive di lungo periodo’). La revisione, tuttavia, non determina riflessi

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6 Le risorse assegnate al fondo istituito con la legge di bilancio, da assegnare a ciascun Ministero, sono destinate: a) a partire dall'anno 2024, almeno per l'80 per cento, al finanziamento delle assunzioni di personale non dirigenziale a tempo indeterminato; b) per l'eventuale restante quota, al conferimento di incarichi a esperti in materia di analisi, valutazione delle politiche pubbliche e revisione della spesa, nonché a convenzioni con università e formazione. Nelle more delle assunzioni, per il solo anno 2023, i Ministeri possono utilizzare le risorse a disposizione anche solo per il conferimento di incarichi a esperti in materia di analisi, valutazione delle politiche pubbliche e revisione della spesa, nonché a convenzioni con università e formazione.

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sull’impatto temporale in termini di fabbisogno e di debito pubblico per i quali rileva esclusivamente il tiraggio di cassa connesso alla fruizione delle agevolazioni.
Alla luce di queste nuove regole di registrazione e degli effetti di bilancio connessi, al fine di garantire il rigoroso presidio degli andamenti di finanza pubblica ed in particolare del livello di debito pubblico, le pubbliche amministrazioni sono chiamate a svolgere nella fase di programmazione economico finanziaria una più attenta definizione dei propri fabbisogni di cassa che ne consenta l’utilizzo pieno in relazione alle esigenze. Anche in corso di gestione, nell’ambito degli strumenti di flessibilità già previsti dal vigente assetto contabile, è fondamentale la valutazione dei profili di cassa dei diversi interventi già programmati e che si intende variare allo scopo di ottimizzare le risorse di cassa disponibili ed evitarne mancati utilizzi.
Nella stessa direzione, in sede di predisposizione di nuovi provvedimenti legislativi, è importante porre la massima attenzione nella quantificazione dei relativi effetti finanziari e nella definizione delle relative coperture non solo con riferimento al bilancio dello Stato e all’indebitamento netto, ma anche al fabbisogno della PA. In particolare, i Ministeri sulla base di quanto dispone il quadro normativo interno in tema di copertura finanziaria delle nuove leggi e tenuto conto delle prassi operative (circolari esplicative), dovranno essere maggiormente responsabilizzati nella predisposizione delle relazioni tecniche che accompagnano le nuove iniziative legislative proposte e riportano i dati e i metodi utilizzati per la quantificazione degli oneri recati e della loro compensazione sui saldi di finanza pubblica. In altre parole, si dovrà agire, ancor più che in passato, con una accentuata riflessione sugli impatti delle norme proposte sul fabbisogno della PA e sul loro riflesso nella variazione del livello del debito pubblico. Per supportare e garantire questi comportamenti di salvaguardia e garanzia degli equilibri di finanza pubblica si potrà valutare di impartire specifiche direttive e/o nuove istruzioni operative per le Amministrazioni interessate.

VI.3	LA REGOLA DELL’EQUILIBRIO DI BILANCIO PER LE AMMINISTRAZIONI LOCALI
La normativa vigente, assicurando la piena attuazione degli articoli 81 e 97 della Costituzione e in conformità con l’interpretazione della Corte costituzionale7, stabilisce l’obbligo del rispetto dei seguenti equilibri di bilancio per tutti gli enti territoriali a decorrere dal 2019 (dal 2021 per le regioni a statuto ordinario):
•	saldo non negativo tra il complesso delle entrate e delle spese finali a livello di comparto[8];
•	saldo non negativo tra il complesso delle entrate e il complesso delle spese, ivi inclusi avanzi di amministrazione, debito e Fondo pluriennale vincolato a livello di singolo ente[9].

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7 Sentenze n. 247/2017 e n. 101/2018 in tema di utilizzo degli avanzi di amministrazione.
8 L. n. 243/2012, art. 9. Il comparto degli enti territoriali è formato da regioni, comuni, province, città metropolitane e province autonome di Trento e di Bolzano.
9 D. Lgs. n. 118/2011 e L. n. 145/2018, art. 1, c. 821. Il rispetto degli equilibri di bilancio a livello di singolo ente consente l’utilizzo degli avanzi di amministrazione risultanti dall’ultimo rendiconto approvato –

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In un’ottica di sostenibilità di medio-lungo periodo e di finalizzazione del ricorso al debito, vigono i seguenti principi generali: il ricorso all’indebitamento da parte degli enti territoriali è consentito esclusivamente per finanziare spese di investimento, nel rispetto dell’articolo 119 della Costituzione, e nei limiti previsti dalla legge dello Stato, e le operazioni di indebitamento devono essere accompagnate da piani di ammortamento di durata non superiore alla vita utile dell’investimento, nei quali sono evidenziate le obbligazioni assunte sui singoli esercizi finanziari, nonché le modalità di copertura degli oneri corrispondenti.
Per quanto attiene, poi, nello specifico, all’indebitamento degli enti territoriali, l’articolo 119 della Costituzione prevede che gli enti “possono ricorrere all'indebitamento solo per finanziare spese di investimento, con la contestuale definizione di piani di ammortamento e a condizione che per il complesso degli enti di ciascuna regione sia rispettato l'equilibrio di bilancio”. In particolare, la norma attuativa10 prevede, tra l’altro, che le operazioni di indebitamento - effettuate sulla base di apposite intese concluse in ambito regionale o sulla base dei patti di solidarietà nazionale11 - garantiscono, per l'anno di riferimento, il rispetto del saldo di bilancio12 per il complesso degli enti territoriali della regione interessata, compresa la medesima regione, o per il complesso degli enti territoriali dell’intero territorio nazionale13.
Ai fini della verifica ex ante del rispetto dell’equilibrio tra entrate e spese finali, a livello di comparto, sono stati consolidati i dati di previsione riferiti agli anni 2022-2024 degli enti territoriali per regione e a livello nazionale trasmessi alla Banca dati unitaria delle amministrazioni pubbliche (BDAP) istituita presso il MEF, riscontrando, negli anni 2023-2024, il rispetto, al livello di comparto, dell’equilibrio di bilancio delle regioni e degli enti locali14.
Al fine di verificare ex post, al livello di comparto, il rispetto del richiamato equilibrio, sono stati esaminati i dati dei rendiconti 2021 degli enti trasmessi alla BDAP riscontrando il rispetto, al livello di comparto, del saldo di bilancio15.
La Figura VI.1 evidenzia un miglioramento dell’indebitamento netto nel 2021 per i comuni e per le province e un peggioramento per le regioni. L’andamento dell’indebitamento netto, pari a +2.315 milioni per i comuni, +280 milioni per le province e -2.495 milioni per le regioni, riflette la variazione, nel medesimo esercizio rispetto al 2020, del risparmio lordo. Al riguardo, occorre evidenziare che

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rappresentativi del risultato della gestione complessiva dell’ente, sia di quella pregressa che quella dell’anno di competenza - e delle risorse appostate nel fondo pluriennale vincolato, destinate a finanziare impegni di spesa già assunti ma esigibili in esercizi successivi.
10 L. n. 243/2012, art. 10.
11 L. n. 243/2012, art. 10, c. 3 e 4.
12 L. n. 243/2012, art. 9, c. 1.
13 L. n. 243/2012, art. 9, c. 3 e 4.
14 L’analisi è stata svolta su tutti i bilanci di previsione 2022-2024 trasmessi, ai sensi dell’articolo 4 del decreto del Ministero dell’economia e delle finanze 12 maggio 2016, entro 30 giorni dalla loro approvazione, dagli enti territoriali (data osservazione 23 gennaio 2023). Si precisa che, alla richiamata data del 23 gennaio 2023, risultano adempienti all’invio 7.753 comuni su 7.904 comuni tenuti all’invio; 85 province su 86 province tenute all’invio; tutte le città metropolitane e le regioni e province autonome.
15 L’analisi è stata svolta su tutti i rendiconti 2021 trasmessi, ai sensi dell’articolo 4 del decreto del Ministero dell’economia e delle finanze 12 maggio 2016, entro 30 giorni dalla loro approvazione, dagli enti territoriali (data osservazione 23 gennaio 2023). Si precisa che, alla richiamata data del 23 gennaio 2023 risultano adempienti all’invio 7.774 comuni su 7.904 comuni tenuti all’invio; tutte le province, città metropolitane e le regioni e province autonome.

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nel corso del 2021 diverse regioni hanno estinto anticipatamente dei mutui MEF16 relativi ai debiti sanitari, rimborsando un importo pari a 4.247,5 milioni, per contrarre finanziamenti sostituivi della Cassa Depositi e Prestiti S.p.a. Le entrate ricevute dal MEF sono state riassegnate al Fondo ammortamento, al fine di neutralizzare gli effetti sul debito.

FIGURA VI.1: RISPARMIO LORDO E INDEBITAMENTO NETTO DI REGIONI, PROVINCE E COMUNI (milioni di euro)

Fonte: Elaborazioni su dati Istat.

Inoltre, nel 2022 il deficit e il debito delle amministrazioni locali in rapporto al PIL non hanno subito particolari variazioni rispetto al 2021: il settore istituzionale delle amministrazioni locali utilizzato nelle statistiche di contabilità nazionale continua a presentare, nel suo complesso, una situazione di bilancio sostanzialmente stabile e un rapporto debito/PIL contenuto.
Nel corso del 2022, a fronte di una sostanziale ripresa dell’economia a livello locale che avrebbe portato a superare gli effetti dell’emergenza epidemiologica sugli equilibri di bilancio, si è inserita una nuova emergenza legata agli effetti del rincaro dei beni energetici. Come già avvenuto negli anni precedenti, al fine di garantire la continuità dei servizi erogati, il sostegno finanziario introdotto dal Governo è stato immediato ed ha interessato anche gli enti locali.

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16 I mutui MEF sono stati stipulati ai sensi della L. n. 244/2007, art. 1, c. da 46 a 48. Tali mutui sono stati concessi dallo Stato alle regioni che avevano sottoscritto degli accordi per il risanamento strutturale dei relativi servizi sanitari regionali, anche attraverso la ristrutturazione dei debiti contratti. Ai sensi della norma richiamata, lo Stato è stato autorizzato ad anticipare a tali regioni la liquidità necessaria per l'estinzione dei debiti contratti sui mercati finanziari e dei debiti commerciali cumulati fino al 31 dicembre 2005.

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FIGURA VI.2: INDEBITAMENTO NETTO E DEBITO DELLE AMMINISTRAZIONI LOCALI (% sul PIL)

Fonte: Elaborazioni su dati Istat e Banca d’Italia. Nota: Il settore delle amministrazioni locali (S.1313) include regioni, province, comuni, enti sanitari locali e altri enti locali.

In particolare, con il decreto-legge n. 17 del 2022, è stato stanziato un primo contributo straordinario per il finanziamento delle funzioni fondamentali di 200 milioni in favore dei comuni e di 50 milioni in favore delle città metropolitane e delle province. La dinamica al rialzo dei costi delle utenze ha spinto il legislatore ad intervenire a più riprese, incrementando il richiamato contributo straordinario, e arrivando ad assegnare per l’esercizio finanziario 2022 un ammontare complessivo di risorse pari a 1.170 milioni17.
I contributi complessivamente erogati si sono rilevati in linea con gli aumenti del costo delle utenze nel 2022, come risulta dai pagamenti SIOPE relativi ai costi per energia elettrica e gas18 (Figura VI.3).
L’incremento dei pagamenti degli enti locali registrato nel 2022 rispetto alla media dei quattro anni precedenti è pari a 1.280 milioni. Tale incremento risulta quasi interamente compensato dal contributo straordinario dello Stato, cosicché solo una piccola quota dei maggiori pagamenti dovuti ai rincari delle utenze per energia elettrica e gas è rimasta a carico dei bilanci degli enti locali.
L’analisi per il solo comparto comunale distinto per fascia di popolazione (Figura VI.4) evidenza come l’incremento dei costi per energia elettrica e gas nel 2022 rispetto al 2018, posto uguale a 100, abbia interessato tutti gli enti, a prescindere dalla dimensione, e sia stata superiore al 30 per cento nelle fasce medio-alte.

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17 D.L. n. 17/2022, art. 27; D.L. n. 50/2022, art. 40, c. 3; D.L. n. 115/2022, art. 16, c. 1; D.L. n. 144/2022, art. 5, c. 1; D.L. n. 176/2022, art. 3-bis, c. 1.
18 Fonte SIOPE - Per il calcolo delle utenze sono stati considerati i seguenti codici: energia elettrica – 1.03.02.05.004, gas – 1.03.02.05.006, contratti di servizio per illuminazione pubblica – 1.03.02.15.015 - contratti di servizio per la distribuzione del gas – 1.03.02.15.014, nonché la voce residuale relativa alle altre utenze e canoni per altri servizi non altrimenti classificabili -1.03.02.05.999.

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FIGURA VI.3: PAGAMENTI PER UTENZE DEGLI ENTI LOCALI E CONTRIBUTO STRAORDINARIO DELLO STATO EROGATO NEL 2022 (milioni di euro)

Fonte: Elaborazioni su dati SIOPE.

TAVOLA VI.3 PAGAMENTI UTENZE PER GAS ED ENERGIA ELETTRICA DEI COMUNI PER FASCIA DI POPOLAZIONE (numeri indice anno base 2018=100)
Classi demografiche	2018	2019	2020	2021	2022
1 - FINO A 1.000	100,0	101,8	99,0	95,8	130,0
2 - 1.001-5.000	100,0	102,9	99,6	99,0	137,1
3 - 5.001-10.000	100,0	102,8	99,1	96,7	136,7
4 - 10.001-20.000	100,0	102,0	97,3	97,0	134,8
5 - 20.001-60.000	100,0	106,3	102,5	100,5	140,3
6 - 60.001-100.000	100,0	99,9	96,2	98,1	141,0
7 - 100.001-250.000	100,0	96,2	95,1	100,9	144,6
8 - OLTRE 250.000	100,0	93,1	99,0	105,8	148,2
ITALIA	100,0	101,3	99,1	99,6	139,5
Fonte: Elaborazioni su dati SIOPE.

L’attenzione del Legislatore agli equilibri di parte corrente è stata accompagnata da ulteriori misure per gli investimenti, volte in particolare a fronteggiare gli aumenti dei prezzi dei materiali da costruzione, dei carburanti e dei prodotti energetici e di accelerare la spesa per investimenti. Nel 2022 è stato istituito il Fondo per l’avvio delle opere indifferibili19 che copre prioritariamente il fabbisogno finanziario determinato dall’aggiornamento dei prezzari per il periodo 2022-2026 delle opere finanziate con le risorse del Piano Nazionale di Ripresa e Resilienza (PNRR) e del Piano Nazionale Complementare (PNC), con una dotazione

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19 D.L. n. 50/2022, art. 26, c. 7, convertito con modificazioni dalla L. n. 91/2022.

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complessiva di 8.800 milioni20. Con la legge di bilancio 2023-2025, il Fondo è stato ulteriormente rifinanziato per complessivi 10.000 milioni21. Con decreto del Ragioniere Generale dello Stato n. 52 del 2023 sono state definitivamente assegnate le risorse a valere sul 2022 alle opere avviate nel periodo 18/05/2022-31/12/2022, per un importo complessivo di 5.976 milioni, di cui circa 1.800 milioni a favore degli enti territoriali.
I dati di contabilità nazionale relativi ai settori istituzionali della PA mostrano come gli investimenti delle amministrazioni locali nel 2021, ultimo anno disponibile, siano cresciuti del 10,2 per cento su base annua. Questo andamento ha contribuito per circa il 5,8 per cento alla crescita degli investimenti in termini reali dell’intero comparto pubblico.

FIGURA VI.4: CONTRIBUTI ALLA CRESCITA DEGLI INVESTIMENTI FISSI LORDI DELLA PA (dati a prezzi 2015)

Fonte: Elaborazioni su dati ISTAT.

VI.4IL PATTO PER LA SALUTE E I TETTI ALLA SPESA FARMACEUTICA
La spesa delle regioni per la sanità è soggetta alla disciplina contenuta nel Patto per la Salute, un’intesa avente un orizzonte temporale triennale, negoziata tra Stato, regioni e Province Autonome di Trento e Bolzano. Dal 2000 attraverso tali intese, i soggetti istituzionali coinvolti concordano l’ammontare delle risorse da destinare al finanziamento del Servizio Sanitario Nazionale (SSN), fissando gli strumenti di governance del settore e le modalità di verifica degli stessi.

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20 D.L. n. 50/2022, art. 26, c. 7, convertito con modificazioni dalla L. n. 91/2022, ha stanziato nel periodo 2022-2026 7.500 milioni. Le risorse sono state, successivamente, integrate dall’art. 34 del D.L. n.115/2022 con il quale sono stati stanziati ulteriori 1.300 milioni per interventi PNC (900 milioni) e olimpiadi Milano-Cortina (per 400 milioni).
21 L. n. 197/2022, art. 1, c. 369.

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A fronte del finanziamento statale al SSN, si richiede alle regioni di assicurare l’equilibrio nel settore sanitario, tramite l’integrale copertura regionale di eventuali disavanzi. In caso di deviazione dall’equilibrio sono previste misure correttive automatiche, quali l'aumento dell’addizionale regionale sull’imposta sul reddito delle persone fisiche (IRPEF) e dell’imposta regionale sulle attività produttive (IRAP). Strumento essenziale della governance è l’obbligo di presentare un Piano di rientro se il settore sanitario regionale presenta un deficit superiore ad una certa soglia fissata per legge22 ovvero se, pur in presenza di un deficit inferiore alla suddetta soglia, la regione non dispone di mezzi di copertura, oppure se la regione presenta rilevanti carenze nella qualità delle cure. All’interno del Piano di rientro sono programmate le misure da mettere in atto al fine sia di riequilibrare il profilo erogativo dei livelli essenziali di assistenza sia di ripristinare la posizione di pareggio di bilancio su un orizzonte temporale di tre anni nonché la definizione degli strumenti di monitoraggio e di verifica della sua attuazione. La normativa prevede, infine, il commissariamento della funzione sanitaria regionale, qualora il Piano di rientro non sia redatto dalla regione in modo adeguato o non sia attuato nei tempi e nei modi previsti.
Nell’ultimo Patto per la Salute, stipulato il 18 dicembre 2019, sono stati affrontati aspetti relativi all’organizzazione e alla regolamentazione del SSN, con particolare riferimento alle politiche di assunzione del personale e al miglioramento dell’erogazione dei livelli essenziali di assistenza. Il livello del finanziamento del SSN, stabilito dalla legge di bilancio per il 2022 è stato incrementato dalla legge di bilancio per il 202323 di 2.150 milioni per il 2023, 2.300 milioni per il 2024 e 2.600 milioni a decorrere dal 2025. Per il 2023, una quota del già menzionato incremento, pari a 1.400 milioni, è destinata a contribuire ai maggiori costi determinati dall’aumento dei prezzi delle fonti energetiche.
Per effetto di quanto sopra indicato e tenendo conto delle maggiori risorse per il servizio di emergenza-urgenza previste dal recente decreto-legge 34/202324, il livello del finanziamento del SSN per il periodo 2023-2025 è pari rispettivamente a 128.869, 131.013, 131.391 milioni25,.
A partire dal 2017, una quota del livello di finanziamento del fabbisogno sanitario nazionale standard, pari a 1 miliardo, è vincolata alla spesa per l’acquisto di farmaci innovativi. La legge di bilancio per il 2022 ha incrementato il Fondo26 di 100 milioni per il 2022, 200 milioni per il 2023 e 300 milioni a decorrere dal 202427.
Riguardo i vincoli sulla spesa farmaceutica, non si registrano variazioni rispetto a quanto già disposto dalla legge di bilancio 202228, che ha fissato il tetto per acquisti diretti29 all’8 per cento del livello di finanziamento nel 2022, all’8,15 per

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22 La soglia, fissata al 5 per cento, è data dal rapporto tra il deficit nominale regionale e l'importo totale delle risorse assegnate dallo Stato per il finanziamento del servizio sanitario regionale e delle maggiori entrate proprie (L. n. 191/2009, art. 2, c. 77).
23 L. n. 197/2022, art. 1, c. 535.
24 D.L. n. 34/2023, art.11, c. 4.
25 Comprensivo di un ulteriore finanziamento di 5 milioni annui disposto dalla legge di bilancio al fine di aumentare il numero di borse di studio per i medici di medicina generale (L. n. 197/2022, art. 1, c. 588).
26 Fondo per il concorso al rimborso alle regioni per l’acquisto di medicinali innovativi.
27 L. n. 234/2021, art. 1, c. 259.
28 L. n. 234/2021, art. 1, c. 281.
29 La spesa farmaceutica per acquisti diretti indica la spesa per medicinali acquistati direttamente dalle aziende sanitarie per l’utilizzo in ospedale, per la distribuzione presso le farmacie ospedaliera (cd distribuzione diretta) o per la distribuzione presso le farmacie convenzionate (cd. distribuzione per conto).

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cento nel 2023 e all’8,30 per cento a decorrere dal 2024. Tali incrementi si applicano esclusivamente alle aziende farmaceutiche che hanno provveduto all’integrale pagamento delle quote a loro carico per il 2019 e il 2020 del cosiddetto payback, senza attivare contenzioso30. Il tetto della spesa farmaceutica convenzionata31 resta fissato nella misura del 7 per cento del livello del finanziamento dell’anno di riferimento. Le disposizioni prevedono inoltre che, fermo restando il valore complessivo dato dalla somma dei tetti previsti sugli acquisti diretti e sulla farmaceutica convenzionata, le due percentuali possano essere modificate annualmente in sede di predisposizione del disegno di legge di bilancio su proposta del Ministero della Salute, sentita l’Agenzia italiana del farmaco (AIFA), d’intesa con il Ministero dell’economia e delle finanze32.
In caso di sforamento dei tetti vige il meccanismo automatico di riconduzione alla spesa programmata (c.d. payback). Se viene superato il tetto della spesa farmaceutica convenzionata, la parte eccedente deve essere coperta dalla catena degli operatori del settore farmaceutico (produttori, grossisti, farmacie); eventuali eccedenze di spesa rispetto al tetto della spesa farmaceutica per acquisti diretti sono addebitate per il 50 per cento alle regioni e il restante 50 per cento alle aziende farmaceutiche.
A partire dal 2019 sono state introdotte modalità semplificate per la determinazione del payback della spesa farmaceutica per acquisti diretti, che tra l’altro prevedono che l’AIFA si avvalga anche dei dati desunti dalle fatture elettroniche ai fini del monitoraggio della spesa. Il procedimento amministrativo concernente l’attribuzione alla singola azienda farmaceutica della quota di payback a proprio carico, sul quale le stesse aziende farmaceutiche hanno attivato un rilevante contenzioso a partire dal 2013, nel tempo è stato progressivamente migliorato, con particolare riferimento alla trasparenza e alla correttezza dei dati di base. Come risultato, le sentenze di merito relative al payback del 2019 e degli anni seguenti, sono risultate finora sempre favorevoli alla parte pubblica. Il contenzioso è progressivamente diminuito, anche in virtù della richiamata disposizione33 che prevede che l’incremento del tetto di spesa farmaceutica per acquisti diretti previsto per gli anni 2022, 2023 e 2024, sia riservato esclusivamente alla singola azienda farmaceutica che non abbia promosso ricorsi o che li abbia ritirati, oltre che pagato integralmente l’onere di ripiano ad essa attribuito.

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30 L. n. 234/2021, art. 1, c. 284.
31 La spesa farmaceutica convenzionata indica la spesa riferibile ai farmaci rimborsabili, al lordo delle quote di partecipazione alla spesa a carico degli assistiti, distribuiti attraverso le farmacie pubbliche e private convenzionate.
32 L. n. 234/2021, art. 1, c. 282.
33 L. n. 234/2021, art. 1, c. 284.

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APPENDICE

APPENDICE

TAVOLA A1: EFFETTI NETTI DELLA MANOVRA DI FINANZA PUBBLICA SULL'INDEBITAMENTO NETTO DELLA PA (milioni di euro)
	2023	2024	2025
Misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-21.862	-536	-536
Credito di imposta a favore delle imprese a parziale compensazione degli extra costi sos-tenuti per l'eccezionale innalzamento dei costi dell'energia	-5.415	0	0
Credito d'imposta, a parziale compensazione dei maggiori oneri sostenuti dalle imprese per l’acquisto del gas naturale	-4.431	0	0
Riduzione delle aliquote relative agli oneri generali di sistema del gas	-3.543	0	0
Rafforzamento del bonus sociale elettrico e gas	-2.515	0	0
Copertura dei maggiori costi sostenuti dal SSN derivanti dall’incremento dei prezzi delle fonti energetiche	-1.400	0	0
Misure di contenimento delle conseguenze derivanti dagli aumenti dei prezzi nel settore del gas naturale	-1.022	0	0
Annullamento aliquote relative agli oneri generali di sistema applicate alle utenze elettriche	-963	0	0
Applicazione dell’aliquota IVA del 5% alle somministrazioni di gas metano per gli usi civili e industriali	-834	0	0
Fiscalizzazione degli oneri generali di sistema impropri per attuazione obiettivo M1C2-7 PNRR	-535	-535	-535
Contributo straordinario agli enti locali per maggiore spesa energia e gas	-400	0	0
Interventi in favore del settore dell'autotrasporto	-200	0	0
Credito d'imposta per l’acquisto di carburanti per l’esercizio dell’attività agricola, agromeccanica e della pesca	-174	0	0
Riduzione dal 22% al 10% dell'aliquota IVA applicabile sul pellet	-133	0	0
Altre misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-297	-1	-1
Lavoro e politiche sociali	-5.876	-873	-656
Esonero parziale dei contributi previdenziali a carico dei lavoratori dipendenti	-4.633	-135	0
Fondo per l'acquisito di beni alimentari di prima necessità	-500	0	0
Esonero contributivo a carico dei datori di lavoro per favorire le assunzioni di beneficiari di reddito di cittadinanza, giovani e donne	-492	-893	-609
Fondo di garanzia per la prima casa	-430	0	0
Incremento dell'assegno unico universale	-409	-526	-543
Fondo sociale per occupazione e formazione	-175	-175	-175
Proroga per il 2023 delle agevolazioni per l’acquisto prima casa per under 36	-132	0	0
Congedo parentale	-120	-209	-215
Riordino delle misure di sostegno alla povertà e all’inclusione lavorativa	947	1.000	1.000
Altre misure per il lavoro e le politiche sociali	68	65	-115
Misure per le imprese	-2.708	-534	-622
Proroga credito di imposta per l'acquisizione di beni strumentali destinati a strutture produttive ubicate nel Mezzogiorno	-1.467	0	0
Fondo di garanzia per le piccole e medie imprese	-720	0	0
ISMEA - garanzie a favore delle imprese agricole	-80	0	0
Proroga al 2023 del credito d'imposta per investimenti in beni strumentali nuovi nelle Zone economiche e Speciali	-65	0	0
Proroga del credito d'imposta potenziato per le attività di ricerca e sviluppo nelle aree del Mezzogiorno	-55	-55	-55
Contratti di sviluppo	-50	-81	-101
Importanti Progetti di Comune Interesse Europeo (IPCEI)	-50	-60	-100
Rifinanziamento nuova Sabatini	-30	-40	-40
Altre misure per le imprese	-190	-298	-326
Sanità	-1.424	-2.331	-2.667
Adeguamento del livello del finanziamento del servizio sanitario nazionale (al netto delle risorse destinate a fronteggiare i maggiori costi determinati dall’aumento dei prezzi delle fonti energetiche)	-750	-2.300	-2.600
Risorse da destinare all'acquisto dei vaccini anti SARS-CoV-2 e dei farmaci per la cura dei pazienti con COVID-19	-650	0	0
Altre misure per la sanità	-24	-31	-67
Misure per gli investimenti pubblici	-838	-1.557	-2.207
Misure per Regioni ed Enti locali	-235	-368	-89
Stabilizzazione del contributo ai Comuni per il ristoro del gettito non più acquisibile a se-guito dell’introduzione della TASI	-110	-110	-110
Incremento del fondo per sostenere il settore del trasporto pubblico locale e regionale per gli effetti dell'emergenza epidemiologica da COVID-19	-100	-250	0
Risorse per progettazione relativa ad interventi di messa in sicurezza del territorio, delle scuole, degli edifici pubblici, del patrimonio comunale e delle strade e assistenza tecnica specialistica in favore dei Comuni	-60	-110	-110
Incremento del fondo di solidarietà comunale	-50	0	0
Interventi per il potenziamento della sicurezza urbana	-10	-15	-15
Modifica delle modalità di regolazione finanziaria delle maggiori entrate derivanti alle Re-gioni e Province autonome dall’aumento dell’importo delle tariffe delle tasse automobilis-tiche	203	193	183
Altre misure per Regioni ed enti locali	-108	-77	-37
Nota: Eventuali imprecisioni derivano da arrotondamenti. Il segno (-) indica un peggioramento dell'indebitamento netto, il segno (+) indica un miglioramento dell'indebitamento netto.

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TAVOLA A1 (SEGUE): EFFETTI NETTI DELLA MANOVRA DI FINANZA PUBBLICA SULL'INDEBITAMENTO NETTO DELLA PA (milioni di euro)
	2023	2024	2025
Concorso dei Ministeri alla manovra di finanza pubblica	812	1.200	1.501
Previdenza	1.165	2.429	3.418
Trattamento di pensione anticipata flessibile - 62 anni di età e 41 di contribuzione	-572	-1.182	-405
Incremento delle pensioni di importo pari o inferiore al trattamento minimo INPS	-480	-379	0
Ape sociale	-64	-220	-235
Opzione donna	-21	-58	-95
Pensionamento anticipato per lavoratori precoci	80	90	120
Pensionamento anticipato per lavoratori usuranti	100	80	80
Revisione del meccanismo di indicizzazione delle pensioni per il biennio 2023-2024	2.121	4.098	3.953
Misure fiscali	1.465	1.052	1.939
Misure di sostegno in favore del contribuente (definizione agevolata, ravvedimento speciale, stralcio)	-1.110	882	768
Differimento al 1° gennaio 2024 delle disposizioni relative a sugar tax e plastic tax	-599	126	-60
Innalzamento a 85.000 del limite dei ricavi per l'accesso e la permanenza nel regime forfetario per persone fisiche esercenti attività d'impresa, arti o professioni	-300	-372	-404
Riduzione dell’imposta sostitutiva applicabile alle somme erogate sotto forma di premi di risultato o di partecipazione agli utili d’impresa ai lavoratori dipendenti	-222	-7	1
Riduzione dal 10% al 5% aliquota Iva per prodotti per l'igiene intima femminile e dell'infanzia	-215	-215	-215
Proroga esenzione IRPEF per redditi dominicali e agrari	0	-248	101
Flat tax incrementale opzionale ai fini IRPEF per persone fisiche esercenti attività d’impresa, arti o professioni	0	-810	7
Modifica dei limiti di accesso al regime di contabilità semplificata	0	-139	40
Riapertura dei termini per il versamento delle ritenute alla fonte già sospese da precedenti provvedimenti, a favore delle federazioni sportive nazionali, degli enti di promozione sportiva e delle associazioni e società sportive professionistiche e dilettantistiche – ripresa dei versamenti	27	0	0
Proroga concessioni per l'esercizio e la raccolta a distanza dei giochi pubblici, bingo, apparecchi da intrattenimento e scommesse	102	177	0
Disposizioni in materia di accisa sui tabacchi	132	201	281
Assegnazione agevolata ai soci ed estromissione dei beni delle imprese individuali	283	-34	-41
Imposta sostitutiva sulle riserve di utili	336	0	0
Affrancamento quote di OICR e polizze assicurative	437	-6	-103
Rideterminazione dei valori di acquisto dei terreni e partecipazioni	1.194	196	196
Riduzione Fondo per interventi in materia fiscale	1.393	1.393	1.393
Altre misure fiscali	7	-92	-25
Riprogrammazioni e definanziamenti di spese del bilancio dello Stato	4.355	918	6.540
Altre misure	4.042	-1.509	-1.746
Emolumento accessorio una tantum per i miglioramenti economici del personale statale	-515	0	0
Misure in materia di sisma	-360	-35	-40
Fondi per il finanziamento dei provvedimenti legislativi	-231	-299	-383
Missioni internazionali	-200	0	0
Istituzione fondo da ripartire presso il Ministero della cultura	-100	-34	-32
Assunzioni di personale nella PA	-92	-192	-219
Fondo attuazione direttive UE	-80	-100	-100
Fondo per la valorizzazione del personale scolastico e Fondo Integrativo Statale (FIS) desti-nato a garantire la sostenibilità delle prestazioni in tema di diritto allo studio	-77	-250	-250
Fondo per le esigenze indifferibili	-1	-21	-30
Acquisizione all'erario dei proventi derivanti dal meccanismo di compensazione sul prezzo dell’energia elettrica	1.400	0	0
Contributo di solidarietà temporaneo a carico dei soggetti che esercitano l’attività di produzione e vendita di energia elettrica, gas metano e naturale e di prodotti petroliferi	2.545	0	0
Riduzione del Fondo da destinare all’attuazione della manovra di bilancio 2023-2025	2.628	453	325
Altro	-875	-1.030	-1.016
EFFETTI DEL DL 176/2022	318	0	0
INDEBITAMENTO NETTO	-20.786	-2.107	4.875
Misure fiscali	1.465	1.052	1.939
Misure di sostegno in favore del contribuente (definizione agevolata, ravvedimento spe-ciale, stralcio)	-1.110	882	768
Differimento al 1° gennaio 2024 delle disposizioni relative a sugar tax e plastic tax	-599	126	-60
Nota: Eventuali imprecisioni derivano da arrotondamenti. Il segno (-) indica un peggioramento dell'indebitamento netto, il segno (+) indica un miglioramento dell'indebitamento netto.

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